PROSPECTUS
MAY 1, 2008
SUN LIFE FINANCIAL MASTERS® ACCESS

Sun Life Assurance Company of Canada (U.S.) and Sun Life of Canada (U.S.) Variable Account F offer the flexible payment deferred annuity contracts and certificates described in this Prospectus to groups and individuals.

You may choose among a number of variable investment options and fixed interest options. The variable options are Sub-Accounts in the Variable Account, each of which invests in shares of one of the following funds (the "Funds"):

Large-Cap Equity Funds	International/Global Equity Funds - continued
AllianceBernstein VPS Wealth Appreciation Strategy	MFS® Research International Portfolio - S Class
Portfolio, Class B	Oppenheimer Global Securities Fund/VA - Service Shares
Columbia Marsico 21st Century Fund, Variable Series -	Templeton Growth Securities Fund - Class 2
B Class	International/Global Small/Mid-Cap Equity Funds
Columbia Marsico Growth Fund, Variable Series - B Class	First Eagle Overseas Variable Fund
Fidelity® VIP Contrafund Portfolio - Service Class 2	Emerging Markets Equity Funds
Huntington VA Dividend Capture Fund*	Lazard Retirement Emerging Markets Portfolio
Huntington VA Growth Fund*	Specialty Sector Equity Funds
Huntington VA Income Equity Fund*	MFS® Utilities Portfolio - S Class
Huntington VA Macro 100 Fund*	Specialty Sector Commodity Funds
Lord Abbett Series Fund All Value Portfolio - Class VC	Huntington VA Real Strategies Fund*
MFS® Core Equity Portfolio - S Class	PIMCO VIT CommodityRealReturn™ Strategy
MFS® Value Portfolio - S Class	Portfolio - Admin. Class
Mutual Shares Securities Fund - Class 2	Real Estate Equity Funds
Oppenheimer Capital Appreciation Fund/VA -	Sun Capital Global Real Estate Fund® - S Class[1]
Service Shares	Asset Allocation Funds
Oppenheimer Main Street Fund®/VA - Service Shares	AllianceBernstein VPS Balanced Wealth Strategy
SCSM Davis Venture Value Fund - S Class	Portfolio, Class B
SCSM FI Large Cap Growth Fund - S Class	Fidelity® VIP Balanced Portfolio - Service Class 2
SCSM Lord Abbett Growth & Income Fund - S Class	Franklin Income Securities Fund - Class 2
SCSM Oppenheimer Large Cap Core Fund - S Class[2]	Franklin Templeton VIP Founding Funds Allocation
Van Kampen LIT Comstock Fund II	Fund, Class 2
Mid-Cap Equity Funds	MFS® Total Return Portfolio - S Class
Fidelity® VIP Mid Cap Portfolio - Service Class 2	Oppenheimer Balanced Fund/VA - Service Shares
Huntington VA Mid Corp America Fund*	Van Kampen UIF Equity & Income Portfolio II
Huntington VA New Economy Fund*	Target Date Funds
Lord Abbett Series Fund Growth Opportunities	Fidelity® VIP Freedom 2010 Portfolio - Service Class 2
Portfolio - Class VC	Fidelity® VIP Freedom 2015 Portfolio - Service Class 2
SCSM Blue Chip Mid Cap Fund - S Class	Fidelity® VIP Freedom 2020 Portfolio - Service Class 2
SCSM Goldman Sachs Mid Cap Value Fund - S Class	Money Market Funds
Van Kampen UIF Mid Cap Growth Portfolio II	Sun Capital Money Market Fund - S Class
Van Kampen UIF U.S. Mid Cap Value Portfolio II	Short-Term Bond Funds
Small-Cap Equity Funds	SCSM Goldman Sachs Short Duration Fund - S Class
Franklin Small Cap Value Securities Fund - Class 2	Intermediate-Term Bond Funds
Huntington VA Situs Fund*	Huntington VA Mortgage Securities Fund*
SCSM Oppenheimer Main Street Small Cap Fund - S Class	MFS® Bond Portfolio - S Class
International/Global Equity Funds	MFS® Government Securities Portfolio - S Class
AllianceBernstein VPS International Growth Portfolio,	PIMCO VIT Total Return Portfolio - Admin. Class
Class B	Sun Capital Investment Grade Bond Fund® - S Class
AllianceBernstein VPS International Value Portfolio,	Inflation-Protected Bond Funds
Class B	PIMCO VIT Real Return Portfolio - Admin. Class
Columbia Marsico International Opportunities Fund,	Multi-Sector Bond Funds
Variable Series - B Class	Franklin Strategic Income Securities Fund - Class 2
Huntington VA International Equity Fund*	High Yield Bond Funds
Huntington VA Rotating Markets Fund*	SCSM PIMCO High Yield Fund - S Class
MFS® International Growth Portfolio - S Class	Emerging Markets Bond Fund
MFS® International Value Portfolio - S Class	PIMCO VIT Emerging Markets Bond Portfolio -
Admin. Class

*Only available if you purchase your Contract through a Huntington Bank representative.

[1]	Formerly Sun Capital Real Estate Fund® - S Class.
[2]	Formerly Sun Capital® All Cap Fund - S Class.

AllianceBernstein L.P. advises the AllianceBernstein VPS Portfolios. Arnhold and S. Bleichroeder Advisers, LLC advises the First Eagle Variable Funds Trust. Columbia Management Advisors, LLC, advises the Columbia Funds (with Marsico Capital Management, LLC, sub-advising the Columbia Marsico Funds). Fidelity® Management & Research Company advises Fidelity VIP Balanced Portfolio and Fidelity VIP Mid Cap Portfolio (with Fidelity Research & Analysis Company, Fidelity Management & Research (U.K.) Inc., Fidelity International Investment Advisors, Fidelity International Investment Advisors (U.K.) Limited, and Fidelity Investments Japan Limited serving as sub-advisers). Franklin® Advisers, Inc. advises Franklin Small Cap Value Securities Fund, Franklin Income Securities Fund and Franklin Strategic Income Securities Fund. Franklin® Mutual Advisers, LLC advises Mutual Shares Securities Fund. Franklin Templeton Services, LLC administers the Franklin Templeton Founding Funds (with the following advising the underlying portfolios of the fund: Advisers advising the Franklin Income Securities Fund, Franklin Mutual Advisers LLC advising Mutual Shares Securities Fund and Templeton Global Advisers Limited advising Templeton Growth Securities Fund). Huntington Asset Advisors, Inc., advises the Huntington VA Funds: Huntington VA Macro 100 Fund (sub-advised by Laffer Investments Inc.) Lazard Asset Management LLC advises the Lazard Retirement Portfolio.  Lord, Abbett & Co. LLC advises the Lord Abbett Series Fund Portfolios. Massachusetts Financial Services Company, our affiliate, advises the MFS® Portfolios. Morgan Stanley Investment Management Inc. advises the Van Kampen UIF Funds. Pacific Investment Management Company LLC advises the PIMCO VIT Portfolios. OppenheimerFunds, Inc. advises the Oppenheimer Funds. Strategic Advisers®, Inc. advises the Fidelity VIP Freedom Portfolios. Sun Capital Advisers LLC, our affiliate, advises the Sun Capital Funds; SCSM Davis Venture Value Fund (sub-advised by Davis Advisors); SC FI Large Cap Growth Fund (sub-advised by Pyramis Global Advisors, LLC) SCSM Oppenheimer Main Street Small Cap Fund and SCSM Oppenheimer Large Cap Core Fund (sub-advised by OppenheimerFunds, Inc.) SCSM Lord Abbett Growth & Income Fund (sub-advised by Lord, Abbett & Co. LLC), SCSM Goldman Sachs Mid Cap Value Fund and SCSM Goldman Sachs Short Duration Fund (sub-advised by Goldman Sachs Asset Management, L.P.), SCSM PIMCO High Yield Fund (sub-advised by Pacific Investment Management Company LLC) and the SCSM Blue Chip Mid Cap Fund (sub-advised by Wellington Management Company, LLP). Templeton® Investment Counsel, LLC advises Templeton Growth Securities Fund. Van Kampen Asset Management advises the Van Kampen LIT Fund.

Please refer to the appendix entitled "Previously Available Investment Options" for information about certain Funds that are no longer available in connection with new Contracts being issued, but that are still available under certain Contracts that are already outstanding.

The fixed account options are available for specified time periods, called Guarantee Periods, and pay interest at a guaranteed rate for each period.

Please read this Prospectus and the Fund prospectuses carefully before investing and keep them for future reference. They contain important information about the Contract and the Funds.

We have filed a Statement of Additional Information dated May 1, 2008 (the "SAI") with the Securities and Exchange Commission (the "SEC"), which is incorporated by reference in this Prospectus. The table of contents for the SAI is on page 88 of this Prospectus. You may obtain a copy without charge by writing to us at the address shown below (which we sometimes refer to as our "Annuity Mailing Address") or by telephoning (800) 752-7215. In addition, the SEC maintains a website (http://www.sec.gov) that contains the SAI, material incorporated by reference, and other information regarding companies that file with the SEC.

The Contracts are not deposits or obligations of, or guaranteed or endorsed by, any bank, and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other agency.

The SEC has not approved or disapproved these securities or passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

Any reference in this Prospectus to receipt by us means receipt at the following address:

     SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
     P.O. Box 9133
     Wellesley Hills, Massachusetts 02481

TABLE OF CONTENTS

SPECIAL TERMS [INSERT PAGE NUMBER]
PRODUCT HIGHLIGHTS [INSERT PAGE NUMBER]
FEES AND EXPENSES [INSERT PAGE NUMBER]
EXAMPLE [INSERT PAGE NUMBER]
CONDENSED FINANCIAL INFORMATION [INSERT PAGE NUMBER]
THE ANNUITY CONTRACT [INSERT PAGE NUMBER]
COMMUNICATING TO US ABOUT YOUR CONTRACT [INSERT PAGE NUMBER]
SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.) [INSERT PAGE NUMBER]
THE VARIABLE ACCOUNT [INSERT PAGE NUMBER]
VARIABLE ACCOUNT OPTIONS: THE FUNDS [INSERT PAGE NUMBER]
THE FIXED ACCOUNT [INSERT PAGE NUMBER]
THE FIXED ACCOUNT OPTIONS: THE GUARANTEE PERIODS [INSERT PAGE NUMBER]
THE ACCUMULATION PHASE [INSERT PAGE NUMBER]
Issuing Your Contract [INSERT PAGE NUMBER]
Amount and Frequency of Purchase Payments [INSERT PAGE NUMBER]
Allocation of Net Purchase Payments [INSERT PAGE NUMBER]
Your Account [INSERT PAGE NUMBER]
Your Account Value [INSERT PAGE NUMBER]
Variable Account Value [INSERT PAGE NUMBER]
Fixed Account Value [INSERT PAGE NUMBER]
Transfer Privilege [INSERT PAGE NUMBER]
Waivers; Reduced Charges; Special Guaranteed Interest Rates [INSERT PAGE NUMBER]
Other Programs [INSERT PAGE NUMBER]
WITHDRAWALS AND MARKET VALUE ADJUSTMENT [INSERT PAGE NUMBER]
Cash Withdrawals [INSERT PAGE NUMBER]
Market Value Adjustment [INSERT PAGE NUMBER]
CONTRACT CHARGES [INSERT PAGE NUMBER]
Account Fee [INSERT PAGE NUMBER]
Administrative Expense Charge and Distribution Fee [INSERT PAGE NUMBER]
Mortality and Expense Risk Charge [INSERT PAGE NUMBER]
Charges for Optional Benefit Riders [INSERT PAGE NUMBER]
Premium Taxes [INSERT PAGE NUMBER]
Fund Expenses [INSERT PAGE NUMBER]
Modification in the Case of Group Contracts [INSERT PAGE NUMBER]
OPTIONAL LIVING BENEFIT RIDER: SECURED RETURNS FOR LIFE PLUSSM[INSERT PAGE NUMBER]
Designated Funds [INSERT PAGE NUMBER]
Guaranteed Minimum Accumulation Benefit ("AB") Plan [INSERT PAGE NUMBER]
Guaranteed Minimum Withdrawal Benefit ("WB") Plan [INSERT PAGE NUMBER]
Cost of the Secured Returns for Life Plus Benefit [INSERT PAGE NUMBER]
Withdrawals Under the Secured Returns for Life Plus Benefit [INSERT PAGE NUMBER]
Annuitization Under the WB Plan [INSERT PAGE NUMBER]
Cancellation of the Secured Returns for Life Plus Benefit [INSERT PAGE NUMBER]
Revocation of the Secured Returns for Life Plus Benefit [INSERT PAGE NUMBER]
Step-Up [INSERT PAGE NUMBER]
Subsequent Purchase Payments After a Step-Up [INSERT PAGE NUMBER]
Renewal of the Secured Returns for Life Plus Benefit [INSERT PAGE NUMBER]
Refund of Secured Returns for Life Plus Charges Under the AB Plan [INSERT PAGE NUMBER]
Death of the Participant Under the AB Plan [INSERT PAGE NUMBER]
Death of the Participant Under the WB Plan [INSERT PAGE NUMBER]
Certain Tax Considerations [INSERT PAGE NUMBER]
OPTIONAL LIVING BENEFIT RIDER: RETIREMENT INCOME ESCALATORSM[INSERT PAGE NUMBER]
Determining Your Withdrawal Benefit Base [INSERT PAGE NUMBER]
Determining Your Annual Withdrawal Amount [INSERT PAGE NUMBER]
How the RIE Works [INSERT PAGE NUMBER]
Withdrawals Under the RIE [INSERT PAGE NUMBER]
Cost of the RIE [INSERT PAGE NUMBER]
Step-Up Under the RIE [INSERT PAGE NUMBER]
Designated Funds [INSERT PAGE NUMBER]
Joint-Life Coverage [INSERT PAGE NUMBER]
Cancellation of the RIE [INSERT PAGE NUMBER]
Death of the Participant Under the RIE with Single-Life Coverage [INSERT PAGE NUMBER]
Death of the Participant Under the RIE with Joint-Life Coverage [INSERT PAGE NUMBER]
Annuitization Under the RIE [INSERT PAGE NUMBER]
Certain Tax Considerations [INSERT PAGE NUMBER]
OPTIONAL LIVING BENEFIT RIDER: Income ON DemandSM BENEFIT [INSERT PAGE NUMBER]
Determining Your Income Benefit Base [INSERT PAGE NUMBER]
Determining Your Stored Income Balance [INSERT PAGE NUMBER]
How the Income ON Demand Benefit Works [INSERT PAGE NUMBER]
Withdrawals Under the Income ON Demand Benefit [INSERT PAGE NUMBER]
Cost of the Income ON Demand Benefit [INSERT PAGE NUMBER]
Tenth-Year Credit [INSERT PAGE NUMBER]
Step-Up Under the Income ON Demand Benefit [INSERT PAGE NUMBER]
Designated Funds [INSERT PAGE NUMBER]
Joint-Life Coverage [INSERT PAGE NUMBER]
Cancellation of the Income ON Demand Benefit [INSERT PAGE NUMBER]
Death of the Participant Under the Income ON Demand Benefit with Single-Life Coverage [INSERT PAGE NUMBER]
Death of the Participant Under the Income ON Demand Benefit with Joint-Life Coverage [INSERT PAGE NUMBER]
Annuitization Under the Income ON Demand Benefit [INSERT PAGE NUMBER]
Certain Tax Considerations [INSERT PAGE NUMBER]
OPTIONAL LIVING BENEFIT RIDER: RETIREMENT ASSET PROTECTORSM[INSERT PAGE NUMBER]
Cost of the Retirement Asset Protector Rider [INSERT PAGE NUMBER]
How the Retirement Asset Protector Rider Works [INSERT PAGE NUMBER]
Withdrawals Under the Retirement Asset Protector Rider [INSERT PAGE NUMBER]
Step-Up Under the Retirement Asset Protector Rider [INSERT PAGE NUMBER]
Renewal of the Retirement Asset Protector Rider [INSERT PAGE NUMBER]
Designated Funds [INSERT PAGE NUMBER]
Cancellation of the Retirement Asset Protector Rider [INSERT PAGE NUMBER]
Death of the Participant Under the Retirement Asset Protector Rider [INSERT PAGE NUMBER]
Certain Tax Considerations [INSERT PAGE NUMBER]
BUILD YOUR PORTFOLIO [INSERT PAGE NUMBER]
TAX ISSUES UNDER OPTIONAL LIVING BENEFIT RIDERS [INSERT PAGE NUMBER]
Tax Issues Under the Secured Returns for Life Plus Benefit [INSERT PAGE NUMBER]
Tax Issues Under the Retirement Income Escalator Benefit [INSERT PAGE NUMBER]
Tax Issues Under the Income ON Demand Benefit [INSERT PAGE NUMBER]
Tax Issues Under the Retirement Asset Protector Rider [INSERT PAGE NUMBER]
DEATH BENEFIT [INSERT PAGE NUMBER]
Amount of Death Benefit [INSERT PAGE NUMBER]
The Basic Death Benefit [INSERT PAGE NUMBER]
Optional Death Benefit Riders [INSERT PAGE NUMBER]
Spousal Continuance [INSERT PAGE NUMBER]
Calculating the Death Benefit [INSERT PAGE NUMBER]
Method of Paying Death Benefit [INSERT PAGE NUMBER]
Non-Qualified Contracts [INSERT PAGE NUMBER]
Selection and Change of Beneficiary [INSERT PAGE NUMBER]
Payment of Death Benefit [INSERT PAGE NUMBER]
THE INCOME PHASE - ANNUITY PROVISIONS [INSERT PAGE NUMBER]
Selection of Annuitant(s) [INSERT PAGE NUMBER]
Selection of the Annuity Commencement Date [INSERT PAGE NUMBER]
Annuity Options [INSERT PAGE NUMBER]
Selection of Annuity Option [INSERT PAGE NUMBER]
Amount of Annuity Payments [INSERT PAGE NUMBER]
Exchange of Variable Annuity Units [INSERT PAGE NUMBER]
Account Fee [INSERT PAGE NUMBER]
Annuity Payment Rates [INSERT PAGE NUMBER]
Annuity Options as Method of Payment for Death Benefit [INSERT PAGE NUMBER]
OTHER CONTRACT PROVISIONS [INSERT PAGE NUMBER]
Exercise of Contract Rights [INSERT PAGE NUMBER]
Change of Ownership [INSERT PAGE NUMBER]
Voting of Fund Shares [INSERT PAGE NUMBER]
Reports to Owners [INSERT PAGE NUMBER]
Substitution of Securities [INSERT PAGE NUMBER]
Change in Operation of Variable Account [INSERT PAGE NUMBER]
Splitting Units [INSERT PAGE NUMBER]
Modification [INSERT PAGE NUMBER]
Discontinuance of New Participants [INSERT PAGE NUMBER]
Reservation of Rights [INSERT PAGE NUMBER]
Right to Return [INSERT PAGE NUMBER]
TAX CONSIDERATIONS [INSERT PAGE NUMBER]
U.S. Federal Income Tax Considerations [INSERT PAGE NUMBER]
Puerto Rico Tax Considerations [INSERT PAGE NUMBER]
ADMINISTRATION OF THE CONTRACT [INSERT PAGE NUMBER]
DISTRIBUTION OF THE CONTRACT [INSERT PAGE NUMBER]
AVAILABLE INFORMATION [INSERT PAGE NUMBER]
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE [INSERT PAGE NUMBER]
STATE REGULATION [INSERT PAGE NUMBER]
LEGAL PROCEEDINGS [INSERT PAGE NUMBER]
FINANCIAL STATEMENTS [INSERT PAGE NUMBER]
TABLE OF CONTENTS OF STATEMENT OF ADDITIONAL INFORMATION [INSERT PAGE NUMBER]
APPENDIX A - GLOSSARY [INSERT PAGE NUMBER]
APPENDIX B - MARKET VALUE ADJUSTMENT [INSERT PAGE NUMBER]
APPENDIX C - OPTIONAL DEATH BENEFIT EXAMPLES [INSERT PAGE NUMBER]
APPENDIX D - PREVIOUSLY AVAILABLE INVESTMENT OPTIONS [INSERT PAGE NUMBER]
APPENDIX E - SECURED RETURNS FOR LIFE PLUS BENEFIT EXAMPLES [INSERT PAGE NUMBER]
APPENDIX F - BUILD YOUR PORTFOLIO [INSERT PAGE NUMBER]
APPENDIX G - CONDENSED FINANCIAL INFORMATION [INSERT PAGE NUMBER]

SPECIAL TERMS

Your Contract is a legal document that uses a number of specially defined terms. We explain most of the terms that we use in this Prospectus in the context where they arise, and some are self-explanatory. In addition, for convenient reference, we have compiled a list of these terms in the Glossary included at the back of this Prospectus as Appendix A. If, while you are reading this Prospectus, you come across a term that you do not understand, please refer to the Glossary for an explanation.

PRODUCT HIGHLIGHTS

The headings in this section correspond to headings in the Prospectus under which we discuss these topics in more detail.

The Annuity Contract

The Sun Life Financial Masters® Access Fixed and Variable Annuity Contract provides a number of important benefits for your retirement planning.  During the Accumulation Phase, you make Payments under the Contract and allocate them to one or more Variable Account or Fixed Account options.  During the Income Phase, we make annuity payments to you or someone else based on the amount you have accumulated.  The Contract provides tax-deferral so that you do not pay taxes on your earnings until you withdraw them. When purchased in connection with a tax-qualified plan, the Contract provides no additional tax-deferral benefits because tax-qualified plans confer their own tax-deferral. The Contract also provides a basic death benefit if you die during the Accumulation Phase.  You may enhance the basic death benefit by purchasing an optional death benefit rider.

The Accumulation Phase

Under most circumstances, you can buy the Contract with an initial Purchase Payment of $20,000 or more, and you can make additional Purchase Payments at any time during the Accumulation Phase. Currently, there is no minimum amount required for additional Purchase Payments.  However, we reserve the right to limit additional Purchase Payments to at least $1,000. We will not normally accept a Purchase Payment if your Account Value is over $2 million or, if the Purchase Payment would cause your Account Value to exceed $2 million.

Variable Account Options:  The Funds

You can allocate your Purchase Payments among Sub-Accounts investing in a number of Fund options.  Each Fund is either a mutual fund registered under the Investment Company Act of 1940 or a separate securities portfolio of shares of such a mutual fund.  The investment returns on the Funds are not guaranteed.  You can make or lose money.  You can make transfers among the Funds and the Fixed Account Options.

The Fixed Account Options:  The Guarantee Periods

You can allocate your Purchase Payments to the Fixed Account and elect to invest in one or more of the Guarantee Periods we make available from time to time.  Each Guarantee Period earns interest at a Guaranteed Interest Rate that we publish.  We may change the Guaranteed Interest Rate from time to time, but no Guaranteed Interest Rate will ever be less than the minimum guaranteed rate permitted by law.  Once we have accepted your allocation to a particular Guarantee Period, we promise that the Guaranteed Interest Rate applicable to that allocation will not change for the duration of the Guarantee Period.  We may offer Guarantee Periods of different durations or stop offering some Guarantee Periods. Once we stop offering a Guarantee Period of a particular duration, future allocations, transfers or renewals into that Guarantee Period will not be permitted.

Fees and Expenses

The Contract has insurance features and investment features, and there are costs related to each.

If your Account Value is less than $100,000 on your Account Anniversary, we deduct a $50 Annual Account Fee. We will waive the Account Fee if your Contract was fully invested in the Fixed Account during the entire Account Year.

During the Accumulation Phase, we deduct a mortality and expense risk charge at an annual rate of 1.35% of the average daily value of the Contract invested in the Variable Account. If you purchased your Contract prior to March 5, 2007 and you were 76 years or older on the Open Date,  we deduct a mortality and expense risk charge at an annual rate of 1.55% of the average daily value of the Contract invested in the Variable Account.  We also deduct an administrative charge at an annual rate of 0.15% of the average daily value and a distribution fee at an annual rate of 0.20% of the average daily value of the Contract invested in the Variable Account.

Currently, you can make 12 free transfers each year; however, we reserve the right to impose a charge of up to $15 per transfer.

If you elect an optional death benefit rider, we will deduct, during the Accumulation Phase, an additional charge from the assets of the Variable Account ranging from an annual rate of 0.20% to 0.40% of the average daily value of your Contract depending upon which optional death benefit rider you elected.

If you elect an optional living benefit rider, we will assess a periodic charge at a rate that differs among the optional living benefit riders. Currently, however, the annual amount of the charge in no case exceeds 0.95% of the highest Account Value (or other benefit base for the rider in question) during the year.

In addition to the charges we impose under the Contract, there are also charges (which include management fees and operating expenses) imposed by the Funds. The charges vary depending upon which Fund(s) you have selected.

Optional Living Benefit Riders

At issue, you may choose to participate in one of four optional living benefits available under your Contract. Each option provides the living benefits guarantee in a different way:

●	Secured Returns for Life Plus offers a choice between a guaranteed minimum accumulation benefit ("GMAB") and a guaranteed minimum withdrawal benefit ("GMWB").

●	The Retirement Income Escalator offers a guaranteed withdrawal benefit feature with a bonus credit if you do not make any withdrawals during a specified time period under your Contract.

●
The Income ON Demand Benefit offers an income storage benefit ("ISB") that differs from Secured Returns for Life Plus in that, among other things, it allows you to store the annual withdrawal payments, rather than requiring you to take the payments or lose them.

●	The Retirement Asset Protector Rider offers a stand-alone GMAB.

The optional living benefits are available only if you are age 85 or younger on the Open Date. Your optional living benefit terminates if you annuitize or if you transfer any portion of your Account Value to an investment option other than one of the "Designated Funds." In addition, a change of ownership may also terminate your living benefit. Under the Retirement Income Escalator Benefit, Income ON Demand Benefit and the Retirement Asset Protector Rider, you may make Purchase Payments only during your first Account Year.  All four of the optional living benefits allow you to "step-up" your guaranteed amount on an annual basis, if eligible.  Not all of the optional living benefits are available in all states.

The Income Phase:  Annuity Provisions

If you want to receive regular income from your annuity after the Annuity Commencement Date, you can select one of several Annuity Options. You can choose to receive annuity payments from either the Fixed Account or from the available Variable Account options.  If you choose to have any part of your annuity payments come from the Variable Account, the dollar amount of the payments may fluctuate with the performance of the Funds.  Subject to the maximum Annuity Commencement Date, you decide when your Income Phase will begin but, once it begins, you cannot change your choice of annuity payment option.

During the Income Phase, the total insurance charges are deducted on a daily basis at an annual rate of 1.70% of your Account Value invested in the Variable Account.

Death Benefit

If you die before the Contract reaches the Income Phase, the Beneficiary will receive a death benefit.  The amount of the death benefit depends upon your age on the Open Date and whether you choose the basic death benefit or, for a fee, you enhance the death benefit by electing an optional death benefit rider that is available in your state.  If you are 85 or younger on your Open Date, the basic death benefit pays the greatest of your Account Value, your total Purchase Payments (adjusted for withdrawals), or your cash Surrender Value, all calculated as of your Death Benefit Date. If you are 86 or older on your Open Date, the basic death benefit is the Surrender Value. You must make your election before the date on which your Contract becomes effective. The riders are only available if you are younger than 80 on the Open Date. Any optional death benefit rider election may not be changed after your Contract is issued.

Withdrawals and Market Value Adjustment

You can withdraw money from your Contract at any time during the Accumulation Phase without the imposition of a withdrawal charge.  Furthermore, no withdrawal charge is imposed upon annuitization.  Withdrawals made from the Fixed Account, however, may be subject to a Market Value Adjustment (see prospectus under "Market Value Adjustment"). You may also have to pay income taxes and tax penalties on money you withdraw.

Right to Return

Your Contract contains a "free look" provision.  If you cancel your Contract within 10 days after receiving it (or later, if allowed by your state), we will send you, depending upon the laws of your state, either the full amount of all of your Purchase Payments or your Account Value as of the day we receive your cancellation request in good order. (This amount may be more or less than the original Purchase Payment).  We will not deduct a withdrawal charge or a Market Value Adjustment.

Tax Considerations

Your earnings are not taxed until you take them out.  If you withdraw money during the Accumulation Phase, earnings come out first and are taxed as income. If your Contract is a Non-Qualified Contract, it is possible that the election of an optional living benefit rider might increase the taxable portion of any withdrawal you make from the Contract. If you are younger than 59½ when you take money out, you may be charged a 10% federal tax penalty.

NOTE ABOUT OTHER ANNUITY CONTRACTS THAT WE OFFER: In addition to the Contracts, we currently offer many other forms of annuity contracts with a wide variety of features, benefits and charges. Depending on your circumstances and needs, some of these other contracts may be at lower cost to you. Not all of the annuity contracts that we offer are available in all jurisdictions or through all of the selling agents who offer the contracts. You should consider with your selling agent what annuity contract or financial product is most consistent with your needs and preferences.

If you have any questions about your Contract or need more information, please contact us at:

          Sun Life Assurance Company of Canada (U.S.)
          P. O. Box 9133
          Wellesley Hills, Massachusetts  02481
          Toll Free (800) 752-7215

FEES AND EXPENSES

The following tables describe the fees and expenses that you will pay when buying, owning, and surrendering the Contract.

The table below describes the fees and expenses that you will pay at the time that you buy the Contract, surrender the Contract, or transfer cash value between investment options.

Contract Owner Transaction Expenses

Sales Load Imposed on Purchases (as a percentage of Purchase Payments):	0%

Maximum Withdrawal Charge (as a percentage of Purchase Payments):	0%

Maximum Fee Per Transfer (currently $0):	$15

Premium Taxes (as a percentage of Account Value or total Purchase Payments):	0% - 3.5%[1]

The tables below describe the fees and expenses that you will pay periodically during the time that you own the Contract, not including Fund fees and expenses.

Annual Account Fee	$ 50[2]

Variable Account Annual Expenses (as a percentage of net Variable Account assets)3

Mortality and Expense Risks Charge:	1.35%[4]
Administrative Expenses Charge:	0.15%
Distribution Fee:	0.20%

Total Variable Account Annual Expenses (without any optional benefits):	1.70%

Charges for Optional Death Benefit Features

Riders Available[5]	Fee as a % of Account Value
"MAV"	0.20%
"5% Roll-Up"	0.20%
"EEB Premier"	0.25%
"EEB Premier with MAV"	0.40%
"EEB Premier with 5% Roll-Up"	0.40%
"EEB Premier Plus"	0.40%

Maximum Annual Charge for an Optional Death Benefit Rider (as a percentage of Account Value):	0.40%

Charges for Optional Living Benefit Features

Available Riders[6]	Maximum Annual Fee[7]
Secured Returns for Life Plus Living Benefit Rider (as a percentage of the highest Account Value during the Account Year):	0.50%
Retirement Income Escalator Living Benefit Rider (as a percentage of the highest Withdrawal Benefit Base during the Account Year):	0.95%
Income ON Demand Living Benefit Rider (as a percentage of the highest Income Benefit Base during the Account Year):	0.85%
Retirement Asset Protector Living Benefit Rider (as a percentage of the highest Retirement Asset Protector Benefit Base during the Account Year):	0.35%

Maximum Annual Charge for an Optional Living Benefit Rider (as a percentage of highest Account Value or Benefit Base during the Account Year):	0.95%[8]

Total Variable Account Annual Expenses with Maximum Charges for an Optional Death Benefit and an Optional Living Rider (as a percentage of Account Value):	3.05%[9]

The table below shows the minimum and maximum total operating expenses charged by the Funds that you may pay periodically during the time that you own the Contract.  More detail concerning each Fund's fees and expenses is contained in the prospectus for each Fund.

Total Annual Fund Operating Expenses	Minimum	Maximum
(expenses as a percentage of average daily Fund net assets that are deducted from Fund assets, including management fees, distribution and/or service (12b-1) fees, and other expenses)
Prior to any fee waiver or expense reimbursement[10]	0.65%	5.26%

[1]
The premium tax rate and base vary by your state of residence and the type of Certificate you own. Currently, we deduct premium taxes from Certificate Value upon full surrender (including a surrender for the death benefit) or annuitization. (See "Contract Charges -- Premium Taxes.")

[2]
The Annual Account Fee is waived if 100% of your Account Value has been allocated to the Fixed Account during the entire Account Year or if your Account Value is $100,000 or more on your Account Anniversary. (See "Account Fee.")

[3]	All of the Variable Account Annual Expenses are assessed as a percentage of average daily net Variable Account assets.

[4]
For Contracts purchased prior to March 5, 2007, the rate of this charge is 1.55% if you were age 76 or older on the Contract's Open Date. In that case, the rate for "Total Variable Account Annual Expenses (without optional benefits)" would be 1.90%.

[5]
The optional death benefit riders are defined under "Death Benefit." These riders are available only if you are younger than age 80 on the Open Date. The charge varies depending upon the rider selected as shown under "Charges for Optional Benefit Riders."

[6]
The optional living benefit riders, including the charges therefore are described in detail under "OPTIONAL LIVING BENEFIT RIDER: SECURED RETURNS FOR LIFE PLUS," "OPTIONAL LIVING BENEFIT RIDER: RETIREMENT INCOME ESCALATOR," "OPTIONAL LIVING BENEFIT RIDER: Income ON Demand BENEFIT," and "OPTIONAL LIVING BENEFIT RIDER: RETIREMENT ASSET PROTECTOR." As discussed in those portions of this prospectus, if, after you acquire one of these riders, you elect to increase or renew certain benefits under the rider, we have the right to increase the rate of the charge to what we are then charging on newly issued riders of the same type or to a rate based on then-current market conditions.

[7]
The charges shown are assessed and deducted quarterly based upon the Account Value or benefit base on the last day of each Account Quarter. Your actual charges may be less than the maximum stated above. See "Cost of the Secured Returns for Life Plus Benefit," "Cost of the RIE," "Cost of the Income ON Demand Benefit," and "Cost of the Retirement Asset Protector Benefit."

[8]
This amount assumes that the living benefit rider’s initial benefit base is equal to the Account Value.  If the benefit base changes, the charge for your optional living benefit rider and your Total Variable Account Annual Expenses would be higher or lower.

[9]
This chart shows your insurance charges before you annuitize your Contract.  As explained in "Amount of Annuity Payments," after you annuitize your Contract, the sum of your insurance charges will never be greater than an annual rate of 1.70% of average daily net Variable Account assets, regardless of your age on the Open Date.

[10]
The expenses shown are for the year ended December 31, 2007, and do not reflect any fee waiver or expense reimbursement. The advisers and/or other service providers of certain Funds have agreed to reduce their fees and/or reimburse the Funds' expenses in order to keep the Funds' expenses below specified limits. The expenses of some Funds are reduced by contractual fee reduction and expense reimbursement arrangements that will remain in effect at least through April 30, 2009. Other Funds have voluntary fee reduction and/or expense reimbursement arrangements that may be terminated at any time. If all such contractual or voluntary arrangements are taken into account, the minimum and maximum Total Annual Fund Operating Expenses for all Funds were 0.65% and 1.73%, respectively. However, if only the contractual arrangements were taken into account (but not the voluntary arrangements) were taken into account, these percentages would still have been 0.65% and 1.73%. Expenses are based on estimates for any fund reporting operating results for less than 10 months for the current fiscal year. Each fee reduction and/or expense reimbursement arrangement is described in the relevant Fund's prospectus.

THE ABOVE EXPENSES FOR THE FUNDS WERE PROVIDED BY THE FUNDS. WE HAVE NOT INDEPENDENTLY VERIFIED THE ACCURACY OF THE INFORMATION.

EXAMPLE

This Example is intended to help you compare the cost of investing in the Contract with the cost of investing in other variable annuity contracts. These costs include Contract Owner transaction expenses, contract fees, variable account annual expenses, and Fund fees and expenses, and are based on a sample Contract with the maximum possible fees.

The Example assumes that you invest $10,000 in the Contract for the time periods indicated and that your Contract includes the maximum charges for an optional death benefit (EEB Premier with MAV, EEB Premier with 5% Roll-Up, or EEB Premier Plus) and an optional living benefit (Retirement Income Escalator). If these optional benefits were not elected or fewer options were elected, the expense figures shown below would be lower. The Example also assumes that your investment has a 5% return each year and assumes the maximum fees and expenses of any of the Funds. For purposes of converting the annual contract fee to a percentage, the Example assumes an average Contract size of $50,000. In addition, this Example assumes no transfers were made and no premium taxes were deducted.  If these arrangements were considered, the expenses shown would be higher. This Example also does not take into consideration any fee waiver or expense reimbursement arrangement of the Funds. If these arrangements were taken into consideration, the expenses shown would be lower.

Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

(1)	If you surrender your Contract at the end of the applicable time period:

1 year	3 years	5 years	10 years

$827	$2,396	$3,861	$7,107

(2)	If you annuitize your Contract at the end of the applicable time period:

1 year	3 years	5 years	10 years

$827	$2,396	$3,861	$7,107

(3)	If you do not surrender your Contract:

1 year	3 years	5 years	10 years

$827	$2,396	$3,861	$7,107

The fee table and Example should not be considered a representation of past or future expenses and charges of the Sub-Accounts.  Your actual expenses may be greater or less than those shown.  The Example does not include the deduction of state premium taxes, which may be assessed upon full surrender, death or annuitization, or any taxes and penalties you may be required to pay if you surrender the Contract. Similarly, the 5% annual rate of return assumed in the Example is not intended to be representative of past or future investment performance.  For more information about Fund expenses, including a description of any applicable fee waiver or expense reimbursement arrangement, see the prospectuses for the Funds.

CONDENSED FINANCIAL INFORMATION

Historical information about the value of the units we use to measure the variable portion of your Contract ("Variable Accumulation Units") is included in the back of this Prospectus as Appendix G.

THE ANNUITY CONTRACT

Sun Life Assurance Company of Canada (U.S.) and Sun Life of Canada (U.S.) Variable Account F (the "Variable Account") offer the Contract to groups and individuals for use in connection with their retirement plans. The Contract is available on a group basis and, in certain states, may be available on an individual basis. We issue an Individual Contract directly to the individual Participant of the Contract. We issue a Group Contract to the Owner, covering all individuals participating under the Group Contract; each individual receives a Certificate that evidences his or her participation under the Group Contract.

In this Prospectus, unless we state otherwise, we refer to both the owners of Individual Contracts and participating individuals under Group Contracts as "Participants" and we address all Participants as "you"; we use the term "Contracts" to include Individual Contracts, Group Contracts, and Certificates issued under Group Contracts. For the purpose of determining benefits under both Individual Contracts and Group Contracts, we establish an Account for each Participant, which we will refer to as "your" Account or a "Participant Account."

Your Contract provides a number of important benefits for your retirement planning. It has an Accumulation Phase, during which you make Payments under the Contract and allocate them to one or more Variable Account or Fixed Account options, and an Income Phase, during which we make annuity payments based on the amount you have accumulated. Your Contract provides tax deferral, so that you do not pay taxes on your earnings under your Contract until you withdraw them. However, if you purchase your Contract in connection with a tax-qualified plan, your purchase should be made for reasons other than tax-deferral.  Tax-qualified plans provide tax-deferral without the need for purchasing an annuity contract.

Your Contract also provides a basic death benefit if you die during the Accumulation Phase. You may enhance the basic death benefit by electing an optional death benefit rider and paying an additional charge for the optional death benefit rider you elect. Finally, if you so elect, during the Income Phase we will make annuity payments to you or someone else for life or for another period that you choose.

You choose these benefits on a variable or fixed basis or a combination of both. When you choose Variable Account investment options or a Variable Annuity option, your Account Value will change in response to changes in the return available from the different types of investments you select under your Contract. With these variable options, you assume all investment risk under your Contract. When you choose a Guarantee Period in our Fixed Account or a Fixed Annuity option, we assume the investment risk, except in the case of early withdrawals in the Accumulation Phase, where you bear the risk of unfavorable interest rate changes. You also bear the risk that the interest rates we will offer in the future and the rates we will use in determining your Fixed Annuity may not exceed our minimum guaranteed rate.  Our minimum guaranteed interest rate will never be less than that permitted by law.

The Contract is designed for use in connection with personal retirement and deferred compensation plans, some of which qualify for favorable federal income tax treatment under Sections 401, 403, 408 or 408A of the Internal Revenue Code. The Contract is also designed so that it may be used in connection with certain non-tax-qualified retirement plans, such as payroll savings plans and such other groups (trusteed or non-trusteed) as may be eligible under applicable law. We refer to Contracts used with plans that receive favorable tax treatment as "Qualified Contracts," and all other Contracts as "Non-Qualified Contracts." A qualified retirement plan generally provides tax-deferral regardless of whether the plan invests in an annuity contract.  A decision to purchase an annuity contract should not be based on the assumption that the purchase of an annuity contract is necessary to obtain tax-deferral benefits under a qualified retirement plan.

Some broker/dealers may limit their clients from purchasing some optional benefits based upon the client's age.  Your individual representative will describe any such limitations.  You should work with your registered representative to decide whether an optional benefit is appropriate for you based on a thorough analysis of your particular insurance needs, financial objectives, investment goals, time horizons and risk tolerance.

COMMUNICATING TO US ABOUT YOUR CONTRACT

All materials sent to us, including Purchase Payments, must be sent to our Annuity Mailing Address as set forth on the first page of this Prospectus. For all telephone communications, you must call (800) 752-7215.

Unless this Prospectus states differently, we will consider all materials sent to us and all telephone communications to be received on the date we actually receive them at our Annuity Mailing Address. However, we will consider all financial transactions, including Purchase Payments, withdrawal requests and transfer instructions, to be received on the next Business Day if we receive them (1) on a day that is not a Business Day or (2) after 4:00 p.m., Eastern Time. In some cases, receipt of requests for financial transactions by the broker-dealer of record will be deemed to be constructive receipt by us.

When we specify that notice to us must be in writing, we reserve the right, at our sole discretion, to accept notice in another form.

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)

We are a stock life insurance company incorporated under the laws of Delaware on January 12, 1970. We do business in 49 states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands, and we have an insurance company subsidiary that does business in New York. Our Executive Office mailing address is One Sun Life Executive Park, Wellesley Hills, Massachusetts 02481.

We are ultimately controlled by Sun Life Financial Inc. ("Sun Life Financial"). Sun Life Financial, a corporation organized in Canada, is a reporting company under the Securities Exchange Act of 1934 with common shares listed on the Toronto, New York, and Philippine stock exchanges.

THE VARIABLE ACCOUNT

We established the Variable Account as a separate account on July 13, 1989, pursuant to a resolution of our Board of Directors. The Variable Account funds the Contract and various other variable annuity contracts that we offer. These other products may have features, benefits and charges that are different from those under the Contract.

Under Delaware insurance law and the Contract, the income, gains or losses of the Variable Account are credited to or charged against the assets of the Variable Account without regard to the other income, gains, or losses of the Company. These assets are held in relation to the Contract and other variable annuity contracts that provide benefits that vary in accordance with the investment performance of the Variable Account. Although the assets maintained in the Variable Account will not be charged with any liabilities arising out of any other business we conduct, all obligations arising under a Contract, including the promise to make annuity payments, are general corporate obligations of the Company.

The assets of the Variable Account are divided into Sub-Accounts. Each Sub-Account invests exclusively in shares of a specific Fund. All amounts allocated by you to a Sub-Account will be used to purchase Fund shares at their net asset value. Any and all distributions made by the Funds with respect to the shares held by the Variable Account will be reinvested to purchase additional Fund shares at their net asset value. Deductions will be made from the Variable Account for cash withdrawals, annuity payments, death benefits, Account Fees, Contract charges against the assets of the Variable Account for the assumption of mortality and expense risks, administrative expenses, optional benefit riders, and any applicable taxes. The Variable Account will be fully invested in Fund shares at all times.

VARIABLE ACCOUNT OPTIONS: THE FUNDS

The Contract offers Sub-Accounts that invest in a number of Fund investment options. Each Fund is a mutual fund registered under the Investment Company Act of 1940, or a separate series of shares of such a mutual fund.

More comprehensive information about the Funds, including a discussion of their management, investment objectives, expenses, and potential risks, is found in the current prospectuses for the Funds (the "Fund Prospectuses"). The Fund Prospectuses should be read in conjunction with this Prospectus before you invest. A copy of each Fund Prospectus, as well as a Statement of Additional Information for each Fund, may be obtained without charge from the Company by calling (800) 752-7215 or by writing to Sun Life Assurance Company of Canada (U.S.), P.O. Box 9133, Wellesley Hills, Massachusetts 02481.

The Funds may also be available to registered separate accounts offering variable annuity and variable life products of other affiliated and unaffiliated insurance companies, as well as to the Variable Account and other separate accounts of the Company. Although we do not anticipate any disadvantages to this, there is a possibility that a material conflict may arise between the interests of the Variable Account and one or more of the other separate accounts participating in the Funds. A conflict may occur due to a change in law affecting the operations of variable life and variable annuity separate accounts, differences in the voting instructions of the Participants and Payees and those of other companies, or some other reason. In the event of conflict, we will take any steps necessary to protect Participants and Payees, including withdrawal of the Variable Account from participation in the underlying Funds which are involved in the conflict or substitution of shares of other Funds.

Certain of the investment advisers, transfer agents, or underwriters to the Funds may reimburse us for administrative costs in connection with administering the Funds as options under the Contracts. These amounts are not charged to the Funds or Participants, but are paid from assets of the advisers, transfer agents, or underwriters, except for the administrative costs of the Lord Abbett Series Trust Portfolios, which are paid from Fund assets and reflected under "Fees and Expenses."

Certain publicly available mutual funds may have similar investment goals and principal investment policies and risks as one or more of the Funds, and may be managed by a Fund's portfolio manager(s). While a Fund may have many similarities to these other funds, its investment performance will differ from their investment performance. This is due to a number of differences between a Fund and these similar products, including differences in sales charges, expense ratios and cash flows.

THE FIXED ACCOUNT

The Fixed Account is made up of all the general assets of the Company other than those allocated to any separate account. Amounts you allocate to Guarantee Periods become part of the Fixed Account, and are available to fund the claims of all classes of our customers, including claims for benefits under the Contracts.

We will invest the assets of the Fixed Account in those assets we choose that are allowed by applicable state insurance laws. In general, these laws permit investments, within specified limits and subject to certain qualifications, in federal, state and municipal obligations, corporate bonds, preferred and common stocks, real estate mortgages, real estate and certain other investments. We intend to invest primarily in investment-grade fixed income securities (i.e., rated by a nationally recognized rating service within the 4 highest grades) or instruments we believe are of comparable quality.

We are not obligated to invest amounts allocated to the Fixed Account according to any particular strategy, except as may be required by applicable state insurance laws. You will not have a direct or indirect interest in the Fixed Account investments.

THE FIXED ACCOUNT OPTIONS: THE GUARANTEE PERIODS

You may elect one or more Guarantee Periods from those we make available from time to time. We may offer Guarantee Periods of different durations or stop offering some Guarantee Periods. Once we stop offering a Guarantee Period of a particular duration, allocations, transfers or renewals into that Guarantee Period will not be permitted. In addition, we reserve the right not to make any Guarantee Periods available. In such event, renewals will be made into the Money Market Sub-Account. We may choose to exercise this right before the Open Date or at some later time.  At any time, we can reverse our decision to exercise this right.

We determine Guaranteed Interest Rates at our discretion. We do not have a specific formula for establishing the rates for different Guarantee Periods. Our determination will be influenced by the interest rates on fixed income investments in which we may invest amounts allocated to the Guarantee Periods. We will also consider other factors in determining these rates, including regulatory and tax requirements, sales commissions and administrative expenses borne by us, general economic trends and competitive factors. We cannot predict the level of future interest rates.

We may from time to time at our discretion offer special interest rates for new Purchase Payments that are higher than the rates we are then offering for renewals or transfers.

Early withdrawals from your allocation to a Guarantee Period, including cash withdrawals, transfers, and commencement of an annuity option, may be subject to a Market Value Adjustment, which could decrease or increase the value of your Account. See "Withdrawals and Market Value Adjustment."

THE ACCUMULATION PHASE

During the Accumulation Phase of your Contract, you make Payments into your Account, and your earnings accumulate on a tax-deferred basis. The Accumulation Phase begins with our acceptance of your first Purchase Payment and ends the Business Day before your Annuity Commencement Date. The Accumulation Phase will end sooner if you surrender your Contract or if the Covered Person dies before the Annuity Commencement Date.

Issuing Your Contract

When we receive your Application, we "open" the Contract. We refer to this date as the "Open Date." When we receive your initial Purchase Payment, we "issue" your Contract. We refer to this date as the "Issue Date."

We will credit your initial Purchase Payment to your Account within 2 Business Days of receiving your completed Application. If your Application is not complete, we will notify you. If we do not have the necessary information to complete the Application within 5 Business Days, we will send your money back to you or ask your permission to retain your Purchase Payment until the Application is made complete. Then we will apply the Purchase Payment within 2 Business Days of when the Application is complete.

Amount and Frequency of Purchase Payments

The amount of Purchase Payments may vary; however, we will not accept an initial Purchase Payment of less than $20,000, and, although there is currently no minimum amount for additional Purchase Payments, we reserve the right to limit each additional Purchase Payment to at least $1,000. In addition, we will not accept a Purchase Payment if your Account Value is over $2 million, or if the Purchase Payment would cause your Account Value to exceed $2 million, unless we have approved the Payment in advance. We reserve the right to refuse Purchase Payments received more than 5 years after your Issue Date or after your 70th birthday, whichever is later. Within these limits, you may make Purchase Payments at any time during the Accumulation Phase. Additional restrictions may apply if you purchased an optional living benefit rider.

Allocation of Net Purchase Payments

You may allocate your Purchase Payments among the different Sub-Accounts and Guarantee Periods currently available, but we reserve the right to limit any allocation to a Guarantee Period to at least $1,000.

In your Application, you may specify the percentage of each Purchase Payment to be allocated to each Sub-Account or Guarantee Period. These percentages are called your allocation factors. Your allocation factors will remain in effect as long as your selected Sub-Accounts and Guarantee Periods continue to be available for investment. You may, however, change the allocation factors for future Payments by sending us notice of the change in a form acceptable to us. We will use your new allocation factors for the first Purchase Payment we receive with or after we have received notice of the change, and for all future Purchase Payments, until we receive another change notice.

Although it is currently not our practice, we may deduct applicable premium taxes or similar taxes from your Purchase Payments (see "Contract Charges -- Premium Taxes"). In that case, we will credit your Net Purchase Payment, which is the Purchase Payment minus the amount of those taxes.

Your Account

When we accept your first Purchase Payment, we establish an Account for you, which we maintain throughout the Accumulation Phase of your Contract.

Your Account Value

Your Account Value is the sum of the value of the 2 components of your Contract: the Variable Account portion of your Contract ("Variable Account Value") and the Fixed Account portion of your Contract ("Fixed Account Value"). These 2 components are calculated separately, as described under "Variable Account Value" and "Fixed Account Value."

Variable Account Value

     Variable Accumulation Units

In order to calculate your Variable Account Value, we use a measure called a Variable Accumulation Unit for each Sub-Account. Your Variable Account Value is the sum of your Account Value in each Sub-Account, which is the number of your Variable Accumulation Units for that Sub-Account times the value of each Unit.

     Variable Accumulation Unit Value

The value of each Variable Accumulation Unit in a Sub-Account reflects the net investment performance of that Sub-Account. We determine that value once on each day that the New York Stock Exchange is open for trading, at the close of trading, which is currently 4:00 p.m., Eastern Time. (The close of trading is determined by the New York Stock Exchange.) We also may determine the value of Variable Accumulation Units of a Sub-Account on days the Exchange is closed if there is enough trading in securities held by that Sub-Account to materially affect the value of the Variable Accumulation Units. Each day we make a valuation is called a "Business Day." The period that begins at the time Variable Accumulation Units are valued on a Business Day and ends at that time on the next Business Day is called a "Valuation Period." On days other than Business Days, the value of a Variable Accumulation Unit does not change.

To measure these values, we use a factor -- which we call the Net Investment Factor -- which represents the net return on the Sub-Account's assets. At the end of any Valuation Period, the value of a Variable Accumulation Unit for a Sub-Account is equal to the value of that Sub-Account's Variable Accumulation Units at the end of the previous Valuation Period, multiplied by the Net Investment Factor. We calculate the Net Investment Factor by dividing (1) the net asset value of a Fund share held in the Sub-Account at the end of that Valuation Period, plus the per share amount of any dividend or capital gains distribution made by that Fund during the Valuation Period, by (2) the net asset value per share of the Fund share at the end of the previous Valuation Period; then, for each day in the Valuation Period, we deduct a factor representing the asset-based insurance charges (the mortality and expense risk charges and the administrative expense charge and distribution fee) plus the applicable asset-based charge for certain optional benefit riders.

For a hypothetical example of how we calculate the value of a Variable Accumulation Unit, see the Statement of Additional Information.

     Crediting and Canceling Variable Accumulation Units

When we receive an allocation to a Sub-Account, either from a Net Purchase Payment or a transfer of Account Value, we credit that amount to your Account in Variable Accumulation Units. Similarly, we cancel Variable Accumulation Units when you transfer or withdraw amounts from a Sub-Account, or when we deduct certain charges under the Contract. We determine the number of Units credited or canceled by dividing the dollar amount by the Variable Accumulation Unit value for that Sub-Account at the end of the Valuation Period during which the transaction or charge is effective.

Fixed Account Value

Your Fixed Account Value is the sum of all amounts allocated to Guarantee Periods, either from Net Purchase Payments, transfers or renewals, plus interest credited on those amounts, and minus withdrawals, transfers out of Guarantee Periods, and any deductions for charges under the Contract taken from your Fixed Account Value.

A Guarantee Period begins the day we apply your allocation and ends when all calendar years (or months if the Guarantee Period is less than one year) in the Guarantee Period (measured from the end of the calendar month in which the amount was allocated to the Guarantee Period) have elapsed. The last day of the Guarantee Period is its Renewal Date.

Each additional Purchase Payment, transfer or renewal credited to your Fixed Account Value will result in a new Guarantee Period with its own Renewal Date. Amounts allocated at different times to Guarantee Periods of the same duration may have different Renewal Dates.

     Crediting Interest

We credit interest on amounts allocated to a Guarantee Period at the applicable Guaranteed Interest Rate for the duration of the Guarantee Period. During the Guarantee Period, we credit interest daily at a rate that yields the Guaranteed Interest Rate on an annual effective basis.

     Guarantee Amounts

Each separate allocation you make to a Guarantee Period, together with interest credited thereon, is called a Guarantee Amount. Each Guarantee Amount is treated separately for purposes of determining the Market Value Adjustment. We may restrict a Guarantee Period that will extend beyond your maximum Annuity Commencement Date. Renewals into a Guarantee Period that extends beyond your maximum Annuity Commencement Date will result in an application of a Market Value Adjustment upon annuitization or withdrawals. We reserve the right to limit each new allocation to a Guarantee Period to at least $1,000.

     Renewals

We will notify you in writing between 45 and 75 days before the Renewal Date for any Guarantee Amount. If you would like to change your Fixed Account option, we must receive from you prior to the Renewal Date:

●	written notice from you electing a different Guarantee Period from among those we then offer, or

●	written instructions to transfer the Guarantee Amount to one or more Sub-Accounts, in accordance with the transfer privilege provisions of the Contract (see "Transfer Privilege").

If we receive no instructions from you prior to the Renewal Date, we will automatically renew your Fixed Account allocation into a new Guarantee Period of the same duration as the last Guarantee Period. If we are no longer offering a Guarantee Period of the same duration, we will automatically transfer your Fixed Account allocation into the Money Market Sub-Account.

A Guarantee Amount will not renew into a Guarantee Period that will extend beyond your maximum Annuity Commencement Date. In that case, unless you notify us otherwise, we will automatically transfer your Guarantee Amount into the Money Market Sub-Account.

These automatic transfers of Fixed Account Value into the Money Market Sub-Account will not count as a transfer for purposes of the transfer restrictions described under "Transfer Privilege."

     Early Withdrawals

If you withdraw, transfer, or annuitize an allocation from a Guarantee Period more than 30 days prior to the Renewal Date, we will apply a Market Value Adjustment to the transaction. This could result in an increase or a decrease of your Account Value, depending on interest rates at the time. You bear the risk that you will receive less than your principal if the Market Value Adjustment applies. See "Withdrawals and Market Value Adjustment."

Transfer Privilege

     Permitted Transfers

During the Accumulation Phase, you may transfer all or part of your Account Value to one or more Sub-Accounts or Guarantee Periods then available, subject to the following restrictions:

●	you may not make more than 12 transfers in any Account Year;

●	the amount transferred from a Guarantee Period must be the entire Guarantee Amount, except for transfers of interest credited during the current Account Year;

●	at least 30 days must elapse between transfers to and from Guarantee Periods;

●	at least 6 days must elapse between transfers to and from the Sub-Accounts;

●	transfers to or from Sub-Accounts are subject to terms and conditions that may be imposed by the Funds; and

●	we impose additional restrictions on market timers, which are further described below.

These restrictions do not apply to transfers made under any Optional Programs. At our discretion, we may waive some or all of these restrictions. Additional restrictions apply to transfers made under any of the Optional Living Benefit Riders.

We reserve the right to waive these restrictions and exceptions at any time, as discussed under "Short-Term Trading," or to change them.  Any change will be applied uniformly.  We will notify you of any change prior to its effectiveness.

There is usually no charge imposed on transfers; however, we reserve the right to impose a transfer charge of $15 for each transfer. Transfers out of a Guarantee Period more than 30 days before the Renewal Date or any time after the Renewal Date will be subject to the Market Value Adjustment described below. Under current law, there is no tax liability for transfers.

     Requests for Transfers

You may request transfers in writing or by telephone. If the request is by telephone, it must be made before the earlier of (a) 4:00 p.m. Eastern Time on a Business Day, or (b) the close of the New York Stock Exchange on days that the Stock Exchange closes before 4:00 p.m. The telephone transfer privilege is available automatically during regular business hours before 4:00 p.m. Eastern Time, and does not require your written election. We will require personal identifying information to process a request for a transfer made by telephone. We will not be liable for following instructions communicated by telephone that we reasonably believe are genuine.

Your transfer request will be effective as of the close of the Business Day if we receive your transfer request, in good order, before the earlier of (a) 4:00 p.m. Eastern Time on a Business Day or (b) the close of the New York Stock Exchange on days that the Stock Exchange closes before 4:00 p.m. Otherwise, your transfer request will be effective on the next Business Day.

     Short-Term Trading

The Contracts are not designed for short-term trading.  If you wish to employ such strategies, do not purchase a Contract. Transfer limits and other restrictions, described below, are subject to our ability to monitor transfer activity.  Some Participants and their third party intermediaries engaging in short-term trading may employ a variety of strategies to avoid detection.  Despite our efforts to prevent short-term trading, there is no assurance that we will be able to identify such Participants or intermediaries or curtail their trading.  A failure to detect and curtail short-term trading could result in adverse consequences to the Participants. Short-term trading can increase costs for all Participants as a result of excessive portfolio transaction fees.  In addition, short-term trading can adversely affect a Fund's performance.  If large amounts of money are suddenly transferred out of a Fund, the Fund's investment adviser cannot effectively invest in accordance with the Fund's investment objectives and policies.

The Company has policies and procedures to discourage frequent transfers of contract value.  As described under "Transfer Privilege," such policies include limiting the number and timing of certain transfers, subject to exceptions described in that section and exceptions designed to protect the interests of individual Participants.  The Company also reserves the right to charge a fee for transfers.

Short-term trading activities whether by the Participant or a third party authorized to initiate transfer requests on behalf of Participant(s) may be subject to other restrictions as well. For example, we reserve the right to take actions against short-term trading which restrict your transfer privileges (including transfers to and from the Fixed Account) more narrowly than the policies described under "Transfer Privilege," such as requiring transfer requests to be submitted in writing through regular first-class U.S. mail (e.g., no overnight, priority or courier delivery allowed) and refusing any and all transfer instructions.

If we determine that a third party acting on your behalf is engaging (alone or in combination with transfers effected by you directly) in a pattern of short-term trading, we may refuse to process certain transfers requested by such a third party.  We impose additional administrative restrictions on third parties that engage in transfers of Contract Values on behalf of multiple Participants at one time. Specifically, we limit the form of such large group transfers to fax or mail delivery only, require the third party to provide us with advance notice of any possible large group transfer so that we can have additional staff ready to process the request, and require that the amount transferred out of a Sub-Account for each Participant be equal to 100% of that Participant's value in the Sub-Account.

We will provide you written notification of any restrictions imposed.

We reserve the right to waive short-term trading restrictions, where permitted by law and not adverse to the interests of the relevant underlying Fund, in the following instances:

●	when a new broker of record is designated for the Contract;

●	when the Participant changes;

●	when control of the Contract passes to the designated beneficiary upon the death of the Participant or Annuitant;

●	when necessary in our view to avoid hardship to a Participant; or

●	when underlying Funds are dissolved or merged or substituted.

If short-term trading results as a consequence of waiving the restrictions against short-term trading, it could expose Participants to certain risks.  The short-term trading could increase costs for all Participants as a result of excessive portfolio transaction fees.  In addition, the short-term trading could adversely affect a Fund's performance.  If large amounts of money are suddenly transferred out of a Fund, the Fund's investment adviser cannot effectively invest in accordance with the Fund's investment objectives and policies.  Unless the short-term trading policy and the permitted waivers of that policy are applied uniformly, some Participants may experience a different application of the policy and therefore may experience some of these risks. We uniformly apply the short-term trading policy and the permitted waivers of that policy to all Contracts. If we did not do so, some Participants could experience a different application of the policy and therefore may be treated unfairly. Too much discretion on our part in allowing the waivers of short-term trading policy could result in an unequal treatment of short-term traders by permitting some short-term traders to engage in short-term trading while prohibiting others from doing the same.

     Funds' Shareholder Trading Policies

In addition to the restrictions that we impose (as described under "Permitted Transfers" and "Short-Term Trading"), most of the Funds have adopted restrictions or other policies about transfers or other purchases and sales of the Fund's shares. These policies (the "Funds' Shareholder Trading Policies") are intended to protect the Fund from short-term trading or other trading practices that are potentially harmful to the Fund. The Funds' Shareholder Trading Policies may be more restrictive in some respects than the restrictions that we otherwise would impose, and the Funds may modify their Shareholder Trading Policies from time to time.

We are legally obligated to provide (at the Funds' request) information about each amount you cause to be deposited into a Fund (including by way of Purchase Payments and transfers under your Contract) or removed from the Fund (including by way of withdrawals and transfers under your Contract). If a Fund identifies you as having violated the Fund's Shareholder Trading Policies, we are obligated, if the Fund requests, to restrict or prohibit any further deposits or exchanges by you (or a third party acting on your behalf) in respect of that Fund. Any such restriction or prohibition may remain in place indefinitely.

Accordingly, if you do not comply with any Fund's Shareholder Trading Policies, you (or a third party acting on your behalf) may be prohibited from directing any additional amounts into that Fund or directing any transfers or other exchanges involving that Fund. You should review and comply with each Fund's Shareholder Trading Policies, which are disclosed in the Funds' current prospectuses.

Funds may differ significantly as to such matters as: (a) the amount, format, and frequency of information that the Funds request from us about transactions that our customers make; and (b) the extent and nature of any limits or restrictions that the Funds request us to impose upon such transactions. As a result of these differences, the costs borne by us and (directly or indirectly) by our customers may be significantly increased. Any such additional costs may outweigh any additional protection that would be provided to our customers, particularly in view of the protections already afforded by the trading restrictions that we impose as described under "Permitted Transfers" and under " Short-Term Trading." Also, if a Fund imposes more strict trading restrictions than are reasonably necessary under the circumstances, you could be deprived of potentially valuable flexibility to make transactions with respect to that Fund.  For these and other reasons, we may disagree with the timing or substance of a Fund's requests for information from us or with any transaction limits or restrictions that the Fund requests us to impose upon our customers.  If any such disagreement with respect to a Fund cannot be satisfactorily resolved, the Fund might be restricted or, subject to obtaining any required regulatory approval, replaced as a variable investment option.

Waivers; Reduced Charges; Special Guaranteed Interest Rates

We may reduce or waive the mortality and expense risk charges, the administrative service fee, the distribution fee, or the annual Account Fee, credit additional amounts, grant special Guaranteed Interest Rates in certain situations, or offer other options or benefits. These situations may include sales of Contracts (1) where selling and/or maintenance costs associated with the Contracts are reduced, such as the sale of several Contracts to the same Participant, sales of large Contracts, and certain group sales, and (2) to officers, directors and employees of the Company or its affiliates, registered representatives and employees of broker-dealers with a current selling agreement with the Company and affiliates of such representatives and broker-dealers, employees of affiliated asset management firms, and persons who have retired from such positions ("Eligible Employees") and immediate family members of Eligible Employees. Eligible Employees and their immediate family members may also purchase a Contract without regard to minimum Purchase Payment requirements.

Other Programs

You may participate in any of the following Optional Programs free of charge.  Transfers made pursuant to the provisions of the following optional programs will not be charged a transfer fee, nor will such transfers count as one of the 12 free transfers per year allowed under the section entitled "Transfer Privilege."

     Dollar-Cost Averaging

Dollar-cost averaging allows you to invest gradually, over time, in up to 12 Sub-Accounts. You may select a dollar-cost averaging program at no extra charge by allocating a minimum amount to a designated Sub-Account or to a Guarantee Period we make available in connection with the program. (We reserve the right to limit minimum investments to at least $1,000.) Amounts allocated to the Fixed Account under the program will earn interest at a rate declared by the Company for the Guarantee Period you select. Previously applied amounts may not be transferred to a Guarantee Period made available in connection with this program. At regular time intervals, we will transfer the same amount automatically to one or more Sub-Accounts that you choose, up to a maximum of 12 Sub-Accounts. The program continues until your Account Value allocated to the program is depleted or you elect to stop the program. The final amount transferred from the Fixed Account will include all interest earned.

No Market Value Adjustment (either positive or negative) will apply to amounts automatically transferred from the Fixed Account under the dollar-cost averaging program. However, if you discontinue or alter the program prior to completion, amounts remaining in the Fixed Account will be transferred to the Money Market Sub-Account, unless you instruct us otherwise, and the Market Value Adjustment will be applied. Any allocation of a new Purchase Payment to the program will be treated as commencing a new dollar-cost averaging program and may be subject to the $1,000 minimum investment limit.

The main objective of a dollar-cost averaging program is to minimize the impact of short-term price fluctuations on Account Value. In general, since you transfer the same dollar amount to the variable investment options at set intervals, dollar-cost averaging allows you to purchase more Variable Accumulation Units (and, indirectly, more Fund shares) when prices are low and fewer Variable Accumulation Units (and, indirectly, fewer Fund shares) when prices are high. Therefore, you may achieve a lower average cost per Variable Accumulation Unit over the long term. A dollar-cost averaging program allows you to take advantage of market fluctuations. However, it is important to understand that a dollar-cost averaging program does not insure a profit or protect against loss in a declining market. We do not allow transfers into any of the Guarantee Periods pursuant to the dollar-cost averaging program.

     Asset Allocation

One or more asset allocation programs may be available in connection with the Contract, at no extra charge. Asset allocation is the process of investing in different asset classes -- such as equity funds, fixed income funds, and money market funds -- depending on your personal investment goals, tolerance for risk, and investment time horizon. By spreading your money among a variety of asset classes, you may be able to reduce the risk and volatility of investing, although there are no guarantees, and asset allocation does not insure a profit or protect against loss in a declining market.

Currently, you may select one of the available asset allocation models, each of which represents a combination of Sub-Accounts with a different level of risk. These asset allocation models, as well as the terms and conditions of the asset allocation program, are fully described in a separate brochure. We may add or delete such programs in the future.

Our asset allocation programs are "static" programs.  That is to say, if you elect an asset allocation program, we automatically rebalance your Account Value among the Sub-Accounts represented in the model you chose, but we do not change your original percentage allocations among the Sub-Accounts in your chosen model, unless you advise us to do so. Nevertheless, we have selected an independent third-party administrator who reviews the existing models annually to determine whether the investment objective of the model is being met in light of changing markets.  Based upon this review, the third-party administrator may recommend that new models be substituted for the existing models.  If so, the new models will only be offered to Contracts opened on or after the date the new model goes into effect or to Participants who elect an asset allocation program on or after that date.  Participants of any existing asset allocation programs may make an independent decision to change their asset allocations at any time.  You should consult your financial adviser periodically to consider whether the model you have selected is still appropriate for you.

     Systematic Withdrawal and Interest Out Programs

You may select our Systematic Withdrawal Program or our Interest Out Program. Under the Systematic Withdrawal Program, you determine the amount and frequency of regular withdrawals you would like to receive from your Fixed Account Value and/or Variable Account Value and we will process them automatically. Under the Interest Out Program, we automatically pay you, or reinvest, interest credited for all Guarantee Periods you have chosen. The withdrawals under these programs may be subject to a Market Value Adjustment. They may also be included as income and subject to a 10% federal tax penalty. You should consult a qualified tax professional before choosing these options. We reserve the right to limit the election of either of these programs to Contracts with a minimum Account Value of $20,000. Limits on your systematic withdrawal may apply if you purchased an optional living benefit rider.

You may change or stop either program at any time, by written notice to us or other means approved by us.

     Portfolio Rebalancing Program

Under the Portfolio Rebalancing Program, we transfer funds among all Sub-Accounts to maintain the percentage allocation you have selected among these Sub-Accounts. At your election, we will make these transfers on a quarterly, semi-annual or annual basis.

No transfers to or from any Guarantee Period are permitted while this program is in effect.

     Secured Future Program

Under the Secured Future Program, we divide your Purchase Payments between the Fixed Account and the Variable Account. For the Fixed Account portion, you choose a Guarantee Period from among those we offer. We then allocate to that Guarantee Period the portion of your Purchase Payment necessary so that, at the end of the Guarantee Period, your Fixed Account allocation, including interest, will equal the entire amount of your original Purchase Payment, less the amount of any Contract charges that have been deducted from the Fixed Account. The remainder of the original Purchase Payment will be invested in the Sub-Accounts of your choice. At the end of the Guarantee Period, you will be guaranteed the amount of your original Purchase Payment (assuming no withdrawals or transfers), plus you will have the benefit, if any, of the investment performance of the Sub-Accounts you have chosen.

WITHDRAWALS AND MARKET VALUE ADJUSTMENT

Cash Withdrawals

     Requesting a Withdrawal

At any time during the Accumulation Phase, you may withdraw in cash all or any portion of your Account Value. To make a withdrawal, other than a Systematic Withdrawal, you must send us a written request at our Annuity Mailing Address. Your request must specify whether you want to withdraw the entire amount of your Account or, if less, the amount you wish to receive.

We do not deduct any sales charge from your Purchase Payments when they are made, nor do we impose a withdrawal charge (known as a "contingent deferred sales charge") on amounts you withdraw.

However, all withdrawals from your Fixed Account Value may be subject to a Market Value Adjustment (see "Market Value Adjustment"). Withdrawals also may have adverse federal income tax consequences, including a 10% penalty tax (see "Tax Considerations"). You should carefully consider these tax consequences before requesting a cash withdrawal.

     Full Withdrawals

If you request a full withdrawal, we calculate the amount we will pay you as follows: we start with your Account Value at the end of the Valuation Period during which we receive your withdrawal request; we deduct the Account Fee, if applicable, for the Account Year in which the withdrawal is made; and finally, we add or subtract the amount of any Market Value Adjustment applicable to your Fixed Account Value.

A full withdrawal results in the surrender of your Contract, and cancellation of all rights and privileges under your Contract, except as may be otherwise provided under the terms of any optional living benefit rider that you have elected.

     Partial Withdrawals

Unless you specify otherwise, when you request a partial withdrawal, we will pay you the amount specified in your request adjusted by any applicable charges and/or MVA and then reduce the value of your Account by the gross amount of the withdrawal.

You may specify the amount you want withdrawn from each Sub-Account and/or Guarantee Amount to which your Account is allocated. If you do not so specify, we will deduct the total amount you request pro rata, based on your Account Value at the end of the Valuation Period during which we receive your request. If you have elected "Build Your Portfolio," withdrawals out of your portfolio model will be taken pro-rata from each of your selected Funds.

Partial withdrawals may significantly reduce any death benefit and/or living benefit amount. In calculating the amount payable under the living benefit or death benefit, we may reduce the benefit by an amount that is greater than the amount of the withdrawal, depending on the circumstances. Accordingly, you should refer to the more detailed discussions of the optional living benefit and optional death benefit riders that appear elsewhere in this Prospectus for information about the effects that withdrawals will have on those benefits.

If you request a partial withdrawal that would result in your Account Value being reduced to an amount less than the Account Fee for the Account Year in which you make the withdrawal, we reserve the right to treat it as a request for a full withdrawal.

     Time of Payment

We will pay you the applicable amount of any full or partial withdrawal within 7 days after we receive your withdrawal request in good order, except in cases where we are permitted, and choose, to defer payment under the Investment Company Act of 1940 and applicable state insurance law. Currently, we may defer payment of amounts you withdraw from the Variable Account only for the following periods:

●	when the New York Stock Exchange is closed (except weekends and holidays) or when trading on the New York Stock Exchange is restricted;

●	when it is not reasonably practical to dispose of securities held by a Fund or to determine the value of the net assets of a Fund, because an emergency exists; or

●	when an SEC order permits us to defer payment for the protection of Participants.

We also may defer payment of amounts you withdraw from the Fixed Account for up to 6 months from the date we receive your withdrawal request. We do not pay interest on the amount of any payments we defer.

     Withdrawal Restrictions for Qualified Plans

If your Contract is a Qualified Contract, you should carefully check the terms of your retirement plan for limitations and restrictions on cash withdrawals.

Special restrictions apply to withdrawals from Contracts used for Section 403(b) annuities. (See "Tax Considerations -- Tax-Sheltered Annuities.")

Market Value Adjustment

If permitted under the laws of your state, we will apply a Market Value Adjustment if you withdraw or transfer amounts from your Fixed Account Value more than 30 days before the end of the applicable Guarantee Period. For this purpose, using Fixed Account Value to provide an annuity is considered a withdrawal, and the Market Value Adjustment will apply. However, we will not apply the Market Value Adjustment to automatic transfers to a Sub-Account from a Guarantee Period as part of our dollar-cost averaging program.

We apply the Market Value Adjustment separately to each Guarantee Amount in the Fixed Account, that is to each separate allocation you have made to a Guarantee Period together with interest credited on that allocation. However, we do not apply the adjustment to the amount of interest credited during your current Account Year. Any withdrawal from a Guarantee Amount is attributed first to such interest.

A Market Value Adjustment may decrease, increase or have no effect on your Account Value. This will depend on changes in interest rates since you made your allocation to the Guarantee Period and the length of time remaining in the Guarantee Period. In general, if the Guaranteed Interest Rate we currently declare for Guarantee Periods equal to the balance of your Guarantee Period (or your entire Guarantee Period for Guarantee Periods of less than one year) is higher than your Guaranteed Interest Rate, the Market Value Adjustment is likely to decrease your Account Value. If our current Guaranteed Interest Rate is lower, the Market Value Adjustment is likely to increase your Account Value.

We determine the amount of the Market Value Adjustment by multiplying the amount that is subject to the adjustment by the following formula:

[(1 + I) ÷ (1 + J + b)](N/12)  - 1

where:

I	is the Guaranteed Interest Rate applicable to the Guarantee Amount from which you withdraw, transfer or annuitize;

J
is the Guaranteed Interest Rate we declare at the time of your withdrawal, transfer or annuitization for Guarantee Periods equal to the length of time remaining in the Guarantee Period applicable to your Guarantee Amount, rounded to the next higher number of complete years, for Guarantee Periods of one year or more. For any Guarantee Periods of less than one year, J is the Guaranteed Interest Rate we declare at the time of your withdrawal, transfer or annuitization for a Guarantee Period of the same length as your Guarantee Period. If, at that time, we do not offer the applicable Guarantee Period we will use an interest rate determined by straight-line interpolation of the Guaranteed Interest Rates for the Guarantee Periods we do offer;

N	is the number of complete months remaining in your Guarantee Period; and

b
is a factor that currently is 0%, but that in the future we may increase to up to 0.25%. Any increase would be applicable only to Participants who purchase their Contracts after the date of that increase. The "b" factor is the amount that will be used to cover market volatility (i.e., credit risk), basis risk, and/or liquidity costs.

We will apply the Market Value Adjustment to the amount being withdrawn after deduction of any Account Fee, if applicable on the amount withdrawn.

For examples of how we calculate the Market Value Adjustment, see Appendix B.

CONTRACT CHARGES

Account Fee

During the Accumulation Phase of your Contract, we will deduct from your Account an annual Account Fee of $50 to help cover the administrative expenses we incur related to the issuance of Contracts and the maintenance of Accounts. We deduct the Account Fee on each Account Anniversary. We deduct the Account Fee pro rata from each Sub-Account and each Guarantee Period, based on the allocation of your Account Value on your Account Anniversary.

We will not charge the Account Fee if:

●	your Account Value has been allocated only to the Fixed Account during the applicable Account Year; or

●	your Account Value is $100,000 or more on your Account Anniversary.

If you make a full withdrawal of your Account, we will deduct the full amount of the Account Fee at the time of the withdrawal. In addition, on the Annuity Commencement Date we will deduct a pro rata portion of the Account Fee to reflect the time elapsed between the last Account Anniversary and the day before the Annuity Commencement Date.

After the Annuity Commencement Date, we will deduct an annual Account Fee of $50 in the aggregate in equal amounts from each Variable Annuity payment we make during the year. We do not deduct any Account Fee from Fixed Annuity payments.

Administrative Expense Charge and Distribution Fee

We deduct an administrative expense charge from the assets of the Variable Account at an annual effective rate equal to 0.15% of your average daily Variable Account Value during both the Accumulation Phase and the Income Phase. This charge is designed to reimburse us for expenses we incur in administering the Contracts, Participant Accounts and the Variable Account that are not covered by the annual Account Fee.

We also deduct a distribution fee from the assets of the Variable Account at an effective annual rate equal to 0.20% of your average daily Variable Account Value during both the Accumulation Phase and the Income Phase. This charge is designed to reimburse us for the expenses associated with distributing and issuing the Contracts.

Depending on the amount of expenses that we incur, we expect that we may earn a profit from these charges. If so, we may use the profit for any proper corporate purpose, including paying any other expenses in connection with the Contracts or adding to our corporate surplus.

Mortality and Expense Risk Charge

During the Accumulation Phase, we deduct a mortality and expense risk charge from the assets of the Variable Account at an effective annual rate equal to 1.35% of your average daily Variable Account Value. If your Purchase Payments or Account Value exceeds $1 million on your Account Anniversary, an amount equal to 0.15% of your Account Value will be credited to your Account on that date and on every subsequent Account Anniversary during the Accumulation Phase. (This credit is paid out of our general account and is the result of cost savings that we expect on larger-sized Contracts.) We assume numerous mortality and expense risks under the Contracts. These risks include, but are not limited to, (1) the risk that arises from our contractual obligation to continue to make annuity payments to each Annuitant, regardless of how long the Annuitant lives and regardless of how long all Annuitants as a group live: (2) the risk that arises from our contractual obligation to pay a death benefit upon the death of the Participant prior to the Annuity Commencement Date, including in cases where the death benefit is greater than a Contract's Account Value; (3) the risk that our cost of providing benefits according to the terms of any optional death benefit riders and any optional living benefit riders will exceed the amount of the charges we deduct for those riders; and (4)  the risk that the annual Account Fee, the administrative expense charge, and the distribution fee we assess under the Contract may be insufficient to cover the actual total administrative expenses we incur. If the amount of the charge is insufficient to cover our costs resulting from these and other mortality and expense risks, we will bear the loss. If, as we expect, the amount of the charge is more than sufficient to cover such costs, we will make a profit on the charge. We may use this profit for any proper corporate purpose, including the payment of marketing and distribution expenses for the Contract. In setting the rate of this charge, we not only consider our expected mortality and expense risks, but also our objective to earn a profit from the Contracts, after all of the costs, expenses, credits, and benefits we expect to pay in connection with the Contracts.

For Contracts purchased prior to March 5, 2007, the rate of the mortality and expense risk charge is 1.55% (rather than 1.35%), if you were age 76 or older on the Contract's Open Date. Also, during the Income Phase of a Contract, the total insurance charges are at an annual rate of 1.70% of the average daily net value of the Contract invested in the Variable Account, regardless of your age on the Open Date.

Charges for Optional Benefit Riders

If you elect an optional living benefit rider, we will deduct, during the Accumulation Phase, an annual charge from your Account Value. The maximum amount of the charge depends upon the rider you elect as shown in the following chart. (The chart shows the charges for the forms of optional living benefit riders that are currently being offered. For more information about these charges, please see "FEES AND EXPENSES.")

Riders Currently Available	Maximum Annual Fee

Secured Returns for Life Plus	0.50% of highest Account Value during Account Year*
Retirement Income Escalator	0.95% of the highest Withdrawal Benefit Base during the Account Year**
Income ON Demand Benefit	0.85% of highest Income Benefit Base during Account Year***
Retirement Asset Protector	0.35% of highest Retirement Asset Protector Benefit Base during Account Year****

* If your Secured Returns for Life Plus rider is cancelled, you will continue to pay the charge for the rider until your 7th Account Anniversary.

**  The Withdrawal Benefit Base is defined under "OPTIONAL LIVING BENEFIT RIDER: RETIREMENT INCOME ESCALATOR."

*** The Income Benefit Base is defined under " OPTIONAL LIVING BENEFIT RIDER: Income ON Demand."

**** The Retirement Asset Protector Benefit Base is defined under "OPTIONAL LIVING BENEFIT RIDER: RETIREMENT ASSET PROTECTOR."

One quarter of the annual rider fee will be deducted on the last valuation day of each Account Quarter, based on the Account Value (for Secured Returns for Life Plus) or other applicable benefit base indicated in the foregoing table (for the other three riders) at that time.

If you elect an optional death benefit rider, we will deduct, during the Accumulation Phase, a charge based on your average daily Variable Account Value depending upon which of the optional death benefit rider(s) you elect. The effective annual percentage rates of these charges are set out below.

Rider(s) You Elect*	% of Variable Account Value
"MAV"	0.20%
"5% Roll-Up"	0.20%
"EEB Premier"	0.25%
"EEB Premier with MAV"	0.40%
"EEB Premier with 5% Roll-Up"	0.40%
"EEB Premier Plus"	0.40%
                         * As defined under "Optional Death Benefits."

Premium Taxes

Some states and local jurisdictions impose a premium tax on us that is equal to a specified percentage of the Purchase Payments you make. In many states there is no premium tax. We believe that the amounts of applicable premium taxes currently range from 0% to 3.5%. You should consult a qualified tax professional to find out if your state imposes a premium tax and the amount of any tax.

In order to reimburse us for the premium tax we may pay on Purchase Payments, our policy is to deduct the amount of such taxes from the amount you apply to provide an annuity at the time of annuitization. However, we reserve the right to deduct the amount of any applicable tax from your Account at any time, including at the time you make a Purchase Payment or make a full or partial withdrawal. We do not make any profit on the deductions we make to reimburse premium taxes.

Fund Expenses

There are fees and charges deducted from each Fund. These fees and expenses are described in the Fund prospectuses and related Statements of Additional Information.

Modification in the Case of Group Contracts

For Group Contracts, we may modify the annual Account Fee, the administrative expense charge and the mortality and expense risk charge upon notice to Participants. However, such modification will apply only with respect to Participant Accounts established after the effective date of the modification.

OPTIONAL LIVING BENEFIT RIDER: SECURED RETURNS FOR LIFE PLUSSM

The following optional living benefit rider will be available starting May 5, 2008.

At issue, you may elect to participate in an optional living benefit rider: Secured Returns for Life Plus ("Secured Returns for Life Plus" or a "Benefit"). The Benefit provides a guarantee of a return of your initial Purchase Payment (adjusted for subsequent Purchase Payments and withdrawals), during the accumulation period. (You should note that the Benefit does not, in all cases, guarantee payments "for Life." Certain actions you take may reduce, or even exhaust, your Benefit.) You may elect the Benefit on or before the Issue Date, provided:

●	the rider is available for sale both in the state where the Contract is sold and in the state where the Participant resides;

●	you limit the allocation of your Purchase Payments and Account Value to one of the investment options, known as "Designated Funds" that we make available with each rider;

●	the oldest Participant has not attained age 86 on the Open Date;

●	you do not elect the EEB Premier Plus Optional Death Benefit rider; and

●	you do not elect any other optional living benefit rider available under your Contract.

You have the option of choosing between two different payment options under Secured Returns for Life Plus: the Guaranteed Minimum Accumulation Benefit ("AB Plan") and the Guaranteed Minimum Withdrawal Benefit ("WB Plan"). These options are described in detail, below, under captions containing those names.

We use the following definitions to describe how Secured Returns for Life Plus works:

AB Plan Maturity Date:
The date when the AB Plan matures.  If you are younger than 85 on the Issue Date, your AB Plan Maturity Date is the later of your 10th Account Anniversary or 10 years from the date of your last step-up. (See "Step-Up.") If you are 85 on the Issue Date, your AB Plan Maturity Date is your maximum Annuity Commencement Date.

Plus 5 Period:	The period of time equal in length to the first 10 Account Years; or, if less than 10 years, the period of time up to the Account Year in which the oldest Participant attains age 80.

Bonus Base:
An amount that is equal to the initial Purchase Payment on the date the Contract is issued, and later is adjusted for any subsequent Purchase Payments, step-ups, and partial withdrawals made during the Plus 5 Period.

Guaranteed Living Benefit Amount (the "GLB amount"):
The minimum amount guaranteed under the Contract while you are participating in the AB Plan. The GLB amount is initially equal to your initial Purchase Payment, which is adjusted for any subsequent Purchase Payments, step-ups, and partial withdrawals. The GLB amount is also used to set the RGLB amount on the date you elect the WB Plan.

Remaining Guaranteed Living Benefit (the "RGLB amount"):
The minimum amount guaranteed if you elected the WB Plan. The RGLB amount equals the GLB amount plus any accrued bonus amount on the date you choose to participate in the WB Plan. This amount will be adjusted for subsequent Purchase Payments, step-ups, bonus amounts, and partial withdrawals.

Guaranteed Living Benefit Base (the "GLB Base"):
A value equal to the RGLB amount on the date you elect to participate in the WB Plan. The GLB Base is adjusted later for any subsequent Purchase Payments, step-ups, bonus amounts, and partial withdrawals. The GLB Base is used to establish the Maximum WB Amount.

Lifetime Income Base:
A value equal to the RGLB amount on the WB Plan election date, if you are age 60 or older on said date. A value equal to the RGLB amount on the Account Anniversary on or immediately following your 59th birthday, if you are less than age 60 on the WB Plan election date. The Lifetime Income Base is adjusted later for any subsequent Purchase Payments, step-ups, bonus amounts, and partial withdrawals. The Lifetime Income Base is used to establish the Maximum WB for Life Amount.

Maximum WB Amount:	The maximum guaranteed amount available for annual withdrawal until your RGLB amount has been reduced to zero. The annual Maximum WB Amount is equal to 5% of the GLB Base.

Maximum WB For Life Amount:
The maximum guaranteed amount available for annual withdrawal during your lifetime. The Maximum WB for Life Amount is equal to 4% or 5% of the current Lifetime Income Base depending upon the age of the Participant on the date of the first withdrawal under the WB Plan or most recent Step-Up Date. If your Contract is co-owned, the age of the oldest Participant will be used to determine the Maximum WB for Life Amount. (You should be aware that the Maximum WB for Life Amount is not a guaranteed amount. Certain actions you take could reduce the value of your Maximum WB for Life Amount to zero.)

You and Your:
Under this optional living benefit rider, the terms "you" and "your" refer to the oldest Participant or the surviving spouse of the oldest Participant as described under "Death of the Participant Under the AB Plan" and "Death of the Participant Under the WB Plan." In the case of a non-natural Participant, these terms refer to the oldest annuitant.

We also use the following acronyms when discussing the features of Secured Returns for Life Plus:

WB Plan	Guaranteed Minimum Withdrawal Benefit Plan

AB Plan	Guaranteed Minimum Accumulation Benefit Plan

GLB Amount	Guaranteed Living Benefit Amount

RGLB Amount	Remaining Guaranteed Living Benefit Amount

Maximum WB Amount	Maximum Guaranteed Minimum Withdrawal Benefit Amount

Maximum WB for Life Amount	Maximum Guaranteed Minimum Withdrawal Benefit for Life Amount

Secured Returns for Life Plus may not be appropriate for all investors. Before purchasing Secured Returns for Life Plus, you should carefully consider the following:

Secured Returns for Life Plus may be appropriate for investors who:

●	want to protect their initial Purchase Payment from market declines (subsequent purchase payments may not be fully protected).
●	want the option of receiving a steady stream of income for life beginning on your first Account Anniversary after your 59th birthday.
●	are not prepared to decide at issue between participation in the AB Plan and participation in the WB Plan.

Secured Returns for Life Plus may be inappropriate for investors who:

●	want multiple owners.
●	want to invest in funds other than a "Designated Fund."
●	want to withdraw more than a fixed amount each year.

You may combine your Secured Returns for Life Plus Benefit with any optional death benefit rider other than the EEB Premier Plus rider. Upon annuitization, Secured Returns for Life Plus and any elected optional death benefit rider automatically terminate.

Secured Returns for Life Plus guarantees a return of your initial Purchase Payment regardless of the investment performance of the Designated Funds, provided that you comply with certain requirements. The amount guaranteed can be greater than or less than your Account Value. The guaranteed amount can be paid out under a Guaranteed Minimum Accumulation Benefit ("AB") Plan, which provides for a return of your guaranteed amount on the AB Plan Maturity Date, or a Guaranteed Minimum Withdrawal Benefit ("WB") Plan, which provides for a return of your guaranteed amount through periodic withdrawals or, if you meet certain conditions, payments for life.

In addition, Secured Returns for Life Plus includes a bonus feature (called the "Plus 5 Program") that may increase the guaranteed amount under the WB Plan provided no withdrawals are taken during an Account Year. These bonuses will not increase your guaranteed amount under the AB Plan. We will, however, keep track of any bonuses while you are in the AB Plan and apply them to the WB Plan, if and when you transfer into the WB Plan.  The bonuses under the Plus 5 Program are discussed further under "Plus 5 Program."

If you elect Secured Returns for Life Plus, you are automatically enrolled in the AB Plan. At any time, you may elect instead to receive your benefits under the WB Plan, provided that you make the election prior to the earliest of the date your AB Plan matures, the Contract's maximum Annuity Commencement Date (the first day of the month following the youngest Annuitant's 95th birthday), and the date you annuitize. Once you elect to participate in the WB Plan, you may not change your election to the AB Plan. If you do not specifically elect the WB Plan, you will be deemed to have elected to remain in the AB Plan.

Designated Funds

To participate in Secured Returns for Life Plus, all of your Account Value must be invested in a "Designated Fund" at all times during the term of the plan: a 10-year period under the AB Plan or, if you elected the WB Plan, until the RGLB amount is reduced to zero and the Lifetime Income Base is zero. The only Funds, dollar-cost averaging program options, and asset allocation models that currently qualify as "Designated Funds" are as follows:

Asset Allocation Models	Funds
Conservative Asset Allocation	Fidelity VIP Freedom 2010 Portfolio Service - Class 2
Conservative Moderate Asset Allocation	Fidelity VIP Freedom 2015 Portfolio Service - Class 2
Moderate Asset Allocation	Fidelity VIP Freedom 2020 Portfolio Service - Class 2
Moderate Aggressive Asset Allocation	Fidelity VIP Balanced Portfolio - Service Class 2
90/10 Masters Model	MFS® Total Return Portfolio - S Class
Build Your Portfolio	Oppenheimer Balanced Fund/VA - Service Shares
AllianceBernstein VPS Balanced Wealth Strategy Fund
Dollar-Cost Averaging Program Options	Van Kampen UIF Equity & Income Portfolio II
6-Month DCA Guarantee Option	Franklin Templeton VIP Founding Funds Allocation Fund
12-Month DCA Guarantee Option

One of the asset allocation models that qualifies as a Designated Fund is the portfolio model that applies to our "build your portfolio" program. That portfolio model and the "build your portfolio" program are described in "BUILD YOUR PORTFOLIO" and in "APPENDIX F -- BUILD YOUR PORTFOLIO."

We reserve the right to declare that a particular Fund no longer qualifies as a Designated Fund.  If you are invested in a Designated Fund at the time we declare the Fund no longer to be a Designated Fund, your Account Value can remain in that Fund without canceling your participation in a living benefit. However, any transfers or future Purchase Payments may only be allocated to a Fund that is declared by us to be a Designated Fund at the time of the transaction.  If you are invested in a Fund that has been declared by us to no longer be a Designated Fund, you must first transfer your Account Value from that Fund into a current Designated Fund if you want to make subsequent Purchase Payments. (Note that, if you elected to participate in the WB Plan (described below), you may not make any subsequent Purchase Payments after the fourth Account Year unless your WB Plan has expired or terminated.) We also reserve the right to close Funds to new Contracts. We will, however, revise the prospectus to give notice to prospective investors of the closing of any Fund.  If a Designated Fund is closed to new Contracts, any current Account Value may remain in that Fund and future transfers and Purchase Payments to that Fund are permissible, as long as the Fund is still declared by us to be a Designated Fund.

Guaranteed Minimum Accumulation Benefit ("AB") Plan

Under its terms, the AB Plan matures on the AB Plan Maturity Date. On that date, we will credit your Account Value with any excess of your GLB amount over your Account Value after adjusting for any Contract charges or credits. Any such amount will be allocated to the Designated Fund in which you are invested at that time.

Your GLB amount and your Bonus Base are equal to the sum of 100% of your initial Purchase Payment plus a specified percentage of any subsequent Purchase Payments, adjusted in amount for step-ups (described under "Step -Up") and partial withdrawals. If you make one or more subsequent Purchase Payments during the 10-year period, the period will not restart. Rather, the percentage of guaranteed return for each subsequent Purchase Payment after the second Account Anniversary will be reduced depending upon the Account Year in which it was made, as follows:

Account Year in which Purchase Payment was made	Percentage added to the GLB amount and to the Bonus Base
1-2	100%
3-5	85%
6-8	70%
9-10	60%

Note that the timing and amount of subsequent Purchase Payments and withdrawals may significantly affect the total Secured Returns for Life Plus Benefit. In particular, Purchase Payments made after the second Account Year may significantly reduce the value of this Benefit to you.

If your Account Value is greater than your GLB amount on the AB Plan Maturity Date, we will credit your Account Value with an amount equal to the charges you paid for Secured Returns for Life Plus. (See "Refund of Secured Returns for Life Plus Charges Under the AB Plan.") For examples of how we calculate benefits under the AB Plan, see "Appendix E - Secured Returns for Life Plus Benefit Examples."

Guaranteed Minimum Withdrawal Benefit ("WB") Plan

Under the terms of the WB Plan, you are guaranteed a return of your RGLB amount even if your Account Value becomes zero. Each Account Year during which the WB Plan is in effect, you can withdraw up to your Maximum WB Amount until your RGLB amount has been depleted. Once the RGLB amount is reduced to zero, your GLB Base is permanently set to zero as well. However, if you exceed your Maximum WB Amount in any one Account Year, your RGLB and future guaranteed withdrawals will be reduced in the manner described under "Withdrawals Under the Secured Returns for Life Plus Benefit."

The WB Plan also guarantees that, if you have chosen the WB Plan and if you are age 60 or older, you can withdraw up to your Maximum WB for Life Amount every Account Year that you are alive, even if your Account Value has been depleted. If you are younger than age 60, you may withdraw up to your Maximum WB for Life Amount every Account Year after your first Account Anniversary following your 59th birthday. If you exceed your Maximum WB for Life Amount in any one Account Year, the amount of your subsequent guaranteed lifetime withdrawals will be reduced in the manner discussed under "Withdrawals Under the Secured Returns for Life Plus Benefit."

Your Guaranteed Living Benefit Base is also set equal to the RGLB amount on the date you elect to participate in the Guaranteed Minimum Withdrawal Benefit Plan. Your Maximum WB Amount is a set dollar amount equal to 5% of your GLB Base. On the day you elect to participate in the WB Plan, we set your RGLB amount to equal your GLB amount as described under "Guaranteed Minimum Accumulation Benefit ("AB") Plan" plus any accrued bonuses. This value is used to determine your Maximum WB for Life Amount as discussed further below.

To calculate your Maximum WB for Life Amount, we must first determine your Lifetime Income Base. The Lifetime Income Base is an amount equal to the RGLB amount on:

●	the date you elected to participate in the WB Plan if you are age 60 or older on that date, or

●	your first Account Anniversary after your 59th birthday, if you are 59 or younger on the date you elect to participate in the WB Plan.

The Maximum WB for Life Amount will then be calculated, based upon your age on the date of the first withdrawal under the WB Plan, as follows:

Your Age on Date of First Withdrawal under WB Plan	Maximum WB for Life Amount
65 or older	5% of the Lifetime Income Base
64 or younger	4% of the Lifetime Income Base

You are not required to make any withdrawals after you have elected the WB Plan; however, each time you make a withdrawal, we determine whether the withdrawal has exceeded the Maximum WB Amount, the Maximum WB for Life Amount, or both. If you have exceeded the Maximum WB Amount or the Maximum WB for Life Amount, we determine the new maximum amount(s) for future withdrawals. In any one Account Year, withdrawals in excess of your Maximum WB Amount or your Maximum WB for Life Amount may reduce or eliminate your future guaranteed withdrawals, possibly reducing the guaranteed minimum withdrawal benefit to an amount less than the sum of your Purchase Payments. (See "Withdrawals Under the Secured Returns for Life Plus Benefit.")

Provided your RGLB amount and Account Value have not been reduced to zero, any Purchase Payment made after you have elected the WB Plan, and before your fourth Account Anniversary, will increase your RGLB amount, your GLB Base, your Bonus Base, and your Lifetime Income Base each by 100% of such Purchase Payment. Therefore, your Maximum WB Amount will equal 5% of your new GLB Base. Your Maximum WB for Life Amount will equal 4% or 5% of your new Lifetime Income Base, depending upon your age on the date of your first withdrawal under the WB Plan as shown in the above chart or your most recent "Step-Up Date," described under "Step-Up." Under the WB Plan, after your fourth Account Anniversary, you may not make any additional Purchase Payments unless your Benefit under the rider has been cancelled, terminated, or revoked. After the fourth Account Anniversary, any Purchase Payments submitted by a Participant while participating in the WB Plan will be treated as "Not in Good Order" and returned to the Participant, unless the Participant instructs us to terminate his participation in the rider.

For examples of how we calculate benefits under the WB Plan, see "Appendix E - Secured Returns for Life Plus Benefit Examples."

     Plus 5 Program

The Plus 5 Program gives you the opportunity to increase your Secured Returns for Life Plus Benefit if you defer taking withdrawals. That is to say, if you have selected the Benefit and you do not take any withdrawals in the early Account Years, you will be able to take larger withdrawals in the later Account Years. Under Secured Returns for Life Plus, the Plus 5 Program is automatically available to you during your first 10 Account Years (the "Plus 5 Period"). However, if you are 70 or older on the Issue Date, the Plus 5 Period ends on your 80th birthday. Under the Plus 5 Program, if you do not take any withdrawals during any one or more Account Years, we will automatically calculate a bonus based upon your initial Purchase Payment (the "Bonus Base") and adjusted for additional Purchase Payments, step-ups, and partial withdrawals. Although we calculate the amount of your bonus each year regardless of whether you are participating in the AB Plan or the WB Plan, you can benefit from any bonus amount only if you choose to participate in the WB Plan, as follows:

●
Assume you are participating in the AB Plan. Under this Plan, you only have the potential for increasing the amount of your withdrawals in later Account Years. For each year you do not take a withdrawal during the Plus 5 Period, we will calculate a bonus equal to 5% of your Bonus Base and add it to an existing accrued bonus amount. The bonuses you earn will accumulate but will not increase your Account Value, your GLB amount, or any guarantee payments you receive under the AB Plan. If you choose to switch to the WB Plan, that potential for larger withdrawals will be realized. When you switch to the WB Plan, we will set your RGLB amount to equal your GLB amount plus any bonuses accumulated under your Contract while you were participating in the AB Plan.

●
Assume you are participating in the WB Plan. Under this Plan, the potential for larger withdrawals will be realized. Each year you do not take a withdrawal during the Plus 5 Period, we will not only calculate a bonus equal to 5% of your Bonus Base, but we will add that bonus to your RGLB amount on your Account Anniversary (prior to calculating your new GLB Base or Lifetime Income Base).  In this way, your withdrawals under the WB Plan will be larger in the later years than they would have been without the Plus 5 Program. Each time we add a bonus to the RGLB amount, we will also recalculate your GLB Base and Lifetime Income Base as described below.

After the addition of any bonus, your new GLB Base will be the greater of:

●	your GLB Base prior to the addition of the amount of any bonus, and

●	your RGLB amount after the addition of any applicable bonus.

If your age is within our age limitations, we will calculate a new Lifetime Income Base. Your new Lifetime Income Base will be equal to the greater of:

●	your Lifetime Income Base prior to the addition of the bonus amount, and

●	the lesser of:

●	your RGLB amount after the addition of the bonus amount, and

●	your previous Lifetime Income Base plus the addition of any bonus amount.

While you are participating in the AB Plan during the Plus 5 Period, any bonuses that apply to your Contract will only accumulate and will not increase your GLB amount or any guarantee payments you receive under the AB Plan. However, for each Account Year that you do not take a withdrawal during the Plus 5 Period, the bonus will be calculated and added to the existing accrued bonus amount. Before taking a withdrawal during the Plus 5 Period, you should carefully consider the negative effect this will have on your Plus 5 bonuses.

When and if you elect to participate in the WB Plan, your RGLB amount is set equal to your GLB amount plus any bonuses accumulated under your Contract while you were participating in the AB Plan. Your accrued bonus amount will then be set at zero. Any future bonus amounts, if applicable, while you are participating in the WB Plan, will be added each year, as described above.

Bonuses under the Plus 5 Program do not increase your Account Value; you can benefit from any such bonus only if you choose the WB Plan.

Cost of the Secured Returns for Life Plus Benefit

Unlike other Contract charges, the charge for Secured Returns for Life Plus will not be calculated as a percentage of average daily net assets as described under "Variable Accumulation Unit Value." Instead, the charge for the Benefit will be made as a specific deduction from the Account Value, taken on the last valuation day of the Account Quarter. The charge per year for Secured Returns for Life Plus is currently equal to 0.50% of your Account Value. The quarterly charge will be determined by multiplying the Account Value at the end of the Account Quarter by 0.125%. (See "Appendix E - Secured Returns for Life Plus Benefit Examples.") The specific amount of the quarterly charge will be reflected on your quarterly account statement. The maximum charge you can pay for Secured Returns for Life Plus in any one Account Year is equal to 0.50% of the highest Account Value at any point in that Account Year.

We will continue to deduct this charge until:

●	you annuitize or

●	under the provisions of Secured Returns for Life Plus;

●	your Benefit matures;

●	your Benefit is revoked (see "Revocation of the Secured Returns for Life Plus Benefit"); or

●	your RGLB amount and your Lifetime Income Base are both reduced to zero under the WB Plan.

Cancellation of the Benefit (caused by a transfer out of the Designated Fund, a Purchase Payment allocation to a non-Designated Fund, or an assignment) will not terminate the charge, until the 7th Account Anniversary. (See "Cancellation of the Secured Returns for Life Plus Benefit.")

Withdrawals Under the Secured Returns for Life Plus Benefit

Any withdrawals you take under Secured Returns for Life Plus will reduce the value of your Benefit under the rider. Such withdrawals affect your Benefit differently depending upon whether you are participating in the AB Plan or the WB Plan. In either case, however, a withdrawal may reduce the value of the Benefit by an amount greater than the amount of the withdrawal.

Assume you are participating in the AB Plan. Any withdrawals you make will reduce the dollar value of your Benefit under this rider proportionally to the amount withdrawn. For example, after a partial withdrawal, the new GLB amount will equal

old GLB amount	X	Account Value immediately after partial withdrawal Account Value immediately before partial withdrawal

Therefore, on your AB Maturity Date, instead of crediting your Account Value with the full amount of your Benefit, we will reduce the amount we credit proportionally to the amount withdrawn. We will also proportionally reduce your Bonus Base and any accrued bonuses using a similar calculation. (See "Appendix E - Secured Returns for Life Plus Benefit Examples.") However, as discussed in detail under "Plus 5 Program," even though the Bonus Base and accrued bonuses are calculated while you are in the AB Plan, you can benefit from any bonus amount only if you choose to participate in the WB Plan.

Assume you are participating in the WB Plan and you want to receive the full amount of your guaranteed benefit over a period of years. To maximize your guaranteed benefit, you may withdraw no more than a specified amount each year. In other words, each year, you may withdraw no more than your Maximum WB Amount. Your guaranteed benefit amount (the RGLB amount) will be reduced by the amount of the withdrawal, but your Maximum WB Amount will remain unchanged.  In other words, you will be able to take the same maximum amount each year until your guaranteed benefit amount is completely withdrawn.

If, however, in any one Account Year, you withdraw more than the current Maximum WB Amount, the dollar value of your guaranteed benefits will be reduced and the amount of each future annual guaranteed withdrawal will be less. Here is how we calculate the benefit reduction. Your new RGLB amount will be the lesser of:

●	your previous RGLB amount, reduced by the amount of the withdrawal, and

●	your Account Value after the withdrawal.

Your new GLB Base will be the lesser of:

●	your previous GLB Base reduced by the amount of the withdrawal in excess of the Maximum WB Amount, and

●	your Account Value after the withdrawal.

Your new Bonus Base will be the lesser of:

●	your previous Bonus Base reduced by the amount of the withdrawal in excess of the Maximum WB Amount, and

●	your Account Value after the withdrawal.

Your new Maximum WB Amount will be 5% of your new reduced GLB Base. Going forward, this will be the maximum amount that you can withdraw annually without further reducing your Benefit.

The Maximum WB Amount is not cumulative. If you withdraw less than the Maximum WB Amount in any one Account Year, you cannot add that unused portion to withdrawals made in future years to increase the Maximum WB Amount.

Assume you are participating in the WB Plan and you want to receive a guaranteed annual amount for the rest of your life. To maximize your guaranteed benefit, you may withdraw no more than a specified amount each year.  Under this scenario, you may withdraw no more than your Maximum WB for Life Amount. Your guaranteed benefit amount (the RGLB amount) will be reduced by the amount of such withdrawals, but your Maximum WB for Life Amount will remain unchanged. In other words, you will be able to take the same maximum amount each year as long as you are alive, subject to the other terms and conditions described herein.

If, however, in any one Account Year, you withdraw more than the current Maximum WB for Life Amount, the dollar value of your guaranteed benefits will be reduced and the amount of each future annual guaranteed withdrawal will be less. Here is how we calculate the benefit reduction. Your new Lifetime Income Base will be the lesser of:

●	your previous Lifetime Income Base reduced by the amount of the withdrawal in excess of the Maximum WB for Life Amount, and

●	the Account Value after the withdrawal.

Your new Maximum WB for Life Amount will be determined based upon your age on the date of the first withdrawal under the WB Plan (or your age on the most recent "Step-Up Date," if later) as follows:

Your Age on the later of Date of First Withdrawal under WB Plan or Most Recent Step-Up Date	New Maximum WB for Life Amount
65 or older	5% of the new Lifetime Income Base
64 or younger	4% of the new Lifetime Income Base

The Maximum WB for Life Amount is not cumulative. That is to say, the unused portion in any Account Year cannot be applied in future years to increase the Maximum WB for Life Amount.

In general when participating in the WB Plan, you should keep the following in mind:

●	A withdrawal in excess of the Maximum WB Amount or the Maximum WB for Life Amount might reduce or eliminate your Secured Returns for Life Plus Benefits.

●
If your Account Value drops to zero and, in the same year, you withdraw more than your Maximum WB Amount or your Maximum WB for Life Amount, your benefits under Secured Returns for Life Plus will terminate.

●
If your Account Value drops to zero but you did not, in the same year, withdraw more than your Maximum WB Amount or your Maximum WB for Life Amount, your benefits under Secured Returns for Life Plus will continue. However, no subsequent Purchase Payment will be accepted, no death benefit or annuity benefits will be payable, and all benefits under your Contract, except the right to continue annual withdrawals under this rider, will terminate. You will have two choices:

(1)
You could choose to receive the Maximum WB for Life Amount, if any, until you die. In that case, after your death, your beneficiary receives the Maximum WB Amount until the RGLB amount, if any, is reduced to zero; or

(2)	You (or your beneficiary if you have died) could choose to receive the Maximum WB Amount until the RGLB amount, if any, is reduced to zero.

If you do not make a choice, we will default you to option 1.

For examples showing how withdrawals affect your benefits under the WB Plan, see "Appendix E - Secured Returns for Life Plus Benefit Examples."

Annuitization Under the WB Plan

Under the WB Plan, if your Account Value is greater than zero on the maximum Annuity Commencement Date, you may annuitize your Contract rather than receiving periodic payments under the WB plan. If no prior election to annuitize is on file with the Company, on the maximum Annuity Commencement Date you may elect to:

●	annuitize the Contract as described under "THE INCOME PHASE - ANNUITY PROVISIONS";

●	surrender your Contract;

●	receive the Maximum WB Amount each year until the RGLB amount is reduced to zero; or

●	receive the Maximum WB for Life Amount each year until a Participant dies and, thereafter, allow the beneficiary to receive the Maximum WB Amount until the RGLB amount, if any, is reduced to zero.

Regardless of whether you elect to annuitize, surrender or receive payments under the WB plan, all other Contract benefits, including the death benefit, will terminate on the Annuity Commencement Date. If you fail to make an election, we may automatically annuitize your Contract and provide a life annuity with 120 monthly payments certain.

Cancellation of the Secured Returns for Life Plus Benefit

Transfers among the Designated Funds are permitted as described under "Transfer Privilege." If, however, you transfer some or all of your Account Value out of the Designated Funds, the Secured Returns for Life Plus benefits will be automatically cancelled. Likewise, if you allocate one or more subsequent Purchase Payments to an investment option other than one of the Designated Funds, the Secured Returns for Life Plus benefits will be cancelled.

A change of ownership of the Contract may also cancel Secured Returns for Life Plus.

Once Secured Returns for Life Plus has been cancelled, it cannot be reinstated. After cancellation of the benefits, you will continue to pay the annual charge for Secured Returns for Life Plus until your 7th Account Anniversary.

Revocation of the Secured Returns for Life Plus Benefit

Anytime after your 7th Account Anniversary, you may revoke Secured Returns for Life Plus. Once revoked, Secured Returns for Life Plus may not be reinstated. After Secured Returns for Life Plus has been revoked, all benefits and charges will end.

Step-Up

On or after your first Account Anniversary, you may elect to increase your guaranteed amount to your then current Account Value. Currently, this step-up election may be made on any day after your first Account Anniversary. (We reserve the right to require step-up elections to occur only within 30 days following the first or any subsequent Account Anniversary.)

If you are participating in the AB Plan, on the day we receive your step-up election notice in good order (the "Step-Up Date"), we will increase your GLB amount and Bonus Base to an amount equal to your Account Value on the Step-Up Date, if eligible. If you elect to step-up, at least 1 full year from the Step-Up Date must pass before you can elect another step-up. You can only elect to step-up if:

●	your current Account Value is greater than the current GLB amount, and

●	your Account Value is $5,000,000 or less on your Step-Up Date.

If you are participating in the WB Plan on the Step-Up Date, we will step up your GLB Base, your Bonus Base, your RGLB amount, and your Lifetime Income Base to an amount equal to your Account Value on the Step-Up Date, if eligible. If you elect to step-up, at least 1 full year from the Step-Up Date must pass before you can elect another step-up.  You can only elect to step-up if:

●	your current Account Value is greater than the current GLB Base and greater than the current Lifetime Income Base, and

●	your Account Value is $5,000,000 or less on your Step-Up Date.

For purposes of determining the above $5,000,000 limits, we reserve the right to aggregate your Account Value with the account values of all other Sun Life variable annuity contracts you own.

If you are in the AB Plan, your Step-Up Date must be at least 10 years prior to your maximum Annuity Commencement Date. If you have selected an Annuity Commencement Date that is prior to the maximum Annuity Commencement Date but is less than 10 years after your Step-Up Date, we will automatically extend your Annuity Commencement Date to equal your AB Plan Maturity Date.

Without a step-up, your benefits under the AB Plan will "mature" on the 10th Account Anniversary (the date we credit your Account with any excess of your GLB amount over your Account Value or refund your Secured Returns for Life Plus Rider charge, i.e. the "AB Plan Maturity Date"). If you elect to step-up your GLB amount, the term of your benefits under the AB Plan will change. After you make a step-up election, your benefits under the AB Plan will mature 10 years from the Step-Up Date, unless you elect the WB Plan any time before the AB Plan matures. (See "Appendix E - Secured Returns for Life Plus Benefit Examples.") Accrued bonus amounts after step-up under the AB Plan will be equal to the greater of:

●	the accrued bonus amount before step-up less the difference between the GLB amount after and before step-up, and

●	zero.

Thus, a step-up while the AB Plan is in effect will cause a reduction in the amount of any accrued bonuses.

Following your step-up election, the rider fee will be changed to an amount equal to the Secured Returns for Life Plus fee charged on newly issued Contracts at that time. This fee may be higher than your current fee as set forth under "Cost of the Secured Returns for Life Plus Benefit." If we are no longer issuing new Contracts with the Secured Returns for Life Plus Rider, then the rider fee after the step-up will be set by us, based upon current market conditions at the time of the step-up.

If you have been receiving benefits under the WB Plan, a step-up will change your Maximum WB Amount and your Maximum WB for Life Amount. Your Step-Up Date must be a date prior to your maximum Annuity Commencement Date. After the step-up, your Maximum WB Amount will be 5% of the new GLB Base, and your Maximum WB for Life Amount will be 4% or 5% of your new Lifetime Income Base depending upon your age. If you are 65 or older on the Step-Up Date and your Maximum WB for Life Amount has been equal to 4% of your GLB Base, your Maximum WB for Life Amount will be increased to 5% of your GLB Base. Note that, if you step-up in a particular Account Year, any withdrawals previously made in that Account Year are applied against your new Maximum WB Amount and your new Maximum WB for Life Amount. (See "Appendix E - Secured Returns for Life Plus Benefit Examples.")

If your Benefit is under the AB Plan, at the time of step-up, you can still change to the WB Plan at a later date, subject to the applicable age restrictions described under "Guaranteed Minimum Withdrawal Benefit ('WB') Plan". (See "Appendix E - Secured Returns for Life Plus Benefit Examples.")

Subsequent Purchase Payments After a Step-Up

Under the WB Plan, any subsequent Purchase Payment will increase, by the full amount of the payment, the RGLB amount, the GLB Base, the Bonus Base, and the Lifetime Income Base, if applicable. After your fourth Account Anniversary, if you are participating in the WB Plan, subsequent Purchase Payments are not allowed.

Under the AB Plan, after your step-up election, any subsequent Purchase Payment will increase the GLB amount and the Bonus Base under your AB Plan by a specified percentage of the subsequent Purchase Payment. The percentage guaranteed depends upon the "Step-Up Year" in which the Payment was made. (A "Step-Up Year" is the 365-day period (366, if a leap year) commencing on your Step-Up Date.) The example below illustrates how we determine the percentage guaranteed after a subsequent Purchase Payment:

Assume you purchased a Contract on July 1, 2010, and elected to step-up your Contract on October 1, 2015. Under the AB Plan that you have elected, your Benefit matures on October 1, 2025. For any subsequent Purchase Payments you make into this Contract, your GLB amount and your Bonus Base would increase by the following percentages of such Purchase Payments:

Step-Up Year	Payments Made Between	Percentage Added to the GLB amount and the Bonus Base
1	10/02/15 – 10/01/16	100%
2	10/02/16 – 10/01/17	100%
3	10/02/17 – 10/01/18	85%
4	10/02/18 – 10/01/19	85%
5	10/02/19 – 10/01/20	85%
6	10/02/20 – 10/01/21	70%
7	10/02/21 – 10/01/22	70%
8	10/02/22 – 10/01/23	70%
9	10/02/23 – 10/01/24	60%
10	10/02/24 – 10/01/25	60%

Thus, only 70% of a subsequent Purchase Payment made on October 2, 2020 would be guaranteed, whereas 85% of a subsequent Purchase Payment made on October 1, 2020 would be guaranteed. It may be to your disadvantage to make any such Purchase Payments that increase the GLB amount by less that 100% of the payment.

Renewal of the Secured Returns for Life Plus Benefit

If you elect to participate in the AB Plan and you remain in the Plan until it matures, you may elect to renew your participation in Secured Returns for Life Plus, provided that we are still offering the Benefit to new Participants. Upon renewal, the annual charge for participation in the Benefit will be extended under the terms and conditions applicable to new Participants at that time. If renewal in the Secured Returns for Life Plus Benefit is not available, or is available but you make no election to renew your participation in the Benefit, all further benefits under Secured Returns for Life Plus will be discontinued. We reserve the right to stop offering the Secured Returns for Life Plus Benefit to new Participants. If we do so, renewals will no longer be available.

Once you elect to participate in the WB Plan, you may not renew your participation in Secured Returns for Life Plus.

Refund of Secured Returns for Life Plus Charges Under the AB Plan

If your Contract remains in the AB Plan until the AB Plan Maturity Date, and the Account Value is greater than or equal to the GLB amount, then we will refund the charges you have paid for Secured Returns for Life Plus ("Refund Amount") by crediting the Refund Amount to your Account Value. The Refund Amount will be allocated to the Designated Fund in which you are invested on such AB Plan Maturity Date. No refund of the Secured Returns for Life Plus rider charges will be made if you change from the AB Plan to the WB Plan.

Death of the Participant Under the AB Plan

If any Participant dies while participating in the AB Plan, all benefits and charges under Secured Returns for Life Plus will automatically terminate when we receive Due Proof of Death, unless the surviving spouse is the sole Beneficiary and elects to continue the Contract. In that case, the surviving spouse has three options under the Contract.

(1)
The spouse can automatically continue in the AB Plan even though the Account Value may have been enhanced under the provisions of the death benefit. (See "Spousal Continuance" under "DEATH BENEFIT.") The charges under Secured Returns for Life Plus will be assessed against the enhanced Account Value. The GLB amount, however, will not be reset.

(2)
The surviving spouse can elect to switch to the WB Plan; however, such election must be made prior to the earliest of annuitization, the maximum Annuity Commencement Date, and the scheduled AB Plan Maturity Date. The same WB Plan benefits will apply, except the surviving spouse will not be entitled to receive lifetime withdrawal benefits under the original optional living benefit rider.

(3)
The surviving spouse can elect to participate in a new Secured Returns for Life Plus rider on the original Contract (assuming that the rider is available to new Participants at the time of election and the surviving spouse meets certain eligibility requirements) and, thus, be eligible to receive lifetime withdrawal benefits. If the surviving spouse makes such election: (a) the rider charge will be equal to the rider charge on newly issued Contracts; (b) the GLB amount and the Bonus Base will be equal to the Account Value after the death benefit has been credited; and (c) the spouse will be enrolled in the AB Plan. If the spouse elects to switch to the WB Plan, the GLB Base and the RGLB amount will be the GLB amount on the date the spouse elected to participate in the WB Plan. The Lifetime Income Base will be the RGLB amount on:

●	the date the surviving spouse elected to participate in the WB Plan, if the spouse is age 60 or older on that date, or

●	the Account Anniversary after the surviving spouse reaches age 59, if the spouse is 59 or younger on the date of the WB Plan election.

If the Contract is not continued by the surviving spouse following a Participant’s death while participating in the AB Plan, the Beneficiary may elect any available option under the Death Benefit provisions of the Contract.

Death of the Participant Under the WB Plan

If any Participant dies while participating in the WB Plan, the Beneficiary may elect to exercise any of the available options under the Death Benefit provisions of the Contract or, alternatively, to receive the Maximum WB Amount on an annual basis until the RGLB amount has been reduced to zero. If  the surviving spouse is the sole Beneficiary and elects to continue the Contract, the spouse has two additional options under the Contract:

(1)
The surviving spouse can automatically continue to participate in the WB Plan, but lifetime withdrawal benefits will not be available to the spouse. All other benefits under the WB Plan will continue, for the surviving spouse, even though the Account Value may have been enhanced under the provisions of the death benefit. (See "Spousal Continuance" under "DEATH BENEFIT.") The charges under Secured Returns for Life Plus will be assessed against the enhanced Account Value. The RGLB amount, however, will not be reset.

(2)
The surviving spouse can elect to participate in a new Secured Returns for Life Plus rider on the original contract (subject to the terms and conditions described under "Death of the Participant Under the AB Plan") and, thus, be eligible to receive lifetime withdrawal benefits.

Certain Tax Considerations

Certain tax considerations may be important to you in connection with a living benefit rider, such as Secured Returns for Life Plus. For a discussion of some of these considerations, please refer to "TAX ISSUES UNDER OPTIONAL LIVING BENEFIT RIDERS" and "TAX CONSIDERATIONS - Impact of Optional Death Benefit and Optional Living Benefit Riders."

OPTIONAL LIVING BENEFIT RIDER: RETIREMENT INCOME ESCALATORSM

The following optional living benefit rider will be available starting May 5, 2008.

You may elect to participate in an optional living benefit rider known as the Retirement Income Escalator (“RIE”). The RIE provides an annual income guarantee for life.  Your income amount will not decrease, provided that your withdrawals do not exceed the guaranteed amount in any year.  In general, the longer you wait for your first withdrawal under the RIE, the larger the guaranteed annual income amount.  You may elect the RIE on or before your Issue Date. To describe how the RIE works, we use the following definitions:

RIE Coverage Date:	Your Issue Date if you are at least age 59½ at issue; otherwise, the first Account Anniversary after you attain age 59½.

Annual Withdrawal Amount:
The total guaranteed amount available for withdrawal each Account Year during your life, provided that you comply with certain conditions.  The Annual Withdrawal Amount is equal to your current Withdrawal Benefit Base multiplied by your Lifetime Withdrawal Percentage. (You should be aware that certain actions you take could significantly reduce the amount of your Annual Withdrawal Amount.)

Lifetime Withdrawal Percentage:
The percentage used to calculate your Annual Withdrawal Amount. The percentage will be 5%, 6%, or 7% depending upon your age on your first withdrawal under the Contract after your RIE Coverage Date. Once determined, the percentage is set for the life of your RIE.

Withdrawal Benefit Base:	The amount used to calculate (1) your Annual Withdrawal Amount and (2) your cost for the RIE.

RIE Bonus Period
A ten-year period commencing on the Issue Date and ending on your tenth Account Anniversary. If you “step up” your RIE (described below) during the RIE Bonus Period, the RIE Bonus Period is extended to ten years from the date of the step-up.

Bonus Base:
The amount on which bonuses are calculated.  The Bonus Base is equal to the sum of your Purchase Payments, increased by any “step-ups” (described below) and reduced proportionately by any withdrawal taken prior to your RIE Coverage Date or any excess withdrawals (see “Excess Withdrawals” under “Withdrawals Under the RIE”).

You and Your:
The terms "you" and "your" refer to the oldest Participant or the surviving spouse of the oldest Participant, as described under "Death of the Participant Under the RIE with Single-Life Coverage." In the case of a non-natural Participant, these terms refer to the oldest annuitant.

The RIE may not be appropriate for all investors. Before purchasing the RIE, you should carefully consider the following:

The RIE may be appropriate for you if you are an investor who:

●	wants a guaranteed stream of income for life without annuitizing, beginning on or after your RIE Coverage Date.
●	wants the option of joint-life coverage.
●	can defer withdrawals during your early Account Years to increase your benefit in later years.

The RIE is inappropriate for you if you are an investor who:

●
anticipates the need for excess withdrawals (i.e., withdrawals in excess of those permitted annually under the terms of the RIE) or early withdrawals (i.e., withdrawals prior to your RIE Coverage Date).

●	wants to invest in funds other than a "Designated Fund."
●	is invested in contributory plans, because the RIE prohibits any Purchase Payments after the first Account Anniversary.

You may combine your RIE benefit with any optional death benefit rider other than the EEB Premier Plus rider. Upon annuitization, the RIE and any elected optional death benefit rider automatically terminate.

You may elect to participate in the RIE, provided that:

●	the rider is available for sale both in the state where the Contract is sold and in the state where the Participant resides;

●
neither the oldest Participant nor the oldest Annuitant has attained age 86 on or before the date we receive your application in good order (in the case of a non-natural Participant, the oldest Annuitant has not attained age 86 on or before that date);

●	you limit the allocation of your Purchase Payments and Account Value to one of the investment options, known as "Designated Funds," that we make available with the RIE;

●	you do not elect the EEB Premier Plus Optional Death Benefit rider; and

●	you do not elect any other optional living benefit rider available under your Contract.

The RIE allows you to withdraw a guaranteed amount of money each year, beginning on your RIE Coverage Date, until the death of any Participant if single-life coverage is elected (or until the death of both the Participant and the Participant's spouse if joint-life coverage is elected). Your right to take withdrawals under the RIE continues regardless of the investment performance of a Designated Fund, provided that you comply with certain requirements. The amount you can withdraw, in any one year, is 5%, 6% or 7% of your Withdrawal Benefit Base, depending upon your age on the date of your first withdrawal after your RIE Coverage Date.

In addition, if you make no withdrawals in an Account Year during your RIE Bonus Period, we will increase your Withdrawal Benefit Base by an amount equal to 7% of your Bonus Base.  The RIE Bonus Period is a 10-year period commencing on your Issue Date.  The period will be extended for an additional 10 years commencing on each step-up of the Withdrawal Benefit Base (see  “Step-Up Under the RIE”), provided that the step-up occurs prior to the conclusion of the current 10-year period.

If you are participating in the RIE, you may not make Purchase Payments after the first year following your Issue Date.  After the first Account Anniversary, any Purchase Payments submitted by a Participant while participating in the RIE will be treated as “Not in Good Order” and returned to the Participant, unless the Participant instructs us to terminate his participation in the RIE.

Under the RIE, you have the option of choosing between single-life coverage and joint-life coverage. These options are described in greater detail under "Joint-Life Coverage," "Death of the Participant Under the RIE with Single-Life Coverage," and "Death of the Participant Under the RIE with Joint-Life Coverage."

Determining Your Withdrawal Benefit Base

On the Issue Date, we set your Withdrawal Benefit Base equal to your initial Purchase Payment. Thereafter, your Withdrawal Benefit Base is:

●	decreased following any withdrawals you take prior to your RIE Coverage Date;

●	decreased following any withdrawals you take after your RIE Coverage Date, if such withdrawal is in excess of the Annual Withdrawal Amount at the time of the withdrawal;

●	increased by any applicable bonuses;

●	increased by any step-ups as described under "Step-Up Under the RIE"; and

●	increased by any subsequent Purchase Payments you make during the first year following the Issue Date.

Determining Your Annual Withdrawal Amount

Your Annual Withdrawal Amount is calculated when you make your first withdrawal after your RIE Coverage Date.  It is a set percentage of your Withdrawal Benefit Base.  This percentage, known as the Lifetime Withdrawal Percentage, is determined based upon your age at that time, as follows:

Your Age on the Date of the First Withdrawal After Your RIE Coverage Date*	Lifetime Withdrawal Percentage

59½ - 69	5%
70 - 79	6%
80 - or older	7%
                                  *If you elected joint-life coverage, the age ranges are based upon the age of the younger spouse as described under “Joint-Life Coverage.”

Once set, your Lifetime Withdrawal Percentage will remain the same for the life of your RIE.  Your Annual Withdrawal Amount equals your Withdrawal Benefit Base multiplied by your Lifetime Withdrawal Percentage.  Therefore, if your Withdrawal Benefit Base changes after your Annual Withdrawal Amount is determined, your Annual Withdrawal Amount will also change.  The new Annual Withdrawal Amount will be effective on the next Account Anniversary and, at that time, will reflect any increases caused by a step-up or a bonus that took place during the prior Account Year and any decreases caused by excess withdrawals (described below) that were taken during the prior Account Year. The new Annual Withdrawal Amount will be in effect for all subsequent Account Years, unless and until there is a further change in your Withdrawal Benefit Base.

How the RIE Works

Each Account Year, beginning on your RIE Coverage Date, you can take withdrawals totaling up to the amount of your Annual Withdrawal Amount, subject to the terms and conditions discussed below.  Even if your Account Value is reduced to zero, as long as your Withdrawal Benefit Base is greater than zero, you can withdraw up to your Annual Withdrawal Amount every year of your life unless you choose to cancel the RIE.

If you defer taking any withdrawals in an Account Year during the RIE Bonus Period, your Withdrawal Benefit Base will be increased by an amount equal to 7% of your Bonus Base, thereby increasing your Annual Withdrawal Amount.  In this way, if you defer taking withdrawals during your early Account Years, you will be able to take larger withdrawals in later Account Years. Your Annual Withdrawal Amount is not, however, cumulative:  any unused portion of your Annual Withdrawal Amount in any Account Year cannot be applied to a future year.

Note that the timing and amount of your withdrawals may significantly decrease your total RIE, as described further under "Withdrawals Under the RIE."  Note also that investing in any Fund, other than a "Designated Fund," will cancel the RIE, as described under "Cancellation of the RIE."

Here is an example of how the RIE works:

Assume that you are age 60 when your Contract is issued with an initial Purchase Payment of $100,000 and that you elected to participate in the RIE with single-life coverage. (If you selected joint-life coverage the numbers shown in the example could be different.)  Your Withdrawal Benefit Base and your Bonus Base are each set equal to your initial Purchase Payment on your Issue Date.  Because you reached age 59½ prior to your Issue Date, your RIE Coverage Date is your Issue Date.  You can begin at any time to withdraw up to your Annual Withdrawal Amount each Account Year without reducing your Withdrawal Benefit Base.  During the RIE Bonus Period, your Withdrawal Benefit Base will increase by 7% of your Bonus Base each Account Year in which you do not take a withdrawal.  (For convenience, assume that the investment performance on your underlying investments remains neutral throughout the life of your Contract, except for Account Year 2.)

Assume that, because of good investment performance of the Designated Funds during Account Year 2, your Account Value has grown to $125,000 by the beginning of Account Year 3.  Your Contract is, therefore, eligible for an automatic step-up of its Withdrawal Benefit Base and Bonus Base.  Assume that we have not increased the percentage used to calculate the RIE fee on newly issued Contracts; therefore we will step up your Withdrawal Benefit Base and your Bonus Base to $125,000.  Your new Annual Withdrawal Amount will be 5% of your new Withdrawal Benefit Base, or $6,250.  Going forward, your new Bonus Base will be $125,000, unless increased by another step-up or reduced by an excess withdrawal, and your RIE Bonus Period will now end on your 12th Account Anniversary (i.e., ten years after the step-up).

Account Year	Account Value	Withdrawal Benefit Base	Bonus Base	Annual Withdrawal Amount	Withdrawals

1	$100,000	$100,000	$100,000	$5,000	0
2	$100,000	$107,000	$100,000	$5,350	0
3	$125,000	$125,000	$125,000	$6,250	0

Assume you take your first withdrawal when you are age 66 in Account Year 7.  Using the above chart, we set your Lifetime Withdrawal Percentage at 5%.  Your Annual Withdrawal Amount will be equal to 5% of your Withdrawal Benefit Base. You can begin withdrawing up to $8,000 each Account Year without reducing your Withdrawal Benefit Base, as shown in the following table:

4	$125,000	$133,750	$125,000	$6,688	0
5	$125,000	$142,500	$125,000	$7,125	0
6	$125,000	$151,250	$125,000	$7,563	0
7	$125,000	$160,000	$125,000	$8,000	$8,000
8	$117,000	$160,000	$125,000	$8,000	$8,000

Assume in Account Year 9, you decide to defer taking a withdrawal.  Your Withdrawal Benefit Base will increase by 7% of your Bonus Base. Your new Annual Withdrawal Amount will be set equal to 5% of your new Withdrawal Benefit Base, as shown below:

9	$109,000	$160,000	$125,000	$8,000	$0
10	$109,000	$168,750	$125,000	$8,438	$8,438

Assume that in Account Year 14, you again decide to defer taking a withdrawal.  Your Withdrawal Benefit Base will not be increased because you are no longer in the Bonus Period, as your RIE Bonus Period ends 10 years after the previous step-up.

11	$100,563	$168,750	$125,000	$8,438	$8,438
12	$92,125	$168,750	$125,000	$8,438	$8,438
13	$83,688	$168,750	$125,000	$8,438	$8,438
14	$75,250	$168,750	$125,000	$8,438	$0
15	$75,250	$168,750	$125,000	$8,438	$8,438

There is no way to know for certain whether forgoing income in one or more years will increase or decrease the total income paid to the Participant over the life of the annuity.  Generally speaking, not taking income in a year will increase the Annual Withdrawal Amount due to the bonus and the potential for step-ups.  Therefore, not taking income in one or more years will mean that the Participant will take income in fewer years, but will be entitled to more income in those years.

The total lifetime payments to the Participant could be more or less depending upon investment performance over the life of the Contract and the age to which the Participant lives.  Better investment performance and a longer life span generally make it advantageous to forgo the Annual Withdrawal Amount in a limited number of years.

In general the Company’s risk is greater when the Participant takes the Annual Withdrawal Amount each year beginning on the RIE Coverage Date.

Withdrawals Under the RIE

     Withdrawals After the RIE Coverage Date

Starting on your RIE Coverage Date, you may take withdrawals totaling up to your Annual Withdrawal Amount each Account Year without reducing your Withdrawal Benefit Base.  These withdrawals will reduce your Account Value by the amount of the withdrawal, but will not change your Withdrawal Benefit Base.

Above is an example of withdrawals taken after your RIE Coverage Date.  Because they do not exceed your Annual Withdrawal Amount, the withdrawals do not reduce your Withdrawal Benefit Base or your Annual Withdrawal Amount.

     Excess Withdrawals

If you take a withdrawal that exceeds your Annual Withdrawal Amount (or your Required Minimum Distribution Amount, if higher), your Withdrawal Benefit Base and your Bonus Base will be reduced proportionately by the excess amount of the withdrawal.  In other words, after an “excess withdrawal,” your Bonus Base and your Withdrawal Benefit Base will be reduced according to the following formulae:

Your new Bonus Base	=	A x	(	C	)
D - E

Your new Withdrawal	=	B x	(	C	)
Benefit Base				D - E

Where:
	A =	Your Bonus Base immediately prior to the excess withdrawal.

	B =	Your Withdrawal Benefit Base immediately prior to the excess withdrawal.

	C =	Your Account Value immediately after the excess withdrawal.

	D =	Your Account Value immediately prior to the excess withdrawal.

	E =	Your Annual Withdrawal Amount minus any prior partial withdrawals taken during the current Account Year.

Using the facts of the above example, assume that in Account Year 7, you take two withdrawals: a $4,000 withdrawal followed by a $6,000 withdrawal.  Your first withdrawal reduces your Account Value to $121,000 but does not affect your Bonus Base or Withdrawal Benefit Base because it is not in excess of your Annual Withdrawal Amount. Your second withdrawal (when combined with the first) is in excess of your $8,000 Annual Withdrawal Amount.  After your second withdrawal, your Bonus Base and your Withdrawal Benefit Base will be reduced as follows:

Your new Bonus Base	=	125,000	x	121,000 – 6,000
				121,000 – (8,000 – 4,000)

	=	125,000	x	115,000
				117,000

	=	125,000	x	0.98291

	=	122,863

Your new Withdrawal
Benefit Base	=	160,000	x	121,000 – 6,000
				121,000 – (8,000 – 4,000)

	=	160,000	x	115,000
				117,000

	=	160,000	x	0.98291

	=	157,265

Going forward, your new Annual Withdrawal Amount will be reduced to 5% of your new Withdrawal Benefit Base or $7,863.

You should be aware that, if your Account Value is less than the Withdrawal Benefit Base at the time an excess withdrawal is taken (as in the above example), then your Withdrawal Benefit Base and your Bonus Benefit Base will be reduced by an amount equal to or more than the excess amount withdrawn.  Thus, excess withdrawals taken in a down market could severely reduce your RIE.

     Withdrawals Prior to the RIE Coverage Date (Early Withdrawals)

All withdrawals taken prior to your RIE Coverage Date will be treated as “early withdrawals” and your Bonus Base and your Withdrawal Benefit Base will be reduced proportionately to the amount of the withdrawal.  In other words, your Bonus Base and your Withdrawal Benefit Base will be reduced by the following formulae:

Your new Bonus Base	=	W x	(	Y	)
Z

Your new Withdrawal	=	X x	(	Y	)
Benefit Base				Z

Where:
	W =	Your Bonus Base immediately prior to the early withdrawal.

	X =	Your Withdrawal Benefit Base immediately prior to the early withdrawal.

	Y =	Your Account Value immediately after the early withdrawal.

	Z =	Your Account Value immediately prior to the early withdrawal.

Assume that you are age 45 when your Contract is issued with an initial Purchase Payment of $100,000 and that you elected to participate in the RIE with single-life coverage. (If you selected joint-life coverage the number shown in the example could be different.)  Your Withdrawal Benefit Base and your Bonus Base are each set equal to your initial Purchase Payment on your Issue Date.  Your Withdrawal Benefit Base will increase by 7% of your Bonus Base each year in which you do not take a withdrawal.  Your RIE Coverage Date will not occur until your 15th Account Anniversary (the first Account Anniversary after you reach age 59½).  Any withdrawals you take prior to that time will be “early withdrawals.”

Assume that because of good investment performance of the Designated Fund during Account Year 2, your Account Value has grown to $125,000 by the beginning of Account Year 3. Your Contract is therefore eligible for an automatic step-up of its Withdrawal Benefit Base and Bonus Base. Assume that we have not increase the percentage used to calculate the RIE fee on newly issued Contracts; therefore we will step-up your Withdrawal Benefit Base and your Bonus Base to $125,000.

Assume that, in your Account Year 7, you withdraw $10,000.  Because you are age 51 (and younger than age 59½), this is an early withdrawal.

Account Year	Account Value	Withdrawal Benefit Base	Bonus Base		Annual Withdrawal Amount	Withdrawals

1	$100,000	$100,000	$100,000		$0	0
2	$100,000	$107,000	$100,000		$0	0
3	$125,000	$125,000	$125,000		$0	0
4	$125,000	$133,750	$125,000		$0	0
5	$125,000	$142,500	$125,000		$0	0
6	$125,000	$151,250	$125,000		$0	0
7	$125,000	$160,000	$125,000		$0	$10,000
At this point, your Bonus Base and your Withdrawal Benefit Base will be recalculated as follows:
Your new Bonus Base		=	125,000	x	125,000 – 10,000
					125,000

		=	125,000	x	115,000
					125,000

		=	125,000	x	0.92000

		=	115,000

Your new Withdrawal
Benefit Base		=	160,000	x	125,000 –10,000
					125,000

		=	160,000	x	115,000
					125,000 –10,000

		=	160,000	x	0.92000

		=	147,200

Your Annual Withdrawal Amount will still be $0 because your have not reached your RIE Coverage Date.

You should be aware that early withdrawals could severely reduce (or even exhaust) your RIE.

In addition to reducing your RIE, any withdrawal before you reach age 59½ could have adverse tax consequences. You should consult a qualified tax professional for more information.

     Depleting Your Account Value

If your Account Value is reduced to zero as a result of an "excess withdrawal" or an "early withdrawal" (as described above), your Withdrawal Benefit Base will also be reduced to zero. Therefore, your Contract, as well as your RIE, will end.

If, on the other hand, your Account Value is reduced to zero through any combination of poor investment performance of the Designated Fund, Contract charges, and withdrawals other than excess or early withdrawals, your Withdrawal Benefit Base will not be reduced. Your Contract will therefore end, but your RIE will continue.  That is to say, regardless of your age on the day the Account Value is reduced to zero, you will be entitled to receive your Annual Withdrawal Amount each year for as long as you live.

Cost of the RIE

If you elect the RIE, we will deduct a quarterly fee from your Account Value ("RIE Fee"). The RIE Fee will be taken as a specific deduction from your Account Value on the last valuation day of each Account Quarter. The RIE Fee will be a percentage of your Withdrawal Benefit Base.  This percentage will equal 0.1875% of your Withdrawal Benefit Base on the last day of the Account Quarter, if you elected single-life coverage (0.2375% for joint-life coverage).  The maximum RIE Fee you can pay in any one Account Year is equal to 0.75% of the highest Withdrawal Benefit Base at any point in that Account Year, if you elected single-life coverage (0.95% for joint-life coverage).

Your RIE Fee will not change during an Account Year, unless you take one of the following specific actions:

●	If you make an additional Purchase Payment during your first Account Year, you will increase your Withdrawal Benefit Base and thus your RIE Fee.

●	If you make a withdrawal before your RIE Coverage Date or a withdrawal in excess of your Annual Withdrawal Amount, you will decrease your Withdrawal Benefit Base and thus your RIE Fee.

The investment performance of the Designated Fund will not affect your RIE Fee during an Account Year.  However, as explained under "Step-Up Under the RIE," favorable investment performance may cause the Withdrawal Benefit Base to increase on an Account Anniversary.  That would also increase your RIE Fee.

We will continue to deduct the RIE Fee until you annuitize your Contract, your Account Value reduces to zero, or your RIE is terminated or cancelled as described under "Cancellation of the RIE".

We reserve the right to make special offers from time to time.  Specifically, we reserve the right to waive the RIE Fee for a limited period on newly issued Contracts. The same waiver would apply to all Contracts issued while we are making the special offer.

Step-Up Under the RIE

Regardless of your age on the Issue Date, on each Account Anniversary prior to your maximum Annuity Commencement Date, we will automatically step-up your Withdrawal Benefit Base and your Bonus Base each to equal your Account Value, provided that certain requirements are satisfied.  First, you must meet certain eligibility requirements:

●
Your Account Value must equal no more than $5,000,000. (For purposes of determining the $5,000,000 limit, we reserve the right, in our sole discretion, to aggregate your Account Value with the account values of all other variable annuity contracts you own issued by Sun Life Assurance Company of Canada (U.S.) or its affiliates.)

●	Your Account Value must be greater than your current Withdrawal Benefit Base, adjusted for any 7% bonus increases.

Note that we have reserved the right to add another requirement for eligibility. We have reserved the right to only allow step-ups if your money is invested in a Fund that is a Designated Fund for newly issued contracts. (See “Designated Funds.”)

If you satisfy the eligibility requirements, then we consider whether market conditions have caused us to increase the percentage used to calculate the RIE Fee on newly issued Contracts.  If we are no longer issuing Contracts with the RIE rider then the percentage we use to calculate your RIE Fee will be set based upon current market conditions at that time.

●	If we have not had to increase the percentage as described above, the percentage we use to calculate your RIE will remain unchanged and we will automatically step-up your Withdrawal Benefit Base.

●
If we have had to increase the percentage as described above, we offer you the opportunity to step-up at the higher percentage.  In this case, your prior written consent is required to accept the higher percentage used to calculate your RIE Fee and step-up your Withdrawal Benefit Base.  If you do not consent to the step-up and higher percentage, the step-up will not be implemented and all subsequent step-ups under your RIE will also be suspended.  You may thereafter submit an election form to us, however, to consent to the higher percentage and reactivate subsequent automatic step-ups.

After a step-up, your Annual Withdrawal Amount will be equal to your new Withdrawal Benefit Base multiplied by your Lifetime Withdrawal Percentage.  Here is an example of how we calculate a step-up under the RIE:

Assume that you are age 60 when your Contract is issued with an initial Purchase Payment of $100,000 and that you elected to participate in the RIE with single-life coverage. (If you selected joint-life coverage the numbers shown in the example could be different.)  Assume that, because of good investment performance of the Designated Fund during Account Year 2, your Account Value has grown to $125,000 by the beginning of Account Year 3.  Your Contract is, therefore, eligible for an automatic step-up of its Withdrawal Benefit Base and Bonus Base.  Assume that we have not increased the percentage used to calculate the RIE fee on newly issued Contracts; therefore we will step up your Withdrawal Benefit Base and your Bonus Base to $125,000.  Your new Annual Withdrawal Amount will be 5% of your new Withdrawal Benefit Base, or $6,250.

Account Year	Account Value	Withdrawal Benefit Base	Bonus Base	Annual Withdrawal Amount	Withdrawals

1	$100,000	$100,000	$100,000	$5,000	0
2	$100,000	$107,000	$100,000	$5,350	0
3	$125,000	$125,000	$125,000	$6,250	0
4	$125,000	$133,750	$125,000	$6,688	0
5	$125,000	$142,500	$125,000	$7,125	0
6	$125,000	$151,250	$125,000	$7,563	0
7	$125,000	$160,000	$125,000	$8,000	0

Going forward, your new Bonus Base will be $125,000, unless increased by another step-up or reduced by an excess withdrawal, and your RIE Bonus Period will now end on your 12th Account Anniversary (i.e., ten years after the step-up).

Designated Funds

To participate in the RIE, all of your Account Value must be invested in a "Designated Fund" at all times during the term of the RIE. (The “term” of the RIE is for life, unless your Withdrawal Benefit Base is reduced to zero or your RIE is terminated or cancelled as described under "Cancellation of the RIE," "Depleting Your Account Value," and "Annuitization Under the RIE.") Only the following Funds, dollar-cost averaging program options, and asset allocation models currently qualify as "Designated Funds":

Asset Allocation Models	Funds
Conservative Asset Allocation	Fidelity VIP Freedom 2010 Portfolio Service - Class 2
Conservative Moderate Asset Allocation	Fidelity VIP Freedom 2015 Portfolio Service - Class 2
Moderate Asset Allocation	Fidelity VIP Freedom 2020 Portfolio Service - Class 2
Moderate Aggressive Asset Allocation	Fidelity VIP Balanced Portfolio - Service Class 2
90/10 Masters Model	MFS® Total Return Portfolio - S Class
Build Your Portfolio	Oppenheimer Balanced Fund/VA - Service Shares
AllianceBernstein VPS Balanced Wealth Strategy Fund
Dollar-Cost Averaging Program Options	Van Kampen UIF Equity & Income Portfolio II
6-Month DCA Guarantee Option	Franklin Templeton VIP Founding Funds Allocation Fund
12-Month DCA Guarantee Option

One of the asset allocation models that qualifies as a Designated Fund is the portfolio model that applies to our "build your portfolio" program. That portfolio model and the "build your portfolio" program are described in "BUILD YOUR PORTFOLIO" and in "APPENDIX F -- BUILD YOUR PORTFOLIO."

We reserve the right to declare that a particular Fund no longer qualifies as a Designated Fund.  If you are invested in a Designated Fund at the time we declare the Fund no longer to be a Designated Fund, your Account Value can remain in that Fund without canceling your participation in a living benefit. However, any transfers or future Purchase Payments may only be allocated to a Fund that is declared by us to be a Designated Fund at the time of the transaction.  If you are invested in a Fund that has been declared by us to no longer be a Designated Fund, you must first transfer your Account Value from that Fund into a current Designated Fund if you want to make subsequent Purchase Payments. (Note that subsequent Purchase Payments can only be made during the first Account Year.) We also reserve the right to close Funds to new Contracts. We will, however, revise the prospectus to give notice to prospective investors of the closing of any Fund. If a Designated Fund is closed to new Contracts, any current Account Value may remain in that Fund and future transfers and Purchase Payments to that Fund are permissible, as long as the Fund is still declared by us to be a Designated Fund.

Note that we have reserved the right to allow step-ups only if your Account Value is invested in a Fund that has been declared by us to be a Designated Fund.  In such case, if you are invested in a Fund that has been declared by us no longer to be a Designated Fund, you may have to transfer into a current Designated Fund before a step-up can occur. If you decide not to transfer into a current Designated Fund and forgo step-up, then your living benefit rider will continue with all of the benefits except for step-up.

Joint-Life Coverage

On the Issue Date, you have the option of electing the RIE with single-life coverage or, for a higher RIE Fee, with joint-life coverage. Once you make the election, you cannot switch between joint-life and single-life coverage, regardless of any change in life events. Joint-life coverage is not available if you are unmarried on the Issue Date.

Joint-life coverage can be elected on an individually-owned Contract or on a co-owned Contract. On an individually-owned Contract, joint-life coverage is available only if your spouse is the sole beneficiary on the Issue Date and remains the sole beneficiary while the RIE is in effect.  On a co-owned Contract, joint-life coverage is available only if you and your spouse are the only co-owners on the Issue Date and remain so while the RIE is in effect. Whereas single-life coverage provides annual withdrawals under the RIE only until any Participant dies, joint-life coverage provides annual withdrawals under the RIE for as long as either you or your spouse is alive.  (Note, however, upon the death of a spouse, the Contract, (including the RIE) ends.  To take annual withdrawals under the RIE’s joint-life feature after the death of a spouse, the surviving spouse must first elect to continue the Contract through the “Spousal Continuance” provision.)  See also “Death of the Participant Under the RIE with Joint-Life Coverage.”

If you have elected joint-life coverage, the RIE Coverage Date will be your Issue Date if the younger spouse is at least age 59½ on the Issue Date, and will be the first Account Anniversary after the younger spouse attains (or would have attained) age 59½ if the younger spouse is less than age 59½ on the Issue Date. (For purposes of joint-life coverage, the younger spouse refers to the person who was the younger spouse on the Issue Date, even if that person has died or is no longer married to the person who was his or her spouse on the Issue Date.)  Thus, “early withdrawals” will be determined based upon this definition of your RIE Coverage Date.  Your Lifetime Withdrawal Percentage will be determined based on the age that the younger spouse is (or would have been) on the date of the first withdrawal under the Contract after the RIE Coverage Date, as follows:

Age of Younger Spouse on Date of the First Withdrawal After Your RIE Coverage Date	Lifetime Withdrawal Percentage

59½ - 69	5%
70 - 79	6%
80 - or older	7%

Once set, your Lifetime Withdrawal Percentage will remain the same for the life of your RIE.  Your Annual Withdrawal Amount equals your Withdrawal Benefit Base multiplied by your Lifetime Withdrawal Percentage.

The two spouses on the Issue Date are the only two people covered under the joint-life feature.  If a Participant remarries, the new spouse is not covered under the joint-life feature.  Therefore, if the spouse on the Issue Date is no longer your spouse, the RIE benefits continue for your life and, when you die, annual withdrawals are no longer available.  Note that, when you elect joint-life coverage, you also elect the higher joint-life fee.  That fee will not change as long as the RIE is in effect, regardless of any change in life events.

If one spouse is significantly younger than the other spouse, you should carefully consider whether joint-life coverage is an appropriate choice in light of the possibility of a longer waiting period before withdrawals under the RIE can be made and in light of the higher fee for joint-life coverage.

Joint-life coverage may not be available on all Contracts.

Cancellation of the RIE

Should you decide that the RIE is no longer appropriate for you, you may cancel the RIE at any time.  Upon cancellation, all benefits and charges under the RIE shall cease. Once cancelled, the RIE cannot be reinstated.

Although transfers among the Designated Funds are permitted as described under "Transfer Privilege," the RIE will be cancelled automatically:

●	if any Purchase Payment is allocated to an investment option other than a Designated Fund; or

●	if any portion of Account Value maintained in a Designated Fund is transferred into an investment option other than a Designated Fund.

A change of ownership of the Contract may also cancel your RIE.

Death of the Participant Under the RIE with Single-Life Coverage

If you selected single-life coverage, the RIE terminates on the death of any Participant and the Beneficiary may elect to exercise any of the available options under the Death Benefit provisions of the Contract. If your surviving spouse is the sole Beneficiary and elects to continue the Contract, your spouse has the additional option of electing to participate in a new RIE rider on the original Contract (assuming that at the time of election the RIE is available to new Participants and your surviving spouse meets certain eligibility requirements).  If the surviving spouse makes such election:

●	the new Account Value and the new Withdrawal Benefit Base will both be set equal to the Death Benefit amount; and

●	the new RIE Fee will be set by us based on market conditions at the time and may be higher than the current RIE Fee.

Death of the Participant Under the RIE with Joint-Life Coverage

If the surviving spouse on the Death Benefit Date was not the spouse of a Participant on the original Contract’s Issue Date, then this section does not apply, even if joint-life coverage was elected.  In such case, if a Participant dies while participating in the RIE, the provisions of the section titled “Death of the Participant Under the RIE with Single-Life Coverage” will apply.

If you purchased joint-life coverage and one of the Participants dies, the RIE will continue, provided that the surviving spouse, as the sole beneficiary, continues the Contract.  In such case:

●	the new Account Value will be equal to the Death Benefit;

●	the RIE Fee for the joint-life coverage option will continue for the surviving spouse as it was immediately prior to the death of the Participant;

●	the Withdrawal Benefit Base will remain unchanged until the next Account Anniversary when a step-up could apply due to an increase in Account Value (see "Step-Up Under the RIE");

●
if withdrawals under the RIE have not yet begun, the Lifetime Withdrawal Percentage will be based on the age the younger spouse attains (or would have attained) on the date of the first withdrawal after the RIE Coverage Date;

●	if withdrawals under the RIE have already begun, the Lifetime Withdrawal Percentage will not change; and

●	the RIE Bonus Period will continue unchanged from the original contract.

At the death of the surviving spouse, the Contract, including the RIE, will terminate.

If you purchased joint-life coverage and the deceased Participant's surviving spouse does not continue the Contract, your Beneficiary may elect any available option under the Death Benefit provisions of the Contract.

Annuitization Under the RIE

Under the terms of the RIE, if your Account Value is greater than zero on your maximum Annuity Commencement Date, you may elect to:

(1)	surrender your Contract and receive your Cash Surrender Value,

(2)	annuitize your Account Value under one of the then currently available Annuity Options, or

(3)
annuitize your remaining Account Value as a single-life annuity (or a joint-life annuity, if joint-life coverage was elected at issue and is still eligible) with an annualized annuity payment of not less than your then current Annual Withdrawal Amount.

If you make no election, we will default your choice to option 3.

If your Account Value has been reduced to zero (other than as a result of an "early withdrawal" or an "excess withdrawal"), and your Withdrawal Benefit Base is greater than zero on or before your maximum Annuity Commencement Date, you will receive your full Annual Withdrawal Amount until you die. For a more complete discussion of this, see "Depleting Your Account Value."

Certain Tax Considerations

Certain tax considerations may be important to you in connection with a living benefit rider, such as the RIE. For a discussion of some of these considerations, please refer to "TAX ISSUES UNDER OPTIONAL LIVING BENEFIT RIDERS" and "TAX CONSIDERATIONS - Impact of Optional Death Benefit and Optional Living Benefit Riders."

OPTIONAL LIVING BENEFIT RIDER: Income ON DemandSM BENEFIT

The following optional living benefit rider will be available starting May 5, 2008.

On or before the Issue Date, you may elect to participate in an optional living benefit rider known as the Income ON Demand Benefit (the "Income ON Demand Benefit" or "Income ON Demand Rider"). To describe how the Income ON Demand Benefit works, we use the following definitions:

Income ON Demand Coverage Date:	Your Issue Date if you are at least age 55 at issue, otherwise the first Account Anniversary following your 55th birthday.

Annual Income Amount:	The amount added to your Stored Income Balance on each Account Anniversary beginning on the Income ON Demand Coverage Date; it is equal to 5% of your Income Benefit Base on the date of crediting.

Stored Income Balance:	The amount you may withdraw at any time after age 59½ without reducing the Benefit.

Income Benefit Base:	The amount used to calculate your Annual Income Amount and your cost for the Income ON Demand Benefit.

You and Your:
The terms "you" and "your" refer to the oldest Participant or the surviving spouse of the oldest Participant, as described under the sections entitled "Death of the Participant Under the Income ON Demand Benefit with Single-Life Coverage" and "Death of the Participant Under the Income ON Demand Benefit with Joint-Life Coverage." In the case of a non-natural Participant, these terms refer to the oldest annuitant.

The Income ON Demand Benefit may not be appropriate for all investors. Before purchasing the Income ON Demand Benefit, you should carefully consider the following:

The Income ON Demand Benefit may be appropriate for investors who:

●	want a steady stream of income for life beginning at age 59½.
●	want to store income for later years, rather than having to take a specified percentage every year.
●	want the option of joint-life coverage.
●	want to start accruing benefits by storing income as early as age 55 and who can wait until age 59½ to begin receiving that income.

The Income ON Demand Benefit may be inappropriate for investors who:

●
anticipate the need for excess withdrawals (i.e., withdrawals in excess of those permitted annually under the terms of the Income ON Demand Benefit) or early withdrawals (i.e., withdrawals prior to age 59½).

●	want to invest in funds other than a "Designated Fund."
●	are significantly younger than 55 on the Issue Date, because the Income ON Demand Benefit does not begin to accrue lifetime benefits until you are age 55.
●	are invested in contributory plans, because the Income ON Demand Benefit prohibits any Purchase Payments after the first Account Anniversary.

You may combine your Income ON Demand Benefit with any optional death benefit rider other than the EEB Premier Plus rider.  Upon annuitization, Income ON Demand and any elected optional death benefit rider automatically terminate.

You may elect to participate in the Income ON Demand Benefit, provided that:

●	the rider is available for sale both in the state where the Contract is sold, and in the state where the Participant resides;

●
neither the oldest Participant nor the oldest Annuitant has attained age 86 on or before the date we receive your application in good order (in the case of a non-natural Participant, the oldest Annuitant has not attained age 86 on or before that date);

●	you limit the allocation of your Purchase Payments and Account Value to the investment options, known as "Designated Funds," that we make available with the Income ON Demand Benefit;

●	you do not elect the EEB Premier Plus Optional Death Benefit rider; and

●	you do not elect any other optional living benefit rider available under your Contract.

The Income ON Demand Benefit allows you to withdraw a guaranteed amount each year, beginning at age 59½, until the death of any Participant if single-life coverage is elected (or until the death of both the Participant and the Participant's spouse if joint-life coverage is elected), regardless of the investment performance of the Designated Funds, provided that you comply with certain requirements. The amount you can withdraw, in any one year, is based on 5% of your Income Benefit Base. Any amount that you do not withdraw in a given year will be stored in the Stored Income Balance and can be used for later withdrawals. The amount you can withdraw each year can be increased or decreased as described under "Determining Your Stored Income Balance."

In addition, if you make no withdrawals during the first 10 Account Years, regardless of your age on the Issue Date, we will credit to your Account Value an amount equal to the excess, if any, of your total Purchase Payments over your then Account Value. If you are participating in the Income ON Demand Benefit, you may not make Purchase Payments after the first year following your Issue Date. After the first Account Anniversary, any Purchase Payments submitted by a Participant while participating in Income ON Demand Benefit will be treated as "Not in Good Order" and returned to the Participant, unless the Participant instructs us to terminate his participation in the rider.

You also have the option of choosing between single-life coverage and joint-life coverage. These options are described in greater detail under "Joint-Life Coverage" and the sections entitled "Death of the Participant Under the Income ON Demand Benefit with Single-Life Coverage" and "Death of the Participant Under the Income ON Demand Benefit with Joint-Life Coverage."

Determining Your Income Benefit Base

On the Issue Date, we set your Income Benefit Base equal to your initial Purchase Payment. Thereafter, your Income Benefit Base is:

●	decreased following any withdrawals you take prior to becoming age 59½;

●	decreased following any withdrawals you take after becoming age 59½, if such withdrawal is in excess of the Stored Income Balance at the time of the withdrawal;

●	increased by any step-ups as described under "Step-Up Under the Income ON Demand Benefit";

●
increased to the extent you exercise your one-time option to use any amount of your Stored Income Balance to increase your Income Benefit Base, as described under "How the Income ON Demand Benefit Works"; and

●	increased by any subsequent Purchase Payments you make during the first year following the Issue Date.

Determining Your Stored Income Balance

On the Income ON Demand Coverage Date, your Stored Income Balance will equal your Annual Income Amount (i.e., 5% of your Income Benefit Base on that Date). After the initial Stored Income Balance has been set, your Stored Income Balance:

●	increases by 5% of any subsequent Purchase Payments you make during the first year following the Issue Date,

●	increases on each Account Anniversary by the amount of your Annual Income Amount determined on that Anniversary,

●	decreases by the amount of any withdrawals you take, and

●	decreases by the amount you use in exercising your "one-time" option to increase your Income Benefit Base (described under "How the Income ON Demand Benefit Works").

How the Income ON Demand Benefit Works

Under the terms of the Income ON Demand Benefit, you can take withdrawals up to the amount of your Stored Income Balance at any time, subject to the terms and conditions discussed below. If your Account Value is reduced to zero, as long as your Income Benefit Base is greater than zero, you will receive an amount equal to your Annual Income Amount every year of your life unless you choose to cancel the Rider. Although your Stored Income Balance will begin accumulating on the Income ON Demand Coverage Date, you may not begin withdrawing your Stored Income Balance until you are (or, for joint-life coverage, the younger spouse is) at least age 59½ without reducing your Income Benefit Base. You can continue to withdraw your Stored Income Balance until your Annuity Commencement Date.

Note that the timing and amount of your withdrawals may significantly decrease your total Income ON Demand Benefit, as described further under "Withdrawals Under the Income ON Demand Benefit" and "Tenth-Year Credit." Note also that investing in any Fund, other than a "Designated Fund," will cancel the Income ON Demand Benefit as described under "Cancellation of the Income ON Demand Benefit."

Your Stored Income Balance can be used in two ways. You can withdraw all or a portion of your Stored Income Balance through partial withdrawals, or you can use all or a portion of your Stored Income Balance to effect a "one-time" increase of your Income Benefit Base.

Withdrawals from your Stored Income Balance can be taken at any time after age 59½ without affecting your Income Benefit Base. If, at any time after age 59½ and prior to your Annuity Commencement Date, you make a withdrawal that does not exceed your Stored Income Balance your Stored Income Balance will be decreased by the amount withdrawn.

You also have the option to use all or a portion of your Stored Income Balance to increase your Income Benefit Base. This option allows you to increase your future Annual Income Amount. This option may be exercised only once and must occur prior to your Annuity Commencement Date and prior to the later of your tenth Account Anniversary and the Account Anniversary following your 65th birthday. If you choose to use any portion of your Stored Income Balance to increase your Income Benefit Base:

●	your Stored Income Balance will be decreased by the amount used;

●	the amount of Stored Income Balance used will be added to your Income Benefit Base; and

●	your Annual Income Amount will be reset on your next Account Anniversary to equal 5% of the then Income Benefit Base.

After you exercise this "one-time" option, your new Annual Income Amount will be added to your Stored Income Balance on each Account Anniversary, unless and until there is another occurrence (as noted in this section) that changes your Annual Income Amount.

Here is an example of how the Income ON Demand Benefit works.

Assume that you are age 60 when your Contract is issued with an initial Purchase Payment of $100,000. Assume you elected to participate in the Income ON Demand Benefit. Your Income Benefit Base is equal to your initial Purchase Payment on your Issue Date. Your Annual Income Amount is $5,000 (5% of your Income Benefit Base). Therefore, $5,000 will be added each year to your Stored Income Balance.

Year	Annual Income Amount		Stored Income Balance
	(Amount Added to Stored Income Balance)		(Cumulative Balance if No Withdrawals Taken)

1	$5,000	→	$5,000
2	$5,000	→	$10,000
3	$5,000	→	$15,000
4	$5,000	→	$20,000
5	$5,000	→	$25,000
6	$5,000	→	$30,000
7	$5,000	→	$35,000
8	$5,000	→	$40,000
9	$5,000	→	$45,000
10	$5,000	→	$50,000

Assume that, immediately prior to your tenth Account Anniversary, you decide to use the full amount of your Stored Income Balance ($50,000) to increase your Income Benefit Base. Your Income Benefit Base will be increased to $150,000. Your Annual Income Amount will be $7,500 (5% of your Income Benefit Base). Therefore $7,500 will be added each year to your Stored Income Balance.

Year	Annual Income Amount		Stored Income Balance
	(Amount Added to Stored Income Balance)		(Cumulative Balance if No Withdrawals Taken)

11	$7,500	→	$7,500
12	$7,500	→	$15,000
13	$7,500	→	$22,500
14	$7,500	→	$30,000
15	$7,500	→	$37,500

Assume instead that you decide to take a lump sum withdrawal of $50,000, thus depleting your Stored Income Balance. Your Income Benefit Base will remain at $100,000. Your Annual Income Amount remains at $5,000 (5% of your Income Benefit Base). Therefore $5,000 will be added each year to your Stored Income Balance.

Year	Annual Income Amount		Stored Income Balance
	(Amount Added to Stored Income Balance)		(Cumulative Balance if No Additional Withdrawals)

11	$5,000	→	$5,000
12	$5,000	→	$10,000
13	$5,000	→	$15,000
14	$5,000	→	$20,000
15	$5,000	→	$25,000

Withdrawals Under the Income ON Demand Benefit

     Withdrawals After Age 59½

Starting at age 59½, you may take annual withdrawals up to your Stored Income Balance without affecting your Income ON Demand Benefit. These withdrawals will reduce your Stored Income Balance by the full amount of the withdrawal, but will not change your Income Benefit Base.

Here is an example of a partial withdrawal that does not exceed your Stored Income Balance.

Using the facts of the first example, assume that, immediately prior to your tenth Account Anniversary, you decide to take a lump sum withdrawal of $30,000 from the $50,000 in your Stored Income Balance, thus reducing your Stored Income Balance to $20,000. Your Income Benefit Base will remain at $100,000. Your Annual Income Amount will remain at $5,000 (5% of your Income Benefit Base). Therefore $5,000 will be added each year to your Stored Income Balance.

Year	Annual Income Amount		Stored Income Balance
	(Amount Added to Stored Income Balance)		(Cumulative Balance if No Additional Withdrawals)

11	$5,000	→	$25,000
12	$5,000	→	$30,000
13	$5,000	→	$35,000
14	$5,000	→	$40,000
15	$5,000	→	$45,000

     Excess Withdrawals

If you take a withdrawal that exceeds your Stored Income Balance (or your Required Minimum Distribution Amount, if higher), your Income Benefit Base will be reset to equal the lesser of:

●	the Income Benefit Base prior to the withdrawal reduced by the amount of the withdrawal in excess of the Stored Income Balance (or your yearly Required Minimum Distribution Amount, if higher), and

●	the Account Value after the withdrawal.

Your Annual Income Amount will be recalculated based on the reduced Income Benefit Base. Here is an example of a withdrawal that exceeds your Stored Income Balance, thus reducing future Annual Income Amounts even if the market has performed well.

Using the facts of the first example, assume that, immediately prior to your tenth Account Anniversary, you decide to take a lump sum payment of $60,000 thus exceeding your Stored Income Balance of $50,000. Assume also that your Account Value immediately prior to the withdrawal is $120,000. Your Income Benefit Base will be reset to the lesser of (a) your old Income Benefit Base reduced by the excess of your withdrawal over the Stored Income Balance [$100,000 – ($60,000 - $50,000) = $90,000)] or (b) your new Account Value after the withdrawal ($120,000 - $60,000 = $60,000) or $60,000. Your new Annual Income Amount will be $3,000 (5% of your Income Benefit Base). Therefore $3,000 will be added each year to your Stored Income Balance.

Year	Annual Income Amount		Stored Income Balance
	(Amount Added to Stored Income Balance)		(Cumulative Balance if No Additional Withdrawals)

11	$3,000	→	$3,000
12	$3,000	→	$6,000
13	$3,000	→	$9,000
14	$3,000	→	$12,000
15	$3,000	→	$15,000

Excess withdrawals taken in a down market could even more severely reduce your Income ON Demand Benefit. Here is an example of an excess withdrawal taken after the investment performance of the Designated Funds has reduced your Account Value:

Using the facts of the preceding example, assume that your Account Value immediately prior to the withdrawal is $80,000. Your Income Benefit Base will be reset to equal the lesser of (a) your previous Income Benefit Base reduced by the excess of your withdrawal over the Stored Income Balance [$100,000 – ($60,000 - $50,000) = $90,000)] and (b) your Account Value immediately after the withdrawal ($80,000 - $60,000 = $20,000) or $20,000. Your new Annual Income Amount will be $1,000 (5% of your Income Benefit Base). Therefore, only $1,000 will be added each year to your Stored Income Balance.

Year	Annual Income Amount		Stored Income Balance
	(Amount Added to Stored Income Balance)		(Cumulative Balance if No Additional Withdrawals)

11	$1,000	→	$1,000
12	$1,000	→	$2,000
13	$1,000	→	$3,000
14	$1,000	→	$4,000
15	$1,000	→	$5,000

     Withdrawals Prior to Age 59½ (Early Withdrawals)

All withdrawals taken before age 59½ will be considered “early withdrawals” and the Income Benefit Base will be reset to equal the lesser of:

●	the Income Benefit Base prior to the withdrawal reduced by the amount of the withdrawal in excess of the Stored Income Balance (or your yearly Required Minimum Distribution Amount, if higher), and

●	the Account Value after the withdrawal.

Your Annual Income Amount will be recalculated based on the reduced Income Benefit Base.

Early withdrawals could severely reduce (or even exhaust) your Income ON Demand Benefit. Here is an example of an early withdrawal taken after the investment performance of the Designated Funds has reduced your Account Value.

Assume that you are age 50 when your Contract is issued with an initial Purchase Payment of $100,000 and that you elected to participate in the Income ON Demand Benefit. Your Income Benefit Base is set equal to your initial Purchase Payment on your Issue Date ($100,000), but benefits under the Income ON Demand Benefit do not begin to accrue until the first Account Anniversary after your 55th birthday (your Income ON Demand Coverage Date). Assume also that poor investment performance of your underlying funds has reduced your Account Value to $85,000 by the end of your second Account Year. At that time, you decide to withdraw $5,000, further reducing your Account Value to $80,000. Your Income Benefit Base will be reset to $80,000 which is the lesser of (1) your previous Income Benefit Base reduced by the amount of the withdrawal in excess of the Stored Income Balance ($100,000 - $5,000 = $95,000) and (2) your Account Value immediately after the withdrawal ($85,000 - $5,000 = $80,000). Assuming you take no additional withdrawals prior to your Income ON Demand Coverage Date, your Annual Income Amount will be $4,000 (5% of your Income Benefit Base.)

Year	Income Benefit Base	Annual Income Amount		Stored Income Balance
	(beginning of Account Year)	(Amount Added to Stored Income Balance)		(Cumulative Balance if No Withdrawals Taken)

1	$100,000	$0	→	$0
2	$100,000	$0	→	$0
3	$80,000	$0	→	$0
4	$80,000	$0	→	$0
5	$80,000	$0	→	$0
6	$80,000	$4,000	→	$4,000
7	$80,000	$4,000	→	$8,000
8	$80,000	$4,000	→	$12,000
9	$80,000	$4,000	→	$16,000
10	$80,000	$4,000	→	$20,000

In addition to reducing your Income ON Demand Benefit, any withdrawal before age 59½ could have adverse tax consequences. You should consult a qualified tax professional for more information.

     Depleting Your Account Value

If your Account Value is reduced to zero as a result of an "excess withdrawal" or an "early withdrawal" (as described above), your Stored Income Balance and your Income Benefit Base will both be reduced to zero. Therefore, your Contract, as well as your Income ON Demand Benefit, will end.

If, on the other hand, your Account Value is reduced to zero through any combination of poor investment performance of the Designated Funds, Contract charges, and withdrawals other than excess or early withdrawals, your Income Benefit Base will not be reduced. Your Contract will therefore end, but the Income ON Demand Benefit will continue.  That is to say, regardless of your age on the day the Account Value is reduced to zero, you will be entitled to receive annual payments. These payments will be equal to 5% of the amount of your Income Benefit Base, as determined on that day and increased (if you choose) by any remaining Stored Income Balance as described below. These payments will begin on the first Account Anniversary after your Account Value goes to zero and continue for as long as you live. If you elected joint-life coverage, the payments will continue until the death of both you and your spouse as described under "Death of the Participant Under the Income ON Demand Benefit with Joint-Life Coverage." If you have any remaining Stored Income Balance on the day your Account Value is reduced to zero, you will be notified that, before you begin to receive your "annual lifetime payments," you must deplete your Stored Income Balance by:

(a)	taking a lump sum withdrawal of your remaining Stored Income Balance,

(b)
using the remaining amount of your Stored Income Balance to increase your Income Benefit Base (and thus the amount of your "annual lifetime payments"), if you have not already exercised this one-time option as described under "How the Income ON Demand Benefit Works," or

(c)	using a combination of (a) and (b).

You should be aware, however, that a lump sum withdrawal could be subject to certain tax consequences. You should consult a qualified tax professional for more information.

Cost of the Income ON Demand Benefit

If you elect the Income ON Demand Benefit Rider, we will deduct a quarterly fee from your Account Value ("Income ON Demand Fee"). The Income ON Demand Fee will be taken as a specific deduction from your Account Value on the last valuation day of each Account Quarter. The Fee will be a percentage of your Income Benefit Base. This percentage rate will equal 0.1625% of your Income Benefit Base on the last day of the Account Quarter, if you elected single-life coverage (0.2125% for joint-life coverage). The maximum Income ON Demand Fee you can pay in any one Account Year is equal to 0.65% of the highest Income ON Demand Benefit Base at any point in that Account Year, if you elected single-life coverage (0.85% for joint-life coverage).

Your Income ON Demand Fee will not change during an Account Year, unless you take one of three specific actions:

●	If you make an additional Purchase Payment during your first Account Year, you will increase your Income Benefit Base and thus your Income ON Demand Fee.

●	If you take advantage of the one-time option to use all or a portion of your Stored Income Balance to increase your Income Benefit Base and thus your Income ON Demand Fee.

●	If you make a withdrawal prior to age 59½ or a withdrawal in excess of your Stored Income Balance, you will decrease your Income Benefit Base and thus your Income ON Demand Fee.

The investment performance of the Designated Funds will not affect your Income ON Demand Fee during an Account Year. However, as stated under "Step-Up Under the Income ON Demand Benefit," favorable investment performance may cause the Income Benefit Base to increase on an Account Anniversary. That would also increase your Income ON Demand Fee.

We will continue to deduct the Income ON Demand Fee until you annuitize your Contract, your Account Value reduces to zero, or your Income ON Demand Benefit is cancelled as described under "Cancellation of the Income ON Demand Benefit".

Tenth-Year Credit

If you make no withdrawals during your first ten Account Years, on your tenth Account Anniversary, we will credit your Account Value with an amount equal to the excess, if any, of your total Purchase Payments over your then Account Value. Your Income Benefit Base will not change. This tenth-year credit will be allocated to the Designated Fund in which you are invested at the time.

Step-Up Under the Income ON Demand Benefit

Regardless of your age on the Issue Date, on each Account Anniversary prior to your maximum Annuity Commencement Date, we will automatically step-up your Income Benefit Base, provided that you satisfy certain requirements. First, you must meet eligibility requirements:

●
Your Account Value less your Stored Income Balance must equal no more than $5,000,000. (For purposes of determining the $5,000,000 limit, we reserve the right, in our sole discretion, to aggregate your Account Value with the account values of all other variable annuity contracts you own issued by Sun Life Assurance Company of Canada (U.S.) or its affiliates.)

●
Your Account Value less your Stored Income Balance must be greater than your current Income Benefit Base. (If you have not yet reached your Income ON Demand Coverage Date and therefore do not yet have a Stored Income Balance, your Account Value must only be greater than your current Income Benefit Base.)

If you satisfy the eligibility requirements, we then consider whether market conditions have caused us to increase the percentage rate used to calculate the Income ON Demand Fee on newly issued Contracts. If we are no longer issuing Contracts with the Income ON Demand rider then the percentage rate we use to calculate your Income ON Demand Fee will be set based upon current market conditions at that time.

●
If we have not had to increase the percentage rate as described above, the percentage rate we use to calculate your Income ON Demand Fee will remain unchanged and we will automatically step-up your Income Benefit Base.

●
If we have had to increase the percentage rate as described above, we offer you the opportunity to step-up at the higher percentage rate. In this case, your written consent is required to accept the higher percentage rate used to calculate your Income ON Demand Fee and step-up your Income ON Demand Benefit.  If you do not consent to the step-up and higher percentage, the step-up will not be implemented and all subsequent step-ups under your Income ON Demand Benefit will also be suspended. You may thereafter submit an election form to us, however, in order to consent to the then-applicable percentage rate and thus reactivate subsequent automatic step-ups.

At the time of step-up, the step-up will increase your Income Benefit Base to an amount equal to your Account Value less your Stored Income Balance. After the step-up, your Annual Income Amount will be 5% of your new Income Benefit Base.

Designated Funds

To participate in the Income ON Demand Benefit, all of your Account Value must be invested in a "Designated Fund" at all times during the term of the Income ON Demand Benefit. (The term of the Income ON Demand Benefit is for life, unless your Income Benefit Base is reduced to zero or your Income ON Demand Benefit is terminated or cancelled as described under "Cancellation of the Income ON Demand Benefit," "Depleting Your Account Value," and "Annuitization Under the Income ON Demand Benefit.") The only Funds, dollar-cost averaging program options, and asset allocation models that currently qualify as "Designated Funds" are as follows:

Asset Allocation Models	Funds
Conservative Asset Allocation	Fidelity VIP Freedom 2010 Portfolio Service - Class 2
Conservative Moderate Asset Allocation	Fidelity VIP Freedom 2015 Portfolio Service - Class 2
Moderate Asset Allocation	Fidelity VIP Freedom 2020 Portfolio Service - Class 2
Moderate Aggressive Asset Allocation	Fidelity VIP Balanced Portfolio - Service Class 2
90/10 Masters Model	MFS® Total Return Portfolio - S Class
Build Your Portfolio	Oppenheimer Balanced Fund/VA - Service Shares
AllianceBernstein VPS Balanced Wealth Strategy Fund
Dollar-Cost Averaging Program Options	Van Kampen UIF Equity & Income Portfolio II
6-Month DCA Guarantee Option	Franklin Templeton VIP Founding Funds Allocation Fund
12-Month DCA Guarantee Option

One of the asset allocation models that qualifies as a Designated Fund is the portfolio model that applies to our "build your portfolio" program. That portfolio model and the "build your portfolio" program are described in "BUILD YOUR PORTFOLIO" and in "APPENDIX F -- BUILD YOUR PORTFOLIO."

We reserve the right to declare that a particular Fund no longer qualifies as a Designated Fund.  If you are invested in a Designated Fund at the time we declare the Fund no longer to be a Designated Fund, your Account Value can remain in that Fund without canceling your participation in a living benefit. However, any transfers or future Purchase Payments may only be allocated to a Fund that is declared by us to be a Designated Fund at the time of the transaction.  If you are invested in a Fund that has been declared by us to no longer be a Designated Fund, you must first transfer your Account Value from that Fund into a current Designated Fund if you want to make subsequent Purchase Payments. (Note that subsequent Purchase Payments can only be made during the first Account Year.) We also reserve the right to close Funds to new Contracts. We will, however, revise the prospectus to give notice to prospective investors of the closing of any Fund.  If a Designated Fund is closed to new Contracts, any current Account Value may remain in that Fund and future transfers and Purchase Payments to that Fund are permissible, as long as the Fund is still declared by us to be a Designated Fund.

Joint-Life Coverage

On the Issue Date, you have the option of electing the Income ON Demand Benefit with single-life coverage or, for a higher Income ON Demand Fee, with joint-life coverage. Once you make the election, you cannot switch between joint-life and single-life coverage, regardless of any change in life events.  Joint-life coverage is not available if you are unmarried on the Issue Date.

Joint-life coverage can be elected on an individually-owned Contract or on a co-owned Contract.  On an individually-owned Contract, joint-life coverage is available only if your spouse is the sole beneficiary on the Issue Date and remains the sole beneficiary while Income ON Demand is in effect. On a co-owned Contract, joint-life coverage is available only if you and your spouse are the only co-owners on the Issue Date and remain so while Income ON Demand is in effect. Whereas single-life coverage provides an Annual Income Amount only until any Participant dies, joint-life coverage provides an Annual Income Amount for as long as either you or your spouse is alive. Note that, for joint-life coverage to continue after the death of any Participant, the surviving spouse must elect to continue the contract through the “Spousal Continuance” provision.  See also “Death of the Participant Under the Income ON Demand Benefit with Joint-Life Coverage”.

If you have elected joint-life coverage, the Income On Demand Coverage Date will be your Issue Date if the younger spouse is at least age 55 on the Issue Date, and will be the first Account Anniversary after the younger spouse attains (or would have attained) age 55 if the younger spouse is less than age 55 on the Issue Date.  (For purposes of joint-life coverage, the younger spouse refers to the person who was the younger spouse on the Issue date, even if that person has died or is no longer married to the person who was his or her spouse on the Issue Date.)  On the Income On Demand Coverage Date, your Annual Income Amount will be calculated and begin accumulating. If withdrawals of the Stored Income Balance are taken before the date the younger spouse attains (or would have attained) age 59½, the withdrawal will be considered an "early withdrawal," and the Income Benefit Base will be reduced.

The two spouses on the Issue Date are the only two people covered under the joint-life feature.  If a Participant remarries, the new spouse is not covered under the joint-life feature.  Therefore, if the spouse on the Issue Date is no longer your spouse, the Income ON Demand benefits continue for your life and, when you die, annual withdrawals are no longer available.  Note that, when you elect joint-life coverage, you also elect the higher joint-life fee. That fee will not change as long as Income ON Demand is in effect, regardless of any change in life events.

If one spouse is significantly younger than the other spouse, you should carefully consider whether joint-life coverage is an appropriate choice in light of the possibly long waiting period before the benefit begins to store income and in light of the higher fee for joint-life coverage.

Joint-life coverage may not be available on all Contracts.

Cancellation of the Income ON Demand Benefit

Should you decide that the Income ON Demand Benefit is no longer appropriate for you, you may cancel the Income ON Demand Benefit at any time. Upon cancellation, all benefits and charges under the Income ON Demand Rider shall cease. Once cancelled, the Rider cannot be reinstated.

Although transfers among the Designated Funds are permitted as described under "Transfer Privilege," the Income ON Demand Rider will be cancelled automatically:

●	if any Purchase Payment is allocated to an investment option other than a Designated Fund; or

●	if any portion of Account Value maintained in a Designated Fund is transferred into an investment option other than a Designated Fund.

A change of ownership of the Contract may also cancel the Benefit.

Death of the Participant Under the Income ON Demand Benefit with Single-Life Coverage

If you selected single-life coverage, the Income ON Demand terminates on the death of any Participant and the Beneficiary may elect to exercise any of the available options under the Death Benefit provisions of the Contract. Alternately, the Beneficiary may elect to receive the Stored Income Balance. If your surviving spouse is the sole Beneficiary and elects to continue the Contract, your spouse has the additional option of electing to participate in a new Income ON Demand Benefit Rider on the original Contract (assuming that at the time of election the Income ON Demand Benefit is available to new Participants and your surviving spouse meets certain eligibility requirements). If the surviving spouse makes such election:

●	the new Account Value will be the greater of the Stored Income Balance on the original Contract or the Death Benefit;

●	the new Income ON Demand Fee will be set by us based on market conditions at the time and may be higher than the current Income ON Demand Fee;

●	the new Income Benefit Base will be equal to the Account Value after any Death Benefit has been credited; and

●	the new Stored Income Balance will be reset to zero.

Death of the Participant Under the Income ON Demand Benefit with Joint-Life Coverage

If the surviving spouse on the Death Benefit Date was not the spouse of a Participant on the original Contract’s Issue Date, then this section does not apply, even if joint-life coverage was elected.  In such case, if a Participant dies while participating in the Income ON Demand Benefit, the provisions of the section titled “Death of the Participant Under the Income ON Demand Benefit with Single-Life Coverage” will apply.

If you purchased joint-life coverage and one of the Participants dies, the Income ON Demand Benefit will continue, provided that the surviving spouse, as the sole beneficiary, continues the Contract. In such case:

●	the new Account Value will be equal to the Death Benefit;

●	the Stored Income Balance will remain unchanged;

●	the Income Benefit Base will remain unchanged until the next Account Anniversary when a step-up could apply due to an increase in Account Value (see "Step-Up Under the Income ON Demand Benefit");

●	on each Account Anniversary, the Annual Income Amount will be equal to the Income Benefit Base multiplied by 5%; and

●	the Income ON Demand fee for the joint-life coverage option will continue for the surviving spouse as it was immediately prior to the death of the Participant.

At the death of the surviving spouse, the Contract, including the Income ON Demand Benefit, terminates.

If you purchased joint life coverage and the deceased Participant's surviving spouse does not continue the Contract, your Beneficiary may elect any available option under the Death Benefit provisions of the Contract.

Annuitization Under the Income ON Demand Benefit

Under the terms of the Income ON Demand Benefit, if your Account Value is greater than zero on your maximum Annuity Commencement Date, you may elect to:

(1)	surrender your Contract and receive your Cash Surrender Value (or your Stored Income Balance, if greater),

(2)	annuitize your Account Value under one of the then currently available Annuity Options, or

(3)
(a) receive any remaining Stored Income Balance in a single sum and (b) annuitize your remaining Account Value as a single-life annuity (or a joint-life annuity, if joint-life coverage was elected at issue and you are still eligible to receive it) with an annualized annuity payment of not less than 5% of your then current Income Benefit Base.

If you make no election, we will default your choice to option 3.

If your Account Value has been reduced to zero (other than as a result of an "early withdrawal" or an "excess withdrawal"), and your Income Benefit Base is greater than zero on or before your maximum Annuity Commencement Date, you will receive your full Annual Income Amount each year until you die. For a more complete discussion of this, see "Depleting Your Account Value."

Certain Tax Considerations

Certain tax considerations may be important to you in connection with a living benefit rider, such as Income ON Demand. For a discussion of some of these considerations, please refer to "TAX ISSUES UNDER OPTIONAL LIVING BENEFIT RIDERS" and "TAX CONSIDERATIONS - Impact of Optional Death Benefit and Optional Living Benefit Riders."

OPTIONAL LIVING BENEFIT RIDER: RETIREMENT ASSET PROTECTORSM

The following optional living benefit rider will be available starting May 5, 2008.

On or before the Issue Date, you may elect to participate in an optional living benefit rider known as the Retirement Asset Protector Rider. To describe how the Retirement Asset Protector Rider works, we use the following definitions:

Retirement Asset Protector Benefit Base:
An amount equal to the sum of all Purchase Payments made during the first year following your Issue Date, decreased by any partial withdrawals taken and increased by any step-ups as described under "Step-Up Under the Retirement Asset Protector Rider."

GMAB Maturity Date:
The date when the Retirement Asset Protector Rider matures. If you are younger than 85 on the Issue Date, your GMAB Maturity Date is the later of your 10th Account Anniversary or 10 years from the date of your most recent step-up. (See "Step-Up Under the Retirement Asset Protector Rider.") If you are 85 on the Issue Date, your GMAB Maturity Date is your maximum Annuity Commencement Date.

You and Your:
Under the Retirement Asset Protector Rider, the terms "you" and "your" refer to the oldest Participant or the surviving spouse of the oldest Participant as described under "Death of the Participant Under the Retirement Asset Protector Rider." In the case of a non-natural Participant, these terms refer to the oldest annuitant.

The Retirement Asset Protector Rider is designed for long-term investors. It provides them with the security of knowing that their investments will be protected during down markets or, if that guarantee is not needed, that their Retirement Asset Protector Fees will be refunded. The Retirement Asset Protector Rider guarantees a return of the greater of:

●	the excess of your Retirement Asset Protector Benefit Base over your Account Value or
●	your total fees paid for the Retirement Asset Protector Rider ("Retirement Asset Protector Fees"),

regardless of the investment performance of the Designated Funds, provided that you have reached the GMAB Maturity Date.

The Retirement Asset Protector Rider may be appropriate for investors who:

●	want to protect their principal and who can afford to wait at least 10 years before withdrawing from their investment.
●	want a refund of their fees if the guarantee is not needed.

The Retirement Asset Protector Rider may be inappropriate for investors who:

●	want lifetime income guarantees.
●	want to invest in funds other than a "Designated Fund."
●	are invested in contributory plans, because the Retirement Asset Protector Benefit prohibits any Purchase Payments after the first Account Anniversary.

You may elect to participate in the Retirement Asset Protector Rider, if:

●	the rider is available for sale both in the state where the Contract is sold, and in the state where the Participant resides;

●
neither the oldest Participant nor the oldest Annuitant has attained age 86 on or before the date we receive your application in good order (in the case of a non-natural Participant, the oldest Annuitant has not reached age 86 on or before that date);

●	you limit the allocation of your Purchase Payments and Account Value to the investment options, known as "Designated Funds," that we make available with the Retirement Asset Protector Rider;

●	you do not elect the EEB Premier Plus Optional Death Benefit Rider; and

●	you do not elect any other optional living benefit rider available under your Contract.

If you are participating in the Retirement Asset Protector Rider, you may not make Purchase Payments after the first year following your Issue Date.

Cost of the Retirement Asset Protector Rider

If you elect the Retirement Asset Protector Rider, we will deduct a quarterly fee from your Account Value ("Retirement Asset Protector Fee"). The Retirement Asset Protector Fee will be taken as a specific deduction from your Account Value on the last valuation day of each Account Quarter. The Fee will be a percentage of your Retirement Asset Protector Benefit Base. This percentage rate will equal 0.0875% of your Retirement Asset Protector Benefit Base on the last day of the Account Quarter. The maximum Retirement Asset Protector Fee you can pay in any one Account Year is equal to 0.35% of the highest Retirement Asset Protector Benefit Base at any point in that Account Year.

Your Retirement Asset Protector Fee will not change, unless you take one of these specific actions:

●	If you made an additional Purchase Payment during your first Account Year, you will increase your Retirement Asset Protector Benefit Base and thus your Retirement Asset Protector Fee.

●	If you make a partial withdrawal, you will decrease your Retirement Asset Protector Benefit Base and thus your Retirement Asset Protector Fee.

●	If you elect to "step-up" your Retirement Asset Protector Benefit Base, your Retirement Asset Protector Fee will increase.

The investment performance of the Designated Funds will not affect your Retirement Asset Protector Fee unless you elect a step-up of your Retirement Asset Protector Benefit Base.

We will continue to deduct the Retirement Asset Protector Fee until:

●	you annuitize your Contract;

●	the Retirement Asset Protector Rider matures on the GMAB Maturity Date;

●	your Retirement Asset Protector Rider is cancelled as described under "Cancellation of the Retirement Asset Protector Rider;" or

●	your Account Value is reduced to zero.

How the Retirement Asset Protector Rider Works

On the GMAB Maturity Date, we will credit your Account Value with an amount equal to the greater of (a) any excess of your Retirement Asset Protector Benefit Base over your Account Value after adjusting for any Contract charges and (b) the total amount of Retirement Asset Protector Fees paid between the Issue Date and the GMAB Maturity Date. To determine the value of (b), we multiply:

●	the sum of the value of the Retirement Asset Protector Benefit Base on the last day of each Account Quarter since the Issue Date times

●	one quarter of the annual Retirement Asset Protector Fee (0.35% ÷ 4).

The greater of the two amounts will be allocated to the Designated Fund in which you are invested at that time. Here is an example of how we calculate benefits under the Retirement Asset Protector Rider:

●
Assume that you purchased a Contract on January 2, 2009 with an initial Purchase Payment of $100,000 and you selected the Retirement Asset Protector Rider. Your Retirement Asset Protector Benefit Base equals your Purchase Payment amount of $100,000.

●	Assume you make an additional Purchase Payment of $50,000 on February 2, 2009, thus increasing your Retirement Asset Protector Benefit Base to $150,000.
●	Assume you make no withdrawals or additional Purchase Payments prior to the GMAB Maturity Date on January 2, 2019.
●
Assume that, because of poor investment performance, your Account Value on January 2, 2019 is $140,000. The excess of your Retirement Asset Protector Benefit Base over your Account Value is $10,000 ($150,000 - $140,000). The total amount of Retirement Asset Protector Fees paid is equal to the sum of the value of the Retirement Asset Protector Benefit Bases on the last day of each Account Quarter since the Inception Date ($150,000 x 40) times one quarter of the annual Retirement Asset Protector Fee (0.35% ÷ 4). In this case, the total amount of rider fees paid is $5,250. Therefore, we will credit $10,000 to your Account Value.

●
Assume instead that, because of better investment performance, your Account Value on January 2, 2019, is $155,000. Because your Account Value is greater than your Retirement Asset Protector Benefit Base, your Account Value will be credited with the total amount of Retirement Asset Protector Fees paid. In this case, the amount will be $5,250.

Withdrawals Under the Retirement Asset Protector Rider

All withdrawals you take, including any Required Minimum Distribution Amounts, will reduce the dollar value of the Retirement Asset Protector Benefit Base proportionally to the amount withdrawn. For example, after a partial withdrawal, the new Retirement Asset Protector Benefit Base will equal:

Retirement Asset Protector Benefit Base immediately before partial withdrawal	X	Account Value immediately after partial withdrawal Account Value immediately before partial withdrawal

Taking withdrawals may reduce the value of your Retirement Asset Protector Rider by an amount greater than the amount of the withdrawal. Here is an example of how we handle withdrawals under the Retirement Asset Protector Rider:

●
Assume that you purchased a Contract on January 2, 2009 with an initial Purchase Payment of $100,000 and you selected the Retirement Asset Protector Rider. Your Retirement Asset Protector Benefit Base equals your Purchase Payment amount of $100,000.

●
Assume that, on March 10, 2011, your Account Value is $80,000. Assume further that you take a withdrawal of $10,000 on that date, thus reducing your Account Value to $70,000. Your Retirement Asset Protector Benefit Base is reduced proportionally to the amount withdrawn. Therefore your new Retirement Asset Protector Benefit Base is $100,000 x ($70,000 ÷ $80,000), or $87,500.

●	Assume you make no additional withdrawals prior to the GMAB Maturity Date on January 2, 2019.
●
Assume that, because of investment performance, your Account Value on January 2, 2019 is $80,000. The excess of your Retirement Asset Protector Benefit Base over your Account Value is $7,500 ($87,500 - $80,000). The total amount of Retirement Asset Protector Fees paid is equal to the sum of the value of your Retirement Asset Protector Benefit Bases on the last day of each Account Quarter since the Issue Date [($100,000 x 8) + ($87,500 x 32)] times one quarter of your annual Retirement Asset Protector Fee (0.35% ÷ 4). In this case, the total amount of rider fees paid is $3,150. Therefore, we will credit $7,500 to your Account Value.

Step-Up Under the Retirement Asset Protector Rider

On or after your first Account Anniversary, you may elect to increase your Retirement Asset Protector Benefit Base to your then current Account Value. The step-up election may be made on any day on or after your first Account Anniversary. (We reserve the right, in our sole discretion, to require step-up elections to occur only on Account Anniversaries.)

If you are participating in the Retirement Asset Protector Rider, on the day we receive your step-up election notice in good order (the "Step-Up Date"), we will increase your Retirement Asset Protector Benefit Base to an amount equal to your Account Value if eligible. If you elect to step-up, at least 1 full year from the Step-Up Date must pass before you can elect another step-up. You can only elect to step-up if:

●	your current Account Value is greater than the current Retirement Asset Protector Benefit Base, and

●	your Account Value is $5,000,000 or less on your Step-Up Date.

For purposes of determining the $5,000,000 limit, we reserve the right, in our sole discretion, to aggregate your Account Value with the account values of all other variable annuity contracts you own that have been issued by Sun Life Assurance Company of Canada (U.S.) or its affiliates.

Under the Retirement Asset Protector Rider, your Step-Up Date must be at least 10 years prior to your maximum Annuity Commencement Date. If you have selected an Annuity Commencement Date that is prior to the maximum Annuity Commencement Date but is less than 10 years after your Step-Up Date, then we will automatically extend your Annuity Commencement Date to equal your GMAB Maturity Date.

Without a step-up, your benefit under the Retirement Asset Protector Rider will "mature" on your 10th Account Anniversary. If you elect to step-up your Retirement Asset Protector Benefit Base, your benefit under the Retirement Asset Protector Rider will mature 10 years from the most recent Step-Up Date. In either case, on the day your Retirement Asset Protector Rider matures (the "GMAB Maturity Date"), we will credit the greater of:

●	any excess of your Retirement Asset Protector Benefit Base over your Account Value, or

●	the total amount of fees you paid for the Retirement Asset Protector Rider.

●
Assume that you purchased a Contract on January 2, 2009 with an initial Purchase Payment of $100,000 and you selected the Retirement Asset Protector Rider. Assume further that your Retirement Asset Protector Fees remain constant until the GMAB Maturity Date. Your Retirement Asset Protector Benefit Base equals your Purchase Payment amount of $100,000.

●
Assume that, on January 2, 2010, your Account Value is $118,000. Because your Account Value is greater than your Retirement Asset Protector Benefit Base, you elect to step-up to a new ten-year period with a new Retirement Asset Protector Benefit Base of $118,000. Your new GMAB Maturity Date will be January 2, 2020.

●	Assume you make no withdrawals prior to the GMAB Maturity Date on January 2, 2020.
●
Assume that your Account Value on January 2, 2020 is $112,000. The excess of your Retirement Asset Protector Benefit Base over your Account Value is $6,000 ($118,000 - $112,000). The total amount of Retirement Asset Protector Fees paid is equal to the sum of the value of your Retirement Asset Protector Benefit Bases on the last day of each Account Quarter since the Issue Date [($100,000 x 4) + ($118,000 x 40)] times one quarter of your annual Retirement Asset Protector Fee (0.35% ÷ 4). In this case, the total amount of rider fees paid is $4,480. Therefore, we will credit $6,000 to your Account Value.

We reserve the right to discontinue offering the step-up provision of the Retirement Asset Protector Rider if we determine that, based upon market conditions at the time of the step-up, we can no longer offer the Retirement Asset Protector Rider to new Contracts at the current percentage rate used to calculate the Retirement Asset Protector Fee as set forth under "Cost of the Retirement Asset Protector Rider." In that case, we will send notification that the step-up provision under your Contract has been discontinued unless you elect to begin a new step-up provision at the higher percentage rate. Your written consent is required to accept the higher percentage rate and continue to step-up.

Renewal of the Retirement Asset Protector Rider

If you elect to participate in the Retirement Asset Protector Rider and you remain in the Rider until it matures, you may elect to renew your participation in the Retirement Asset Protector Rider, provided that we are still offering the Retirement Asset Protector Rider to new Participants. Upon renewal, the annual charge for participation in the Retirement Asset Protector Rider will be extended under the terms and conditions applicable to new Participants at that time. We reserve the right, in our sole discretion, to stop offering the Retirement Asset Protector Rider to new Participants, in which case renewals will no longer be available.

Designated Funds

To participate in the Retirement Asset Protector Rider, all of your Account Value must be invested in a "Designated Fund" at all times during the term of the GMAB Maturity Date. Your application package contains a list of the only Funds, Guarantee Period dollar cost averaging programs, and asset allocation models that currently qualify as "Designated Funds." The only Funds, dollar-cost averaging program options, and asset allocation models that currently qualify as "Designated Funds" are as follows:

Asset Allocation Models	Funds
Conservative Asset Allocation	Fidelity VIP Freedom 2010 Portfolio Service - Class 2
Conservative Moderate Asset Allocation	Fidelity VIP Freedom 2015 Portfolio Service - Class 2
Moderate Asset Allocation	Fidelity VIP Freedom 2020 Portfolio Service - Class 2
Moderate Aggressive Asset Allocation	Fidelity VIP Balanced Portfolio - Service Class 2
90/10 Masters Model	MFS® Total Return Portfolio - S Class
Build Your Portfolio	Oppenheimer Balanced Fund/VA - Service Shares
AllianceBernstein VPS Balanced Wealth Strategy Fund
Dollar-Cost Averaging Program Options	Van Kampen UIF Equity & Income Portfolio II
6-Month DCA Guarantee Option	Franklin Templeton VIP Founding Funds Allocation Fund
12-Month DCA Guarantee Option

One of the asset allocation models that qualifies as a Designated Fund is the portfolio model that applies to our "build your portfolio" program. That portfolio model and the "build your portfolio" program are described in "BUILD YOUR PORTFOLIO" and in "APPENDIX F -- BUILD YOUR PORTFOLIO."

We reserve the right to declare that a particular Fund no longer qualifies as a Designated Fund.  If you are invested in a Designated Fund at the time we declare the Fund no longer to be a Designated Fund, your Account Value can remain in that Fund without canceling your participation in a living benefit. However, any transfers or future Purchase Payments may only be allocated to a Fund that is declared by us to be a Designated Fund at the time of the transaction.  If you are invested in a Fund that has been declared by us to no longer be a Designated Fund, you must first transfer your Account Value from that Fund into a current Designated Fund if you want to make subsequent Purchase Payments. (Note that subsequent Purchase Payments can only be made during the first Account Year.) We also reserve the right to close Funds to new Contracts. We will, however, revise the prospectus to give notice to prospective investors of the closing of any Fund.  If a Designated Fund is closed to new Contracts, any current Account Value may remain in that Fund and future transfers and Purchase Payments to that Fund are permissible, as long as the Fund is still declared by us to be a Designated Fund.

Cancellation of the Retirement Asset Protector Rider

You may cancel the Retirement Asset Protector Rider at any time. Upon cancellation, all benefits and charges under the Rider shall cease.  Once cancelled, the Rider cannot be reinstated.

Although transfers among the Designated Funds are permitted as described under "Transfer Privilege," the Retirement Asset Protector Rider will be cancelled automatically:

●	if any Purchase Payment is allocated to an investment option other than a Designated Fund; or

●	if any portion of Account Value maintained in a Designated Fund is transferred into any investment option other than a Designated Fund.

A change of ownership of the Contract may also cancel the Benefit.

Death of the Participant Under the Retirement Asset Protector Rider

If the Participant dies while participating in the Retirement Asset Protector Rider, all benefits and charges under the Rider will automatically terminate when we receive Due Proof of Death, unless the surviving spouse is the sole Beneficiary and elects to continue the Contract. The surviving spouse has two options under the Contract (assuming that the rider is available to new Participants at the time of such election and the surviving spouse meets certain eligibility requirements).

(1)
The spouse can automatically continue in the Retirement Asset Protector Rider even though the Account Value may have been enhanced under the provisions of the death benefit. (See "Spousal Continuance" under "DEATH BENEFIT.")  The GMAB Maturity Date does not change.

(2)
The surviving spouse can elect to participate in a new Retirement Asset Protector Rider on the original Contract.  The Retirement Asset Protector Fee may be higher than your current fee. The Retirement Asset Protector Fee will be set by us based upon market conditions at the time of election. The Retirement Asset Protector Benefit Base will be equal to the Account Value after the death benefit has been credited. The new GMAB Maturity Date will be 10 years after the Retirement Asset Protector Rider has been re-elected.

Certain Tax Considerations

Certain tax considerations may be important to you in connection with a living benefit rider, such as Retirement Asset Protector. For a discussion of some of these considerations, please refer to "TAX ISSUES UNDER OPTIONAL LIVING BENEFIT RIDERS" and "TAX CONSIDERATIONS - Impact of Optional Death Benefit and Optional Living Benefit Riders."

BUILD YOUR PORTFOLIO

Among the choices of "Designated Funds" is a selection of funds ("portfolio model") that you design yourself using certain broad guidelines that we provide. To "build your portfolio," you pick funds from the asset classes available at that time. Altogether you must choose at least three funds but no more than 18 funds for your portfolio model. The amount you may invest in each asset class is determined by a percentage range that we provide for each asset class. The sum of the percentages you invest in the asset classes altogether must total 100%. A chart showing the Funds available in each asset class and the percentage range assigned to each asset class is included in Appendix F.

You may transfer funds within the asset classes as long as your allocations remain within the percentage ranges we have established, and you adhere to the transfer provisions of your Contract. (See "Transfer Privilege," Short-Term Trading," and "Funds' Shareholder Trading Policies.") Withdrawals out of your portfolio model will be taken pro-rata from each of your selected Funds. Any additional Purchase Payments will be allocated proportionally to your current Fund selection. At any time you can change your Fund selection by providing new allocation instructions. (Under the terms of the living benefit riders, however, there are certain limits on the times when you can make additional Purchase Payments.) Your new instructions will change your existing allocations accordingly. Your portfolio will be rebalanced quarterly to maintain your percentage allocations in line with the performance of the Funds over the prior quarter.

If at any time, a fund is closed to new business, no new payments or transfers into the fund will be permitted. However, portfolio rebalancing of the fund will continue. To make a payment into your portfolio model after a fund within the model has been closed, you must redesign your portfolio model without the closed fund. Your entire Account Value will then be reallocated to your new portfolio model.

TAX ISSUES UNDER OPTIONAL LIVING BENEFIT RIDERS

If your Contract is a Non-Qualified Contract, it is possible that the election of an optional living benefit rider might increase the taxable portion of any withdrawal you make from the Contract.

If your Contract is a Qualified Contract, the retirement plan governing that Qualified Contract may be subject to certain Required Minimum Distribution ("RMD") provisions imposed by the Internal Revenue Code (the "Code") and IRS regulations (collectively, the "Federal Tax Laws"). These RMD provisions require that a yearly amount be distributed from the retirement plan beginning generally in the calendar year in which you attain age 70½. Your failure to withdraw your yearly RMD amount from your retirement plan could result in adverse tax treatment. Because for certain retirement plans we do not know what assets are held by the plan, we assume for all plans that the Qualified Contract is the only asset and we determine a yearly RMD amount for only this Contract ("Yearly RMD Amount").

Please refer to "Tax Considerations - Impact of Optional Death Benefit and Optional Living Benefit Riders" for more information regarding these and other tax issues that you should consider before electing to participate in an optional living benefit rider.

Tax Issues Under the Secured Returns for Life Plus Benefit

When you elect to participate in the WB Plan, we will inform you that you may withdraw annual amounts up to your Yearly RMD Amount without reducing your guaranteed withdrawal benefit. To assist you in complying with the RMD requirements, each year, we will notify you in early January of your calculated Yearly RMD Amount and inform you that you may withdraw annual amounts up to your Yearly RMD Amount without reducing your guaranteed withdrawal benefit.

In the event that your Yearly RMD Amount attributable to your Contract is greater than the maximum withdrawal amount permitted each year under the WB Plan, we are currently waiving withdrawal provisions under Secured Returns for Life Plus as follows. If you withdraw all or a portion of your Qualified Contract's Yearly RMD Amount from the Contract while participating in the WB Plan, we reduce your Account Value and your RGLB amount, dollar for dollar, by the amount of the withdrawal. We will not, however, penalize you if the current Federal Tax Laws require you to withdraw from your Contract an amount greater than either your Maximum WB Amount, or your Maximum WB for Life Amount. In other words, we will not reduce your GLB Base, Lifetime Income Base, or Bonus Base, if a Yearly RMD Amount exceeds either your Maximum WB Amount or your Maximum WB for Life Amount, provided that:

●
you withdraw your Qualified Contract's first Yearly RMD Amount in the calendar year you attain age 70½ rather than postponing the withdrawal of that Amount until the first quarter of the next calendar year, and

●	you do not make any withdrawal from your Qualified Contract that would result in you receiving, in any Account Year, more than one calendar year's Yearly RMD Amount.

If there is any change to the current Code or IRS rules governing the timing or determination of RMD amounts (including, but not limited to, amendments to the current IRS regulations or the issuance of IRS guidance), then we reserve the right to reduce GLB Base, Lifetime Income Base, Bonus Base, or all of these amounts, per the terms of the rider regarding excess withdrawals, when a Yearly RMD Amount withdrawn from your Contract exceeds either your Maximum WB Amount or your Maximum WB for Life Amount. Notice will be given to Contract Owners before we exercise this right.

If you withdraw all or a portion of your Qualified Contract's Yearly RMD Amount from the Contract while participating in the AB Plan, we reduce your Account Value by the amount of the withdrawal and your GLB amount, Bonus Base and any accrued bonus amounts proportionally (see "Withdrawals Under the Optional Living Benefit Rider").

Tax Issues Under the Retirement Income Escalator Benefit

When you elect to participate in the Retirement Income Escalator Benefit, we will inform you that you may withdraw annual amounts up to your Yearly RMD Amount without reducing your guaranteed withdrawal benefit. To assist you in complying with the RMD requirements, each year, we will notify you in early January of your calculated Yearly RMD Amount and inform you that you may withdraw annual amounts up to your Yearly RMD Amount without reducing your guaranteed withdrawal benefit.

In the event that your Yearly RMD Amount attributable to your Contract is greater than the maximum withdrawal amount permitted each year under the RIE Benefit, we are currently waiving withdrawal provisions as follows. If you withdraw all or a portion of your Qualified Contract's Yearly RMD Amount from the Contract while participating in the RIE Benefit, we reduce your Account Value dollar for dollar by the amount of the withdrawal. In addition, for that year only, your Annual Withdrawal Amount under the RIE Benefit will be reduced, dollar for dollar, by the amount of the withdrawal. We will not, however, penalize you if the current Federal Tax Laws require you to withdraw from your Contract an amount greater than your Annual Withdrawal Amount. In other words, we will not reduce your Annual Withdrawal Amount for future years (or your Withdrawal Benefit Base or Bonus Base), if a Yearly RMD Amount exceeds your Annual Withdrawal Amount, provided that:

●
you withdraw your Qualified Contract's first Yearly RMD Amount in the calendar year you attain age 70½ rather than postponing the withdrawal of that Amount until the first quarter of the next calendar year, and

●	you do not make any withdrawal from your Qualified Contract that would result in you receiving, in any Account Year, more than one calendar year's Yearly RMD Amount.

If there is any change to the current Code or IRS rules governing the timing or determination of RMD amounts (including, but not limited to, amendments to the current IRS regulations or the issuance of IRS guidance), then we reserve the right to reduce the Annual Withdrawal Amount, Withdrawal Benefit Base or Bonus Base per the terms of the rider regarding excess withdrawals, when a Yearly RMD Amount withdrawn from your Contract exceeds your Annual Withdrawal Amount. (See "Withdrawals under the RIE.") Notice will be given to Contract Owners before we exercise this right.

Tax Issues Under the Income ON Demand Benefit

When you elect to participate in the Income ON Demand Benefit, you may withdraw annual amounts up to the Yearly RMD Amount without affecting your Income ON Demand Benefit, subject to the conditions stated below. In the event that your Yearly RMD Amount attributable to your Contract is greater than your Stored Income Balance, we are currently waiving the withdrawal provisions under the Income ON Demand Benefit as follows. If you withdraw all or a portion of your Qualified Contract's Yearly RMD Amount from the Contract while participating in the Income ON Demand Benefit, we reduce your Account Value and your Stored Income Balance, dollar for dollar, by the amount of the withdrawal to a value not less than zero. We will not, however, penalize you if the current Federal Tax Laws require you to withdraw from your Contract an amount greater than your Stored Income Balance. In other words, if a Yearly RMD Amount exceeds your Stored Income Balance, we will reduce your Stored Income Balance, but we will not reduce your Income Benefit Base, provided that:

●
you withdraw your Qualified Contract's first Yearly RMD Amount in the calendar year you attain age 70½ rather than postponing the withdrawal of that Amount until the first quarter of the next calendar year, and

●	you do not make any withdrawal from your Qualified Contract that would result in you receiving, in any Account Year, more than one calendar year's Yearly RMD Amount.

If there is any change to the current Code or IRS rules governing the timing or determination of RMD Amounts (including, but not limited to, amendments to the current IRS regulations or the issuance of IRS guidance), we reserve the right, in our sole discretion, to reduce your Stored Income Balance and your Income Benefit Base, or both of these amounts, per the terms of the Income ON Demand Rider regarding excess withdrawals (see "Withdrawals Under the Income ON Demand Benefit"), when a Yearly RMD Amount withdrawn from your Contract exceeds your Stored Income Balance. Notice will be given to Contract Owners before we exercise this right.

Tax Issues Under the Retirement Asset Protector Rider

If you withdraw all or a portion of your retirement plan's Yearly RMD Amount from the your Qualified Contract while participating in the Retirement Asset Protector Rider, we reduce your Account Value by the amount of the withdrawal and your Retirement Asset Protector Benefit Base proportionally (see "Withdrawals Under the Retirement Asset Protector Rider").

DEATH BENEFIT

If the Covered Person dies during the Accumulation Phase, we may pay a death benefit to the designated Beneficiary(ies), using the payment method elected (a single cash payment or one of our Annuity Options). If the Beneficiary is not living on the date of death of the Covered Person, we may pay the death benefit to the surviving Participant, if any, or, if there is no Participant, in one sum to your estate. We do not pay a death benefit if the Covered Person dies during the Income Phase. However, the Beneficiary will receive any annuity payments provided under an Annuity Option that is in effect. If the Contract names more than one Covered Person, we will pay the death benefit upon the first death of such Covered Persons.

Amount of Death Benefit

To calculate the amount of the death benefit, we use a "Death Benefit Date." The Death Benefit Date is the date we receive Due Proof of Death of the Covered Person in an acceptable form, if you have elected a death benefit payment method before the death of the Covered Person and it remains in effect. Otherwise, the Death Benefit Date is the later of the date we receive Due Proof of Death or the date we receive the Beneficiary's election of either payment method or, if the Beneficiary is your spouse, Contract continuation. If we do not receive the Beneficiary's election within 60 days after we receive Due Proof of Death, we reserve the right to provide a lump sum to your Beneficiary.

The amount of the death benefit is determined as of the Death Benefit Date.

The Basic Death Benefit

In general, if you were 85 or younger on your Open Date, the death benefit will be the greatest of the following amounts:

(1)	your Account Value for the Valuation Period during which the Death Benefit Date occurs;

(2)	the amount we would pay if you had surrendered your entire Account on the Death Benefit Date; and

(3)
your total Adjusted Purchase Payments (Purchase Payments x (Account Value after withdrawal ÷ Account Value before withdrawal)) as of the Death Benefit Date. See "Calculating the Death Benefit." Because of the way that Adjusted Purchase Payments are computed, a withdrawal may cause the basic death benefit to decrease by more than the amount of the withdrawal.

If you were 86 or older on your Open Date, the death benefit is equal to amount (2) above. Because this amount will reflect any applicable Market Value Adjustment, it may be less than your Account Value.

Optional Death Benefit Riders

Subject to availability in your state, you may enhance the "basic death benefit" by electing one of the following optional death benefit riders. You must make your election on or before the Issue Date. You will pay a charge for the optional death benefit rider you elect. (For a description of these charges, see "Charges for Optional Benefit Riders.") The riders are available only if you are younger than 80 on the Open Date. The optional death benefit election may not be changed after the Contract's Issue Date. The death benefit under all optional death benefit riders will be adjusted for all partial withdrawals as described in this Prospectus under the heading "Calculating the Death Benefit." For examples of how the death benefit is calculated under the optional death benefit riders, see Appendix C.

If your Contract is a Qualified Contract, required minimum distributions under the Internal Revenue Code may affect the value of these optional benefits to you.  Please refer to "Impact of Optional Death Benefit and Optional Living Benefit Riders" under "TAX CONSIDERATIONS" for more information regarding tax issues that you should consider before electing these optional benefits.

     Maximum Anniversary Account Value ("MAV") Rider

Under this rider, the death benefit will be the greater of:

●	the amount payable under the basic death benefit above, or

●
your Highest Account Value on any Account Anniversary before the Covered Person's 81st birthday, adjusted for any subsequent Purchase Payments and partial withdrawals made between that Account Anniversary and the Death Benefit Date.

In determining the Highest Account Value, on the second and each subsequent Account Anniversary, the current Account Value is compared to the previous Highest Account Value, adjusted for any Purchase Payments and partial withdrawals made during the Account Year ending on that Account Anniversary. If the current Account Value exceeds the adjusted Highest Account Value, the current Account Value will become the new Highest Anniversary Account Value.

     5% Premium Roll-Up ("5% Roll-Up") Rider

Under this rider, the death benefit will be the greater of:

●	the amount payable under the basic death benefit above, or

●	the sum of your total Purchase Payments plus interest accruals, adjusted for partial withdrawals.

Under this rider, interest accrues at a rate of 5% per year on Purchase Payments and transfers to the Variable Account while they remain in the Variable Account. The 5% interest accruals will continue until the earlier of:

●	the first day of the month following your 80th birthday, or

●	the day the death benefit amount under this rider equals twice the sum of your Adjusted Purchase Payments.

     Earnings Enhancement Benefit Premier ("EEB Premier") Rider

If you elect this EEB Premier Rider, your death benefit will be the amount payable under the basic death benefit, PLUS the "EEB Premier amount." Calculated as of the Death Benefit Date, the "EEB Premier amount" is determined as follows:

●
If you are 69 or younger on your Open Date, the "EEB Premier amount" will be 45% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap. The cap is 100% of (a) the Adjusted Purchase Payments made prior to your death minus (b) any Purchase Payments made within the twelve months prior to your death but not within your first Account Year.

●
If you are between the ages of 70 and 79 on your Open Date, the "EEB Premier amount" will be 25% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap. The cap is 40% of (a) the Adjusted Purchase Payments made prior to your death minus (b) any Purchase Payments made in the twelve months prior to your death but not within your first Account Year. In addition, on the Account Anniversary following your 85th birthday, the "EEB Premier amount" will be locked in. Partial withdrawals, whether before or after your 85th birthday, will proportionally reduce the "EEB Premier amount."

     Earnings Enhancement Benefit Premier with MAV ("EEB Premier with MAV") Rider

If you elect this EEB Premier with MAV Rider, your death benefit will be the amount payable under the MAV Rider PLUS the "EEB Premier amount." Calculated as of your Death Benefit Date, the "EEB Premier amount" is as follows:

●
If you are 69 or younger on your Open Date, the "EEB Premier amount" will be 45% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap. The cap is 100% of (a) the Adjusted Purchase Payments made prior to your death minus (b) any Purchase Payments made in the twelve months prior to your death but not within your first Account Year.

●
If you are between the ages of 70 and 79 on your Open Date, the "EEB Premier amount" will be 25% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap. The cap is 40% of (a) the Adjusted Purchase Payments made prior to your death minus (b) any Purchase Payments made in the twelve months prior to your death but not within your first Account Year. In addition, on the Account Anniversary following your 85th birthday, the "EEB Premier amount" will be locked in. Partial withdrawals, whether before or after your 85th birthday, will proportionally reduce the "EEB Premier amount."

     Earnings Enhancement Benefit Premier with 5% Roll-Up ("EEB Premier with 5% Roll-Up") Rider

If you elect this EEB Premier with 5% Roll-Up Rider, your death benefit will be the amount payable under the 5% Roll-Up Rider PLUS the "EEB Premier amount." Calculated as of your Death Benefit Date, the "EEB Premier amount" is determined as follows:

●
If you are 69 or younger on your Open Date, the "EEB Premier amount" will be 45% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap. The cap is 100% of (a) the Adjusted Purchase Payments made prior to your death minus (b) any Purchase Payments made in the twelve months prior to your death but not within your first Account Year.

●
If you are between the ages of 70 and 79 on your Open Date, the "EEB Premier amount" will be 25% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap. The cap is 40% of (a) the Adjusted Purchase Payments made prior to your death minus (b) any Purchase Payments made in the twelve months prior to your death but not within your first Account Year. In addition, on the Account Anniversary following your 85th birthday, the "EEB Premier amount" will be locked in. Partial withdrawals, whether before or after your 85th birthday, will proportionally reduce the "EEB Premier amount."

     Earnings Enhancement Benefit Premier Plus ("EEB Premier Plus") Rider

If you elect this EEB Premier Plus Rider, your death benefit will be the amount payable under the basic death benefit, PLUS the "EEB Premier Plus amount."  Calculated as of the Death Benefit Date, the "EEB Premier Plus amount" is determined as follows:

●
If you are 69 or younger on your Open Date, the "EEB Premier Plus amount" will be 75% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap. The cap is 150% of (a) the Adjusted Purchase Payments made prior to your death minus (b) any Purchase Payments made within the 12 months prior to your death but not within your first Account Year.

●
If you are between the ages of 70 and 79 on your Open Date, the "EEB Premier Plus amount" will be 35% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap. The cap is 60% of (a) the Adjusted Purchase Payments made prior to your death minus (b) any Purchase Payments made in the twelve months prior to your death but not within your first Account Year. In addition, on the Account Anniversary following your 85th birthday, the "EEB Premier Plus amount" will be locked in. Partial withdrawals, whether before or after your 85th birthday, will proportionally reduce the "EEB Premier Plus amount."

Spousal Continuance

If you are the Covered Person and your spouse is the sole Beneficiary, upon your death your spouse may elect to continue the Contract as the Participant and Covered Person, rather than receive the death benefit amount. In that case, we will not pay a death benefit, but the Contract's Account Value will be equal to your Contract's death benefit amount, as defined under the "Basic Death Benefit" or any optional death benefit rider you have selected. All Contract provisions, including any optional death benefit rider you have selected (subject to the optional death benefit rider age restriction), will continue as if your surviving spouse had purchased the Contract on the Death Benefit Date with a deposit equal to the death benefit amount. For purposes of calculating death benefits and expenses from that date forward, your surviving spouse's age on the original effective date of the Contract will be used. Upon surrender or annuitization, this step-up to the surviving spouse will not be treated as premium, but will be treated as income.

Calculating the Death Benefit

In calculating the death benefit amount payable under option (3) of the "Basic Death Benefit" or any of the optional death benefit riders, any partial withdrawals will reduce the death benefit amount to an amount equal to the death benefit amount immediately before the withdrawal multiplied by the ratio of the Account Value immediately after the withdrawal to the Account Value immediately before the withdrawal. Because of the way these adjustments are computed, a withdrawal may cause the basic death benefit to decrease by more than the amount of the withdrawal.

If the death benefit is the amount payable under options (2) or (3) of the "Basic Death Benefit" or under any of the optional death benefit riders, your Account Value may be increased by the excess, if any, of that amount over option (1) of the "Basic Death Benefit." Any such increase will be allocated to the Sub-Accounts in proportion to your Account Value in those Sub-Accounts on the Death Benefit Date. Such increase will be made only if the Beneficiary elects to annuitize, elects to defer annuitization, or elects to continue the Contract. Also, any portion of this new Account Value attributed to the Fixed Account will be transferred to the Money Market Sub-Account (without the application of a Market Value Adjustment). If a surviving spouse, as the named Beneficiary, elects to continue the Contract after the Covered Person's death, the surviving spouse may transfer any such Fixed Account portion back to the Fixed Account and begin a new Guarantee Period.

Method of Paying Death Benefit

The death benefit may be paid in a single cash payment or as an annuity (either fixed, variable or a combination), under one or more of our Annuity Options. We describe the Annuity Options in this Prospectus under "The Income Phase -- Annuity Provisions."

During the Accumulation Phase, you may elect the method of payment for the death benefit. These elections are made by sending us at our Annuity Mailing Address an election form, which we will provide. If no such election is in effect on the date of your death, the Beneficiary may elect either a single cash payment or an annuity. If the Beneficiary is your spouse, the Beneficiary may elect to continue the Contract. This election is made by sending us a letter of instruction. If we do not receive the Beneficiary's election within 60 days after we receive Due Proof of Death, the Beneficiary shall be deemed to have elected to defer receipt of payment under any death benefit option until a written election is submitted to the Company or a distribution is required by law.

If we pay the death benefit in the form of an Annuity Option, the Beneficiary becomes the Annuitant/Payee under the terms of that Annuity Option.

Non-Qualified Contracts

If your Contract is a Non-Qualified Contract, special distribution rules apply to the payment of the death benefit. The amount of the death benefit must be distributed either (1) as a lump sum within 5 years after your death, or (2) if in the form of an annuity, over a period not greater than the life or expected life of the "designated beneficiary" within the meaning of Section 72(s) of the Internal Revenue Code, with payments beginning no later than one year after your death.

The person you have named as Beneficiary under your Contract, if any, will be the "designated beneficiary." If the named Beneficiary is not living and no contingent beneficiary has been named, the surviving Participant, if any, or the estate of the deceased Participant automatically becomes the designated beneficiary.

If the designated beneficiary is your surviving spouse, your spouse may continue the Contract in his or her own name as Participant. To make this election, your spouse must give us written notification within 60 days after we receive Due Proof of Death. The special distribution rules will then apply on the death of your spouse. To understand what happens when your spouse continues the Contract, see "Spousal Continuance."

During the Income Phase, if the Annuitant dies, the remaining value of the Annuity Option in place must be distributed at least as rapidly as the method of distribution under that option.

If the Participant is not a natural person, these distribution rules apply upon the death or removal of any Annuitant.

Payments made in contravention of these special rules would adversely affect the treatment of the Contracts as annuity contracts under the Internal Revenue Code. Neither you nor the Beneficiary may exercise rights that would have that effect.

Selection and Change of Beneficiary

You select your Beneficiary in your Application. You may change your Beneficiary at any time by sending us written notice on our required form, unless you previously made an irrevocable Beneficiary designation. A new Beneficiary designation is not effective until we record the change.

Payment of Death Benefit

Payment of the death benefit in cash will be made within 7 days of the Death Benefit Date, except if we are permitted to defer payment in accordance with the Investment Company Act of 1940. If an Annuity Option is elected, the Annuity Commencement Date will be the first day of the second calendar month following the Death Benefit Date, and your Account will remain in effect until the Annuity Commencement Date.

THE INCOME PHASE - ANNUITY PROVISIONS

During the Income Phase, we make regular monthly annuity payments to the Annuitant.

The Income Phase of your Contract begins with the Annuity Commencement Date. On that date, we apply your Account Value, adjusted as described under the Annuity Option you have selected, and we make the first annuity payment.

Once the Income Phase begins, no lump sum settlement option or cash withdrawals are permitted, except pursuant to Annuity Option D, Monthly Payments for a Specified Period Certain, as described under "Annuity Options," and you cannot change the Annuity Option selected. (Also, a Beneficiary receiving payments after the Annuitant's death under Option B, Life Annuity with 60, 120, 180 or 240 Monthly Payments Certain, may elect to receive the discounted value of the remaining payments in a single sum, as discussed under "Annuity Options.") You may request a full withdrawal before the Annuity Commencement Date, which will be subject to all charges applicable on withdrawals. (See "Withdrawals and Market Value Adjustment.")

Selection of Annuitant(s)

You select the Annuitant in your Application. The Annuitant is the person who receives annuity payments during the Income Phase and on whose life these payments are based. In your Contract, the Annuity Option(s) refer to the Annuitant as the "Payee." If you name someone other than yourself as Annuitant and the Annuitant dies before the Income Phase, you become the Annuitant.

When an Annuity Option has been selected as the method of paying the death benefit, the Beneficiary is the Payee of the annuity payment.

Selection of the Annuity Commencement Date

You select the Annuity Commencement Date in your Application. The following restrictions apply to the date you may select:

●	The earliest possible Annuity Commencement Date is the first day of the second month following your Issue Date.

●
The latest possible Annuity Commencement Date is the later of (a) 10 years from the Issue Date or (b) the first day of the month following the Annuitant's 95th birthday ("maximum Annuity Commencement Date"). If there is a Co-Annuitant, the Annuity Commencement Date applies to the younger of the Annuitant and Co-Annuitant.

●	The Annuity Commencement Date must always be the first day of a calendar month.

You may change the Annuity Commencement Date by sending us written notice in a form acceptable to us, with the following additional limitations:

●	We must receive your notice, in good order, at least 30 days before the current Annuity Commencement Date.

●	The new Annuity Commencement Date must be at least 30 days after we receive the notice.

There may be other restrictions on your selection of the Annuity Commencement Date imposed by your retirement plan or applicable law. In most situations, current law requires that for a Qualified Contract, certain minimum distributions must commence no later than April 1 following the year the Annuitant reaches age 70½ (or, for Qualified Contracts other than IRAs, no later than April 1 following the year the Annuitant retires, if later than the year the Annuitant reaches age 70½).

Annuity Options

We offer the following Annuity Options for payments during the Income Phase. Each Annuity Option may be selected for a Variable Annuity, a Fixed Annuity, or a combination of both. We may also agree to other settlement options, at our discretion.

      Annuity Option A - Life Annuity

We provide monthly payments during the lifetime of the Annuitant. Annuity payments stop when the Annuitant dies. There is no provision for continuation of any payments to a Beneficiary.

     Annuity Option B - Life Annuity with 60, 120, 180 or 240 Monthly Payments Certain

We make monthly payments during the lifetime of the Annuitant. In addition, we guarantee that the Beneficiary will receive monthly payments for the remainder of the period certain, if the Annuitant dies during that period. The election of a longer period results in smaller monthly payments. If no Beneficiary is designated, we pay the discounted value of the remaining payments in one sum to the Annuitant's estate. The Beneficiary may also elect to receive the discounted value of the remaining payments in one sum. The discount rate for a Variable Annuity will be the assumed interest rate in effect; the discount rate for a Fixed Annuity will be based on the interest rate we used to determine the amount of each payment.

     Annuity Option C - Joint and Survivor Annuity

We make monthly payments during the lifetime of the Annuitant and another person you designate and during the lifetime of the survivor of the two. We stop making payments when the survivor dies. There is no provision for continuance of any payments to a Beneficiary.

     Annuity Option D - Monthly Payments for a Specified Period Certain

We make monthly payments for a specified period of time from 5 to 30 years, as you elect. The longer the period you elect, the smaller your monthly payments will be. If payments under this option are paid on a variable annuity basis, the Annuitant may elect to receive in one sum, at any time, some or all of the discounted value of the remaining payments, the discount rate for this purpose will be the assumed interest rate in effect. If the Annuitant dies during the period selected, the remaining income payments are made as described above for the payments to a Beneficiary under Annuity Option B. The election of this Annuity Option may result in the imposition of a penalty tax.

Selection of Annuity Option

You select one or more of the Annuity Options, which you may change during the Accumulation Phase, as long as we receive your selection or change in writing at least 30 days before the Annuity Commencement Date. If we have not received your written selection on the 30th day before the Annuity Commencement Date, you will receive Annuity Option B, for a life annuity with 120 monthly payments certain.

You may specify the proportion of your Adjusted Account Value you wish to provide a Variable Annuity or a Fixed Annuity. Under a Variable Annuity, the dollar amount of payments will vary, while under a Fixed Annuity, the dollar amount of payments will remain the same. If you do not specify a Variable Annuity or a Fixed Annuity, your Adjusted Account Value will be divided between Variable Annuities and Fixed Annuities in the same proportions as your Account Value was divided between the Variable and Fixed Accounts on the Annuity Commencement Date. You may allocate your Adjusted Account Value applied to a Variable Annuity among the Sub-Accounts, or we will use your existing allocations.

There may be additional limitations on the options you may elect under your particular retirement plan or applicable law.

Remember that the Annuity Option may not be changed once annuity payments begin.

Amount of Annuity Payments

     Adjusted Account Value

The Adjusted Account Value is the amount we apply to provide a Variable Annuity and/or a Fixed Annuity. We calculate Adjusted Account Value by taking your Account Value on the Business Day just before the Annuity Commencement Date and making the following adjustments:

●	We deduct a proportional amount of the Account Fee, based on the fraction of the current Account Year that has elapsed.

●	If applicable, we apply the Market Value Adjustment to your Account Value in the Fixed Account, which may result in a deduction, an addition, or no change.

●	We deduct any applicable premium tax or similar tax if not previously deducted.

     Variable Annuity Payments

On the Annuity Commencement Date, we will exchange your Account's Variable Annuity Units for annuitization units which have annual insurance charges of 1.70% of your average daily net assets, regardless of your age on the Issue Date. Variable Annuity payments may vary each month. We determine the dollar amount of the first payment using the portion of your Adjusted Account Value applied to a Variable Annuity and the Annuity Payment Rates in your Contract, which are based on an assumed interest rate of 3% per year, compounded annually. See "Annuity Payment Rates."

To calculate the remaining payments, we convert the amount of the first payment into Annuity Units for each Sub-Account; we determine the number of those Annuity Units by dividing the portion of the first payment attributable to the Sub-Account by the Annuity Unit Value of that Sub-Account for the Valuation Period ending just before the Annuity Commencement Date. This number of Annuity Units for each Sub-Account will remain constant (unless the Annuitant requests an exchange of Annuity Units). However, the dollar amount of the next Variable Annuity payment -- which is the sum of the number of Annuity Units for each Sub-Account times its Annuity Unit Value for the Valuation Period ending just before the date of the payment -- will increase, decrease, or remain the same, depending on the net investment return of the Sub-Accounts.

If the net investment return of the Sub-Accounts selected is the same as the assumed interest rate of 3%, compounded annually, the payments will remain level. If the net investment return exceeds the assumed interest rate, payments will increase and, conversely, if it is less than the assumed interest rate, payments will decrease.

Please refer to the Statement of Additional Information for more information about calculating Variable Annuity Units and Variable Annuity payments, including examples of these calculations.

     Fixed Annuity Payments

Fixed Annuity payments are the same each month. We determine the dollar amount of each Fixed Annuity payment using the fixed portion of your Adjusted Account Value and the applicable Annuity Payment Rates. These will be either (1) the rates in your Contract, or (2) new rates we have published and are using on the Annuity Commencement Date, if they are more favorable. See "Annuity Payment Rates."

     Minimum Payments

If your Adjusted Account Value is less than $2,000, or the first annuity payment for any Annuity Option is less than $20, we will pay the Adjusted Account Value to the Annuitant in one payment.

Exchange of Variable Annuity Units

During the Income Phase, the Annuitant may exchange Annuity Units in one Sub-Account for Annuity Units in another Sub-Account, up to 12 times each Account Year. Any such exchanges may be subject to any restrictions or other policies that the Funds have adopted to protect the Funds from short-term trading or other practices that are potentially harmful to the Fund (the "Funds' Shareholder Trading Policies"). The applicability of the Funds' Shareholder Trading Policies is the same during the Income Phase as during the Accumulation Phase, and this is discussed in this prospectus under "Funds' Shareholder Trading Policies." For the reasons discussed there, you should review and comply with each Fund's Shareholder Trading Policies, which are disclosed in the Funds' current prospectuses.

To make an exchange, the Annuitant sends us, at our Annuity Mailing Address, a written request stating the number of Annuity Units in the Sub-Account he or she wishes to exchange and the new Sub-Account for which Annuity Units are requested. The number of new Annuity Units will be calculated so the dollar amount of an annuity payment on the date of the exchange would not be affected. To calculate this number, we use Annuity Unit values for the Valuation Period during which we receive the exchange request.

Before exchanging Annuity Units in one Sub-Account for those in another, the Annuitant should carefully review the relevant Fund prospectuses for the investment objectives and risk disclosure of the Funds in which the Sub-Accounts invest.

During the Income Phase, we permit only exchanges among Sub-Accounts. No exchanges to or from a Fixed Annuity are permitted.

Account Fee

During the Income Phase, we deduct the annual Account Fee of $50 in equal amounts from each Variable Annuity payment. We do not deduct the annual Account Fee from Fixed Annuity payments.

Annuity Payment Rates

The Contracts contain Annuity Payment Rates for each Annuity Option described in this Prospectus. The rates show, for each $1,000 applied, the dollar amount of: (a) the first monthly Variable Annuity payment based on the assumed interest rate specified in the applicable Contract (3% per year, compounded annually); and (b) the monthly Fixed Annuity payment, when this payment is based on the minimum guaranteed interest rate specified in the Contract. We may change these rates under Group Contracts for Accounts established after the effective date of such change (see "Other Contract Provisions - Modification").

The Annuity Payment Rates may vary according to the Annuity Option elected and the adjusted age of the Annuitant. The Contracts also describe the method of determining the adjusted age of the Annuitant. The mortality table used in determining the Annuity Payment Rates for Annuity Options A, B and C is the Annuity 2000 Table.

Annuity Options as Method of Payment for Death Benefit

You or your Beneficiary may also select one or more Annuity Options to be used in the event of the Covered Person's death before the Income Phase, as described under the "Death Benefit" section of this Prospectus. In that case, your Beneficiary will be the Annuitant. The Annuity Commencement Date will be the first day of the second month beginning after the Death Benefit Date.

OTHER CONTRACT PROVISIONS

Exercise of Contract Rights

An Individual Contract belongs to the individual to whom the Contract is issued. A Group Contract belongs to the Owner. In the case of a Group Contract, the Owner may expressly reserve all Contract rights and privileges; otherwise, each Participant will be entitled to exercise such rights and privileges. In any case, such rights and privileges can be exercised without the consent of the Beneficiary (other than an irrevocably designated Beneficiary) or any other person. Such rights and privileges may be exercised only before the Annuity Commencement Date, except as the Contract otherwise provides.

The Annuitant becomes the Payee on and after the Annuity Commencement Date. The Beneficiary becomes the Payee on the death of the Covered Person prior to the Annuity Commencement Date, or on the death of the Annuitant after the Annuity Commencement Date. Such Payee may thereafter exercise such rights and privileges, if any, of ownership which continue.

Change of Ownership

Ownership of a Qualified Contract may not be transferred except to: (1) the Annuitant; (2) a trustee or successor trustee of a pension or profit sharing trust which is qualified under Section 401 of the Internal Revenue Code; (3) the employer of the Annuitant, provided that the Qualified Contract after transfer is maintained under the terms of a retirement plan qualified under Section 403(a) of the Internal Revenue Code for the benefit of the Annuitant; (4) the trustee or custodian of an individual retirement account plan qualified under Section 408 of the Internal Revenue Code for the benefit of the Participants under a Group Contract; or (5) as otherwise permitted from time to time by laws and regulations governing the retirement or deferred compensation plans for which a Qualified Contract may be issued. Subject to the foregoing, a Qualified Contract may not be sold, assigned, transferred, discounted or pledged as collateral for a loan or as security for the performance of an obligation or for any other purpose to any person other than the Company.

The Owner of a Non-Qualified Contract may change the ownership of the Contract prior to the Annuity Commencement Date; and each Participant, in like manner, may change the ownership interest in a Contract. A change of ownership will not be binding on us until we receive written notification, in good order. When we receive such notification, the change will be effective as of the date on which the request for change was signed by the Owner or Participant, as appropriate, but the change will be without prejudice to us on account of any payment we make or any action we take before receiving the change. If you change the Owner of a Non-Qualified Contract, you will become immediately liable for the payment of taxes on any gain realized under the Contract prior to the change of ownership, including possible liability for a 10% federal excise tax.

Change of ownership will not change the Covered Person named when the Contract is issued. This means that all death benefits will continue to be based on the Covered Person and not the Participant. The amount payable on the death of the new Participant will be the Surrender Value.

Voting of Fund Shares

We will vote Fund shares held by the Sub-Accounts at meetings of shareholders of the Funds or in connection with similar solicitations, according to the voting instructions received from persons having the right to give voting instructions. During the Accumulation Phase, you will have the right to give voting instructions, except in the case of a Group Contract where the Owner has reserved this right. During the Income Phase, the Payee (that is the Annuitant or Beneficiary entitled to receive benefits) is the person having such voting rights. We will vote any shares attributable to us and Fund shares for which no timely voting instructions are received in the same proportion as the shares for which we receive instructions from Owners, Participants and Payees, as applicable.

Owners of Qualified Contracts issued on a group basis may be subject to other voting provisions of the particular plan and under the Investment Company Act of 1940. Employees who contribute to plans that are funded by the Contracts may be entitled to instruct the Owners as to how to instruct us to vote the Fund shares attributable to their contributions. Such plans may also provide the additional extent, if any, to which the Owners shall follow voting instructions of persons with rights under the plans. If no voting instructions are received from any such person with respect to a particular Participant Account, the Owner may instruct the Company as to how to vote the number of Fund shares for which instructions may be given.

Neither the Variable Account nor the Company is under any duty to provide information concerning the voting instruction rights to persons who may have such rights under plans, other than rights afforded under the Investment Company Act of 1940, or any duty to inquire as to the instructions received by Owners, Participants or others, or the authority of any such persons, to instruct the voting of Fund shares. Except as the Variable Account or the Company has actual knowledge to the contrary, the instructions given by Owners under Group Contracts and Payees will be valid as they affect the Variable Account, the Company and any others having voting instruction rights with respect to the Variable Account.

All Fund proxy material, together with an appropriate form to be used to give voting instructions, will be provided to each person having the right to give voting instructions at least 10 days prior to each meeting of the shareholders of the Fund. We will determine the number of Fund shares as to which each such person is entitled to give instructions as of the record date set by the Fund for such meeting, which is expected to be not more than 90 days prior to each such meeting. Prior to the Annuity Commencement Date, the number of Fund shares as to which voting instructions may be given to the Company is determined by dividing the value of all of the Variable Accumulation Units of the particular Sub-Account credited to the Participant Account by the net asset value of one Fund share as of the same date. On or after the Annuity Commencement Date, the number of Fund shares as to which such instructions may be given by a Payee is determined by dividing the reserve held by the Company in the Sub-Account with respect to the particular Payee by the net asset value of a Fund share as of the same date. After the Annuity Commencement Date, the number of Fund shares as to which a Payee is entitled to give voting instructions will generally decrease due to the decrease in the reserve.

Reports to Owners

We will send you, by regular U.S. mail, confirmation of all Purchase Payments (including any interest credited), withdrawals, (including any negative market value adjustments and federal taxes on withdrawals), minimum distributions, death benefit payments, transfers (excluding dollar-cost averaging transfers) and living benefit credits or refunds.  Such confirmations will be sent within two business days after the transaction occurs.

In addition, within 5 business days after each Account Quarter, we will send you a statement showing your current Account Value, death benefit value, and investment allocation by asset class.  Each quarterly statement will detail transactions that occurred during the last Account Quarter including Purchase Payments, annuity payments, transfers (including dollar-cost averaging transfers), partial withdrawals, systematic withdrawals, minimum distributions, portfolio rebalancing, asset reallocations, interest credited on fixed accounts, step-ups credited on living benefits, and annual contract fees assessed.

We will also send you annual and semi-annual reports of the funds in which you are invested, including a list of investments held by each portfolio as of the current date of the report.

It is your obligation to review each such statement carefully and to report to us, at the address or telephone number provided on the statement, any errors or discrepancies in the information presented therein within 60 days of the date of such statement. Unless we receive notice of any such error or discrepancy from you within such period, we may not be responsible for correcting the error or discrepancy.

Substitution of Securities

Shares of any or all Funds may not always be available for investment under the Contract. We may add or delete Funds or other investment companies as variable investment options under the Contract. We may also substitute for the shares held in any Sub-Account shares of another Fund or shares of another registered open-end investment company or unit investment trust, provided that the substitution has been approved, if required, by the SEC. In the event of any substitution pursuant to this provision, we may make appropriate endorsement to the Contract to reflect the substitution.

Change in Operation of Variable Account

At our election and subject to any necessary vote by persons having the right to give instructions with respect to the voting of Fund shares held by the Sub-Accounts, the Variable Account may be operated as a management company under the Investment Company Act of 1940 or it may be deregistered under the Investment Company Act of 1940 in the event registration is no longer required. Deregistration of the Variable Account requires an order by the SEC. In the event of any change in the operation of the Variable Account pursuant to this provision, we may make appropriate endorsement to the Contract to reflect the change and take such other action as may be necessary and appropriate to effect the change.

Splitting Units

We reserve the right to split or combine the value of Variable Accumulation Units, Annuity Units or any of them. In effecting any such change of unit values, strict equity will be preserved and no change will have a material effect on the benefits or other provisions of the Contract.

Modification

Upon notice to the Participant, in the case of an Individual Contract, and the Owner and Participant(s), in the case of a Group Contract (or the Payee(s) during the Income Phase), we may modify the Contract if such modification: (1) is necessary to make the Contract or the Variable Account comply with any law or regulation issued by a governmental agency to which the Company or the Variable Account is subject; (2) is necessary to assure continued qualification of the Contract under the Internal Revenue Code or other federal or state laws relating to retirement annuities or annuity contracts; (3) is necessary to reflect a change in the operation of the Variable Account or the Sub-Account(s) (see "Change in Operation of Variable Account"); (4) provides additional Variable Account and/or fixed accumulation options; or (5) as may otherwise be in the best interests of Owners, Participants, or Payees, as applicable. In the event of any such modification, we may make appropriate endorsement in the Contract to reflect such modification.

In addition, upon notice to the Owner, we may modify a Group Contract to change the withdrawal charges, Account Fee, mortality and expense risk charges, administrative expense charges, the tables used in determining the amount of the first monthly variable annuity and fixed annuity payments and the formula used to calculate the Market Value Adjustment, provided that such modification applies only to Participant Accounts established after the effective date of such modification. In order to exercise our modification rights in these particular instances, we must notify the Owner of such modification in writing. The notice shall specify the effective date of such modification which must be at least 60 days following the date we mail notice of modification. All of the charges and the annuity tables which are provided in the Group Contract prior to any such modification will remain in effect permanently, unless improved by the Company, with respect to Participant Accounts established prior to the effective date of such modification.

Discontinuance of New Participants

We may limit or discontinue the acceptance of new Applications and the issuance of new Certificates under a Group Contract by giving 30 days prior written notice to the Owner. This will not affect rights or benefits with respect to any Participant Accounts established under such Group Contract prior to the effective date of such limitation or discontinuance.

Reservation of Rights

We reserve the right, to the extent permitted by law, to: (1) combine any 2 or more variable accounts or Sub-Accounts; (2) add or delete Funds, sub-series thereof or other investment companies and corresponding Sub-Accounts; (3) add or remove Guarantee Periods available at any time for election by a Participant; and (4) restrict or eliminate any of the voting rights of Participants (or Owners) or other persons who have voting rights as to the Variable Account. Where required by law, we will obtain approval of changes from Participants or any appropriate regulatory authority. In the event of any change pursuant to this provision, we may make appropriate endorsement to the Contract to reflect the change.

Right to Return

If you are not satisfied with your Contract, you may return it by mailing or delivering it to us at our Annuity Mailing Address, as shown on the cover of this Prospectus, within 10 days, or longer if allowed by your state, after it was delivered to you. State law may also allow you to return the Contract to your sales representative. When we receive the returned Contract, it will be cancelled and we will refund to you your Account Value. If applicable state law requires, we will return the full amount of any Purchase Payment(s) we received.

If you are establishing an Individual Retirement Annuity ("IRA"), the Internal Revenue Code requires that we give you a disclosure statement containing certain information about the Contract and applicable legal requirements. We must give you this statement on or before the date the IRA is established. If we give you the disclosure statement before the seventh day preceding the date the IRA is established, you will not have any right of revocation under the Code. If we give you the disclosure statement at a later date, then you may give us a notice of revocation at any time within 7 days after your Issue Date. Upon such revocation, we will refund your Purchase Payment(s). This right of revocation with respect to an IRA is in addition to the return privilege set forth in the preceding paragraph. We allow a Participant establishing an IRA a "ten day free-look," notwithstanding the provisions of the Internal Revenue Code.

TAX CONSIDERATIONS

This section provides general information on the federal income tax consequences of ownership of a Contract based upon our understanding of current federal tax laws. Actual federal tax consequences will vary depending on, among other things, the type of retirement plan under which your Contract is issued. Also, legislation altering the current tax treatment of annuity contracts could be enacted in the future and could apply retroactively to Contracts that were purchased before the date of enactment. We make no attempt to consider any applicable federal estate, federal gift, state or other tax laws. We also make no guarantee regarding the federal, state, or local tax status of any Contract or any transaction involving any Contract. You should consult a qualified tax professional for advice before purchasing a Contract or executing any other transaction (such as a rollover, distribution, withdrawal or payment) involving a Contract.

U.S. Federal Income Tax Considerations

The following discussion applies only to those Contracts issued in the United States. For a discussion of tax considerations affecting Contracts issued in Puerto Rico, see "Puerto Rico Tax Considerations."

     Deductibility of Purchase Payments

For federal income tax purposes, Purchase Payments made under Non-Qualified Contracts are not deductible. Under certain circumstances, Purchase Payments made under Qualified Contracts may be excludible or deductible from taxable income.  Any such amounts will also be excluded from the "investment in the contract" for purposes of determining the taxable portion of any distributions from a Qualified Contract. As a general rule, regardless of whether you own a Qualified or a Non-Qualified Contract, the amount of your tax liability on earnings and distributions will depend upon the specific tax rules applicable to your Contract and your particular circumstances.

     Pre-Distribution Taxation of Contracts

Generally, an increase in the value of a Contract will not give rise to a current income tax liability to the Owner of a Contract or to any payee under the Contract until a distribution is received from the Contract.  However, certain assignments or pledges of a Contract or loans under a Contract will be treated as distributions to the Owner of the Contract and will accelerate the taxability of any increases in the value of a Contract.

Also, corporate (or other non-natural person) Owners of a Non-Qualified Contract will generally incur a current tax liability on Account Value increases. There are certain exceptions to this current taxation rule, including: (i) any Contract that is an "immediate annuity", which the Internal Revenue Code (the "Code") defines as a single premium contract with an annuity commencement date within one year of the date of purchase which provides for a series of substantially equal periodic payments (to be made not less frequently than annually) during the annuity period, and (ii) any Contract that the non-natural person holds as agent for a natural person (such as where a bank or other entity holds a Contract as trustee under a trust agreement).

You should note that a qualified retirement plan generally provides tax deferral regardless of whether the plan invests in an annuity contract. For that reason, no decision to purchase a Qualified Contract should be based on the assumption that the purchase of a Qualified Contract is necessary to obtain tax deferral under a qualified plan.

     Distributions and Withdrawals from Non-Qualified Contracts

The Account Value of a Non-Qualified Contract will generally include both (i) an amount attributable to Purchase Payments, the return of which will not be taxable, and (ii) an amount attributable to investment earnings, the receipt of which will be taxable at ordinary income rates. The relative portions of any particular distribution that derive from nontaxable Purchase Payments and taxable investment earnings depend upon the nature and the timing of that distribution.

Any withdrawal of less than your entire Account Value under a Non-Qualified Contract before the Annuity Commencement Date, must be treated as a receipt of investment earnings. You may not treat such withdrawals as a non-taxable return of Purchase Payments unless you have first withdrawn the entire amount of the Account Value that is attributable to investment earnings. For purposes of determining whether an Owner has withdrawn the entire amount of the investment earnings under a Non-Qualified Contract, the Code provides that all Non-Qualified deferred annuity contracts issued by the same company to the same Owner during any one calendar year must be treated as one annuity contract. If you withdraw your entire Account Value under a Non-Qualified Contract before the Annuity Commencement Date (a "full surrender"), the taxable portion will equal the amount you receive less the "investment in the contract" (i.e., the total Purchase Payments (excluding amounts that were deductible by, or excluded from the gross income of, the Owner of a Contract), less any Purchase Payments that were amounts previously received which were not includable in income).

A Payee who receives annuity payments under a Non-Qualified Contract after the Annuity Commencement Date, will generally be able to treat a portion of each payment as a nontaxable return of Purchase Payments and to treat only the remainder of each such payment as taxable investment earnings. Until the Purchase Payments have been fully recovered in this manner, the nontaxable portion of each payment will be determined by the ratio of (i) the total amount of the Purchase Payments made under the Contract, to (ii) the Payee's expected return under the Contract. Once the Payee has received nontaxable payments in an amount equal to total Purchase Payments, no further exclusion is allowed and all future distributions will constitute fully taxable ordinary income. If payments are terminated upon the death of the Annuitant or other Payee before the Purchase Payments have been fully recovered, the unrecovered Purchase Payments may be deducted on the final return of the Annuitant or other Payee.

A penalty tax of 10% may also apply to taxable cash withdrawals including lump-sum payments from Non-Qualified Contracts. This penalty will generally not apply to distributions made after age 59½, to distributions pursuant to the death or disability of the Owner, to distributions that are a part of a series of substantially equal periodic payments made not less frequently than annually for life or life expectancy, or to distributions under an immediate annuity (as defined above).

Death benefits paid upon the death of a Participant are not life insurance benefits and will generally be includable in the income of the recipient to the extent they represent investment earnings under the contract.  For this purpose, the amount of the investment in the contract is not affected by the Participant's or annuitant's death, i.e., the investment in the contract must still be determined by reference to the Participant's investment in the Contract. Special mandatory distribution rules also apply after the death of the Participant when the beneficiary is not the surviving spouse of the Participant.

If death benefits are distributed in a lump sum, the taxable amount of those benefits will be determined in the same manner as upon a full surrender of the contract.  If death benefits are distributed under an annuity option, the taxable amount of those benefits will be determined in the same manner as annuity payments, as described above.

Any amounts held under a Non-Qualified Contract that are assigned or pledged as collateral for a loan will also be treated as if withdrawn from the Contract.  In addition, upon the transfer of a Non-Qualified Contract by gift (other than to the Participant's spouse), the Participant must treat an amount equal to the Account Value minus the total amount paid for the Contract as income.

     Distributions and Withdrawals from Qualified Contracts

In most cases, all of the distributions you receive from a Qualified Contract will constitute fully taxable ordinary income. Also, a 10% penalty tax will apply to distributions prior to age 59½, except in certain circumstances.

If you receive a distribution for a Qualified Contract used in connection with a qualified pension plan, from a tax-sheltered annuity, a governmental Code Section 457 plan or an individual retirement annuity "IRA" and roll over some or all that distribution to another eligible plan, following the rules set out in the Code and IRS regulations, the portion of such distribution that is rolled over will not be includible in your income. An eligible rollover distribution from a qualified plan, tax-sheltered annuity or governmental Section 457 plan will be subject to 20% mandatory withholding as described below. Because the amount of the cash paid to you as an eligible rollover distribution will be reduced by this withholding, you will not be able to roll over the entire account balance under your Contract, unless you use other funds equal to the tax withholding to complete the rollover. Rollovers of IRA distributions are not subject to the 20% mandatory withholding requirement.

An eligible rollover distribution from a qualified plan, governmental Section 457 plan or tax-sheltered annuity is any distribution of all or any portion of the balance to the credit of an employee, except that the term does not include:

●	a distribution which is one of a series of substantially equal periodic payments made annually under a lifetime annuity or for a specified period of ten years or more;

●	any required minimum distribution; or

●	any hardship distribution.

Only you or your surviving spouse Beneficiary may elect to roll over a distribution to an eligible retirement plan. However, a non-surviving-spouse Beneficiary may able to directly transfer a distribution to a so-called inherited IRA that will be subject to the IRS distribution rules applicable to beneficiaries.

     Withholding

In the case of an eligible rollover distribution (as defined above) from a Qualified Contract (other than from an IRA), we (or the plan administrator) must withhold and remit to the U.S. Government 20% of the distribution, unless the Participant or Payee elects to make a direct rollover of the distribution to another qualified retirement plan that is eligible to receive the rollover; however, only you or your surviving spouse Beneficiary may elect a direct rollover. In the case of a distribution from (i) a Non-Qualified Contract, (ii) an IRA, or (iii) a Qualified Contract where the distribution is not an eligible rollover distribution, we will withhold and remit to the U.S. Government a part of the taxable portion of each distribution unless, prior to the distribution, the Participant or Payee provides us his or her taxpayer identification number and instructs us (in the manner prescribed) not to withhold. The Participant or Payee may credit against his or her federal income tax liability for the year of distribution any amounts that we (or the plan administrator) withhold.

     Investment Diversification and Control

The Treasury Department has issued regulations that prescribe investment diversification requirements for the mutual fund series underlying non-qualified variable contracts. All Non-Qualified Contracts must comply with these regulations to qualify as annuities for federal income tax purposes. The owner of a Non-Qualified Contract that does not meet these guidelines will be subject to current taxation on annual increases in value of the Contract. We believe that each Fund available as an investment option under the Contract complies with these regulations.

The IRS has stated that satisfaction of the diversification requirements described above by itself does not prevent a Participant from being treated as the owner of separate account assets under an "owner control" test.  If a Participant is treated as the owner of separate account assets for tax purposes, the Participant would be subject to taxation on the income and gains from the separate account assets. In published revenue rulings through 1982 and then again in 2003, the IRS has stated that a variable contract Participant will be considered the owner of separate account assets if the owner possesses incidents of ownership in those assets, such as the ability to exercise control over the investment of the assets.  In Revenue Ruling 2003-91, the IRS considered certain variable annuity and variable life insurance contracts and concluded that the owners of the variable contracts would not be considered the owners of the contracts' underlying assets for federal income tax purposes.

Revenue Ruling 2003-91 states that the determination of whether the owner of a variable contract possesses sufficient incidents of ownership over the assets underlying the variable contract so as to be deemed the owner of those assets for federal income tax purposes will depend on all the facts and circumstances. We do not believe that the differences between the Contract and the contracts described in Revenue Ruling 2003-91 should prevent the holding in Revenue Ruling 2003-91 from applying.  Nevertheless, you should consult with a qualified tax professional on the potential impact of the investor control rules of the IRS as they relate to the investment decisions and activities you may undertake with respect to the Contract.  In addition, the IRS and/or the Treasury Department may issue new rulings, interpretations or regulations on this subject in the future.  Accordingly, we therefore reserve the right to modify the Contracts as necessary to attempt to prevent you from being considered the owner, for tax purposes, of the underlying assets.  We also reserve the right to notify you if we determine that it is no longer practicable to maintain the Contract in a manner that was designed to prevent you from being considered the owner of the assets of the Separate Account.  You bear the risk that you may be treated as the owner of Separate Account assets and taxed accordingly.

     Tax Treatment of the Company and the Variable Account

As a life insurance company under the Code, we will record and report operations of the Variable Account separately from other operations. The Variable Account will not, however, constitute a regulated investment company or any other type of taxable entity distinct from our other operations. Under present law, we will not incur tax on the income of the Variable Account (consisting primarily of interest, dividends, and net capital gains) if we use this income to increase reserves under Contracts participating in the Variable Account.

     Qualified Retirement Plans

"Qualified Contracts" are Contracts used with plans that receive tax-deferral treatment pursuant to specific provisions of the Code.  Annuity contracts also receive tax-deferral treatment.  It is not necessary that you purchase an annuity contract to receive the tax-deferral treatment available through a Qualified Contract.  If you purchase this annuity Contract as a Qualified Contract, you do not receive additional tax-deferral.  Therefore, if you purchase this annuity Contract as a Qualified Contract, you should do so for reasons other than obtaining tax deferral.

You may use Qualified Contracts with several types of qualified retirement plans. Because tax consequences will vary with the type of qualified retirement plan and the plan's specific terms and conditions, we provide below only brief, general descriptions of the consequences that follow from using Qualified Contracts in connection with various types of qualified retirement plans. We stress that the rights of any person to any benefits under these plans may be subject to the terms and conditions of the plans themselves, regardless of the terms of the Qualified Contracts that you are using. These terms and conditions may include restrictions on, among other things, ownership, transferability, assignability, contributions and distributions.

     Pension and Profit-Sharing Plans

Sections 401(a), 401(k) and 403(a) of the Code permit business employers and certain associations to establish various types of retirement plans for employees. The Code requirements are similar for qualified retirement plans of corporations and those of self-employed individuals. Self-employed persons, as a general rule, may therefore use Qualified Contracts as a funding vehicle for their retirement plans.

     Tax-Sheltered Annuities

Section 403(b) of the Code permits public school employees and employees of certain types of charitable, educational and scientific organizations specified in Section 501(c)(3) of the Code to purchase annuity contracts and, subject to certain limitations, exclude the amount of purchase payments from gross income for tax purposes. The Code imposes restrictions on cash withdrawals from Section 403(b) annuities.

If the Contracts are to receive tax-deferred treatment, cash withdrawals of amounts attributable to salary reduction contributions (other than withdrawals of accumulation account value as of December 31, 1988) may be made only when the Participant attains age 59½, has a severance from employment with the employer, dies or becomes disabled (within the meaning of Section 72(m)(7) of the Code). These restrictions apply to (i) any post-1988 salary reduction contributions, (ii) any growth or interest on post-1988 salary reduction contributions, (iii) any growth or interest on pre-1989 salary reduction contributions that occurs on or after January 1, 1989, and (iv) any pre-1989 salary reduction contributions since we do not maintain records that separately account for such contributions. It is permissible, however, to withdraw post-1988 salary reduction contributions (but not the earnings attributable to such contributions) in cases of financial hardship. The Internal Revenue Service has issued specific rules defining financial hardship, but those rules do not become effective until January 1, 2009.  Until then, we expect that to qualify for a hardship distribution, the Participant must have an immediate and heavy bona fide financial need and lack other resources reasonably available to satisfy the need. Hardship withdrawals (as well as certain other premature withdrawals) will be subject to a 10% tax penalty, in addition to any withdrawal charge applicable under the Contracts. Under certain circumstances the 10% tax penalty will not apply if the withdrawal is for medical expenses.

Section 403(b) annuities, like IRAs, are subject to required minimum distributions under the Code.  Section 403(b) annuities are unique, however, in that any account balance accruing before January 1, 1987 (the "pre-1987 balance") needs to comply with only the minimum distribution incidental benefit (MDIB) rule and not also with the minimum distribution rules set forth in Section 401(a)(9) of the Code.  This special treatment for any pre-1987 balance is, however, conditioned upon the issuer identifying the pre-1987 balance and maintaining accurate records of changes to the balance.  Since we do not maintain such records, your pre-1987 balance, if any, will not be eligible for special distribution treatment.

Under the terms of a particular Section 403(b) plan, the Participant may be entitled to transfer all or a portion of the Account Value to one or more alternative funding options. Participants should consult the documents governing their plan and the person who administers the plan for information as to such investment alternatives.

The Internal Revenue Service has issued comprehensive regulations that are generally effective January 1, 2009, to 403(b) plans and annuities, but that may apply to a Section 403(b) annuity issued before that date.  You should consult with a qualified tax professional about those regulations.

     Individual Retirement Arrangements

Sections 219 and 408 of the Code permit eligible individuals to contribute to a so-called "traditional" individual retirement program, including Individual Retirement Accounts and Annuities, Simplified Employee Pension Plans, and SIMPLE Retirement Accounts. Such IRAs are subject to limitations on contribution levels, the persons who may be eligible, and on the time when distributions may commence. In addition, certain distributions from some other types of retirement plans may be placed in an IRA on a tax-deferred basis. The Internal Revenue Service imposes special information requirements with respect to IRAs and we will provide purchasers of the Contracts as Individual Retirement Annuities with any necessary information. You will have the right to revoke a Contract issued as an Individual Retirement Annuity under certain circumstances, as described in the section of this Prospectus entitled "Right to Return." If your Contract is issued in connection with an Individual Retirement Account, we have no information about the Account and you should contact the Account's trustee or custodian.

     Roth Individual Retirement Arrangements

Section 408A of the Code permits an individual to contribute to an individual retirement program called a Roth IRA. Unlike contributions to a traditional IRA under Section 408 of the Code, contributions to a Roth IRA are not tax-deductible. Provided certain conditions are satisfied, distributions are generally tax-free. Like traditional IRAs, Roth IRAs are subject to limitations on contribution amounts and the timing of distributions. If you convert a traditional Individual Retirement Annuity Contract into a Roth IRA Contract or your Individual Retirement Account that holds a Contract is converted to a Roth Individual Retirement Account, the fair market value of the Contract is included in taxable income. Under IRS regulations and Revenue Procedure 2006-13, fair market value may exceed the Contract's account balance.  Thus, you should consult with a qualified tax professional prior to any conversion.

The Internal Revenue Service imposes special information requirements with respect to Roth IRAs and we will provide the necessary information for Contracts issued as Roth Individual Retirement Annuities. If your Contract is issued in connection with a Roth Individual Retirement Account, we have no information about the Account and you should contact the Account's trustee or custodian.

     Impact of Optional Death Benefit and Optional Living Benefit Riders

Qualified Contracts. If your Contract is a traditional IRA annuity or a 403(b) TSA annuity, it is subject to certain required minimum distribution (RMD) requirements imposed by the Internal Revenue Code and IRS regulations. Under the RMD rules, distributions must begin no later than April 1 of the calendar year following the year in which you attain age 70½ or, for non-IRAs, the date of retirement instead of age 70½ if it is later. The RMD amount for a distribution calendar year is generally calculated by dividing the Contract's value as of 12/31 of the prior calendar year by the applicable distribution factor set forth in a Uniform Lifetime Table in the IRS regulations. For Contracts issued in connection with traditional Individual Retirement Accounts, you should contact the Account's trustee or custodian about RMD requirements since we only provide the trustee or custodian with the Contract's value (including any actuarial present value of additional benefits discussed below) so that it can be used in the Account's RMD calculations.

Effective with the 2006 distribution calendar year, the actuarial present value as of 12/31 of any additional benefits that are provided under your Contract (such as optional death and living benefits) will be added to the Contract's Account Value as of 12/31 in order to calculate the RMD amount. There are two exceptions to the requirement that the actuarial present value of an additional benefit must be added to the Account Value for RMD calculation purposes. First, if the only additional benefit provided under a Contract is a return of premium death benefit (i.e., a benefit under which the final payment does not exceed the amount of purchase payments made less prior distributions), then the additional benefit is disregarded and the RMD calculation uses only the 12/31 Account Value. Second, if (1) the Contract provides only for additional benefits that are each reduced on a proportional basis in the event of distributions, with or without a return of premium death benefit that is not reduced in amount proportionately in the event of distributions and (2) the actuarial present value of all the Contract's additional benefits is no more than 20% of the 12/31 Account Value, then the additional benefits are disregarded and the RMD calculation uses only the 12/31 Account Value. When we notify you of the RMD amount for a distribution calendar year, we will inform you if the calculation included the actuarial present value of additional benefits. Because of the above requirements, your initial or renewal election of an optional rider could cause your RMD amount to be higher than it would be without such an election. Prior to electing to participate in (or, if applicable, prior to renewing your participation in) any optional rider, you should consult with a qualified tax professional as to the possible effect of that rider on your yearly RMD amounts.

You may take an RMD amount calculated for a particular IRA annuity from that annuity or from another IRA account or IRA annuity of yours.  Similarly, you may take an RMD amount calculated for a particular TSA annuity from that annuity or from another TSA account or TSA annuity of yours.  If your Qualified Contract is an asset of a qualified retirement plan, the qualified plan is subject to the RMD requirements and the Contract, as an asset of the qualified plan may need to be used as a source of funds for the RMDs.

If you are subject to the RMD requirements while you are enrolled in the AB Plan under any optional living benefit rider, any RMD amount that you take from the Contract will reduce the amount of the benefit under the AB Plan. This reduction could significantly reduce the value of the optional living benefit to you.

If you are subject to the RMD requirements while you are enrolled in the WB Plan under any optional living benefit rider, and any RMD amount that you take from the Contract ever exceeds the maximum amount that you may withdraw under the terms of the WB Plan, the additional withdrawal amount will reduce the amount of the benefit available under the WB Plan. This reduction could significantly reduce the value of the optional living benefit to you.

Participants in 403(b) plans who are under age 59½, are subject to withdrawal restrictions under the Internal Revenue Code that may prevent them from being able to make any withdrawals under the WB Plan while they remain under age 59½.

Prior to electing to participate in (or, if applicable, prior to renewing your participation in) any optional living benefit rider, you should consult with a qualified tax professional as to the possible effect of RMD distributions on the benefits that might otherwise be available under any optional living benefit.

If your Contract is a traditional Individual Retirement Annuity or is held by your traditional Individual Retirement Account and you might convert in the future to a Roth IRA (see "Roth Individual Retirement Arrangements"), then your initial or renewal election of an optional rider could cause your taxable income upon conversion to be higher than it would be without such an election.  Prior to electing to participate in (or, if applicable, prior to renewing your participation in) any optional living benefit or death benefit, you should consult with a qualified tax professional as to the possible effect of that benefit on conversion taxable income.

Non-Qualified Contracts.  We are required to make a determination as to the taxability of any withdrawal you make in order to be able to annually report to the IRS and you information about your withdrawal.  Under the Internal Revenue Code, any withdrawal from a Non-Qualified Contract is taxable to the extent the annuity's cash value exceeds the investment in the contract.  There is no definition of "cash value" in the Code and, for tax reporting purposes, we are currently treating it as the Account Value of the Contract.  However, there can be no assurance that the IRS will agree that this is the correct cash value.  The IRS could, for example, determine that the cash value is the Account Value plus an additional amount representing the value of an optional rider.  If this were to occur, election of an optional rider could cause any withdrawal, including a withdrawal under the withdrawal benefit of any optional living benefit rider, to have a higher proportion of the withdrawal derived from taxable investment earnings.  Prior to electing to participate in an optional rider (or, if applicable, prior to renewing your participation in the optional living benefit rider), you should consult with a qualified tax professional as to the meaning of "cash value."

Puerto Rico Tax Considerations

The Contract offered by this Prospectus is considered a non-qualified annuity contract under Section 1022 of the Puerto Rico Internal Revenue Code of 1994, as amended (the "1994 Code"). Under the current provisions of the 1994 Code, no income tax is payable on increases in value of accumulation shares of annuity units credited to a variable annuity contract until payments are made to the annuitant or other payee under such contract.

When payments are made from your Contract in the form of an annuity, the annuitant or other payee will be required to include as gross income the lesser of the amount received during the taxable year or the portion of the amount received equal to 3% of the aggregate premiums or other consideration paid for the annuity. The amount, if any, in excess of the included amount is excluded from gross income as a return of premium. After an amount equal to the aggregate premiums or other consideration paid for the annuity has been excluded from gross income, all of the subsequent annuity payments are considered to be taxable income.

When a payment under a Contract is made in a lump sum, the amount of the payment would be included in the gross income of the Annuitant or other Payee to the extent it exceeds the Annuitant's aggregate premiums or other consideration paid.

The provisions of the 1994 Code with respect to qualified retirement plans described in this Prospectus vary significantly from those under the Internal Revenue Code. We currently offer the Contract in Puerto Rico in connection with Individual Retirement Arrangements that qualify under the U.S. Internal Revenue Code but do not qualify under the Puerto Rico 1994 Code. See the applicable text of this Prospectus under the heading "Federal Tax Status" dealing with such Arrangements and their RMD requirements. We may make Contracts available for use with other retirement plans that similarly qualify under the U.S. Internal Revenue Code but do not qualify under the Puerto Rico 1994 Code.

As a result of IRS Revenue Ruling 2004-75, as amplified by Revenue Ruling 2004-97, we will treat Contract distributions and withdrawals occurring on or after January 1, 2005 as U.S. source income that is subject to U.S. income tax withholding and reporting.  Under "TAX CONSIDERATIONS," see "Pre-Distribution Taxation of Contracts," "Distributions and Withdrawals from Non-Qualified Contracts," "Withholding" and "Non-Qualified Contracts." You should consult a qualified tax professional for advice regarding the effect of Revenue Ruling 2004-75 on your U.S. and Puerto Rico income tax situation.

For information regarding the income tax consequences of owning a Contract, you should consult a qualified tax professional.

ADMINISTRATION OF THE CONTRACT

We perform certain administrative functions relating to the Contract, Participant Accounts, and the Variable Account. These functions include, but are not limited to, maintaining the books and records of the Variable Account and the Sub-Accounts; maintaining records of the name, address, taxpayer identification number, Contract number, Participant Account number and type, the status of each Participant Account and other pertinent information necessary to the administration and operation of the Contract; processing Applications, Purchase Payments, transfers and full and partial withdrawals; issuing Contracts and Certificates; administering annuity payments; furnishing accounting and valuation services; reconciling and depositing cash receipts; providing confirmations; providing toll-free customer service lines; and furnishing telephonic transfer services.

DISTRIBUTION OF THE CONTRACT

Contracts are sold by licensed insurance agents ("the Selling Agents") in those states where the Contract may be lawfully sold.  Such Selling Agents will be registered representatives of affiliated and unaffiliated broker-dealer firms ("the Selling Broker-Dealers") registered under the Securities Exchange Act of 1934 who are members of the Financial Industry Regulatory Authority ("FINRA") and who have entered into selling agreements with the Company and the general distributor, Clarendon Insurance Agency, Inc. ("Clarendon"), One Sun Life Executive Park, Wellesley Hills, Massachusetts 02481.  Clarendon is a wholly-owned subsidiary of the Company, is registered with the SEC under the Securities Exchange Act of 1934 as a broker-dealer and is a member of FINRA.

The Company (or its affiliate, for purposes of this section only, collectively, "the Company"), pays the Selling Broker-Dealers compensation for the promotion and sale of the Contract.   The Selling Agents who solicit sales of the Contract typically receive a portion of the compensation paid by the Company to the Selling Broker-Dealers in the form of commissions or other compensation, depending on the agreement between the Selling Broker-Dealer and their Selling Agent.  This compensation is not paid directly by the Participant or the separate account.  The Company intends to recoup this compensation through fees and charges imposed under the Contract, and from profits on payments received by the Company for providing administrative, marketing, and other support and services to the Funds.

The amount and timing of commissions the Company may pay to Selling Broker-Dealers may vary depending on the selling agreement but is not expected to be more than 2.00% of Purchase Payments, and 1.00% annually of the Participant's Account Value. The Company may pay or allow other promotional incentives or payments in the form of cash or other compensation to the extent permitted by FINRA rules and other applicable laws and regulations, and this compensation may be significant in amount.

The Company also pays compensation to wholesaling broker-dealers or other firms or intermediaries, including payments to affiliates of the Company, in return for wholesaling services such as providing marketing and sales support, product training and administrative services to the Selling Agents of the Selling Broker-Dealers.  This compensation may be significant in amount and may be based on a percentage of Purchase Payments and/or a percentage of Contract Value and/or may be a fixed dollar amount.

In addition to the compensation described above, the Company may make additional cash payments, in certain circumstances referred to as "override" compensations, or reimbursements to Selling Broker-Dealers in recognition of their marketing and distribution, transaction processing and/or administrative services support.  These payments are not offered to all Selling Broker-Dealers, and the terms of any particular agreement governing the payments may vary among Selling Broker-Dealers depending on, among other things, the level and type of marketing and distribution support provided. Marketing and distribution support services may include, among other services, placement of the Company's products on the Selling Broker-Dealers' preferred or recommended list, access to the Selling Broker-Dealers' registered representatives for purposes of promoting sales of the Company's products, assistance in training and education of the Selling Agents, and opportunities for the Company to participate in sales conferences and educational seminars.  The payments or reimbursements may be calculated as a percentage of the particular Selling Broker-Dealer's actual or expected aggregate sales of our variable contracts (including the Contract) or assets held within those contracts and/or may be a fixed dollar amount. Broker-dealers receiving these additional payments may pass on some or all of the payments to the Selling Agent. The prospect of receiving, or the receipt of additional compensation as described above may provide Selling Broker-Dealers with an incentive to favor sales of the Contracts over other variable annuity contracts (or other investments) with respect to which the Selling Broker-Dealer does not receive additional compensation, or lower levels of additional compensation. You should take such payment arrangements into account when considering and evaluating any recommendation relating to the Contracts.

In addition to selling our variable contracts (including the Contract), some Selling Broker-Dealers or their affiliates may have other business relationships with the Company. Those other business relationships may include, for example, reinsurance agreements pursuant to which an affiliate of the Selling Broker-Dealer provides reinsurance to the Company relative to some or all of the Policies or other variable policies issued by the Company or its affiliates. The potential profits for a Selling Broker-Dealer or its affiliates (including its registered representatives) associated with such reinsurance arrangements could be significant in amount and could indirectly provide incentives to the Selling Broker-Dealer and its Selling Agents to recommend products for which they provide reinsurance over similar products which do not result in potential reinsurance profits to the Selling Broker-Dealer or its affiliate. The operation of an individual contract is not impacted by whether the policy is subject to a reinsurance arrangement between the Company and an affiliate of the Selling Broker-Dealer.

As discussed in the preceding paragraphs, the Selling Broker-Dealer may receive numerous forms of payments that, directly or indirectly, provide incentives to, and otherwise facilitate and encourage the offer and sale of the Contracts by Selling Broker-Dealers and their registered representatives. Such payments may be greater or less in connection with the Contracts than in connection with other products offered and sold by the Company or by others. Accordingly, the payments described above may create a potential conflict of interest, as they may influence your Selling Broker-Dealer or registered representative to present a Contract to you instead of (or more favorably than) another product or products that might be preferable to you.

You should ask your Selling Agent for further information about what commissions or other compensation he or she, or the Selling Broker-Dealer for which he or she works, may receive in connection with your purchase of a Contract.

Commissions may be waived or reduced in connection with certain transactions described in this Prospectus under the heading "Waivers; Reduced Charges; Special Guaranteed Interest Rates." During 2005, 2006, and 2007, approximately $845,405, $620,746, and $951,947, respectively, in commissions were paid to but not retained by Clarendon in connection with the distribution of the Contracts.

AVAILABLE INFORMATION

The Company and the Variable Account have filed with the SEC registration statements under the Securities Act of 1933 relating to the Contracts. This Prospectus does not contain all of the information contained in the registration statements and their exhibits. For further information regarding the Variable Account, the Company and the Contracts, please refer to the registration statements and their exhibits.

In addition, the Company is subject to the informational requirements of the Securities Exchange Act of 1934. We file reports and other information with the SEC to meet these requirements.

You can inspect and copy this information and our registration statements at the SEC's public reference facilities at the following locations: Washington, D.C. -- 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549; Chicago, Illinois -- 500 West Madison Street, Chicago, IL 60661. The Washington, D.C. office will also provide copies by mail for a fee. You may also find these materials on the SEC's website (http:// www.sec.gov).

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Company's Annual Report on Form 10-K for the year ended December 31, 2007 filed with the SEC pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") is incorporated herein by reference. All documents or reports we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus and prior to the termination of the offering, shall be deemed incorporated by reference into the prospectus.

The Company will furnish, without charge, to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of the documents referred to above which have been incorporated by reference into this Prospectus, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference in this Prospectus). Requests for such documents should be directed to the Secretary, Sun Life Assurance Company of Canada (U.S.), One Sun Life Executive Park, Wellesley Hills, Massachusetts 02481, telephone (800) 225-3950.

STATE REGULATION

The Company is subject to the laws of the State of Delaware governing life insurance companies and to regulation by the Commissioner of Insurance of Delaware. An annual statement is filed with the Commissioner of Insurance on or before March lst in each year relating to the operations of the Company for the preceding year and its financial condition on December 31st of such year. Its books and records are subject to review or examination by the Commissioner or his agents at any time and a full examination of its operations is conducted at periodic intervals.

The Company is also subject to the insurance laws and regulations of the other states and jurisdictions in which it is licensed to operate. The laws of the various jurisdictions establish supervisory agencies with broad administrative powers with respect to licensing to transact business, overseeing trade practices, licensing agents, approving policy forms, establishing reserve requirements, fixing maximum interest rates on life insurance policy loans and minimum rates for accumulation of surrender values, prescribing the form and content of required financial statements and regulating the type and amounts of investments permitted. Each insurance company is required to file detailed annual reports with supervisory agencies in each of the jurisdictions in which it does business and its operations and accounts are subject to examination by such agencies at regular intervals.

In addition, many states regulate affiliated groups of insurers, such as the Company, Sun Life (Canada) and its affiliates, under insurance holding company legislation. Under such laws, inter-company transfers of assets and dividend payments from insurance subsidiaries may be subject to prior notice or approval, depending on the size of such transfers and payments in relation to the financial positions of the companies involved. Under insurance guaranty fund laws in most states, insurers doing business therein can be assessed (up to prescribed limits) for policyholder losses incurred by insolvent companies. The amount of any future assessments of the Company under these laws cannot be reasonably estimated. However, most of these laws do provide that an assessment may be excused or deferred if it would threaten an insurer's own financial strength and many permit the deduction of all or a portion of any such assessment from any future premium or similar taxes payable.

Although the federal government generally does not directly regulate the business of insurance, federal initiatives often have an impact on the business in a variety of ways. Current and proposed federal measures which may significantly affect the insurance business include employee benefit regulation, removal of barriers preventing banks from engaging in the insurance business, tax law changes affecting the taxation of insurance companies, the tax treatment of insurance products and its impact on the relative desirability of various personal investment vehicles.

LEGAL PROCEEDINGS

There are no pending legal proceedings affecting the Variable Account. We and our subsidiaries are engaged in various kinds of routine litigation which, in management's judgment, is not of material importance to our respective total assets or material with respect to the Variable Account.

FINANCIAL STATEMENTS

The financial statements of the Company which are included in the SAI should be considered only as bearing on the ability of the Company to meet its obligations with respect to amounts allocated to the Fixed Account and with respect to the death benefit and the Company's assumption of the mortality and expense risks. They should not be considered as bearing on the investment performance of the Fund shares held in the Sub-Accounts of the Variable Account.

The financial statements of the Variable Account for the year ended December 31, 2007 are also included in the SAI.

TABLE OF CONTENTS OF STATEMENT OF ADDITIONAL INFORMATION

Sun Life Assurance Company of Canada (U.S.)
Advertising and Sales Literature
Tax - Deferred Accumulation
Calculations
Example of Variable Accumulation Unit Value Calculation
Example of Variable Annuity Unit Calculation
Example of Variable Annuity Payment Calculation
Distribution of the Contracts
Designation and Change of Beneficiary
Custodian
Independent Registered Public Accounting Firm
Financial Statements

This Prospectus sets forth information about the Contract and the Variable Account that a prospective purchaser should know before investing. Additional information about the Contract and the Variable Account has been filed with the Securities and Exchange Commission in a Statement of Additional Information dated May 1, 2008 which is incorporated herein by reference. The Statement of Additional Information is available upon request and without charge from Sun Life Assurance Company of Canada (U.S.). To receive a copy, return this request form to the address shown below or telephone (800) 752-7215.

To:	Sun Life Assurance Company of Canada (U.S.)
P.O. Box 9133
Wellesley Hills, Massachusetts 02481

Please send me a Statement of Additional Information for
Sun Life Financial Masters Access Variable and Fixed Annuity
Sun Life of Canada (U.S.) Variable Account F.

Name

Address

City                                                                    State               Zip

Telephone

APPENDIX A -
GLOSSARY

The following terms as used in this Prospectus have the indicated meanings:

ACCOUNT or PARTICIPANT ACCOUNT: An account established for each Participant to which Net Purchase Payments are credited.

ACCOUNT QUARTER: A three-month period, with the first Account Quarter beginning on your Issue Date.

ACCOUNT VALUE: The Variable Accumulation Value, if any, plus the Fixed Accumulation Value, if any, of your Account for any Valuation Period.

ACCOUNT YEAR and ACCOUNT ANNIVERSARY: Your first Account Year is the period 365 days (366, if a leap year) from the date on which we issued your Contract. Your Account Anniversary is the last day of an Account Year. Each Account Year after the first is the 365-day period that begins on your Account Anniversary. For example, if the Issue Date is on March 12, the first Account Year is determined from the Issue Date and ends on March 12 of the following year. Your Account Anniversary is March 12 and all Account Years after the first are measured from March 12. (If the Anniversary Date falls on a non-Business Day, the previous Business Day will be used.)

ACCUMULATION PHASE: The period before the Annuity Commencement Date and during the lifetime of the Annuitant (and while the Owner is still alive) during which you make Purchase Payments under the Contract. This is called the "Accumulation Period" in the Contract.

ADJUSTED PURCHASE PAYMENTS: Purchase Payments adjusted for partial withdrawals as described in "Calculating the Death Benefit."

*ANNUITANT: The person or persons to whom the first annuity payment is made. If either Annuitant dies prior to the Annuity Commencement Date, the surviving Annuitant will become the sole Annuitant.

ANNUITY COMMENCEMENT DATE: The date on which the first annuity payment under each Contract is to be made.

ANNUITY OPTION: The method you choose for making annuity payments.

ANNUITY UNIT: A unit of measure used in the calculation of the amount of the second and each subsequent Variable Annuity payment from the Variable Account.

APPLICATION: The document signed by you or other evidence acceptable to us that serves as your application for participation under a Group Contract or purchase of an Individual Contract.

*BENEFICIARY: The person or entity having the right to receive the death benefit and, for a Certificate issued under a Non-Qualified Contract, who is the "designated beneficiary" for purposes of Section 72(s) of the Code in the event of the Participant's death. Notwithstanding the foregoing, if there is more than one Participant of a Non-Qualified Contract, the surviving Participant will be deemed the beneficiary under the preceding sentence and any other designated beneficiary will be treated as a contingent beneficiary.

BUSINESS DAY: Any day the New York Stock Exchange is open for trading. Also, any day on which we make a determination of the value of a Variable Accumulation Unit.

CERTIFICATE: The document for each Participant which evidences the coverage of the Participant under a Group Contract.

COMPANY ("WE, " "US," "SUN LIFE (U.S.)"): Sun Life Assurance Company of Canada (U.S.).

CONTRACT: Any Individual Contract, Group Contract, or Certificate issued under a Group Contract.

COVERED PERSON: The person(s) identified as such in the Contract whose death will trigger the death benefit provisions of the Contract. The Participant/Owner is the Covered Person unless there is a non-natural Owner, such as a trust, in which case the Annuitant is the Covered Person.

DEATH BENEFIT DATE: If you have elected a death benefit payment option before the Covered Person's death that remains in effect, the date on which we receive Due Proof of Death. If your Beneficiary elects the death benefit payment option, the later of (a) the date on which we receive the Beneficiary's election and (b) the date on which we receive Due Proof of Death. If we do not receive the Beneficiary's election within 60 days after we receive Due Proof of Death, the Beneficiary shall be deemed to have elected to defer receipt of payment under any death benefit option until such time as a written election is received by the Company or a distribution is required by law.

DUE PROOF OF DEATH: An original certified copy of an official death certificate, an original certified copy of a decree of a court of competent jurisdiction as to the finding of death, or any other information or documentation required by the Company that is necessary to make payment (e.g. taxpayer identification numbers, beneficiary names and addresses, state inheritance tax waivers, etc.).

FIXED ACCOUNT: The general account of the Company, consisting of all assets of the Company other than those allocated to a separate account of the Company.

FIXED ACCOUNT VALUE: The value of that portion of your Account allocated to the Fixed Account.

FIXED ANNUITY: An annuity with payments which do not vary as to dollar amount.

FUND: A registered management investment company, or series thereof, in which assets of a Sub-Account may be invested.

GROUP CONTRACT: A Contract issued by the Company on a group basis.

GUARANTEE AMOUNT: Each separate allocation of Account Value to a particular Guarantee Period (including interest earned thereon).

GUARANTEE PERIOD: The period for which a Guaranteed Interest Rate is credited.

GUARANTEED INTEREST RATE: The rate of interest we credit on a compound annual basis during any Guarantee Period.

INCOME PHASE: The period on and after the Annuity Commencement Date and during the lifetime of the Annuitant during which we make annuity payments under the Contract.

INDIVIDUAL CONTRACT: A Contract issued by the Company on an individual basis.

ISSUE DATE: The date the Contract becomes effective which is the date we apply your initial Net Purchase Payment to your Account and issue your Contract. This is called the "Date of Coverage" in the Contract.

NET INVESTMENT FACTOR: An index applied to measure the investment performance of a Sub-Account from one Valuation Period to the next.

NET PURCHASE PAYMENT (NET PAYMENTS): The portion of a Purchase Payment which remains after the deduction of any applicable premium tax or similar tax.

NON-QUALIFIED CONTRACT: A Contract used in connection with a retirement plan that does not receive favorable federal income tax treatment under Sections 401, 403, 408, or 408A of the Internal Revenue Code. The Participant's interest in the Contract must be owned by a natural person or agent for a natural person for the Contract to receive income tax treatment as an annuity.

OPEN DATE: The date your Application is received by the Company.

*OWNER: The person, persons or entity entitled to the ownership rights stated in a Group Contract and in whose name or names the Group Contract is issued. The Owner may designate a trustee or custodian of a retirement plan which meets the requirements of Section 401, Section 408(c), Section 408(k), Section 408(p) or Section 408A of the Internal Revenue Code to serve as legal owner of assets of a retirement plan, but the term "Owner," as used herein, shall refer to the organization entering into the Group Contract.

*PARTICIPANT: In the case of an Individual Contract, the owner of the Contract. In the case of a Group Contract, the person named in the Contract who is entitled to exercise all rights and privileges of ownership under the Contract, except as reserved by the Owner. If there are two Participants, the death benefit is paid upon the death of either Participant.

PAYEE: A recipient of payments under a Contract. The term includes an Annuitant or a Beneficiary who becomes entitled to benefits upon the death of the Participant, or on the Annuity Commencement Date.

PURCHASE PAYMENT (PAYMENT): An amount paid to the Company as consideration for the benefits provided by a Contract.

QUALIFIED CONTRACT: A Contract used in connection with a retirement plan which may receive favorable federal income tax treatment under Sections 401, 403, 408 or 408A of the Internal Revenue Code of 1986, as amended.

RENEWAL DATE: The last day of a Guarantee Period.

SUB-ACCOUNT: That portion of the Variable Account which invests in shares of a specific Fund.

SURRENDER VALUE: The amount payable on full surrender of your Contract.

VALUATION PERIOD: The period of time from one determination of Variable Accumulation Unit or Annuity Unit values to the next subsequent determination of these values. Value determinations are made as of the close of the New York Stock Exchange on each day that the Exchange is open for trading.

VARIABLE ACCOUNT: Variable Account F of the Company, which is a separate account of the Company consisting of assets set aside by the Company, the investment performance of which is kept separate from that of the general assets of the Company.

VARIABLE ACCUMULATION UNIT: A unit of measure used in the calculation of Variable Account Value.

VARIABLE ACCOUNT VALUE: The value of that portion of your Account allocated to the Variable Account.

VARIABLE ANNUITY: An annuity with payments which vary as to dollar amount in relation to the investment performance of the Variable Account.

YOU and YOUR: The terms "you" and "your" refer to "Owner," "Participant," and/or "Covered Person" as those terms are identified in the Contract.

* You specify these items on the Application, and may change them, as we describe in this Prospectus.

APPENDIX B -
MARKET VALUE ADJUSTMENT

Fixed Account - Examples of the Market Value Adjustment ("MVA")

The MVA Factor is:  [(1 + I) ÷ (1 + J + b)](N/12) -1.

These examples assume the following:

(1)	The Guarantee Amount was allocated to a 5-year Guarantee Period with a Guaranteed Interest Rate of 6% or .06.
(2)	The date of surrender is 2 years from the Expiration Date (N = 24).
(3)	The value of the Guarantee Amount on the date of surrender is $11,910.16.
(4)	The interest earned in the current Account Year is $674.16.
(5)	No transfers or partial withdrawals affecting this Guarantee Amount have been made.

Example of a Negative MVA:

Assume that on the date of surrender, the current rate (J) is 8% or .08 and the b factor is zero.

The MVA factor =	[(1 + I) ÷ (1 + J + b)](N/12) - 1
=	[(1 + .06) ÷ (1 + .08)](24/12) - 1
=	(.981 2) - 1
=	.963 - 1
=	-.037

The value of the Guarantee Amount less interest credited to the Guarantee Amount in the current Account Year is multiplied by the MVA factor to determine the MVA:  ($11,910.16 - $674.16) x (-.037) = -$415.73.

-$415.73 represents the MVA that will be deducted from the value of the Guarantee Amount.

For a partial withdrawal of $2,000 from this Guarantee Amount, the MVA would be ($2,000.00 - $674.16) x (-.037) = -$49.06. -$49.06 represents the MVA that will be deducted from the partial withdrawal amount.

Example of a Positive MVA:

Assume that on the date of surrender, the current rate (J) is 5% or .05 and the b factor is zero.

The MVA factor =	[(1 + I) ÷ (1 + J + b)](N/12) - 1
=	[(1 + .06) ÷ (1 + .05)](24/12) - 1
=	(1.010 2) - 1
=	1.019 - 1
=	.019

The value of the Guarantee Amount less interested credit to the Guarantee Amount in the current Account Year is multiplied by the MVA factor to determine the MVA:  ($11,910.16 - $674.16) x .019 = $213.48.

$213.48 represents the MVA that would be added to the value of the Guarantee Amount.

For a partial withdrawal of $2,000 from this Guarantee Amount, the MVA would be ($2,000.00 - $674.16) x .019 = $25.19.

$25.19 represents the MVA that would be added to the value of the partial withdrawal amount.
APPENDIX C -
OPTIONAL DEATH BENEFIT EXAMPLES

CALCULATION OF 5% PREMIUM ROLL-UP OPTIONAL DEATH BENEFIT

Example 1:

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later.  Assume that all of the money is invested in the Sub-Accounts.  No withdrawals are made.  The Owner dies in the eighth Account Year.  The Account Value on the Death Benefit Date is $135,000, and the value of the Purchase Payments accumulated at 5% until the Death Benefit Date is $140,000.  The calculation of the death benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	=	$135,000
Cash Surrender Value	=	$135,000
Total of Adjusted Purchase Payments	=	$100,000
5% Premium Roll-Up Value *	=	$140,000
The Death Benefit Amount would therefore	=	$140,000

* The 5% Premium Roll-Up Value is capped at 2 times the Adjusted Purchase Payments. Therefore, the cap = 2 x $100,000 = $200,000.

Example 2:

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later.  Assume that all of the money is invested in the Sub-Accounts and that the Account Value is $150,000 just prior to a $30,000 withdrawal.  The Account Value on the Death Benefit Date is $90,000.  The calculation of the death benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	=	$ 90,000
Cash Surrender Value*	=	$ 89,950
Total of Adjusted Purchase Payments**	=	$ 80,000
5% Premium Roll-Up Value***	=	$112,000
The Death Benefit Amount would therefore	=	$112,000

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals."

* Adjusted Purchase Payments can be calculated as follows: Purchase Payments x (Account Value after withdrawal ÷ Account Value before withdrawal) = $100,000 x ($120,000 ÷ $150,000) = $80,000

** The 5% Premium Roll-Up Value is capped at 2 times the Adjusted Purchase Payments. Therefore, the cap = 2 x $80,000 = $160,000.

CALCULATION OF EEB PREMIER OPTIONAL DEATH BENEFIT

Example 1:

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested into the Sub-Accounts, no withdrawals are made and the Account Value on the Death Benefit Date is $135,000. In addition, this Contract was issued prior to the owner's 70th birthday. Assume death occurs in Account Year 7. The calculation of the Death Benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	=	$135,000
Cash Surrender Value	=	$135,000
Total of Adjusted Purchase Payments	=	$100,000
The Death Benefit Amount would therefore	=	$135,000

-- PLUS --

The EEB amount, calculated as follows:
Account Value minus Adjusted Purchase Payments	=	$ 35,000
45% of the above amount	=	$ 15,750
Cap of 100% of Adjusted Purchase Payments	=	$100,000
The lesser of the above two amounts = the EEB Premier amount	=	$ 15,750

The total Death Benefit would be the amount paid on the basic death benefit plus the EEB Premier amount = $135,000 + $15,750 = $150,750.

Example 2:

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested into the Sub-Accounts and that the Account Value is $135,000 just prior to a $20,000 withdrawal. The Account Value on the Death Benefit Date is $115,000. In addition, this Contract was issued prior to the owner's 70th birthday and death occurs in year 9.

The Death Benefit Amount will be the greatest of:
Account Value	=	$115,000
Cash Surrender Value*	=	$115,000
Total of Adjusted Purchase Payments**	=	$ 85,185
The Death Benefit Amount would therefore	=	$115,000

-- PLUS --

The EEB amount, calculated as follows:
Account Value minus Adjusted Purchase Payments	=	$ 29,815
45% of the above amount	=	$ 13,417
Cap of 100% of Adjusted Purchase Payments	=	$ 85,185
The lesser of the above two amounts = the EEB Premier
Amount	=	$ 13,417

The total Death Benefit would be the amount paid on the basic death benefit plus the EEB Premier amount = $115,000 + $13,417 = $128,417.

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals."

** Adjusted Purchase Payments can be calculated as follows: Payments x (Account Value after withdrawal ÷ Account Value before withdrawal) = $100,000 x ($115,000 ÷ $135,000) = $85,185

CALCULATION OF EEB PREMIER PLUS OPTIONAL DEATH BENEFIT

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested into the Sub-Accounts, no withdrawals are made and the Account Value on the Death Benefit Date is $135,000. In addition, this Contract was issued prior to the owner's 70th birthday. Assume death occurs in Account Year 7. The calculation of the Death Benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	=	$135,000
Cash Surrender Value*	=	$135,000
Total of Adjusted Purchase Payments	=	$100,000
The Death Benefit Amount would therefore	=	$135,000

--PLUS --

The EEB Premier Plus amount, calculated as follows:
Account Value minus Adjusted Purchase Payments	=	$ 35,000
75% of the above amount	=	$ 26,250
Cap of 150% of Adjusted Purchase Payments	=	$150,000
The lesser of the above two amounts = the EEB Premier Plus
with 5% Roll-up amount	=	$ 26,250

The total Death Benefit would be the amount paid on the basic death benefit plus the EEB Premier Plus amount = $135,000 + $26,250 = $161,250.

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals."

CALCULATION OF EEB PREMIER WITH MAV OPTIONAL DEATH BENEFIT

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested into the Sub-Accounts, no withdrawals are made and the Account Value on the Death Benefit Date is $135,000. The Maximum Anniversary Value on the Death Benefit Date is $140,000. Assume death occurs in Account Year 7. In addition, this Contract was issued prior to the owner's 70th birthday. The calculation of the Death Benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	=	$135,000
Cash Surrender Value*	=	$135,000
Total of Adjusted Purchase Payments	=	$100,000
Maximum Anniversary Value	=	$140,000
The Death Benefit Amount would therefore	=	$140,000

--PLUS--

The EEB Premier amount, calculated as follows:
Account Value before EEB minus Adjusted Purchase Payments	=	$ 35,000
45% of the above amount	=	$ 15,750
Cap of 100% of Adjusted Purchase Payments	=	$100,000
The lesser of the above two amounts = the EEB Premier amount	=	$ 15,750

The total Death Benefit would be the amount paid on the Maximum Anniversary Rider plus the EEB Premier amount = $140,000 + $15,750 = $155,750.

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals."

CALCULATION OF EEB PREMIER WITH 5% ROLL-UP OPTIONAL DEATH BENEFIT

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested into the Sub-Accounts, no withdrawals are made and the Account Value on the Death Benefit Date is $135,000. The value of the Purchase Payments accumulated at 5% until the Death Benefit Date is $140,000. In addition, this Contract was issued prior to the owner's 70th birthday. Assume death occurs in Account Year 8. The calculation of the Death Benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	=	$135,000
Cash Surrender Value*	=	$135,000
Total of Adjusted Purchase Payments	=	$100,000
5% Premium Roll-up Value	=	$140,000
The Death Benefit Amount would therefore	=	$140,000

--PLUS--

The EEB Premier amount, calculated as follows:
Account Value minus Adjusted Purchase Payments	=	$ 35,000
45% of the above amount	=	$ 15,750
Cap of 100% of Adjusted Purchase Payments	=	$100,000
The lesser of the above two amounts = the EEB Premier amount	=	$ 15,750

The total Death Benefit would be the amount paid on the 5% Roll-Up Rider plus the EEB Premier amount = $140,000 + $15,750 = $155,750.

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals."

APPENDIX D -
PREVIOUSLY AVAILABLE INVESTMENT OPTIONS

The current available variable investment options are those listed on page 1 of the prospectus.

If you purchased your Contract before February 2, 2004, you may make subsequent Purchase Payments and transfers into the following investment options that were available for investment prior to that date:

Large-Cap Equity Funds	Real Estate Equity Funds
MFS® Capital Appreciation Portfolio – S Class	Sun Capital Global Real Estate Fund® – Initial Class
MFS® Strategic Value Portfolio – S Class	Multi- Sector Bond Funds
International/Global Equity Funds	MFS®Strategic Income Portfolio – S Class
MFS® Global Growth Portfolio – S Class
Mid-Cap Equity Funds
MFS® Mid Cap Growth Portfolio – S Class
MFS® Mid Cap Value Portfolio – S Class

Massachusetts Financial Services Company advises the MFS® Funds.  Sun Capital Advisers LLC advises the Sun Capital Funds.

If you purchased your Contract before March 5, 2007, you may make subsequent Purchase Payments and transfers into the following investment options that were available for investment prior to that date:

Large-Cap Equity Funds	Emerging Markets Equity Funds
MFS® Emerging Markets Equity Portfolio - S Class
MFS® Growth Portfolio - S Class	Small-Cap Equity Funds
MFS® Massachusetts Investors Growth Stock Portfolio -	MFS® New Discovery Portfolio - S Class
S Class	Oppenheimer Main Street Small Cap Fund/VA
MFS® Blended Research Core Equity Portfolio	- Service Shares
MFS® Research Portfolio - S Class

Massachusetts Financial Services Company advises the MFS® Funds. OppenheimerFunds, Inc. advises the Oppenheimer Funds. Sun Capital Advisers LLC advises the Sun Capital Funds.

If you purchased your Contract before March 10, 2008, you may make subsequent Purchase Payments and transfers into the following investment options that were available for investment prior to that date:

Large-Cap Equity Funds	Mid-Cap Equity Funds
Lord Abbett Series Fund Growth & Income Portfolio -	Lord Abbett Series Fund Mid-Cap Value Portfolio
Class VC	Short-Term Bond Funds
Asset Allocation Funds	PIMCO VIT Low Duration Portfolio - Admin. Class
PIMCO VIT All Asset Portfolio - Admin. Class	High Yield Bond Funds
International/Global Equity Funds	MFS® High Yield Portfolio - S Class
Templeton Foreign Securities Fund - Class 2	Money Market Funds
Emerging Markets Equity Funds	MFS® Money Market Portfolio - S Class
Templeton Developing Markets Securities Fund -
Class 2

Lord, Abbett & Co. LLC advises the Lord Abbett Series Fund Portfolios. Massachusetts Financial Services Company, our affiliate, advises the MFS® Funds.  Pacific Investment Management Company LLC advises the PIMCO VIT Portfolios. Templeton® Asset Management Ltd. advises the Templeton Developing Markets Securities Fund. Templeton® Investment Counsel, LLC advises Templeton Foreign Securities Fund and Templeton Growth Securities Fund.

APPENDIX E -
SECURED RETURNS FOR LIFE PLUS BENEFIT EXAMPLES

ALL OF THE FOLLOWING EXAMPLES ARE BASED UPON THE ASSUMPTION THAT YOU PURCHASED A CONTRACT ON JANUARY 1, 2009 WITH AN INITIAL PURCHASE PAYMENT OF $100,000 AND YOU ELECTED SECURED RETURNS FOR LIFE PLUS. YOUR INITIAL GLB AMOUNT EQUALS YOUR PURCHASE PAYMENT AMOUNT OF $100,000.

EXAMPLE 1: Calculation of Benefits under AB Plan.

●
Assume that you are age 65 at issue. Assume that you elect the AB plan. Your GLB amount at issue and your Bonus Base at issue are both equal to $100,000 (your Purchase Payment amount). Assume that you take no withdrawals in your first Account Year. Therefore, on January 1, 2010, your accrued bonus amount is $5,000, which equals 5% of the Bonus Base. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $100,000.

●
Assume that you take no withdrawals in your second Account Year. Therefore, on January 1, 2011, your accrued bonus amount is $10,000, which equals $5,000 (5% of the Bonus Base) plus your previous accrued bonus amount of $5,000. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $100,000.

●
Assume that you take no withdrawals in your third Account Year. Therefore, on January 1, 2012, your accrued bonus amount is $15,000, which equals $5,000 (5% of the Bonus Base) plus your previous accrued bonus amount of $10,000. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $100,000.

●
Assume that you remain in the AB plan until it "matures" on January 1, 2019. Assume that you have taken no withdrawals since your contract was issued. Your accrued bonus amount is $50,000 ($5,000 per year for ten years). Since your rider has "matured" in the AB plan, the accrued bonus amount becomes $0. Assume that your Account Value on January 1, 2019 is $88,000. Since your Account Value is less than your GLB amount by $12,000, an amount equal to $12,000 will be deposited into your Contract ($100,000 - $88,000).

●
If Secured Returns for Life Plus is still available to new Owners, you may elect to renew your participation in the Benefit with a new GLB amount of $100,000 at the cost and terms available to new Owners.

EXAMPLE 2: Calculation of Benefits under AB Plan with Subsequent Purchase Payments; Refund Applies.

●
Assume that you are age 65 at issue. Assume that you elect the AB plan. Your GLB amount at issue and your Bonus Base at issue are both equal to $100,000 (your Purchase Payment amount). Assume that you take no withdrawals in your first Account Year. Therefore, on January 1, 2010, your accrued bonus amount is $5,000, which equals 5% of the Bonus Base. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $100,000.

●
Assume that you take no withdrawals in your second Account Year. Therefore, on January 1, 2011, your accrued bonus amount is $10,000, which equals $5,000 (5% of the Bonus Base) plus your previous accrued bonus amount of $5,000. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $100,000.

●
Assume that on May 20, 2011, you make a Purchase Payment of $80,000. Since you are in your third Account Year, your GLB amount is increased by 85% of this Purchase Payment. Therefore, your new GLB amount is $168,000 (old GLB amount of $100,000 plus 85% of $80,000). Your new Bonus Base is also $168,000 (old Bonus Base of $100,000 plus 85% of $80,000). Your accrued bonus amount remains at $10,000.

●
Assume that you take no withdrawals in your third Account Year. Therefore, on January 1, 2012, your accrued bonus amount is $18,400, which equals $8,400 (5% of the Bonus Base) plus your previous accrued bonus amount of $10,000. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $168,000.

●
Assume that you remain in the AB Plan until it "matures" on January 1, 2019. Assume that you have taken no withdrawals since your contract was issued. Your accrued bonus amount is $77,200 ($5,000 per year for two years plus $8,400 per year for eight years). Since your rider "matured" in the AB Plan, the accrued bonus amount becomes $0. Assume that your Account Value on January 1, 2019 is $200,000. Assume that the total rider charges you paid were $8,375.

●
Because your Account Value is greater than your GLB amount ($200,000 vs. $168,000), your Contract will be credited with an amount equal to the rider charges you have paid ($8,375), increasing your Account Value to $208,375.

●
If Secured Returns for Life Plus is still available to new Owners, you may elect to renew your participation in Secured Returns for Life Plus with a new GLB amount of $208,375 at the cost and terms available to new Owners.

EXAMPLE 3: Withdrawals under AB Plan.

●
Assume that you are age 65 at issue. Assume that you elect the AB plan. Your GLB amount at issue and your Bonus Base at issue are both equal to $100,000 (your Purchase Payment amount). Assume that you take no withdrawals in your first Account Year. Therefore, on January 1, 2010, your accrued bonus amount is $5,000, which equals 5% of the Bonus Base. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $100,000.

●
Assume that you take no withdrawals in your second Account Year. Therefore, on January 1, 2011, your accrued bonus amount is $10,000, which equals $5,000 (5% of the Bonus Base) plus your previous accrued bonus amount of $5,000. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $100,000.

●
Assume that on March 10, 2011 (in your third Account Year), your Account Value is $80,000. Also assume that you take a withdrawal of $10,000 on this date. Therefore, your ending Account Value on March 10, 2011 is $70,000. Your GLB amount, Bonus Base, and accrued bonus amount are reduced proportionally to the amount withdrawn. Therefore, your new GLB amount is $100,000 x ($70,000 ÷ $80,000) = $87,500. Your new Bonus Base is $100,000 x ($70,000 ÷ $80,000) = $87,500. Your new accrued bonus amount is $10,000 x ($70,000 ÷ $80,000) = $8,750.

●
Assume that you take no more withdrawals in your third Account Year. Therefore, on January 1, 2012, your GLB amount remains at $87,500, and your Bonus Base also remains at $87,500. Since you made a withdrawal in your third Account Year, you do not accrue a bonus amount in that Account Year. Therefore, your accrued bonus amount remains at $8,750.

●
Assume that you take no withdrawals in your fourth Account Year. Therefore, on January 1, 2013, your accrued bonus amount is $13,125, which equals $4,375 (5% of the Bonus Base) plus your previous accrued bonus amount of $8,750. Since no withdrawals were been taken, your GLB amount and your Bonus Base both remain at $87,500.

●
Assume that you remain in the AB plan until it "matures" on January 1, 2019. Assume that you take no more withdrawals from your contract. Your accrued bonus amount is $39,375 ($8,750 total for the first two years plus $4,375 per year for seven years). Since your rider has "matured" in the AB plan, the accrued bonus amount becomes $0. Assume that your Account Value on January 1, 2019 is $80,000. Since your Account Value is less than your GLB amount by $7,500, an amount equal to $7,500 will be deposited into your Contract ($87,500 - $80,000).

●
If Secured Returns for Life Plus is still available to new Owners, you may elect to renew your participation in Secured Returns for Life Plus with a new GLB amount of $87,500 at the cost and terms available to new Owners.

EXAMPLE 4: Step-up Elected under AB Plan.

●
Assume that you are age 65 at issue. Assume that you elect the AB plan. Your GLB amount at issue and your Bonus Base at issue are both equal to $100,000 (your Purchase Payment amount). Assume that you take no withdrawals in your first Account Year. Therefore, on January 1, 2010, your accrued bonus amount is $5,000, which equals 5% of the Bonus Base. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $100,000.

●
Assume that you take no withdrawals in your second Account Year. Therefore, on January 1, 2011, your accrued bonus amount is $10,000, which equals $5,000 (5% of the Bonus Base) plus your previous accrued bonus amount of $5,000. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $100,000.

●
Assume that you take no withdrawals in your third Account Year. Therefore, on January 1, 2012, your accrued bonus amount is $15,000, which equals $5,000 (5% of the Bonus Base) plus your previous accrued bonus amount of $10,000. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $100,000.

●
Assume that on January 1, 2012 your Account Value is $118,000. Since you have passed your first Account Anniversary and have not stepped-up within the past year, and since your Account Value is greater than your GLB amount, you may elect to step up to a new ten year period, with a new GLB amount of $118,000. Assume that you do elect to step up. Your GLB amount is now equal to $118,000. Also, your Bonus Base is now equal to $118,000. Your AB plan "maturity date" is now January 1, 2022. Since your new GLB amount of $118,000 is greater than the sum of your old GLB amount of $100,000 plus your old accrued bonus amount of $15,000, your new accrued bonus amount is set equal to $0.

●
Assume that you take no withdrawals in your fourth Account Year. Therefore, on January 1, 2013, your accrued bonus amount is $5,900, which equals $5,900 (5% of the Bonus Base) plus your previous accrued bonus amount of $0. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $118,000.

●
Assume that you remain in the AB plan until it "matures" on January 1, 2022. Assume that you have taken no withdrawals since your contract was issued. Your accrued bonus amount is $41,300 ($5,900 per year for seven years). Since your rider has "matured" in the AB plan, the accrued bonus amount becomes $0. Assume that your Account Value on January 1, 2022 is $112,000. Since your Account Value is less than your GLB amount by $6,000, an amount equal to $6,000 will be deposited into your Contract ($118,000 - $112,000).

●
If Secured Returns for Life Plus is still available to new Owners, you may elect to renew your participation in Secured Returns for Life Plus with a new GLB amount of $118,000 at the cost and terms available to new Owners.

EXAMPLE 5: Calculation of Benefits under WB Plan; Early Withdrawals.

●	Assume you are age 56 at issue. Also assume that you elect the WB plan on January 1, 2009, and that you choose to systematically withdraw the Maximum WB Amount annually.

●	On January 1, 2009:

●	Your GLB Base is $100,000 [the value of your RGLB amount on the day you elect to participate in the WB Plan].
●	Your Maximum WB Amount is $5,000 [5% of your GLB Base].
●	Your Lifetime Income Base is zero because you have not passed your first Account Anniversary after your 59th birthday
●	Your Maximum WB for Life Amount is zero [4% of your Lifetime Income Base].
●	Your Bonus Base is $100,000 [the amount of your initial Purchase Payment]. Since you are taking withdrawals each Account Year, you do not receive any bonus credits.

●	On December 31, 2009, after your first systematic withdrawal of $5,000, your Maximum WB Amount:

●	Your Account Value is reduced by the amount of the withdrawal [$5,000].
●	Your RGLB amount, reduced by the amount of the withdrawal, is $95,000 [$100,000-$5,000].
●	Your GLB Base is still $100,000 because you did not withdraw more than your Maximum WB Amount.
●	Your Lifetime Income Base is zero because you have not passed your first Account Anniversary after your 59th birthday.
●	Your Bonus Base is still $100,000 because you did not withdraw more than your Maximum WB Amount.

●
Assume you take only systematic withdrawals of $5,000 for a total of 3 years. Assume you make no subsequent Purchase Payments. On December 1, 2011, you celebrate your 59th birthday. On January 1, 2012:

●	Your Account Value has been reduced by the amount of the total withdrawals [$15,000].
●	Your RGLB amount, reduced by the amount of the total withdrawal, is $85,000 [$100,000-($5,000 x 3)].
●	Your GLB Base is still $100,000 because you did not withdraw more than your Maximum WB Amount in any Account Year.
●	Your Lifetime Income Base is set at $85,000 [an amount equal to the RGLB amount on your first Account Anniversary after your 59th birthday].
●	Your Maximum WB for Life Amount is $3,400 [4% of your Lifetime Income Base because you are less than 65 years old].
●	Your Bonus Base is still $100,000 because you did not withdraw more than your Maximum WB Amount.

●
Assume you elect to take only annual systematic withdraws of no more than your Maximum WB for Life Amount [$3,400] for an additional 20 years. Assume you make no subsequent Purchase Payments, and that your Account Value reduces to zero. On December 31, 2031:

●	Your Account Value equals zero.
●	Your RGLB amount, reduced by the amount of the total withdrawals, is $17,000 [85,000 – ($3,400 x 20)]
●	Your GLB Base is still $100,000 because you did not withdraw more than the Maximum WB Amount in any Account Year.
●	Your Lifetime Income Base is still $85,000 because you did not withdraw more than the Maximum WB for Life Amount in any Account Year.
●	Your Bonus Base is $0 because bonus credits may only be given in the first ten Account Years.

Even though your rights under the annuity Contract terminated when the Account Value became zero, we will continue to make payments to you. At this point, however, you must choose between:

(1)	withdrawing the Maximum WB for Life Amount each year until you die or
(2)	withdrawing your Maximum WB Amount each year until your RGLB amount is reduced to zero.

●
Assume you elect to take annual payments of your Maximum WB for Life Amount. Therefore you will continue to receive $3,400 per year as long as you are alive. If you die before your RGLB amount is reduced to $0, your beneficiary will receive $5,000 per year (your Maximum WB Amount) until your RGLB amount is reduced to zero.

EXAMPLE 6: Calculation of Benefits under WB Plan with Subsequent Purchase Payments; Lifetime Withdrawals.

●	Assume you are age 60 at issue. Also assume that you elect the WB plan on January 1, 2009, and that you choose to systematically withdraw the Maximum WB for Life Amount annually.

●	On January 1, 2009:

●	Your GLB Base is $100,000 [the value of your RGLB amount on the day you elect to participate in the WB Plan].
●	Your Maximum WB Amount is $5,000 [5% of your GLB Base].
●	Your Lifetime Income Base is $100,000 [the value of your RGLB amount on the day you elect to participate in the WB Plan].
●	Your Maximum WB for Life Amount is $4,000 [4% of your Lifetime Income Base because you are age 60].
●	Your Bonus Base is $100,000 [the amount of your initial Purchase Payment]. Since you are taking withdrawals each Account Year, you do not receive any bonus credits.

●	On December 31, 2009, after your first systematic withdrawal of $4,000:

●	Your Account Value is reduced by the amount of the withdrawal [$4,000].
●	Your RGLB amount, reduced by the amount of the withdrawal, is $96,000 [$100,000-$4,000].
●	Your GLB Base is still $100,000 because you did not withdraw more than your Maximum WB Amount.
●	Your Lifetime Income Base is $100,000 because you did not withdraw more than your Maximum WB for Life Amount.
●	Your Bonus Base is still $100,000 because you did not withdraw more than your Maximum WB Amount.

●
Assume you take only annual systematic withdrawals of $4,000 for a total of 4 years. Assume you make a subsequent Purchase Payment of $50,000, in your 4th Account Year. Assume also that, immediately before the subsequent Purchase Payment, your Account Value was $80,000. On December 31, 2012:

●	Your RGLB amount, reduced by the amount of the total withdrawals and increased by the subsequent Purchase Payment, is $134,000 [$100,000 - ($4,000 x 4) + $50,000].
●	Your GLB Base, increased by the subsequent Purchase Payment, is $150,000.
●	Your Maximum WB Amount is $7,500 [5% of your new GLB Base]
●	Your Lifetime Income Base, increased by the subsequent Purchase Payment, is $150,000.
●	Your Maximum WB for Life Amount is $6,000 [4% of your new Lifetime Income Base]
●	Your Bonus Base, increased by the subsequent Purchase Payment, is $150,000.

You may increase your annual systematic withdrawals to $6,000 without any effect on your future lifetime benefits.

●
Assume you elect to take only annual systematic withdraws of no more than your Maximum WB for Life Amount [$6,000] for an additional 20 years. Assume you make no subsequent Purchase Payments, and that your Account Value reduces to zero. On December 31, 2032:

●	Your Account Value equals zero.
●	Your RGLB amount, reduced by the amount of the total withdrawals is $14,000 [$134,000 – ($6,000 x 20)].
●	Your GLB Base is still $150,000 because you did not withdraw more than your Maximum WB Amount.
●	Your Lifetime Income Base is $150,000 because you did not withdraw more than your Maximum WB for Life Amount in any Account Year.
●	Your Bonus Base is $0 because bonus credits may only be given in the first ten Account Years.

Even though your rights under the annuity Contract terminated when the Account Value became zero, we will continue to make payments to you. At this point, however, you must choose between:

(1)	withdrawing the Maximum WB for Life Amount each year until you die or
(2)	withdrawing your Maximum WB Amount each year until your RGLB amount is reduced to zero.

●
Assume you elect to take annual payments of your Maximum WB for Life Amount of $6,000. Therefore, you will continue to receive $6,000 per year as long as you are alive. If you die before your RGLB amount is reduced to $0, your beneficiary will receive $7,500 per year (your Maximum WB Amount) until your RGLB amount is reduced to zero.

EXAMPLE 7: Withdrawals under WB Plan Exceeding Maximum WB Amount.

●
Assume you are age 63 at issue. Also assume that you elect the WB plan on January 1, 2009. Assume that your Designated Fund had poor investment performance, losing 2% a year over the course of the Contract. On January 1, 2009:

●	Your GLB Base is $100,000 [the value of your RGLB amount on the day you elect to participate in the WB Plan].
●	Your Maximum WB Amount is $5,000 [5% of your GLB Base].
●	Your Lifetime Income Base is $100,000 [the value of your RGLB amount on the day you elect to participate in the WB Plan].
●	Your Maximum WB for Life Amount is $4,000 [4% of your Lifetime Income Base because you are age 63].
●	Your Bonus Base is $100,000 [the amount of your initial Purchase Payment]. Since you are taking withdrawals each Account Year, you do not receive any bonus credits.

●	On December 31, 2009, after you take a withdrawal of $6,000, your Account Value is $92,000:

●	Your RGLB amount is reduced to $92,000 [the lesser of (1) your current RGLB amount minus the withdrawal [$100,000-$6,000] and (2) your new Account Value [$92,000]].
●	Your GLB Base is reduced to $92,000 [the lesser of (1) your current GLB Base minus the excess withdrawal [$100,000 - ($6,000 - $5,000)] and (2) your new Account Value [$92,000]].
●	Your Maximum WB Amount is now $4,600 [5% of your GLB Base].
●
Your Lifetime Income Base is reduced to $92,000 [the lesser of (1) your current Lifetime Income Base minus the excess withdrawal [$100,000 - ($6,000 - $4,000)] and (2) your new Account Value [$92,000]].

●	Your Maximum WB for Life Amount is $3,680 [4% of your new Lifetime Income Base].
●	Your Bonus Base is reduced to $92,000 [the lesser of (1) your current Bonus Base minus the excess withdrawal [$100,000 - ($6,000 - $5,000)] and (2) your new Account Value [$92,000]].

●
Assume you make no subsequent Purchase Payments, but you take annual systematic withdrawals of $6,000 for a total of 13 years. Due to the of poor investment performance of your Designated Fund, your Account Value is now $7,609. Because you have taken withdrawals in excess of your Maximum WB Amount, your RGLB amount is also now $7,609. Because you have taken withdrawals in excess of your Maximum WB Amount, your GLB Base is also now $7,609. Your Maximum WB Amount is 5% of $7,609, or $380. Because you have taken withdrawals in excess of your Maximum WB for Life Amount, your Lifetime Income Base is also now $7,609. Your Maximum WB for Life Amount is 4% of $7,609, or $304. Your Bonus Base is $0 because bonus credits may only be given in the first ten Account Years.

●	Assume your fund earns -2% in Account Year 14, and that you take another $6,000 withdrawal. On December 31, 2022:

●	Your Account Value is $1,457.
●	Your RGLB amount is $1,457 [the lesser of (1) your current RGLB amount minus the withdrawal amount ($7,609 - $6,000) and (2) your new Account Value ($1,457)].
●	Your GLB Base is $1,457 [the lesser of (1) your current GLB Base minus the excess withdrawal [$7,609 – ($6,000 - $380)] and (2) your new Account Value [$1,457]].
●	Your Maximum WB Amount equals $73 [5% of your new GLB Base].
●	Your Lifetime Income Base is $1,457 [the lesser of (1) your current Lifetime Income Base minus the excess withdrawal [$7,609 - ($6,000 - $304)] and (2) your new Account Value [$1,457]].
●	Your Maximum WB for Life Amount equals $58 [4% of your new Lifetime Income Base].

Because your GLB Base is greater than zero, you may take annual withdrawals up to the Maximum WB Amount until your RGLB amount becomes zero. Because your Lifetime Income Base is greater than zero, you may take annual withdrawals up to the Maximum WB for Life Amount until you die or annuitize. Any withdrawal you take that is greater than your Maximum WB Amount will reduce your GLB Base (and hence, give you a new, reduced Maximum WB Amount). Any withdrawal you take that is greater than your Maximum WB for Life Amount will reduce your Lifetime Income Base (and hence, give you a new, reduced Maximum WB for Life Amount).

If your Account Value is reduced to zero by a withdrawal that does not exceed your Maximum WB for Life Amount, you must choose between:

(1)	withdrawing the Maximum WB for Life Amount each year until you die or
(2)	withdrawing your Maximum WB Amount each year until your RGLB amount is reduced to zero.

If your Account Value is reduced to zero by a withdrawal that exceeds your Maximum WB for Life Amount but does not exceed your Maximum WB Amount, your Lifetime Income Base will become zero, but we will continue to pay your then current Maximum WB Amount each year until your RGLB is reduced to zero.

If your Account Value is reduced to zero by a withdrawal that exceeds both your Maximum WB for Life Amount and your Maximum WB Amount, your Lifetime Income Base, your RGLB amount, and your GLB Base will all be reduced to zero, your Maximum WB for Life Amount and your Maximum WB Amount will both become zero, and no more benefits will be paid.

EXAMPLE 8: Step-up Elected under WB Plan.

●
Assume you are age 65 at issue. Also assume that you elect the WB plan on January 1, 2009, and that you choose to systematically withdraw the Maximum WB Amount annually. Assume that your Designated Fund had good investment performance, gaining 6% a year over the course of the Contract. On January 1, 2009:

●	Your GLB Base is $100,000 [the value of your RGLB amount on the day you elect to participate in the WB Plan].
●	Your Maximum WB Amount is $5,000 [5% of your GLB Base].
●	Your Lifetime Income Base is $100,000 [the value of your RGLB amount on the day you elect to participate in the WB Plan].
●	Your Maximum WB for Life Amount is $5,000 [5% of your Lifetime Income Base because you are age 65].
●	Your Bonus Base is $100,000 [the amount of your initial Purchase Payment]. Since you are taking withdrawals each Account Year, you do not receive any bonus credits.

●	On December 31, 2009, after you take your first systematic withdrawal of $5,000, your Account Value is $101,000:

●	Your RGLB amount, reduced by the amount of the withdrawal, is $95,000 [$100,000-$5,000].
●	Your GLB Base is still $100,000 because you withdrew no more than your Maximum WB Amount.
●	Your Maximum WB Amount is $5,000 [5% of your GLB Base].
●	Your Lifetime Income Base is $100,000 because you withdrew no more than your Maximum WB for Life Amount.
●	Your Maximum WB for Life Amount is $5,000 [5% of your Lifetime Income Base].
●	Your Bonus Base is still $100,000 because you did not withdraw more than your Maximum WB Amount.

●	Assume you make no subsequent Purchase Payments, but you take systematic withdrawals of $5,000 for a total of 3 years. On December 31, 2011:

●	Your Account Value is $103,184.
●	Your RGLB amount is $85,000 [$100,000 - ($5,000 x 3)].
●	Your GLB Base is still $100,000 because you withdrew no more than your Maximum WB Amount.
●	Your Maximum WB Amount is $5,000 [5% of your GLB Base].
●	Your Lifetime Income Base is still $100,000 because you withdrew no more than your Maximum WB for Life Amount.
●	Your Maximum WB for Life Amount is $5,000 [5% of your Lifetime Income Base].
●	Your Bonus Base is still $100,000 because you withdrew no more than your Maximum WB Amount.

Because your Account Value is greater than your RGLB amount, your GLB Base, and your Lifetime Income Base, you may step-up your RGLB amount, your GLB Base, your Bonus Base, and your Lifetime Income Base each to an amount equal to your current Account Value. Assume you elect to step-up. On January 1, 2012*:

●	Your Account Value is $103,184.
●	Your RGLB amount is $103,184.
●	Your GLB Base is $103,184.
●	Your Maximum WB Amount is $5,159 [5% of your new GLB Base].
●	Your Lifetime Income Base is $103,184.
●	Your Maximum WB for Life Amount is $5,159 [5% of your new Lifetime Income Base].
●	Your Bonus Base is $103,184.

*
Note: Assume instead that you elected to step-up sometime in 2012 after your withdrawal of $5,000 was taken and that your Account Value at the time of the step-up was $103,184. Your new Maximum WB Amount and new Maximum WB for Life amount of $5,159 would apply so that you could withdraw an additional $159 during the remainder of 2012 without exceeding your maximum amounts.

EXAMPLE 9: WB Election at Issue; Withdrawals Not Taken Immediately.

●
Assume that you are age 65 at issue. Also assume that you elect the WB plan at issue. Your RGLB amount, your GLB Base, your Lifetime Income Base (LIB), and your Bonus Base all equal $100,000. Your Maximum WB Amount equals 5% of your GLB Base, or $5,000. Your Maximum WB for Life Amount equals 5% of your Lifetime Income Base, or $5,000.

●
Assume that you take no withdrawals in your first Account Year. Therefore, on January 1, 2010, the RGLB amount will be increased by $5,000, which equals 5% of the Bonus Base. Your new RGLB amount is now $105,000. Your GLB Base will now become the greater of:

(i)	your old GLB Base of $100,000, and
(ii)	your new RGLB amount of $105,000.
Therefore, your GLB Base is now $105,000, and your new Maximum WB Amount is 5% of $105,000, or $5,250.
Your LIB will now become the greater of:
(i)	your old LIB of $100,000, and
(ii)	the lesser of:
(a)	your new RGLB amount of $105,000, and
(b)	your old LIB of $100,000 plus the bonus amount of $5,000.
Therefore, your LIB is now $105,000, and your new Maximum WB for Life Amount is 5% of $105,000, or $5,250. Your Bonus Base remains at $100,000.

●
Assume that you take no withdrawals in your second Account Year. Therefore, on January 1, 2011, the RGLB amount will be increased by $5,000, which equals 5% of the Bonus Base. Your new RGLB amount is now $110,000. Your GLB Base will now become the greater of:

(i)	your old GLB Base of $105,000, and
(ii)	your new RGLB amount of $110,000.
Therefore, your GLB Base is now $110,000, and your new Maximum WB Amount is 5% of $110,000, or $5,500.
Your LIB will now become the greater of:
(i)	your old LIB of $105,000, and
(ii)	the lesser of:
(a)	your new RGLB amount of $110,000, and
(b)	your old LIB of $105,000 plus the bonus amount of $5,000.
Therefore, your LIB is now $110,000, and your new Maximum WB for Life Amount is 5% of $110,000, or $5,500. Your Bonus Base remains at $100,000.

●
Assume that you take a withdrawal equal to your Maximum WB for Life Amount of $5,500 in your third Account Year. Your RGLB amount will be reduced by the amount of the withdrawal, so that it will equal $110,000 - $5,500, or $104,500. Your GLB Base will remain at $110,000, so your Maximum WB Amount will remain at 5% of $110,000, or $5,500. Your LIB will also remain at $110,000, so your Maximum WB for Life Amount will remain at 5% of $110,000, or $5,500.

●
Assume that you remain alive and that you continue to make withdrawals of $5,500 until the RGLB amount runs out in year 2030. Because the RGLB amount is now $0, the GLB Base also becomes $0. Your LIB is still $110,000. Therefore, you can continue to receive $5,500 per year as long as you are alive. Also, if there is a remaining Account Value, the Contract continues.

EXAMPLE 10: WB Election at Issue; Subsequent Purchase Payments made; Withdrawals Not Taken immediately.

●
Assume that you are age 65 at issue. Also assume that you elect the WB plan at issue. Your RGLB amount, your GLB Base, your Lifetime Income Base (LIB), and your Bonus Base all equal $100,000. Your Maximum WB Amount equals 5% of your GLB Base, or $5,000. Your Maximum WB for Life Amount equals 5% of your Lifetime Income Base, or $5,000.

●
Assume that you take no withdrawals in your first Account Year. Therefore, on January 1, 2010, the RGLB amount will be increased by $5,000, which equals 5% of the Bonus Base. Your new RGLB amount is now $105,000. Your GLB Base will now become the greater of:

(i)	your old GLB Base of $100,000, and
(ii)	your new RGLB amount of $105,000.
Therefore, your GLB Base is now $105,000, and your new Maximum WB Amount is 5% of $105,000, or $5,250.
Your LIB will now become the greater of:
(i)	your old LIB of $100,000, and
(ii)	the lesser of:
(a)	your new RGLB amount of $105,000, and
(b)	your old LIB of $100,000 plus the bonus amount of $5,000.
Therefore, your LIB is now $105,000, and your new Maximum WB for Life Amount is 5% of $105,000, or $5,250. Your Bonus Base remains at $100,000.

●
Assume that you make a Purchase Payment of $60,000 in your second Account Year. Your RGLB amount, GLB Base, LIB, and Bonus Base are all increased by the amount of the Purchase Payment. Therefore, your RGLB amount, GLB Base, and LIB are all now equal to $105,000 plus $60,000 = $165,000. Your Bonus Base is now equal to $100,000 plus $60,000 = $160,000.

●
Assume that you take no withdrawals in your second Account Year. Therefore, on January 1, 2011, the RGLB amount will be increased by $8,000, which equals 5% of the Bonus Base. Your new RGLB amount is now $173,000. Your GLB Base will now become the greater of:

(i)	your old GLB Base of $165,000, and
(ii)	your new RGLB amount of $173,000.
Therefore, your GLB Base is now $173,000, and your new Maximum WB Amount is 5% of $173,000, or $8,650.
Your LIB will now become the greater of:
(i)	your old LIB of $165,000, and
(ii)	the lesser of:
(a)	your new RGLB amount of $173,000, and
(b)	your old LIB of $165,000 plus the bonus amount of $8,000.
Therefore, your LIB is now $173,000, and your new Maximum WB for Life Amount is 5% of $173,000, or $8,650. Your Bonus Base remains at $160,000.

●
Assume that you take a withdrawal equal to your Maximum WB for Life Amount of $8,650 in your third Account Year. Your RGLB amount will be reduced by the amount of the withdrawal, so that it will equal $173,000 - $8,650, or $164,350. Your GLB Base will remain at $173,000, so your Maximum WB Amount will remain at 5% of $173,000, or $8,650. Your LIB will also remain at $173,000, so your Maximum WB for Life Amount will remain at 5% of $173,000, or $8,650. Your Bonus Base will remain at $160,000.

●
Assume that you remain alive and that you continue to make withdrawals of $8,650 until the RGLB amount runs out in year 2030. Because the RGLB amount is now $0, the GLB Base also becomes $0. Your Bonus Base is $0 because bonus credits may only be given in the first ten Account Years. Your LIB is still $173,000. Therefore, you can continue to receive $8,650 per year as long as you are alive. Also, if there is a remaining Account Value, the Contract continues.

EXAMPLE 11: WB Election at Issue; Withdrawals Taken.

●
Assume that you are age 65 at issue. Also assume that you elect the WB plan at issue. Your RGLB amount, your GLB Base, your Lifetime Income Base (LIB), and your Bonus Base all equal $100,000. Your Maximum WB Amount equals 5% of your GLB Base, or $5,000. Your Maximum WB for Life Amount equals 5% of your Lifetime Income Base, or $5,000.

●
Assume that you take no withdrawals in your first Account Year. Therefore, on January 1, 2010, the RGLB amount will be increased by $5,000, which equals 5% of the Bonus Base. Your new RGLB amount is now $105,000. Your GLB Base will now become the greater of:

(i)	your old GLB Base of $100,000, and
(ii)	your new RGLB amount of $105,000
Therefore, your GLB Base is now $105,000, and your new Maximum WB Amount is 5% of $105,000, or $5,250.
Your LIB will now become the greater of:
(i)	your old LIB of $100,000, and
(ii)	the lesser of:
(a)	your new RGLB amount of $105,000, and
(b)	your old LIB of $100,000 plus the bonus amount of $5,000.
Therefore, your LIB is now $105,000, and your new Maximum WB for Life Amount is 5% of $105,000, or $5,250. Your Bonus Base remains at $100,000.

●
Assume that you take a withdrawal equal to your Maximum WB for Life Amount of $5,250 in your second Account Year. Your RGLB amount will be reduced by the amount of the withdrawal, so that it will equal $105,000 - $5,250, or $99,750. Your GLB Base will remain at $105,000, so your Maximum WB Amount will remain at 5% of $105,000, or $5,250. Your LIB will also remain at $105,000, so your Maximum WB for Life Amount will remain at 5% of $105,000, or $5,250. Since your withdrawal did not exceed your Maximum WB Amount, your Bonus Base will remain at $100,000.

●
Assume that you take no withdrawals in your third Account Year. Therefore, on January 1, 2012, the RGLB amount will be increased by $5,000, which equals 5% of the Bonus Base. Your new RGLB amount is now $104,750. Your GLB Base will now become the greater of:

(i)	your old GLB Base of $105,000, and
(ii)	your new RGLB amount of $104,750.
Therefore, your GLB Base remains at $105,000, and your Maximum WB Amount remains at 5% of $105,000, or $5,250.
Your LIB will now become the greater of:
(i)	your old LIB of $105,000, and
(ii)	the lesser of:
(a)	your new RGLB amount of $104,750, and
(b)	your old LIB of $105,000 plus the bonus amount of $5,000.
Therefore, your LIB remains at $105,000, and your Maximum WB for Life Amount remains at 5% of $105,000, or $5,250.
Your Bonus Base remains at $100,000.

●
Assume that you take no withdrawals in your fourth Account Year. Therefore, on January 1, 2013, the RGLB amount will be increased by $5,000, which equals 5% of the Bonus Base. Your new RGLB amount is now $109,750. Your GLB Base will now become the greater of:

(i)	your old GLB Base of $105,000, and
(ii)	your new RGLB amount of $109,750.
Therefore, your GLB Base is now $109,750, and your new Maximum WB Amount is 5% of $109,750, or $5,487.
Your LIB will now become the greater of:
(i)	your old LIB of $105,000, and
(ii)	the lesser of:
(a)	your new RGLB amount of $109,750, and
(b)	your old LIB of $105,000 plus the bonus amount of $5,000.
Therefore, your LIB is now $109,750, and your new Maximum WB for Life Amount is 5% of $109,750, or $5,487. Your Bonus Base remains at $100,000.

●
Assume that you take a withdrawal equal to your Maximum WB for Life Amount of $5,487 in 2013. Also assume that you remain alive and continue to take annual withdrawals of $5,487 until the RGLB amount runs out in year 2032. Because the RGLB amount is now $0, the GLB Base also becomes $0. Your Bonus Base is $0 because bonus credits may only be given in the first ten Account Years. Your LIB is still $109,750. Therefore, you can continue to receive $5,487 per year as long as you are alive. Also, if there is a remaining Account Value, the Contract continues.

EXAMPLE 12: WB Election at Issue; Excess Withdrawal Taken.

●
Assume that you are age 65 at issue. Also assume that you elect the WB plan at issue. Your RGLB amount, your GLB Base, your Lifetime Income Base (LIB), and your Bonus Base all equal $100,000. Your Maximum WB Amount equals 5% of your GLB Base, or $5,000. Your Maximum WB for Life Amount equals 5% of your Lifetime Income Base, or $5,000.

●
Assume that you take no withdrawals in your first Account Year. Therefore, on January 1, 2010, the RGLB amount will be increased by $5,000, which equals 5% of the Bonus Base. Your new RGLB amount is now $105,000. Your GLB Base will now become the greater of:

(i)	your old GLB Base of $100,000, and
(ii)	your new RGLB amount of $105,000.
Therefore, your GLB Base is now $105,000, and your new Maximum WB Amount is 5% of $105,000, or $5,250.
Your LIB will now become the greater of:
(i)	your old LIB of $100,000, and
(ii)	the lesser of:
(a)	your new RGLB amount of $105,000, and
(b)	your old LIB of $100,000 plus the bonus amount of $5,000.
Therefore, your LIB is now $105,000, and your new Maximum WB for Life Amount is 5% of $105,000, or $5,250. Your Bonus Base remains at $100,000.

●
Assume that you take a withdrawal of $6,000 in your second Account Year. This withdrawal exceeds both your Maximum WB Amount and your Maximum WB for Life Amount of $5,250. Assume that your Account Value equals $90,000 after you make this withdrawal. Your RGLB amount will be reduced to the lesser of:

(i)	your old RGLB amount of $105,000 minus the $6,000 withdrawal, and
(ii)	your Account Value of $90,000.
Therefore, your new RGLB amount is $90,000.
Your GLB Base will be reduced to the lesser of:
(i)	your old GLB Base of $105,000 minus the $750 excess withdrawal, and
(ii)	your Account Value of $90,000.
Therefore, your new GLB Base is $90,000. Your new Maximum WB Amount is 5% of $90,000, or $4,500.
Your Bonus Base will be reduced to the lesser of:
(i)	your old Bonus Base of $100,000 minus the $750 excess withdrawal, and
(ii)	your Account Value of $90,000.
Therefore, your new Bonus Base is $90,000.
Your LIB will be reduced to the lesser of:
(i)	your old LIB of $105,000 minus the $750 excess withdrawal, and
(ii)	your Account Value of $90,000.
Therefore, your new LIB is $90,000. Your new Maximum WB for Life Amount is 5% of $90,000, or $4,500.

●
Assume that you take no withdrawals in your third Account Year. Therefore, on January 1, 2012, the RGLB amount will be increased by $4,500, which equals 5% of the Bonus Base. Your new RGLB amount is now $94,500. Your GLB Base will now become the greater of:

(i)	your old GLB Base of $90,000, and
(ii)	your new RGLB amount of $94,500.
Therefore, your GLB Base is now $94,500, and your new Maximum WB Amount is 5% of $94,500, or $4,725.
Your LIB will now become the greater of:
(i)	your old LIB of $90,000, and
(ii)	the lesser of:
(a)	your new RGLB amount of $94,500, and
(b)	your old LIB of $90,000 plus the bonus amount of $4,500.
Therefore, your LIB is now $94,500, and your new Maximum WB for Life Amount is 5% of $94,500, or $4,725. Your Bonus Base remains at $90,000.

●
Assume that you take no withdrawals in your fourth Account Year. Therefore, on January 1, 2013, the RGLB amount will be increased by $4,500, which equals 5% of the Bonus Base. Your new RGLB amount is now $99,000. Your GLB Base will now become the greater of:

(i)	your old GLB Base of $94,500, and
(ii)	your new RGLB amount of $99,000.
Therefore, your GLB Base is now $99,000, and your new Maximum WB Amount is 5% of $99,000, or $4,950.
Your LIB will now become the greater of:
(i)	your old LIB of $94,500, and
(ii)	the lesser of:
(a)	your new RGLB amount of $99,000, and
(b)	your old LIB of $94,500 plus the bonus amount of $4,500.
Therefore, your LIB is now $99,000, and your new Maximum WB for Life Amount is 5% of $99,000, or $4,950. Your Bonus Base remains at $90,000.

●
Assume that you take a withdrawal equal to your Maximum WB for Life Amount of $4,950 in 2013. Also assume that you remain alive and continue to take annual withdrawals of $4,950 until the RGLB amount runs out in year 2032. Because the RGLB amount is now $0, the GLB Base also becomes $0. Your Bonus Base is $0 because bonus credits may only be given in the first ten Account Years. Your LIB is still $99,000. Therefore, you can continue to receive $4,950 per year as long as you are alive. Also, if there is a remaining Account Value, the Contract continues.

EXAMPLE 13: WB Election at Issue; Withdrawals Not Taken Immediately; Step-up elected.

●
Assume that you are age 65 at issue. Also assume that you elect the WB plan at issue. Your RGLB amount, your GLB Base, your Lifetime Income Base (LIB), and your Bonus Base all equal $100,000. Your Maximum WB Amount equals 5% of your GLB Base, or $5,000. Your Maximum WB for Life Amount equals 5% of your Lifetime Income Base, or $5,000.

●
Assume that you take no withdrawals in your first Account Year. Therefore, on January 1, 2010, the RGLB amount will be increased by $5,000, which equals 5% of the Bonus Base. Your new RGLB amount is now $105,000. Your GLB Base will now become the greater of:

(i)	your old GLB Base of $100,000, and
(ii)	your new RGLB amount of $105,000.
Therefore, your GLB Base is now $105,000, and your new Maximum WB Amount is 5% of $105,000, or $5,250.
Your LIB will now become the greater of:
(i)	your old LIB of $100,000, and
(ii)	the lesser of:
(a)	your new RGLB amount of $105,000, and
(b)	your old LIB of $100,000 plus the bonus amount of $5,000.
Therefore, your LIB is now $105,000, and your new Maximum WB for Life Amount is 5% of $105,000, or $5,250. Your Bonus Base remains at $100,000.

●
Assume that you take no withdrawals in your second Account Year. Therefore, on January 1, 2011, the RGLB amount will be increased by $5,000, which equals 5% of the Bonus Base. Your new RGLB amount is now $110,000. Your GLB Base will now become the greater of:

(i)	your old GLB Base of $105,000, and
(ii)	your new RGLB amount of $110,000.
Therefore, your GLB Base is now $110,000, and your new Maximum WB Amount is 5% of $110,000, or $5,500.
Your LIB will now become the greater of:
(i)	your old LIB of $105,000, and
(ii)	the lesser of:
(a)	your new RGLB amount of $110,000, and
(b)	your old LIB of $105,000 plus the bonus amount of $5,000.
Therefore, your LIB is now $110,000, and your new Maximum WB for Life Amount is 5% of $110,000, or $5,500. Your Bonus Base remains at $100,000.

●
Assume that you take no withdrawals in your third Account Year. Therefore, on January 1, 2012, the RGLB amount will be increased by $5,000, which equals 5% of the Bonus Base. Your new RGLB amount is now $115,000. Your GLB Base will now become the greater of:

(i)	your old GLB Base of $110,000, and
(ii)	your new RGLB amount of $115,000.
Therefore, your GLB Base is now $115,000, and your new Maximum WB Amount is 5% of $115,000, or $5,750.
Your LIB will now become the greater of:
(i)	your old LIB of $115,000, and
(ii)	the lesser of:
(a)	your new RGLB amount of $115,000, and
(b)	your old LIB of $110,000 plus the bonus amount of $5,000.
Therefore, your LIB is now $115,000, and your new Maximum WB for Life Amount is 5% of $115,000, or $5,750. Your Bonus Base remains at $100,000.

●
Assume that on January 2, 2012 your Account Value is $118,000. Since you have have passed your first Account Anniversary and have not stepped-up within the past year, and since your Account Value is greater than both the GLB Base and the LIB, you may step up your WB plan guarantees. Assume that you do elect to step up. Your RGLB amount, your GLB Base, your LIB and your Bonus Base are all now equal to $118,000. Your new Maximum WB Amount is 5% of $118,000, or $5,900. Your new Maximum WB for Life Amount is 5% of $118,000, or $5,900.

●
Assume that you take no withdrawals in your fourth Account Year. Therefore, on January 1, 2013, the RGLB amount will be increased by $5,900, which equals 5% of the Bonus Base. Your new RGLB amount is now $123,900. Your GLB Base will now become the greater of:

(i)	your old GLB Base of $118,000, and
(ii)	your new RGLB amount of $123,900.
Therefore, your GLB Base is now $123,900, and your new Maximum WB Amount is 5% of $123,900, or $6,195.
Your LIB will now become the greater of:
(i)	your old LIB of $118,000, and
(ii)	the lesser of:
(a)	your new RGLB amount of $123,900, and
(b)	your old LIB of $118,000 plus the bonus amount of $5,900.
Therefore, your LIB is now $123,900, and your new Maximum WB for Life Amount is 5% of $123,900, or $6,195. Your Bonus Base remains at $118,000.

●
Assume that you take a withdrawal equal to your Maximum WB for Life Amount of $6,195 in your fifth Account Year. Your RGLB amount will be reduced by the amount of the withdrawal, so that it will equal $123,900 - $6,195, or $117,705. Your GLB Base will remain at $123,900, so your Maximum WB Amount will remain at 5% of $123,900, or $6,195. Your LIB will also remain at $123,900, so your Maximum WB for Life Amount will remain at 5% of $123,900, or $6,195. Your Bonus Base remains at $118,000.

●
Assume that you remain alive and that you continue to make withdrawals of $6,195 until the RGLB amount runs out in year 2032. Because the RGLB amount is now $0, the GLB Base also becomes $0. Your Bonus Base is $0 because bonus credits may only be given in the first ten Account Years. Your LIB is still $123,900. Therefore, you can continue to receive $6,195 per year as long as you are alive. Also, if there is a remaining Account Value, the Contract continues.

EXAMPLE 14: Switch from AB to WB; No Withdrawals under the AB Plan.

●
Assume that you are age 65 at issue. Assume that you elect the AB plan. Your GLB amount at issue and your Bonus Base at issue are both equal to $100,000 (your Purchase Payment amount). Assume that you take no withdrawals in your first Account Year. Therefore, on January 1, 2010, your accrued bonus amount is $5,000, which equals 5% of the Bonus Base. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $100,000.

●
Assume that you take no withdrawals in your second Account Year. Therefore, on January 1, 2011, your accrued bonus amount is $10,000, which equals $5,000 (5% of the Bonus Base) plus your previous accrued bonus amount of $5,000. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $100,000.

●
Assume that you take no withdrawals in your third Account Year. Therefore, on January 1, 2012, your accrued bonus amount is $15,000, which equals $5,000 (5% of the Bonus Base) plus your previous accrued bonus amount of $10,000. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $100,000.

●
Assume that while you are in your fourth Account Year, you switch to the WB plan. Assume that you have not taken any withdrawals yet. Your RGLB amount is now equal to your old GLB amount of $100,000 plus your accrued bonus amount of $15,000, for a total of $115,000. Your GLB Base and your LIB are both set equal to the RGLB amount at the time of conversion to the WB plan. Therefore, both the GLB Base and the LIB are equal to $115,000. Your Maximum WB Amount equals 5% of your GLB Base, or $5,750. Your Maximum WB for Life Amount equals 5% of your LIB, or $5,750. Your Bonus Base remains at $100,000. Since you have switched to the WB plan, your accrued bonus amount becomes $0.

●
Assume that you take no withdrawals in your fourth Account Year. Therefore, on January 1, 2013, the RGLB amount will be increased by $5,000, which equals 5% of the Bonus Base. Your new RGLB amount is now $120,000. Your GLB Base will now become the greater of:

(i)	your old GLB Base of $115,000, and
(ii)	your new RGLB amount of $120,000.
Therefore, your GLB Base is now $120,000, and your new Maximum WB Amount is 5% of $120,000, or $6,000.
Your LIB will now become the greater of:
(i)	your old LIB of $115,000, and
(ii)	the lesser of:
(a)	your new RGLB amount of $120,000, and
(b)	your old LIB of $115,000 plus the bonus amount of $5,000.
Therefore, your LIB is now $120,000, and your new Maximum WB for Life Amount is 5% of $120,000, or $6,000. Your Bonus Base remains at $100,000.

●
Assume that you take a withdrawal equal to your Maximum WB for Life Amount of $6,000 in your fifth Account Year. Your RGLB amount will be reduced by the amount of the withdrawal, so that it will equal $120,000 - $6,000, or $114,000. Your GLB Base will remain at $120,000, so your Maximum WB Amount will remain at 5% of $120,000, or $6,000. Your LIB will also remain at $120,000, so your Maximum WB for Life Amount will remain at 5% of $120,000, or $6,000. Your Bonus Base remains at $100,000.

●
Assume that you remain alive and that you continue to make withdrawals of $6,000 until the RGLB amount runs out in year 2032. Because the RGLB amount is now $0, the GLB Base also becomes $0. Your Bonus Base is $0 because bonus credits may only be given in the first ten Account Years. Your LIB is still $120,000. Therefore, you can continue to receive $6,000 per year as long as you are alive. Also, if there is a remaining Account Value, the Contract continues.

EXAMPLE 15: Switch from AB to WB; Withdrawals under the AB Plan.

●
Assume that you are age 65 at issue. Assume that you elect the AB plan. Your GLB amount at issue and your Bonus Base at issue are both equal to $100,000 (your Purchase Payment amount). Assume that you take no withdrawals in your first Account Year. Therefore, on January 1, 2010, your accrued bonus amount is $5,000, which equals 5% of the Bonus Base. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $100,000.

●
Assume that you take no withdrawals in your second Account Year. Therefore, on January 1, 2011, your accrued bonus amount is $10,000, which equals $5,000 (5% of the Bonus Base) plus your previous accrued bonus amount of $5,000. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $100,000.

●
Assume that on March 10, 2011 (in your third Account Year), your Account Value is $80,000. Also assume that you take a withdrawal of $10,000 on this date. Therefore, your ending Account Value on March 10, 2011 is $70,000. Your GLB amount, Bonus Base, and accrued bonus amount are reduced proportionally to the amount withdrawn. Therefore, your new GLB amount is $100,000 x ($70,000 ÷ $80,000) = $87,500. Your new Bonus Base is $100,000 x ($70,000 ÷ $80,000) = $87,500. Your new accrued bonus amount is $10,000 x ($70,000 ÷ $80,000) = $8,750

●
Assume that while you are in your fourth Account Year, you switch to the WB plan. Your RGLB amount is now equal to your old GLB amount of $87,500 plus your accrued bonus amount of $8,750, for a total of $96,250. Your GLB Base and your LIB are both set equal to the RGLB amount at the time of conversion to the WB plan. Therefore, both the GLB Base and the LIB are equal to $96,250. Your Maximum WB Amount equals 5% of your GLB Base, or $4,812. Your Maximum WB for Life Amount equals 5% of your LIB, or $4,812. Your Bonus Base remains at $87,500. Since you have switched to the WB plan, your accrued bonus amount becomes $0.

●
Assume that you take no withdrawals in your fourth Account Year. Therefore, on January 1, 2013, the RGLB amount will be increased by $4,375, which equals 5% of the Bonus Base. Your new RGLB amount is now $100,625. Your GLB Base will now become the greater of:

(i)	your old GLB Base of $96,250, and
(ii)	your new RGLB amount of $100,625.
Therefore, your GLB Base is now $100,625, and your new Maximum WB Amount is 5% of $100,625, or $5,031.
Your LIB will now become the greater of:
(i)	your old LIB of $96,250, and
(ii)	the lesser of:
(a)	your new RGLB amount of $100,625, and
(b)	your old LIB of $96,250 plus the bonus amount of $4,375.
Therefore, your LIB is now $100,625, and your new Maximum WB for Life Amount is 5% of $100,625, or $5,031. Your Bonus Base remains at $87,500.

●
Assume that you take a withdrawal equal to your Maximum WB for Life Amount of $5,031 in your fifth Account Year. Your RGLB amount will be reduced by the amount of the withdrawal, so that it will equal $100,625 - $5,031, or $95,594. Your GLB Base will remain at $100,625, so your Maximum WB Amount will remain at 5% of $100,625, or $5,031. Your LIB will also remain at $100,625, so your Maximum WB for Life Amount will remain at 5% of $100,625, or $5,031. Your Bonus Base remains at $87,500.

●
Assume that you remain alive and that you continue to make withdrawals of $5,031 until the RGLB amount runs out in year 2032. Because the RGLB amount is now $0, the GLB Base also becomes $0. Your Bonus Base is $0 because bonus credits may only be given in the first ten Account Years. Your LIB is still $100,625. Therefore, you can continue to receive $5,031 per year as long as you are alive. Also, if there is a remaining Account Value, the Contract continues.

EXAMPLE 16: Switch from AB to WB; Step-up while in AB Plan.

●
Assume that you are age 65 at issue. Assume that you elect the AB plan. Your GLB amount at issue and your Bonus Base at issue are both equal to $100,000 (your Purchase Payment amount). Assume that you take no withdrawals in your first Account Year. Therefore, on January 1, 2010, your accrued bonus amount is $5,000, which equals 5% of the Bonus Base. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $100,000.

●
Assume that you take no withdrawals in your second Account Year. Therefore, on January 1, 2011, your accrued bonus amount is $10,000, which equals $5,000 (5% of the Bonus Base) plus your previous accrued bonus amount of $5,000. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $100,000.

●
Assume that you take no withdrawals in your third Account Year. Therefore, on January 1, 2012, your accrued bonus amount is $15,000, which equals $5,000 (5% of the Bonus Base) plus your previous accrued bonus amount of $10,000. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $100,000.

●
Assume that on January 2, 2012 your Account Value is $118,000. Since you have passed your first Account Anniversary and have not stepped-up within the past year, and since your Account Value is greater than your GLB amount, you may elect to step up to a new ten year period, with a new GLB amount of $118,000. Assume that you do elect to step up. Your GLB amount is now equal to $118,000. Also, your Bonus Base is now equal to $118,000. Your AB plan "maturity date" is now January 2, 2022. Since your new GLB amount of $118,000 is greater than the sum of your old GLB amount of $100,000 plus your old accrued bonus amount of $15,000, your new accrued bonus amount is set equal to $0.

●
Assume that you take no withdrawals in your fourth Account Year. Therefore, on January 1, 2013, your accrued bonus amount is $5,900, which equals $5,900 (5% of the Bonus Base) plus your previous accrued bonus amount of $0. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $118,000.

●
Assume that while you are in your fifth Account Year, you switch to the WB plan. Assume that you have not taken any withdrawals yet. Your RGLB amount is now equal to your old GLB amount of $118,000 plus your accrued bonus amount of $5,900, for a total of $123,900. Your GLB Base and your LIB are both set equal to the RGLB amount at the time of conversion to the WB plan. Therefore, both the GLB Base and the LIB are equal to $123,900. Your Maximum WB Amount equals 5% of your GLB Base, or $6,195. Your Maximum WB for Life Amount equals 5% of your LIB, or $6,195. Your Bonus Base remains at $118,000. Since you have switched to the WB plan, your accrued bonus amount becomes $0.

●
Assume that you take no withdrawals in your fifth Account Year. Therefore, on January 1, 2014, the RGLB amount will be increased by $5,900, which equals 5% of the Bonus Base. Your new RGLB amount is now $129,800. Your GLB Base will now become the greater of:

(i)	your old GLB Base of $123,900, and
(ii)	your new RGLB amount of $129,800.
Therefore, your GLB Base is now $129,800, and your new Maximum WB Amount is 5% of $129,800, or $6,490.
Your LIB will now become the greater of:
(i)	your old LIB of $123,900, and
(ii)	the lesser of:
(a)	your new RGLB amount of $129,800, and
(b)	your old LIB of $123,900 plus the bonus amount of $5,900.
Therefore, your LIB is now $129,800, and your new Maximum WB for Life Amount is 5% of $129,800, or $6,490. Your Bonus Base remains at $118,000.

●
Assume that you take a withdrawal equal to your Maximum WB for Life Amount of $6,490 in your sixth Account Year. Your RGLB amount will be reduced by the amount of the withdrawal, so that it will equal $129,800 - $6,490, or $123,310. Your GLB Base will remain at $129,800, so your Maximum WB Amount will remain at 5% of $129,800, or $6,490. Your LIB will also remain at $129,800, so your Maximum WB for Life Amount will remain at 5% of $129,800, or $6,490. Your Bonus Base remains at $118,000.

●
Assume that you remain alive and that you continue to make withdrawals of $6,490 until the RGLB amount runs out in year 2033. Because the RGLB amount is now $0, the GLB Base also becomes $0. Your Bonus Base is $0 because bonus credits may only be given in the first ten Account Years. Your LIB is still $129,800. Therefore, you can continue to receive $6,490 per year as long as you are alive. We will continue to charge the rider fee for as long as you are eligible to receive benefits under the WB Plan. The Owner can annuitize as long as there is a remaining Account Value, but if Account Value drops to zero, the Contract terminates.

EXAMPLE 17: Switch from AB to WB; Step-up while in AB Plan.

●
Assume that you are age 65 at issue. Assume that you elect the AB plan. Your GLB amount at issue and your Bonus Base at issue are both equal to $100,000 (your Purchase Payment amount). Assume that you take no withdrawals in your first Account Year. Therefore, on January 1, 2010, your accrued bonus amount is $5,000, which equals 5% of the Bonus Base. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $100,000.

●
Assume that you take no withdrawals in your second Account Year. Therefore, on January 1, 2011, your accrued bonus amount is $10,000, which equals $5,000 (5% of the Bonus Base) plus your previous accrued bonus amount of $5,000. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $100,000.

●
Assume that you take no withdrawals in your third Account Year. Therefore, on January 1, 2012, your accrued bonus amount is $15,000, which equals $5,000 (5% of the Bonus Base) plus your previous accrued bonus amount of $10,000. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $100,000.

●
Assume that on January 2, 2012 your Account Value is $112,000. Since you have passed your first Account Anniversary and have not stepped-up within the past year, and since your Account Value is greater than your GLB amount, you may elect to step up to a new ten year period, with a new GLB amount of $112,000. Assume that you do elect to step up. Your GLB amount is now equal to $112,000. Also, your Bonus Base is now equal to $112,000. Your AB plan "maturity date" is now January 2, 2022. Since your new GLB amount of $112,000 is less than the sum of your old GLB amount of $100,000 plus your old accrued bonus amount of $15,000, your new accrued bonus amount is set equal to the sum of your old GLB amount of $100,000 plus your old accrued bonus amount of $15,000, less your new GLB amount of $112,000. Therefore, your new accrued bonus amount is $3,000.

●
Assume that you take no withdrawals in your fourth Account Year. Therefore, on January 1, 2013, your accrued bonus amount is $8,600, which equals $5,600 (5% of the Bonus Base) plus your previous accrued bonus amount of $3,000. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $112,000.

●
Assume that while you are in your fifth Account Year, you switch to the WB plan. Assume that you have not taken any withdrawals yet. Your RGLB amount is now equal to your old GLB amount of $112,000 plus your accrued bonus amount of $8,600, for a total of $120,600. Your GLB Base and your LIB are both set equal to the RGLB amount at the time of conversion to the WB plan. Therefore, both the GLB Base and the LIB are equal to $120,600. Your Maximum WB Amount equals 5% of your GLB Base, or $6,030. Your Maximum WB for Life Amount equals 5% of your LIB, or $6,030. Your Bonus Base remains at $112,000. Since you have switched to the WB plan, your accrued bonus amount becomes $0.

●
Assume that you take no withdrawals in your fifth Account Year. Therefore, on January 1, 2014, the RGLB amount will be increased by $5,600, which equals 5% of the Bonus Base. Your new RGLB amount is now $126,200. Your GLB Base will now become the greater of:

(i)	your old GLB Base of $120,600, and
(ii)	your new RGLB amount of $126,200.
Therefore, your GLB Base is now $126,200, and your new Maximum WB Amount is 5% of $126,200, or $6,310.
Your LIB will now become the greater of:
(i)	your old LIB of $120,600, and
(ii)	the lesser of:
(a)	your new RGLB amount of $126,200, and
(b)	your old LIB of $120,600 plus the bonus amount of $5,600.
Therefore, your LIB is now $126,200, and your new Maximum WB for Life Amount is 5% of $126,200, or $6,310. Your Bonus Base remains at $112,000.

●
Assume that you take a withdrawal equal to your Maximum WB for Life Amount of $6,310 in your sixth Account Year. Your RGLB amount will be reduced by the amount of the withdrawal, so that it will equal $126,200 - $6,310, or $119,890. Your GLB Base will remain at $126,200, so your Maximum WB Amount will remain at 5% of $126,200, or $6,310. Your LIB will also remain at $126,200, so your Maximum WB for Life Amount will remain at 5% of $126,200, or $6,310. Your Bonus Base remains at $112,000.

●
Assume that you remain alive and that you continue to make withdrawals of $6,310 until the RGLB amount runs out in year 2033. Because the RGLB amount is now $0, the GLB Base also becomes $0. Your Bonus Base is $0 because bonus credits may only be given in the first ten Account Years. Your LIB is still $126,200. Therefore, you can continue to receive $6,310 per year as long as you are alive. We will continue to charge the rider fee for as long as you are eligible to receive benefits under the WB Plan. The Owner can annuitize as long as there is a remaining Account Value, but if the Account Value drops to zero, the Contract terminates.

EXAMPLE 18: Calculation of Explicit Rider Charges under AB Plan.

●
Assume that you did not elect the WB plan at any time. Assume that your Account Value increases at an annual rate of 5% per year throughout the next ten years. Also assume that you do not elect to step-up at any time.

●
On March 31, 2009, your Account Value before the charge for Secured Returns for Life Plus is taken is $101,196.79. The charge deducted on March 31, 2009 is $126.50 ($101,196.79 x .00125). Therefore, your ending Account Value on March 31, 2009 is $101,070.29 ($101,196.79 - $126.50).

●
On June 30, 2009, your Account Value before the charge for Secured Returns for Life Plus is taken is $102,307.23. The fee deducted on June 30, 2009 is $127.88 ($102,307.23 x .00125). Therefore, your ending Account Value on June 30, 2009 is $102,179.35 ($102,307.23 - $127.88).

●
On September 30, 2009, your Account Value before the charge for Secured Returns for Life Plus is taken is $103,443.69. The fee deducted on September 30, 2009 is $129.30 ($103,443.69 x .00125). Therefore, your ending Account Value on September 30, 2009 is $103,314.39 ($103,443.69 - $129.30).

●
This pattern continues until the maturity date for your Benefit of January 1, 2019. On that date, your Account will be credited with a payment. If your current Account Value is less than your current GLB amount, then your Account will be credited with the difference between these two amounts. If your current Account Value is greater than your current GLB amount, then your Account will be credited with the sum of all of Secured Returns for Life Plus charges that have been made. Note that if Secured Returns for Life Plus was revoked or cancelled before the maturity date for your Benefit of January 1, 2019, then no Secured Returns for Life Plus credit will be made to your Account.

●
If Secured Returns for Life Plus is still available to new Owners, you may elect to renew your participation in Secured Returns for Life Plus with a new GLB amount equal to the ending January 1, 2019 Account Value at the cost and terms available to new Owners.

EXAMPLE 19: One Year Step-up elected under AB Plan.

●
Assume that you are age 65 at issue. Assume that you elect the AB plan. Your Guaranteed Living Benefit amount ("GLB amount") at issue and your Bonus Base at issue are both equal to $100,000 (your Purchase Payment amount). Assume that you take no withdrawals in your first Account Year. Therefore, on January 1, 2010, your accrued bonus amount is $5,000, which equals 5% of the Bonus Base. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $100,000.

●
Assume that on January 1, 2010 your Account Value is $118,000. Since your Account Value is greater than your GLB amount, you may elect to step up to a new ten year period, with a new GLB amount of $118,000. Assume that you do elect to step up. Your GLB amount is now equal to $118,000. Also, your Bonus Base is now equal to $118,000. Your AB plan Maturity Date is now January 1, 2020. Since your new GLB amount of $118,000 is greater than the sum of your old GLB amount of $100,000 plus your old accrued bonus amount of $5,000, your new accrued bonus amount is set equal to $0.

●
Assume that you remain in the AB plan until it "matures" on January 1, 2020. Assume that you have taken no withdrawals since your Contract was issued. Your accrued bonus amount is $53,100 ($5,900 per year for nine years). Since your rider has "matured" in the AB plan, the accrued bonus amount becomes $0. Assume that your Account Value on January 1, 2020 is $112,000. Since your Account Value is less than your GLB amount by $6,000, an amount equal to $6,000 will be deposited into your Contract ($118,000 - $112,000).

●
If Secured Returns for Life Plus is still available to new Owners, you may elect to renew your participation in Secured Returns for Life Plus with a new GLB amount of $118,000 at the cost and terms available to new Owners.

APPENDIX F -
BUILD YOUR PORTFOLIO

This Appendix sets forth the Funds and percentage limits that constitute the "build your portfolio" program. This program is more fully described under "BUILD YOUR PORTFOLIO" in the Prospectus. Briefly, if you comply with this program, the portfolio you build will satisfy the "Designated Funds" requirement under certain optional living benefit riders.

Fixed Income Funds	Core Equity Funds	Growth Equity Funds	Specialty Funds
25% to 60%	20% to 50%	0% to 30%	0% to 10%

PIMCO VIT Total Return Portfolio	Franklin Income Securities Fund	Franklin Small Cap Value Securities Fund	Franklin Strategic Income Securities Fund
Sun Capital Investment Grade Bond Fund®	Oppenheimer Balanced Fund/VA	SCSM Oppenheimer Main Street Small Cap Fund	MFS® High Yield Portfolio[6]
MFS® Government Securities Portfolio	Fidelity® VIP Balanced Portfolio	MFS® Growth Portfolio[2]	PIMCO VIT Emerging Markets Bond Portfolio
MFS® Bond Portfolio	Lord Abbett Series Fund All Value Portfolio	Oppenheimer Capital Appreciation Fund/VA	Sun Capital Global Real Estate Fund®
PIMCO VIT Real Return Portfolio	Lord Abbett Series Fund Growth & Income Portfolio[6]	SCSM Oppenheimer Large Cap Core Fund	PIMCO VIT All Asset Portfolio[6]
Huntington VA Mortgage Securities Fund[5]	MFS® Value Portfolio	Lord Abbett Series Fund Growth Opportunities Portfolio	PIMCO VIT CommodityRealReturn Strategy Portfolio
MFS® Money Market Portfolio[6]	MFS® Total Return Portfolio	Oppenheimer Main St. Small Cap Fund/VA2	Templeton Developing Markets Securities Fund[6]
PIMCO VIT Low Duration Portfolio[6]	Van Kampen LIT Comstock II	MFS® New Discovery Portfolio[2]	MFS® Emerging Markets Equity Portfolio[2]
Sun Capital Money Market Fund®	Mutual Shares Securities Fund	MFS® Mass Investors Growth Stock Portfolio[2]	MFS® Strategic Income Portfolio[1]
SCSM Goldman Sachs Short Duration Fund	Lord Abbett Series Fund Mid-Cap Value Portfolio[6]	MFS® International Value Portfolio	SCSM PIMCO High Yield Fund
	MFS® Utilities Portfolio	Templeton Foreign Securities Fund[6]	Lazard Retirement Emerging Markets Series
	MFS® Blended Research Core Equity Portfolio[2]	MFS® Research International Portfolio	Huntington VA Rotating Markets Fund[5]
	MFS® Research Portfolio[2]	Templeton Growth Securities Fund	Huntington VA Real Strategies Fund[5]
	MFS® Core Equity Portfolio	First Eagle Overseas Variable Fund
	SCSM Davis Venture Value Fund	Oppenheimer Global Securities Fund/VA
	Oppenheimer Main St. Fund®/VA	Columbia Marsico International Opportunities Fund, Variable Series
	Fidelity® VIP Freedom 2010 Portfolio	Fidelity® VIP Mid Cap Portfolio
	Fidelity® VIP Freedom 2015 Portfolio	Wanger USA[3]
	Fidelity® VIP Freedom 2020 Portfolio	Wanger Select, Variable Series[3]
	MFS® Strategic Value Portfolio[1]	Columbia Small Cap Value[3]
	MFS® Mid Cap Value Portfolio[1]	MFS® International Growth Portfolio
	Huntington VA Dividend Capture Fund[5]	SCSM FI Large Cap Growth Fund
	Huntington VA Income Equity Fund[5]	Columbia Marsico Growth Fund, Variable Series[4]
	SCSM Lord Abbett Growth & Income Fund	Columbia Marsico 21st Century Fund, Variable Series[4]
	SCSM Goldman Sachs Mid Cap Value Fund	MFS® Capital Appreciation Portfolio[1]
	AllianceBernstein VPS Wealth Appreciation Strategy Portfolio	MFS® Mid Cap Growth Portfolio[1]
	AllianceBernstein VPS Balanced Wealth Strategy Portfolio	MFS® Global Growth Portfolio[1]

Fixed Income Funds	Core Equity Funds	Growth Equity Funds	Specialty Funds
25% to 60%	20% to 50%	0% to 30%	0% to 10%

	Franklin Templeton Founding Funds Allocation Fund	Huntington VA Growth Fund[5]
	Van Kampen UIF Equity & Income II Fund	Huntington VA Marco 100 Fund[5]
Huntington VA Mid Corp America Fund[5]
Huntington VA New Economy Fund[5]
Huntington VA International Equity Fund[5]
Huntington VA Situs Fund[5]
SCSM Blue Chip Mid Cap Fund
Van Kampen UIF Mid Cap Growth II Fund
Van Kampen UIF Mid Cap Value II Fund
AllianceBernstein International Growth Portfolio
AllianceBernstein VPS International Value Portfolio
Fidelity® VIP Contrafund

1 Only available if you purchased your Contract before February 2, 2004.
2 Only available if you purchased your Contract before March 5, 2007.
3 Only available if you purchased your Contract through a Bank of America representative before April 22, 2007.

[4] Only B Class shares available if you purchased your Contract on or after March 5, 2007.  Only A Class shares available if you purchased your Contract through a Bank of America representative before March 5, 2007.

5 Only available if you purchased your Contract through a Huntington Bank representative.
6 Only available if you purchased your Contract before March 10, 2008.

APPENDIX G -
CONDENSED FINANCIAL INFORMATION

The following information for SUN LIFE FINANCIAL MASTERS ACCESS should be read in conjunction with the Variable Account's financial statements appearing in the Statement of Additional Information. The $10 beginning value for each accumulation unit is as of the date the unit commenced, which was generally later than the first day of the year shown.

Fund	Price Level	Year	Accumulation Unit Value Beginning of Year	Accumulation Unit Value End of Year	Number of Accumulation Units End of Year

Columbia Marsico 21st Century Class B	01	2007	10.0000	12.1432	64,412

Columbia Marsico 21st Century Class B	02	2007	10.0000	12.1228	18,257

Columbia Marsico 21st Century Class B	03	2007	10.0000	12.1177	717

Columbia Marsico 21st Century Class B	04	2007	10.0000	12.1024	30,959

Columbia Marsico 21st Century Class B	05	2007	10.0000	12.0974	0

Columbia Marsico 21st Century Class B	06	2007	10.0000	12.0821	0

Columbia Marsico Growth Class B	01	2007	10.0000	11.7829	15,415

Columbia Marsico Growth Class B	02	2007	10.0000	11.7631	1,711

Columbia Marsico Growth Class B	03	2007	10.0000	11.7582	0

Columbia Marsico Growth Class B	04	2007	10.0000	11.7433	979

Columbia Marsico Growth Class B	05	2007	10.0000	11.7384	0

Columbia Marsico Growth Class B	06	2007	10.0000	11.7235	0

Columbia Marsico International Opp fund, Variable Fund	01	2007	10.0000	12.4520	19,308

Columbia Marsico International Opp fund, Variable Fund	02	2007	10.0000	12.4311	4,302

Columbia Marsico International Opp fund, Variable Fund	03	2007	10.0000	12.4259	0

Columbia Marsico International Opp fund, Variable Fund	04	2007	10.0000	12.4102	423

Columbia Marsico International Opp fund, Variable Fund	05	2007	10.0000	12.4050	0

Columbia Marsico International Opp fund, Variable Fund	06	2007	10.0000	12.3893	1,236

Fidelity VIP Balanced Svc2	01	2007	10.0000	10.7289	79,731

Fidelity VIP Balanced Svc2	02	2007	10.0000	10.7109	214,163

Fidelity VIP Balanced Svc2	03	2007	10.0000	10.7064	0

Fidelity VIP Balanced Svc2	04	2007	10.0000	10.6929	1,022

Fidelity VIP Balanced Svc2	05	2007	10.0000	10.6884	0

Fidelity VIP Balanced Svc2	06	2007	10.0000	10.6748	0

Fidelity VIP Freedom 2010 Portfolio Service Class 2	01	2007	11.1088	11.8386	14,693
Fidelity VIP Freedom 2010 Portfolio Service Class 2	01	2006	10.3124	11.1088	0
Fidelity VIP Freedom 2010 Portfolio Service Class 2	01	2005	10.0000	10.3124	0

Fidelity VIP Freedom 2010 Portfolio Service Class 2	02	2007	11.0826	11.7865	34,896
Fidelity VIP Freedom 2010 Portfolio Service Class 2	02	2006	10.3090	11.0826	34,212
Fidelity VIP Freedom 2010 Portfolio Service Class 2	02	2005	10.0000	10.3090	0

Fidelity VIP Freedom 2010 Portfolio Service Class 2	03	2007	11.0760	11.7734	0
Fidelity VIP Freedom 2010 Portfolio Service Class 2	03	2006	10.3081	11.0760	0
Fidelity VIP Freedom 2010 Portfolio Service Class 2	03	2005	10.0000	10.3081	0

Fidelity VIP Freedom 2010 Portfolio Service Class 2	04	2007	11.0563	11.7344	674
Fidelity VIP Freedom 2010 Portfolio Service Class 2	04	2006	10.3055	11.0563	679
Fidelity VIP Freedom 2010 Portfolio Service Class 2	04	2005	10.0000	10.3055	0

Fidelity VIP Freedom 2010 Portfolio Service Class 2	05	2007	11.0498	11.7215	0
Fidelity VIP Freedom 2010 Portfolio Service Class 2	05	2006	10.3046	11.0498	0
Fidelity VIP Freedom 2010 Portfolio Service Class 2	05	2005	10.0000	10.3046	0

Fidelity VIP Freedom 2010 Portfolio Service Class 2	06	2007	11.0300	11.6825	0
Fidelity VIP Freedom 2010 Portfolio Service Class 2	06	2006	10.3020	11.0300	0
Fidelity VIP Freedom 2010 Portfolio Service Class 2	06	2005	10.0000	10.3020	0

Fidelity VIP Freedom 2015 Portfolio Service Class 2	01	2007	11.3182	12.1343	12,618
Fidelity VIP Freedom 2015 Portfolio Service Class 2	01	2006	10.3876	11.3182	4,556
Fidelity VIP Freedom 2015 Portfolio Service Class 2	01	2005	10.0000	10.3876	0

Fidelity VIP Freedom 2015 Portfolio Service Class 2	02	2007	11.2915	12.0809	0
Fidelity VIP Freedom 2015 Portfolio Service Class 2	02	2006	10.3841	11.2915	4,215
Fidelity VIP Freedom 2015 Portfolio Service Class 2	02	2005	10.0000	10.3841	0

Fidelity VIP Freedom 2015 Portfolio Service Class 2	03	2007	11.2848	12.0675	0
Fidelity VIP Freedom 2015 Portfolio Service Class 2	03	2006	10.3832	11.2848	0
Fidelity VIP Freedom 2015 Portfolio Service Class 2	03	2005	10.0000	10.3832	0

Fidelity VIP Freedom 2015 Portfolio Service Class 2	04	2007	11.2647	12.0275	0
Fidelity VIP Freedom 2015 Portfolio Service Class 2	04	2006	10.3806	11.2647	0
Fidelity VIP Freedom 2015 Portfolio Service Class 2	04	2005	10.0000	10.3806	0

Fidelity VIP Freedom 2015 Portfolio Service Class 2	05	2007	11.2581	12.0143	0
Fidelity VIP Freedom 2015 Portfolio Service Class 2	05	2006	10.3798	11.2581	0
Fidelity VIP Freedom 2015 Portfolio Service Class 2	05	2005	10.0000	10.3798	0

Fidelity VIP Freedom 2015 Portfolio Service Class 2	06	2007	11.2380	11.9744	0
Fidelity VIP Freedom 2015 Portfolio Service Class 2	06	2006	10.3771	11.2380	0
Fidelity VIP Freedom 2015 Portfolio Service Class 2	06	2005	10.0000	10.3771	0

Fidelity VIP Freedom 2020 Portfolio Service Class 2	01	2007	11.4517	12.3779	2,755
Fidelity VIP Freedom 2020 Portfolio Service Class 2	01	2006	10.4285	11.4517	0
Fidelity VIP Freedom 2020 Portfolio Service Class 2	01	2005	10.0000	10.4285	0

Fidelity VIP Freedom 2020 Portfolio Service Class 2	02	2007	11.4246	12.3234	5,142
Fidelity VIP Freedom 2020 Portfolio Service Class 2	02	2006	10.4250	11.4246	5,338
Fidelity VIP Freedom 2020 Portfolio Service Class 2	02	2005	10.0000	10.4250	4,912

Fidelity VIP Freedom 2020 Portfolio Service Class 2	03	2007	11.4178	12.3098	0
Fidelity VIP Freedom 2020 Portfolio Service Class 2	03	2006	10.4241	11.4178	0
Fidelity VIP Freedom 2020 Portfolio Service Class 2	03	2005	10.0000	10.4241	0

Fidelity VIP Freedom 2020 Portfolio Service Class 2	04	2007	11.3975	12.2690	0
Fidelity VIP Freedom 2020 Portfolio Service Class 2	04	2006	10.4215	11.3975	0
Fidelity VIP Freedom 2020 Portfolio Service Class 2	04	2005	10.0000	10.4215	0

Fidelity VIP Freedom 2020 Portfolio Service Class 2	05	2007	11.3908	12.2555	0
Fidelity VIP Freedom 2020 Portfolio Service Class 2	05	2006	10.4206	11.3908	0
Fidelity VIP Freedom 2020 Portfolio Service Class 2	05	2005	10.0000	10.4206	0

Fidelity VIP Freedom 2020 Portfolio Service Class 2	06	2007	11.3705	12.2147	0
Fidelity VIP Freedom 2020 Portfolio Service Class 2	06	2006	10.4180	11.3705	0
Fidelity VIP Freedom 2020 Portfolio Service Class 2	06	2005	10.0000	10.4180	0

Fidelity VIP Mid Cap Svc2	01	2007	10.0000	11.6777	123,754

Fidelity VIP Mid Cap Svc2	02	2007	10.0000	11.6582	26,293

Fidelity VIP Mid Cap Svc2	03	2007	10.0000	11.6532	0

Fidelity VIP Mid Cap Svc2	04	2007	10.0000	11.6385	54,210

Fidelity VIP Mid Cap Svc2	05	2007	10.0000	11.6337	0

Fidelity VIP Mid Cap Svc2	06	2007	10.0000	11.6189	0

First Eagle Overseas Variable Fund	01	2007	10.0000	10.6485	629,901

First Eagle Overseas Variable Fund	02	2007	10.0000	10.6307	82,622

First Eagle Overseas Variable Fund	03	2007	10.0000	10.6262	0

First Eagle Overseas Variable Fund	04	2007	10.0000	10.6128	13,542

First Eagle Overseas Variable Fund	05	2007	10.0000	10.6083	0

First Eagle Overseas Variable Fund	06	2007	10.0000	10.5949	0

Franklin Income Securities Class 2	01	2007	10.0000	10.1772	259,374

Franklin Income Securities Class 2	02	2007	10.0000	10.1602	34,429

Franklin Income Securities Class 2	03	2007	10.0000	10.1559	861

Franklin Income Securities Class 2	04	2007	10.0000	10.1430	3,138

Franklin Income Securities Class 2	05	2007	10.0000	10.1388	0

Franklin Income Securities Class 2	06	2007	10.0000	10.1260	0

Franklin Small Cap Value Securities Fund	01	2007	20.3053	19.4832	26,511
Franklin Small Cap Value Securities Fund	01	2006	17.6571	20.3053	25,684
Franklin Small Cap Value Securities Fund	01	2005	16.5137	17.6571	22,297
Franklin Small Cap Value Securities Fund	01	2004	13.5761	16.5137	19,580
Franklin Small Cap Value Securities Fund	01	2003	10.4527	13.5761	3,124
Franklin Small Cap Value Securities Fund	01	2002	10.0000	10.4527	359

Franklin Small Cap Value Securities Fund	02	2007	20.1241	19.2699	42,648
Franklin Small Cap Value Securities Fund	02	2006	17.5351	20.1241	47,948
Franklin Small Cap Value Securities Fund	02	2005	16.4330	17.5351	49,328
Franklin Small Cap Value Securities Fund	02	2004	13.5373	16.4330	29,473
Franklin Small Cap Value Securities Fund	02	2003	10.4441	13.5373	10,469
Franklin Small Cap Value Securities Fund	02	2002	10.0000	10.4441	0

Franklin Small Cap Value Securities Fund	03	2007	20.0790	19.2167	3,446
Franklin Small Cap Value Securities Fund	03	2006	17.5047	20.0790	3,468
Franklin Small Cap Value Securities Fund	03	2005	16.4128	17.5047	3,089
Franklin Small Cap Value Securities Fund	03	2004	13.5276	16.4128	1,647
Franklin Small Cap Value Securities Fund	03	2003	10.4419	13.5276	137
Franklin Small Cap Value Securities Fund	03	2002	10.0000	10.4419	0

Franklin Small Cap Value Securities Fund	04	2007	19.9440	19.0582	16,906
Franklin Small Cap Value Securities Fund	04	2006	17.4136	19.9440	26,431
Franklin Small Cap Value Securities Fund	04	2005	16.3524	17.4136	29,745
Franklin Small Cap Value Securities Fund	04	2004	13.4986	16.3524	22,232
Franklin Small Cap Value Securities Fund	04	2003	10.4354	13.4986	9,848
Franklin Small Cap Value Securities Fund	04	2002	10.0000	10.4354	1,986

Franklin Small Cap Value Securities Fund	05	2007	19.8995	19.0059	1,920
Franklin Small Cap Value Securities Fund	05	2006	17.3835	19.8995	1,920
Franklin Small Cap Value Securities Fund	05	2005	16.3324	17.3835	2,473
Franklin Small Cap Value Securities Fund	05	2004	13.4889	16.3324	2,473
Franklin Small Cap Value Securities Fund	05	2003	10.4333	13.4889	2,534
Franklin Small Cap Value Securities Fund	05	2002	10.0000	10.4333	0

Franklin Small Cap Value Securities Fund	06	2007	19.7654	18.8487	5,140
Franklin Small Cap Value Securities Fund	06	2006	17.2928	19.7654	5,141
Franklin Small Cap Value Securities Fund	06	2005	16.2721	17.2928	5,229
Franklin Small Cap Value Securities Fund	06	2004	13.4599	16.2721	5,231
Franklin Small Cap Value Securities Fund	06	2003	10.4268	13.4599	86
Franklin Small Cap Value Securities Fund	06	2002	10.0000	10.4268	0

Franklin Strategic Income Securities Class 2	01	2007	10.0000	10.3355	100,725

Franklin Strategic Income Securities Class 2	02	2007	10.0000	10.3182	14,979

Franklin Strategic Income Securities Class 2	03	2007	10.0000	10.3139	0

Franklin Strategic Income Securities Class 2	04	2007	10.0000	10.3008	1,448

Franklin Strategic Income Securities Class 2	05	2007	10.0000	10.2965	0

Franklin Strategic Income Securities Class 2	06	2007	10.0000	10.2835	0

Lord Abbett All Value Portfolio	01	2007	14.0019	14.6878	37,879
Lord Abbett All Value Portfolio	01	2006	12.4243	14.0019	21,917
Lord Abbett All Value Portfolio	01	2005	11.8171	12.4243	21,268
Lord Abbett All Value Portfolio	01	2004	10.3896	11.8171	17,930
Lord Abbett All Value Portfolio	01	2003	10.0000	10.3896	0

Lord Abbett All Value Portfolio	02	2007	13.9149	14.5667	36,802
Lord Abbett All Value Portfolio	02	2006	12.3722	13.9149	56,766
Lord Abbett All Value Portfolio	02	2005	11.7915	12.3722	73,659
Lord Abbett All Value Portfolio	02	2004	10.3883	11.7915	35,899
Lord Abbett All Value Portfolio	02	2003	10.0000	10.3883	0

Lord Abbett All Value Portfolio	03	2007	13.8932	14.5365	597
Lord Abbett All Value Portfolio	03	2006	12.3592	13.8932	0
Lord Abbett All Value Portfolio	03	2005	11.7851	12.3592	8
Lord Abbett All Value Portfolio	03	2004	10.3880	11.7851	46
Lord Abbett All Value Portfolio	03	2003	10.0000	10.3880	0

Lord Abbett All Value Portfolio	04	2007	13.8282	14.4461	15,182
Lord Abbett All Value Portfolio	04	2006	12.3202	13.8282	25,107
Lord Abbett All Value Portfolio	04	2005	11.7658	12.3202	22,871
Lord Abbett All Value Portfolio	04	2004	10.3870	11.7658	19,209
Lord Abbett All Value Portfolio	04	2003	10.0000	10.3870	0

Lord Abbett All Value Portfolio	05	2007	13.8068	14.4164	0
Lord Abbett All Value Portfolio	05	2006	12.3073	13.8068	0
Lord Abbett All Value Portfolio	05	2005	11.7595	12.3073	0
Lord Abbett All Value Portfolio	05	2004	10.3866	11.7595	0
Lord Abbett All Value Portfolio	05	2003	10.0000	10.3866	0

Lord Abbett All Value Portfolio	06	2007	13.7420	14.3266	7,093
Lord Abbett All Value Portfolio	06	2006	12.2684	13.7420	7,093
Lord Abbett All Value Portfolio	06	2005	11.7402	12.2684	7,093
Lord Abbett All Value Portfolio	06	2004	10.3856	11.7402	7,093
Lord Abbett All Value Portfolio	06	2003	10.0000	10.3856	0

Lord Abbett Series Fund Growth and Income	01	2007	17.8658	18.1642	214,135
Lord Abbett Series Fund Growth and Income	01	2006	15.4970	17.8658	98,164
Lord Abbett Series Fund Growth and Income	01	2005	15.2685	15.4970	99,020
Lord Abbett Series Fund Growth and Income	01	2004	13.7885	15.2685	83,826
Lord Abbett Series Fund Growth and Income	01	2003	10.7064	13.7885	29,563
Lord Abbett Series Fund Growth and Income	01	2002	10.0000	10.7064	0

Lord Abbett Series Fund Growth and Income	02	2007	17.7063	17.9652	241,276
Lord Abbett Series Fund Growth and Income	02	2006	15.3899	17.7063	274,200
Lord Abbett Series Fund Growth and Income	02	2005	15.1938	15.3899	254,898
Lord Abbett Series Fund Growth and Income	02	2004	13.7491	15.1938	184,296
Lord Abbett Series Fund Growth and Income	02	2003	10.6975	13.7491	86,424
Lord Abbett Series Fund Growth and Income	02	2002	10.0000	10.6975	654

Lord Abbett Series Fund Growth and Income	03	2007	17.6666	17.9157	364
Lord Abbett Series Fund Growth and Income	03	2006	15.3631	17.6666	365
Lord Abbett Series Fund Growth and Income	03	2005	15.1751	15.3631	0
Lord Abbett Series Fund Growth and Income	03	2004	13.7393	15.1751	2,967
Lord Abbett Series Fund Growth and Income	03	2003	10.6953	13.7393	39
Lord Abbett Series Fund Growth and Income	03	2002	10.0000	10.6953	0

Lord Abbett Series Fund Growth and Income	04	2007	17.5478	17.7678	93,662
Lord Abbett Series Fund Growth and Income	04	2006	15.2832	17.5478	54,495
Lord Abbett Series Fund Growth and Income	04	2005	15.1192	15.2832	66,434
Lord Abbett Series Fund Growth and Income	04	2004	13.7097	15.1192	45,559
Lord Abbett Series Fund Growth and Income	04	2003	10.6887	13.7097	12,668
Lord Abbett Series Fund Growth and Income	04	2002	10.0000	10.6887	3,671

Lord Abbett Series Fund Growth and Income	05	2007	17.5086	17.7191	0
Lord Abbett Series Fund Growth and Income	05	2006	15.2568	17.5086	0
Lord Abbett Series Fund Growth and Income	05	2005	15.1007	15.2568	0
Lord Abbett Series Fund Growth and Income	05	2004	13.6999	15.1007	0
Lord Abbett Series Fund Growth and Income	05	2003	10.6865	13.6999	0
Lord Abbett Series Fund Growth and Income	05	2002	10.0000	10.6865	0

Lord Abbett Series Fund Growth and Income	06	2007	17.3906	17.5725	4,965
Lord Abbett Series Fund Growth and Income	06	2006	15.1772	17.3906	6,097
Lord Abbett Series Fund Growth and Income	06	2005	15.0450	15.1772	5,460
Lord Abbett Series Fund Growth and Income	06	2004	13.6704	15.0450	9,191
Lord Abbett Series Fund Growth and Income	06	2003	10.6798	13.6704	3,741
Lord Abbett Series Fund Growth and Income	06	2002	10.0000	10.6798	0

Lord Abbett Series Fund Growth Opportunities	01	2007	12.1791	14.5187	13,729
Lord Abbett Series Fund Growth Opportunities	01	2006	11.4827	12.1791	15,001
Lord Abbett Series Fund Growth Opportunities	01	2005	11.1645	11.4827	17,471
Lord Abbett Series Fund Growth Opportunities	01	2004	10.2112	11.1645	9,631
Lord Abbett Series Fund Growth Opportunities	01	2003	10.0000	10.2112	0
Lord Abbett Series Fund Growth Opportunities	01	2002	10.0000	10.0000	0

Lord Abbett Series Fund Growth Opportunities	02	2007	12.1035	14.3990	51,096
Lord Abbett Series Fund Growth Opportunities	02	2006	11.4346	12.1035	61,299
Lord Abbett Series Fund Growth Opportunities	02	2005	11.1403	11.4346	54,837
Lord Abbett Series Fund Growth Opportunities	02	2004	10.2098	11.1403	31,976
Lord Abbett Series Fund Growth Opportunities	02	2003	10.0000	10.2098	0
Lord Abbett Series Fund Growth Opportunities	02	2002	10.0000	10.0000	0

Lord Abbett Series Fund Growth Opportunities	03	2007	12.0845	14.3691	7,099
Lord Abbett Series Fund Growth Opportunities	03	2006	11.4225	12.0845	6,171
Lord Abbett Series Fund Growth Opportunities	03	2005	11.1342	11.4225	1,767
Lord Abbett Series Fund Growth Opportunities	03	2004	10.2095	11.1342	0
Lord Abbett Series Fund Growth Opportunities	03	2003	10.0000	10.2095	0
Lord Abbett Series Fund Growth Opportunities	03	2002	10.0000	10.0000	0

Lord Abbett Series Fund Growth Opportunities	04	2007	12.0280	14.2798	33,102
Lord Abbett Series Fund Growth Opportunities	04	2006	11.3864	12.0280	31,625
Lord Abbett Series Fund Growth Opportunities	04	2005	11.1160	11.3864	14,813
Lord Abbett Series Fund Growth Opportunities	04	2004	10.2085	11.1160	7,735
Lord Abbett Series Fund Growth Opportunities	04	2003	10.0000	10.2085	0
Lord Abbett Series Fund Growth Opportunities	04	2002	10.0000	10.0000	0

Lord Abbett Series Fund Growth Opportunities	05	2007	12.0093	14.2504	0
Lord Abbett Series Fund Growth Opportunities	05	2006	11.3745	12.0093	0
Lord Abbett Series Fund Growth Opportunities	05	2005	11.1100	11.3745	0
Lord Abbett Series Fund Growth Opportunities	05	2004	10.2082	11.1100	0
Lord Abbett Series Fund Growth Opportunities	05	2003	10.0000	10.2082	0
Lord Abbett Series Fund Growth Opportunities	05	2002	10.0000	10.0000	0

Lord Abbett Series Fund Growth Opportunities	06	2007	11.9530	14.1616	764
Lord Abbett Series Fund Growth Opportunities	06	2006	11.3385	11.9530	1,515
Lord Abbett Series Fund Growth Opportunities	06	2005	11.0918	11.3385	812
Lord Abbett Series Fund Growth Opportunities	06	2004	10.2072	11.0918	817
Lord Abbett Series Fund Growth Opportunities	06	2003	10.0000	10.2072	0
Lord Abbett Series Fund Growth Opportunities	06	2002	10.0000	10.0000	0

Lord Abbett Series Fund Mid Cap Value	01	2007	18.7165	18.5034	57,400
Lord Abbett Series Fund Mid Cap Value	01	2006	16.9643	18.7165	135,244
Lord Abbett Series Fund Mid Cap Value	01	2005	15.9458	16.9643	89,289
Lord Abbett Series Fund Mid Cap Value	01	2004	13.0779	15.9458	83,487
Lord Abbett Series Fund Mid Cap Value	01	2003	10.6640	13.0779	9,479
Lord Abbett Series Fund Mid Cap Value	01	2002	10.0000	10.6640	0

Lord Abbett Series Fund Mid Cap Value	02	2007	18.5494	18.3007	69,328
Lord Abbett Series Fund Mid Cap Value	02	2006	16.8471	18.5494	88,591
Lord Abbett Series Fund Mid Cap Value	02	2005	15.8678	16.8471	90,710
Lord Abbett Series Fund Mid Cap Value	02	2004	13.0405	15.8678	77,964
Lord Abbett Series Fund Mid Cap Value	02	2003	10.6552	13.0405	19,735
Lord Abbett Series Fund Mid Cap Value	02	2002	10.0000	10.6552	0

Lord Abbett Series Fund Mid Cap Value	03	2007	18.5078	18.2503	2,886
Lord Abbett Series Fund Mid Cap Value	03	2006	16.8178	18.5078	2,119
Lord Abbett Series Fund Mid Cap Value	03	2005	15.8483	16.8178	2,710
Lord Abbett Series Fund Mid Cap Value	03	2004	13.0312	15.8483	3,107
Lord Abbett Series Fund Mid Cap Value	03	2003	10.6530	13.0312	267
Lord Abbett Series Fund Mid Cap Value	03	2002	10.0000	10.6530	0

Lord Abbett Series Fund Mid Cap Value	04	2007	18.3833	18.0996	98,742
Lord Abbett Series Fund Mid Cap Value	04	2006	16.7303	18.3833	101,102
Lord Abbett Series Fund Mid Cap Value	04	2005	15.7899	16.7303	105,088
Lord Abbett Series Fund Mid Cap Value	04	2004	13.0031	15.7899	58,978
Lord Abbett Series Fund Mid Cap Value	04	2003	10.6463	13.0031	26,923
Lord Abbett Series Fund Mid Cap Value	04	2002	10.0000	10.6463	9,443

Lord Abbett Series Fund Mid Cap Value	05	2007	18.3423	18.0500	1,220
Lord Abbett Series Fund Mid Cap Value	05	2006	16.7014	18.3423	4,485
Lord Abbett Series Fund Mid Cap Value	05	2005	15.7706	16.7014	5,705
Lord Abbett Series Fund Mid Cap Value	05	2004	12.9938	15.7706	5,705
Lord Abbett Series Fund Mid Cap Value	05	2003	10.6441	12.9938	7,628
Lord Abbett Series Fund Mid Cap Value	05	2002	10.0000	10.6441	0

Lord Abbett Series Fund Mid Cap Value	06	2007	18.2187	17.9007	15,759
Lord Abbett Series Fund Mid Cap Value	06	2006	16.6143	18.2187	8,434
Lord Abbett Series Fund Mid Cap Value	06	2005	15.7124	16.6143	5,576
Lord Abbett Series Fund Mid Cap Value	06	2004	12.9658	15.7124	3,636
Lord Abbett Series Fund Mid Cap Value	06	2003	10.6375	12.9658	87
Lord Abbett Series Fund Mid Cap Value	06	2002	10.0000	10.6375	0

MFS/Sun Life Bond Series S Class	01	2007	12.1936	12.3786	29,155
MFS/Sun Life Bond Series S Class	01	2006	11.8278	12.1936	8,695
MFS/Sun Life Bond Series S Class	01	2005	11.8431	11.8278	12,271
MFS/Sun Life Bond Series S Class	01	2004	11.3761	11.8431	13,109
MFS/Sun Life Bond Series S Class	01	2003	10.5755	11.3761	12,510
MFS/Sun Life Bond Series S Class	01	2002	10.0000	10.5755	0

MFS/Sun Life Bond Series S Class	02	2007	12.0847	12.2430	10,779
MFS/Sun Life Bond Series S Class	02	2006	11.7460	12.0847	26,226
MFS/Sun Life Bond Series S Class	02	2005	11.7852	11.7460	28,682
MFS/Sun Life Bond Series S Class	02	2004	11.3436	11.7852	36,294
MFS/Sun Life Bond Series S Class	02	2003	10.5667	11.3436	31,365
MFS/Sun Life Bond Series S Class	02	2002	10.0000	10.5667	1,352

MFS/Sun Life Bond Series S Class	03	2007	12.0576	12.2092	4,835
MFS/Sun Life Bond Series S Class	03	2006	11.7256	12.0576	6,374
MFS/Sun Life Bond Series S Class	03	2005	11.7707	11.7256	5,501
MFS/Sun Life Bond Series S Class	03	2004	11.3355	11.7707	6,387
MFS/Sun Life Bond Series S Class	03	2003	10.5646	11.3355	5,400
MFS/Sun Life Bond Series S Class	03	2002	10.0000	10.5646	0

MFS/Sun Life Bond Series S Class	04	2007	11.9765	12.1084	13,000
MFS/Sun Life Bond Series S Class	04	2006	11.6646	11.9765	14,374
MFS/Sun Life Bond Series S Class	04	2005	11.7273	11.6646	27,920
MFS/Sun Life Bond Series S Class	04	2004	11.3111	11.7273	30,422
MFS/Sun Life Bond Series S Class	04	2003	10.5580	11.3111	31,497
MFS/Sun Life Bond Series S Class	04	2002	10.0000	10.5580	4,076

MFS/Sun Life Bond Series S Class	05	2007	11.9498	12.0753	568
MFS/Sun Life Bond Series S Class	05	2006	11.6444	11.9498	1,300
MFS/Sun Life Bond Series S Class	05	2005	11.7130	11.6444	1,300
MFS/Sun Life Bond Series S Class	05	2004	11.3030	11.7130	1,300
MFS/Sun Life Bond Series S Class	05	2003	10.5558	11.3030	5,133
MFS/Sun Life Bond Series S Class	05	2002	10.0000	10.5558	0

MFS/Sun Life Bond Series S Class	06	2007	11.8692	11.9753	3,784
MFS/Sun Life Bond Series S Class	06	2006	11.5837	11.8692	4,712
MFS/Sun Life Bond Series S Class	06	2005	11.6697	11.5837	6,357
MFS/Sun Life Bond Series S Class	06	2004	11.2786	11.6697	7,217
MFS/Sun Life Bond Series S Class	06	2003	10.5493	11.2786	7,023
MFS/Sun Life Bond Series S Class	06	2002	10.0000	10.5493	0

MFS/Sun Life Capital Appreciation Series S Class	01	2007	14.9391	16.2881	0
MFS/Sun Life Capital Appreciation Series S Class	01	2006	14.3292	14.9391	480
MFS/Sun Life Capital Appreciation Series S Class	01	2005	14.4845	14.3292	482
MFS/Sun Life Capital Appreciation Series S Class	01	2004	13.3013	14.4845	3,486
MFS/Sun Life Capital Appreciation Series S Class	01	2003	10.5424	13.3013	4,482
MFS/Sun Life Capital Appreciation Series S Class	01	2002	10.0000	10.5424	0

MFS/Sun Life Capital Appreciation Series S Class	02	2007	14.8058	16.1097	1,539
MFS/Sun Life Capital Appreciation Series S Class	02	2006	14.2302	14.8058	28,777
MFS/Sun Life Capital Appreciation Series S Class	02	2005	14.4136	14.2302	29,418
MFS/Sun Life Capital Appreciation Series S Class	02	2004	13.2633	14.4136	31,845
MFS/Sun Life Capital Appreciation Series S Class	02	2003	10.5337	13.2633	33,241
MFS/Sun Life Capital Appreciation Series S Class	02	2002	10.0000	10.5337	311

MFS/Sun Life Capital Appreciation Series S Class	03	2007	14.7725	16.0652	0
MFS/Sun Life Capital Appreciation Series S Class	03	2006	14.2055	14.7725	0
MFS/Sun Life Capital Appreciation Series S Class	03	2005	14.3959	14.2055	0
MFS/Sun Life Capital Appreciation Series S Class	03	2004	13.2538	14.3959	0
MFS/Sun Life Capital Appreciation Series S Class	03	2003	10.5315	13.2538	0
MFS/Sun Life Capital Appreciation Series S Class	03	2002	10.0000	10.5315	0

MFS/Sun Life Capital Appreciation Series S Class	04	2007	14.6731	15.9326	2,518
MFS/Sun Life Capital Appreciation Series S Class	04	2006	14.1315	14.6731	6,174
MFS/Sun Life Capital Appreciation Series S Class	04	2005	14.3429	14.1315	14,753
MFS/Sun Life Capital Appreciation Series S Class	04	2004	13.2253	14.3429	12,897
MFS/Sun Life Capital Appreciation Series S Class	04	2003	10.5250	13.2253	10,354
MFS/Sun Life Capital Appreciation Series S Class	04	2002	10.0000	10.5250	520

MFS/Sun Life Capital Appreciation Series S Class	05	2007	14.6404	15.8890	0
MFS/Sun Life Capital Appreciation Series S Class	05	2006	14.1071	14.6404	0
MFS/Sun Life Capital Appreciation Series S Class	05	2005	14.3254	14.1071	0
MFS/Sun Life Capital Appreciation Series S Class	05	2004	13.2159	14.3254	0
MFS/Sun Life Capital Appreciation Series S Class	05	2003	10.5228	13.2159	3,243
MFS/Sun Life Capital Appreciation Series S Class	05	2002	10.0000	10.5228	0

MFS/Sun Life Capital Appreciation Series S Class	06	2007	14.5417	15.7575	417
MFS/Sun Life Capital Appreciation Series S Class	06	2006	14.0336	14.5417	417
MFS/Sun Life Capital Appreciation Series S Class	06	2005	14.2725	14.0336	417
MFS/Sun Life Capital Appreciation Series S Class	06	2004	13.1874	14.2725	4,137
MFS/Sun Life Capital Appreciation Series S Class	06	2003	10.5163	13.1874	3,718
MFS/Sun Life Capital Appreciation Series S Class	06	2002	10.0000	10.5163	0

MFS/Sun Life Capital Opportunities Series S Class	01	2007	16.4801	10.0000	0
MFS/Sun Life Capital Opportunities Series S Class	01	2006	14.7035	16.4801	1,812
MFS/Sun Life Capital Opportunities Series S Class	01	2005	14.7635	14.7035	2,045
MFS/Sun Life Capital Opportunities Series S Class	01	2004	13.3479	14.7635	2,685
MFS/Sun Life Capital Opportunities Series S Class	01	2003	10.6080	13.3479	383
MFS/Sun Life Capital Opportunities Series S Class	01	2002	10.0000	10.6080	0

MFS/Sun Life Capital Opportunities Series S Class	02	2007	16.3330	10.0000	0
MFS/Sun Life Capital Opportunities Series S Class	02	2006	14.6019	16.3330	8,269
MFS/Sun Life Capital Opportunities Series S Class	02	2005	14.6913	14.6019	6,200
MFS/Sun Life Capital Opportunities Series S Class	02	2004	13.3098	14.6913	3,977
MFS/Sun Life Capital Opportunities Series S Class	02	2003	10.5992	13.3098	3,562
MFS/Sun Life Capital Opportunities Series S Class	02	2002	10.0000	10.5992	1,267

MFS/Sun Life Capital Opportunities Series S Class	03	2007	16.2964	10.0000	0
MFS/Sun Life Capital Opportunities Series S Class	03	2006	14.5765	16.2964	0
MFS/Sun Life Capital Opportunities Series S Class	03	2005	14.6732	14.5765	0
MFS/Sun Life Capital Opportunities Series S Class	03	2004	13.3002	14.6732	0
MFS/Sun Life Capital Opportunities Series S Class	03	2003	10.5970	13.3002	0
MFS/Sun Life Capital Opportunities Series S Class	03	2002	10.0000	10.5970	0

MFS/Sun Life Capital Opportunities Series S Class	04	2007	16.1867	10.0000	0
MFS/Sun Life Capital Opportunities Series S Class	04	2006	14.5006	16.1867	1,087
MFS/Sun Life Capital Opportunities Series S Class	04	2005	14.6192	14.5006	5,466
MFS/Sun Life Capital Opportunities Series S Class	04	2004	13.2716	14.6192	3,568
MFS/Sun Life Capital Opportunities Series S Class	04	2003	10.5904	13.2716	3,568
MFS/Sun Life Capital Opportunities Series S Class	04	2002	10.0000	10.5904	2,412

MFS/Sun Life Capital Opportunities Series S Class	05	2007	16.1507	10.0000	0
MFS/Sun Life Capital Opportunities Series S Class	05	2006	14.4756	16.1507	0
MFS/Sun Life Capital Opportunities Series S Class	05	2005	14.6013	14.4756	0
MFS/Sun Life Capital Opportunities Series S Class	05	2004	13.2622	14.6013	0
MFS/Sun Life Capital Opportunities Series S Class	05	2003	10.5882	13.2622	0
MFS/Sun Life Capital Opportunities Series S Class	05	2002	10.0000	10.5882	0

MFS/Sun Life Capital Opportunities Series S Class	06	2007	16.0418	10.0000	0
MFS/Sun Life Capital Opportunities Series S Class	06	2006	14.4001	16.0418	0
MFS/Sun Life Capital Opportunities Series S Class	06	2005	14.5474	14.4001	0
MFS/Sun Life Capital Opportunities Series S Class	06	2004	13.2336	14.5474	0
MFS/Sun Life Capital Opportunities Series S Class	06	2003	10.5816	13.2336	0
MFS/Sun Life Capital Opportunities Series S Class	06	2002	10.0000	10.5816	0

MFS/Sun Life Core Equity Series S Class	01	2007	10.0000	10.8668	8,701

MFS/Sun Life Core Equity Series S Class	02	2007	10.0000	10.8485	9,275

MFS/Sun Life Core Equity Series S Class	03	2007	10.0000	10.8440	0

MFS/Sun Life Core Equity Series S Class	04	2007	10.0000	10.8303	1,753

MFS/Sun Life Core Equity Series S Class	05	2007	10.0000	10.8257	0

MFS/Sun Life Core Equity Series S Class	06	2007	10.0000	10.8120	0

MFS/Sun Life Emerging Growth Series S Class	01	2007	16.9696	20.1825	132
MFS/Sun Life Emerging Growth Series S Class	01	2006	16.0286	16.9696	2,084
MFS/Sun Life Emerging Growth Series S Class	01	2005	14.9727	16.0286	2,504
MFS/Sun Life Emerging Growth Series S Class	01	2004	13.4842	14.9727	5,032
MFS/Sun Life Emerging Growth Series S Class	01	2003	10.4601	13.4842	2,371
MFS/Sun Life Emerging Growth Series S Class	01	2002	10.0000	10.4601	0

MFS/Sun Life Emerging Growth Series S Class	02	2007	16.8181	19.9615	4,414
MFS/Sun Life Emerging Growth Series S Class	02	2006	15.9178	16.8181	5,655
MFS/Sun Life Emerging Growth Series S Class	02	2005	14.8995	15.9178	7,927
MFS/Sun Life Emerging Growth Series S Class	02	2004	13.4456	14.8995	5,499
MFS/Sun Life Emerging Growth Series S Class	02	2003	10.4514	13.4456	1,932
MFS/Sun Life Emerging Growth Series S Class	02	2002	10.0000	10.4514	596

MFS/Sun Life Emerging Growth Series S Class	03	2007	16.7803	19.9064	4,145
MFS/Sun Life Emerging Growth Series S Class	03	2006	15.8902	16.7803	2,542
MFS/Sun Life Emerging Growth Series S Class	03	2005	14.8811	15.8902	1,266
MFS/Sun Life Emerging Growth Series S Class	03	2004	13.4360	14.8811	0
MFS/Sun Life Emerging Growth Series S Class	03	2003	10.4493	13.4360	0
MFS/Sun Life Emerging Growth Series S Class	03	2002	10.0000	10.4493	0

MFS/Sun Life Emerging Growth Series S Class	04	2007	16.6675	19.7421	6,364
MFS/Sun Life Emerging Growth Series S Class	04	2006	15.8075	16.6675	6,413
MFS/Sun Life Emerging Growth Series S Class	04	2005	14.8263	15.8075	5,255
MFS/Sun Life Emerging Growth Series S Class	04	2004	13.4071	14.8263	5,158
MFS/Sun Life Emerging Growth Series S Class	04	2003	10.4428	13.4071	7,157
MFS/Sun Life Emerging Growth Series S Class	04	2002	10.0000	10.4428	0

MFS/Sun Life Emerging Growth Series S Class	05	2007	16.6303	19.6880	0
MFS/Sun Life Emerging Growth Series S Class	05	2006	15.7802	16.6303	0
MFS/Sun Life Emerging Growth Series S Class	05	2005	14.8082	15.7802	1,720
MFS/Sun Life Emerging Growth Series S Class	05	2004	13.3975	14.8082	1,720
MFS/Sun Life Emerging Growth Series S Class	05	2003	10.4406	13.3975	1,788
MFS/Sun Life Emerging Growth Series S Class	05	2002	10.0000	10.4406	0

MFS/Sun Life Emerging Growth Series S Class	06	2007	16.5182	19.5251	622
MFS/Sun Life Emerging Growth Series S Class	06	2006	15.6978	16.5182	622
MFS/Sun Life Emerging Growth Series S Class	06	2005	14.7535	15.6978	622
MFS/Sun Life Emerging Growth Series S Class	06	2004	13.3686	14.7535	622
MFS/Sun Life Emerging Growth Series S Class	06	2003	10.4341	13.3686	0
MFS/Sun Life Emerging Growth Series S Class	06	2002	10.0000	10.4341	0

MFS/Sun Life Emerging Markets Equity Series S Class	01	2007	14.3683	19.1053	20,686
MFS/Sun Life Emerging Markets Equity Series S Class	01	2006	11.2521	14.3683	8,660
MFS/Sun Life Emerging Markets Equity Series S Class	01	2005	10.0000	11.2521	1,568

MFS/Sun Life Emerging Markets Equity Series S Class	02	2007	14.3344	19.0212	5,294
MFS/Sun Life Emerging Markets Equity Series S Class	02	2006	11.2483	14.3344	6,630
MFS/Sun Life Emerging Markets Equity Series S Class	02	2005	10.0000	11.2483	0

MFS/Sun Life Emerging Markets Equity Series S Class	03	2007	14.3259	19.0001	0
MFS/Sun Life Emerging Markets Equity Series S Class	03	2006	11.2474	14.3259	0
MFS/Sun Life Emerging Markets Equity Series S Class	03	2005	10.0000	11.2474	0

MFS/Sun Life Emerging Markets Equity Series S Class	04	2007	14.3004	18.9372	6,542
MFS/Sun Life Emerging Markets Equity Series S Class	04	2006	11.2445	14.3004	7,760
MFS/Sun Life Emerging Markets Equity Series S Class	04	2005	10.0000	11.2445	0

MFS/Sun Life Emerging Markets Equity Series S Class	05	2007	14.2920	18.9164	0
MFS/Sun Life Emerging Markets Equity Series S Class	05	2006	11.2436	14.2920	0
MFS/Sun Life Emerging Markets Equity Series S Class	05	2005	10.0000	11.2436	0

MFS/Sun Life Emerging Markets Equity Series S Class	06	2007	14.2665	18.8535	0
MFS/Sun Life Emerging Markets Equity Series S Class	06	2006	11.2407	14.2665	0
MFS/Sun Life Emerging Markets Equity Series S Class	06	2005	10.0000	11.2407	0

MFS/Sun Life Global Growth Series S Class	01	2007	19.1996	21.3320	1,996
MFS/Sun Life Global Growth Series S Class	01	2006	16.6923	19.1996	2,000
MFS/Sun Life Global Growth Series S Class	01	2005	15.4738	16.6923	2,531
MFS/Sun Life Global Growth Series S Class	01	2004	13.6401	15.4738	2,703
MFS/Sun Life Global Growth Series S Class	01	2003	10.2686	13.6401	1,854
MFS/Sun Life Global Growth Series S Class	01	2002	10.0000	10.2686	47,491

MFS/Sun Life Global Growth Series S Class	02	2007	19.0283	21.0984	5,621
MFS/Sun Life Global Growth Series S Class	02	2006	16.5770	19.0283	5,143
MFS/Sun Life Global Growth Series S Class	02	2005	15.3982	16.5770	5,953
MFS/Sun Life Global Growth Series S Class	02	2004	13.6011	15.3982	18,149
MFS/Sun Life Global Growth Series S Class	02	2003	10.2601	13.6011	17,511
MFS/Sun Life Global Growth Series S Class	02	2002	10.0000	10.2601	678

MFS/Sun Life Global Growth Series S Class	03	2007	18.9856	21.0402	0
MFS/Sun Life Global Growth Series S Class	03	2006	16.5482	18.9856	0
MFS/Sun Life Global Growth Series S Class	03	2005	15.3793	16.5482	0
MFS/Sun Life Global Growth Series S Class	03	2004	13.5913	15.3793	0
MFS/Sun Life Global Growth Series S Class	03	2003	10.2579	13.5913	0
MFS/Sun Life Global Growth Series S Class	03	2002	10.0000	10.2579	0

MFS/Sun Life Global Growth Series S Class	04	2007	18.8579	20.8665	4,052
MFS/Sun Life Global Growth Series S Class	04	2006	16.4621	18.8579	6,051
MFS/Sun Life Global Growth Series S Class	04	2005	15.3226	16.4621	5,712
MFS/Sun Life Global Growth Series S Class	04	2004	13.5621	15.3226	5,561
MFS/Sun Life Global Growth Series S Class	04	2003	10.2516	13.5621	5,675
MFS/Sun Life Global Growth Series S Class	04	2002	10.0000	10.2516	0

MFS/Sun Life Global Growth Series S Class	05	2007	18.8158	20.8094	0
MFS/Sun Life Global Growth Series S Class	05	2006	16.4337	18.8158	0
MFS/Sun Life Global Growth Series S Class	05	2005	15.3039	16.4337	0
MFS/Sun Life Global Growth Series S Class	05	2004	13.5524	15.3039	0
MFS/Sun Life Global Growth Series S Class	05	2003	10.2495	13.5524	0
MFS/Sun Life Global Growth Series S Class	05	2002	10.0000	10.2495	0

MFS/Sun Life Global Growth Series S Class	06	2007	18.6890	20.6372	0
MFS/Sun Life Global Growth Series S Class	06	2006	16.3480	18.6890	0
MFS/Sun Life Global Growth Series S Class	06	2005	15.2474	16.3480	0
MFS/Sun Life Global Growth Series S Class	06	2004	13.5232	15.2474	0
MFS/Sun Life Global Growth Series S Class	06	2003	10.2431	13.5232	0
MFS/Sun Life Global Growth Series S Class	06	2002	10.0000	10.2431	0

MFS/Sun Life Government Securities Series S Class	01	2007	10.6404	11.1810	120,809
MFS/Sun Life Government Securities Series S Class	01	2006	10.4606	10.6404	148,687
MFS/Sun Life Government Securities Series S Class	01	2005	10.4317	10.4606	135,590
MFS/Sun Life Government Securities Series S Class	01	2004	10.2487	10.4317	132,118
MFS/Sun Life Government Securities Series S Class	01	2003	10.2346	10.2487	78,432
MFS/Sun Life Government Securities Series S Class	01	2002	10.0000	10.2346	302

MFS/Sun Life Government Securities Series S Class	02	2007	10.5454	11.0585	322,223
MFS/Sun Life Government Securities Series S Class	02	2006	10.3883	10.5454	375,861
MFS/Sun Life Government Securities Series S Class	02	2005	10.3807	10.3883	260,366
MFS/Sun Life Government Securities Series S Class	02	2004	10.2194	10.3807	231,601
MFS/Sun Life Government Securities Series S Class	02	2003	10.2261	10.2194	127,774
MFS/Sun Life Government Securities Series S Class	02	2002	10.0000	10.2261	5,049

MFS/Sun Life Government Securities Series S Class	03	2007	10.5217	11.0280	398
MFS/Sun Life Government Securities Series S Class	03	2006	10.3702	10.5217	400
MFS/Sun Life Government Securities Series S Class	03	2005	10.3679	10.3702	401
MFS/Sun Life Government Securities Series S Class	03	2004	10.2120	10.3679	5,270
MFS/Sun Life Government Securities Series S Class	03	2003	10.2240	10.2120	5,245
MFS/Sun Life Government Securities Series S Class	03	2002	10.0000	10.2240	0

MFS/Sun Life Government Securities Series S Class	04	2007	10.4510	10.9370	44,751
MFS/Sun Life Government Securities Series S Class	04	2006	10.3162	10.4510	53,332
MFS/Sun Life Government Securities Series S Class	04	2005	10.3297	10.3162	66,004
MFS/Sun Life Government Securities Series S Class	04	2004	10.1900	10.3297	54,662
MFS/Sun Life Government Securities Series S Class	04	2003	10.2176	10.1900	31,602
MFS/Sun Life Government Securities Series S Class	04	2002	10.0000	10.2176	7,801

MFS/Sun Life Government Securities Series S Class	05	2007	10.4277	10.9070	0
MFS/Sun Life Government Securities Series S Class	05	2006	10.2984	10.4277	0
MFS/Sun Life Government Securities Series S Class	05	2005	10.3171	10.2984	0
MFS/Sun Life Government Securities Series S Class	05	2004	10.1828	10.3171	0
MFS/Sun Life Government Securities Series S Class	05	2003	10.2155	10.1828	0
MFS/Sun Life Government Securities Series S Class	05	2002	10.0000	10.2155	0

MFS/Sun Life Government Securities Series S Class	06	2007	10.3573	10.8167	2,461
MFS/Sun Life Government Securities Series S Class	06	2006	10.2447	10.3573	2,605
MFS/Sun Life Government Securities Series S Class	06	2005	10.2789	10.2447	4,011
MFS/Sun Life Government Securities Series S Class	06	2004	10.1608	10.2789	6,966
MFS/Sun Life Government Securities Series S Class	06	2003	10.2092	10.1608	10,805
MFS/Sun Life Government Securities Series S Class	06	2002	10.0000	10.2092	1,367

MFS/Sun Life High Yield Series S Class	01	2007	14.5937	14.5685	115,417
MFS/Sun Life High Yield Series S Class	01	2006	13.4905	14.5937	102,111
MFS/Sun Life High Yield Series S Class	01	2005	13.4626	13.4905	168,466
MFS/Sun Life High Yield Series S Class	01	2004	12.5227	13.4626	181,013
MFS/Sun Life High Yield Series S Class	01	2003	10.5101	12.5227	274,971
MFS/Sun Life High Yield Series S Class	01	2002	10.0000	10.5101	23,137

MFS/Sun Life High Yield Series S Class	02	2007	14.4635	14.4089	117,041
MFS/Sun Life High Yield Series S Class	02	2006	13.3973	14.4635	194,862
MFS/Sun Life High Yield Series S Class	02	2005	13.3968	13.3973	149,258
MFS/Sun Life High Yield Series S Class	02	2004	12.4869	13.3968	170,125
MFS/Sun Life High Yield Series S Class	02	2003	10.5015	12.4869	269,802
MFS/Sun Life High Yield Series S Class	02	2002	10.0000	10.5015	16,012

MFS/Sun Life High Yield Series S Class	03	2007	14.4310	14.3692	609
MFS/Sun Life High Yield Series S Class	03	2006	13.3740	14.4310	0
MFS/Sun Life High Yield Series S Class	03	2005	13.3803	13.3740	241
MFS/Sun Life High Yield Series S Class	03	2004	12.4780	13.3803	281
MFS/Sun Life High Yield Series S Class	03	2003	10.4993	12.4780	263
MFS/Sun Life High Yield Series S Class	03	2002	10.0000	10.4993	0

MFS/Sun Life High Yield Series S Class	04	2007	14.3340	14.2506	62,162
MFS/Sun Life High Yield Series S Class	04	2006	13.3044	14.3340	45,794
MFS/Sun Life High Yield Series S Class	04	2005	13.3310	13.3044	72,907
MFS/Sun Life High Yield Series S Class	04	2004	12.4511	13.3310	97,254
MFS/Sun Life High Yield Series S Class	04	2003	10.4928	12.4511	54,640
MFS/Sun Life High Yield Series S Class	04	2002	10.0000	10.4928	17,616

MFS/Sun Life High Yield Series S Class	05	2007	14.3020	14.2115	2,279
MFS/Sun Life High Yield Series S Class	05	2006	13.2814	14.3020	1,838
MFS/Sun Life High Yield Series S Class	05	2005	13.3148	13.2814	2,943
MFS/Sun Life High Yield Series S Class	05	2004	12.4422	13.3148	2,943
MFS/Sun Life High Yield Series S Class	05	2003	10.4906	12.4422	7,762
MFS/Sun Life High Yield Series S Class	05	2002	10.0000	10.4906	0

MFS/Sun Life High Yield Series S Class	06	2007	14.2056	14.0939	6,061
MFS/Sun Life High Yield Series S Class	06	2006	13.2121	14.2056	6,847
MFS/Sun Life High Yield Series S Class	06	2005	13.2656	13.2121	8,014
MFS/Sun Life High Yield Series S Class	06	2004	12.4154	13.2656	8,643
MFS/Sun Life High Yield Series S Class	06	2003	10.4841	12.4154	5,010
MFS/Sun Life High Yield Series S Class	06	2002	10.0000	10.4841	0

MFS/Sun Life International Growth Series S Class	01	2007	10.0000	11.7937	11,644

MFS/Sun Life International Growth Series S Class	02	2007	10.0000	11.7739	5,790

MFS/Sun Life International Growth Series S Class	03	2007	10.0000	11.7689	0

MFS/Sun Life International Growth Series S Class	04	2007	10.0000	11.7541	1,672

MFS/Sun Life International Growth Series S Class	05	2007	10.0000	11.7492	0

MFS/Sun Life International Growth Series S Class	06	2007	10.0000	11.7343	0

MFS/Sun Life International Value Series S Class	01	2007	10.0000	10.8868	176,287

MFS/Sun Life International Value Series S Class	02	2007	10.0000	10.8685	29,554

MFS/Sun Life International Value Series S Class	03	2007	10.0000	10.8639	0

MFS/Sun Life International Value Series S Class	04	2007	10.0000	10.8502	75,890

MFS/Sun Life International Value Series S Class	05	2007	10.0000	10.8457	0

MFS/Sun Life International Value Series S Class	06	2007	10.0000	10.8319	0

MFS/Sun Life Massachusetts Investors Growth Series S Class	01	2007	14.3707	15.7162	38,434
MFS/Sun Life Massachusetts Investors Growth Series S Class	01	2006	13.6094	14.3707	34,981
MFS/Sun Life Massachusetts Investors Growth Series S Class	01	2005	13.2917	13.6094	34,190
MFS/Sun Life Massachusetts Investors Growth Series S Class	01	2004	12.3652	13.2917	42,380
MFS/Sun Life Massachusetts Investors Growth Series S Class	01	2003	10.2395	12.3652	18,285
MFS/Sun Life Massachusetts Investors Growth Series S Class	01	2002	10.0000	10.2395	318

MFS/Sun Life Massachusetts Investors Growth Series S Class	02	2007	14.2424	15.5441	45,345
MFS/Sun Life Massachusetts Investors Growth Series S Class	02	2006	13.5153	14.2424	41,924
MFS/Sun Life Massachusetts Investors Growth Series S Class	02	2005	13.2267	13.5153	68,884
MFS/Sun Life Massachusetts Investors Growth Series S Class	02	2004	12.3299	13.2267	38,343
MFS/Sun Life Massachusetts Investors Growth Series S Class	02	2003	10.2311	12.3299	31,581
MFS/Sun Life Massachusetts Investors Growth Series S Class	02	2002	10.0000	10.2311	0

MFS/Sun Life Massachusetts Investors Growth Series S Class	03	2007	14.2104	15.5012	4,002
MFS/Sun Life Massachusetts Investors Growth Series S Class	03	2006	13.4918	14.2104	5,603
MFS/Sun Life Massachusetts Investors Growth Series S Class	03	2005	13.2105	13.4918	5,274
MFS/Sun Life Massachusetts Investors Growth Series S Class	03	2004	12.3210	13.2105	6,995
MFS/Sun Life Massachusetts Investors Growth Series S Class	03	2003	10.2290	12.3210	3,438
MFS/Sun Life Massachusetts Investors Growth Series S Class	03	2002	10.0000	10.2290	0

MFS/Sun Life Massachusetts Investors Growth Series S Class	04	2007	14.1148	15.3733	14,735
MFS/Sun Life Massachusetts Investors Growth Series S Class	04	2006	13.4216	14.1148	15,023
MFS/Sun Life Massachusetts Investors Growth Series S Class	04	2005	13.1618	13.4216	39,021
MFS/Sun Life Massachusetts Investors Growth Series S Class	04	2004	12.2945	13.1618	36,051
MFS/Sun Life Massachusetts Investors Growth Series S Class	04	2003	10.2226	12.2945	41,203
MFS/Sun Life Massachusetts Investors Growth Series S Class	04	2002	10.0000	10.2226	1,007

MFS/Sun Life Massachusetts Investors Growth Series S Class	05	2007	14.0833	15.3311	1,842
MFS/Sun Life Massachusetts Investors Growth Series S Class	05	2006	13.3984	14.0833	1,842
MFS/Sun Life Massachusetts Investors Growth Series S Class	05	2005	13.1457	13.3984	3,192
MFS/Sun Life Massachusetts Investors Growth Series S Class	05	2004	12.2857	13.1457	3,192
MFS/Sun Life Massachusetts Investors Growth Series S Class	05	2003	10.2205	12.2857	9,930
MFS/Sun Life Massachusetts Investors Growth Series S Class	05	2002	10.0000	10.2205	0

MFS/Sun Life Massachusetts Investors Growth Series S Class	06	2007	13.9884	15.2043	265
MFS/Sun Life Massachusetts Investors Growth Series S Class	06	2006	13.3285	13.9884	933
MFS/Sun Life Massachusetts Investors Growth Series S Class	06	2005	13.0972	13.3285	3,257
MFS/Sun Life Massachusetts Investors Growth Series S Class	06	2004	12.2593	13.0972	3,257
MFS/Sun Life Massachusetts Investors Growth Series S Class	06	2003	10.2141	12.2593	3,258
MFS/Sun Life Massachusetts Investors Growth Series S Class	06	2002	10.0000	10.2141	0

MFS/Sun Life Mid Cap Growth Series S Class	01	2007	16.4041	17.6695	2,707
MFS/Sun Life Mid Cap Growth Series S Class	01	2006	16.3285	16.4041	4,686
MFS/Sun Life Mid Cap Growth Series S Class	01	2005	16.1612	16.3285	5,132
MFS/Sun Life Mid Cap Growth Series S Class	01	2004	14.3862	16.1612	6,139
MFS/Sun Life Mid Cap Growth Series S Class	01	2003	10.6565	14.3862	5,933
MFS/Sun Life Mid Cap Growth Series S Class	01	2002	10.0000	10.6565	630

MFS/Sun Life Mid Cap Growth Series S Class	02	2007	16.2577	17.4760	12,879
MFS/Sun Life Mid Cap Growth Series S Class	02	2006	16.2157	16.2577	19,048
MFS/Sun Life Mid Cap Growth Series S Class	02	2005	16.0821	16.2157	20,353
MFS/Sun Life Mid Cap Growth Series S Class	02	2004	14.3451	16.0821	24,160
MFS/Sun Life Mid Cap Growth Series S Class	02	2003	10.6477	14.3451	20,865
MFS/Sun Life Mid Cap Growth Series S Class	02	2002	10.0000	10.6477	292

MFS/Sun Life Mid Cap Growth Series S Class	03	2007	16.2212	17.4278	2,128
MFS/Sun Life Mid Cap Growth Series S Class	03	2006	16.1876	16.2212	2,081
MFS/Sun Life Mid Cap Growth Series S Class	03	2005	16.0624	16.1876	1,714
MFS/Sun Life Mid Cap Growth Series S Class	03	2004	14.3349	16.0624	1,675
MFS/Sun Life Mid Cap Growth Series S Class	03	2003	10.6455	14.3349	1,415
MFS/Sun Life Mid Cap Growth Series S Class	03	2002	10.0000	10.6455	0

MFS/Sun Life Mid Cap Growth Series S Class	04	2007	16.1120	17.2839	5,548
MFS/Sun Life Mid Cap Growth Series S Class	04	2006	16.1033	16.1120	7,176
MFS/Sun Life Mid Cap Growth Series S Class	04	2005	16.0032	16.1033	6,689
MFS/Sun Life Mid Cap Growth Series S Class	04	2004	14.3040	16.0032	7,717
MFS/Sun Life Mid Cap Growth Series S Class	04	2003	10.6389	14.3040	7,698
MFS/Sun Life Mid Cap Growth Series S Class	04	2002	10.0000	10.6389	3,306

MFS/Sun Life Mid Cap Growth Series S Class	05	2007	16.0761	17.2365	0
MFS/Sun Life Mid Cap Growth Series S Class	05	2006	16.0755	16.0761	0
MFS/Sun Life Mid Cap Growth Series S Class	05	2005	15.9837	16.0755	0
MFS/Sun Life Mid Cap Growth Series S Class	05	2004	14.2938	15.9837	0
MFS/Sun Life Mid Cap Growth Series S Class	05	2003	10.6367	14.2938	0
MFS/Sun Life Mid Cap Growth Series S Class	05	2002	10.0000	10.6367	0

MFS/Sun Life Mid Cap Growth Series S Class	06	2007	15.9677	17.0939	0
MFS/Sun Life Mid Cap Growth Series S Class	06	2006	15.9916	15.9677	0
MFS/Sun Life Mid Cap Growth Series S Class	06	2005	15.9246	15.9916	0
MFS/Sun Life Mid Cap Growth Series S Class	06	2004	14.2630	15.9246	0
MFS/Sun Life Mid Cap Growth Series S Class	06	2003	10.6301	14.2630	0
MFS/Sun Life Mid Cap Growth Series S Class	06	2002	10.0000	10.6301	0

MFS/Sun Life Mid Cap Value Series S Class	01	2007	18.5508	18.5269	1,342
MFS/Sun Life Mid Cap Value Series S Class	01	2006	16.9990	18.5508	1,732
MFS/Sun Life Mid Cap Value Series S Class	01	2005	16.1004	16.9990	2,505
MFS/Sun Life Mid Cap Value Series S Class	01	2004	13.4533	16.1004	3,097
MFS/Sun Life Mid Cap Value Series S Class	01	2003	10.3755	13.4533	3,152
MFS/Sun Life Mid Cap Value Series S Class	01	2002	10.0000	10.3755	0

MFS/Sun Life Mid Cap Value Series S Class	02	2007	18.3853	18.3240	10,954
MFS/Sun Life Mid Cap Value Series S Class	02	2006	16.8816	18.3853	14,581
MFS/Sun Life Mid Cap Value Series S Class	02	2005	16.0216	16.8816	17,112
MFS/Sun Life Mid Cap Value Series S Class	02	2004	13.4148	16.0216	18,128
MFS/Sun Life Mid Cap Value Series S Class	02	2003	10.3669	13.4148	21,086
MFS/Sun Life Mid Cap Value Series S Class	02	2002	10.0000	10.3669	0

MFS/Sun Life Mid Cap Value Series S Class	03	2007	18.3440	18.2734	0
MFS/Sun Life Mid Cap Value Series S Class	03	2006	16.8522	18.3440	0
MFS/Sun Life Mid Cap Value Series S Class	03	2005	16.0019	16.8522	0
MFS/Sun Life Mid Cap Value Series S Class	03	2004	13.4052	16.0019	74
MFS/Sun Life Mid Cap Value Series S Class	03	2003	10.3648	13.4052	41
MFS/Sun Life Mid Cap Value Series S Class	03	2002	10.0000	10.3648	0

MFS/Sun Life Mid Cap Value Series S Class	04	2007	18.2206	18.1226	761
MFS/Sun Life Mid Cap Value Series S Class	04	2006	16.7645	18.2206	982
MFS/Sun Life Mid Cap Value Series S Class	04	2005	15.9430	16.7645	4,432
MFS/Sun Life Mid Cap Value Series S Class	04	2004	13.3764	15.9430	3,011
MFS/Sun Life Mid Cap Value Series S Class	04	2003	10.3583	13.3764	1,554
MFS/Sun Life Mid Cap Value Series S Class	04	2002	10.0000	10.3583	0

MFS/Sun Life Mid Cap Value Series S Class	05	2007	18.1800	18.0729	0
MFS/Sun Life Mid Cap Value Series S Class	05	2006	16.7356	18.1800	0
MFS/Sun Life Mid Cap Value Series S Class	05	2005	15.9235	16.7356	0
MFS/Sun Life Mid Cap Value Series S Class	05	2004	13.3668	15.9235	0
MFS/Sun Life Mid Cap Value Series S Class	05	2003	10.3562	13.3668	0
MFS/Sun Life Mid Cap Value Series S Class	05	2002	10.0000	10.3562	0

MFS/Sun Life Mid Cap Value Series S Class	06	2007	18.0575	17.9234	414
MFS/Sun Life Mid Cap Value Series S Class	06	2006	16.6483	18.0575	414
MFS/Sun Life Mid Cap Value Series S Class	06	2005	15.8647	16.6483	415
MFS/Sun Life Mid Cap Value Series S Class	06	2004	13.3380	15.8647	415
MFS/Sun Life Mid Cap Value Series S Class	06	2003	10.3497	13.3380	0
MFS/Sun Life Mid Cap Value Series S Class	06	2002	10.0000	10.3497	0

MFS/Sun Life Money Market Series S Class	01	2007	10.0445	10.3258	1,080,423
MFS/Sun Life Money Market Series S Class	01	2006	9.7933	10.0445	338,821
MFS/Sun Life Money Market Series S Class	01	2005	9.7227	9.7933	219,956
MFS/Sun Life Money Market Series S Class	01	2004	9.8348	9.7227	208,258
MFS/Sun Life Money Market Series S Class	01	2003	9.9672	9.8348	84,153
MFS/Sun Life Money Market Series S Class	01	2002	10.0000	9.9672	142,702

MFS/Sun Life Money Market Series S Class	02	2007	9.9548	10.2127	668,686
MFS/Sun Life Money Market Series S Class	02	2006	9.7256	9.9548	547,851
MFS/Sun Life Money Market Series S Class	02	2005	9.6751	9.7256	379,920
MFS/Sun Life Money Market Series S Class	02	2004	9.8067	9.6751	248,174
MFS/Sun Life Money Market Series S Class	02	2003	9.9589	9.8067	164,065
MFS/Sun Life Money Market Series S Class	02	2002	10.0000	9.9589	4,601

MFS/Sun Life Money Market Series S Class	03	2007	9.9324	10.1845	0
MFS/Sun Life Money Market Series S Class	03	2006	9.7087	9.9324	0
MFS/Sun Life Money Market Series S Class	03	2005	9.6632	9.7087	0
MFS/Sun Life Money Market Series S Class	03	2004	9.7996	9.6632	0
MFS/Sun Life Money Market Series S Class	03	2003	9.9569	9.7996	0
MFS/Sun Life Money Market Series S Class	03	2002	10.0000	9.9569	0

MFS/Sun Life Money Market Series S Class	04	2007	9.8656	10.1004	79,814
MFS/Sun Life Money Market Series S Class	04	2006	9.6581	9.8656	89,244
MFS/Sun Life Money Market Series S Class	04	2005	9.6276	9.6581	28,043
MFS/Sun Life Money Market Series S Class	04	2004	9.7785	9.6276	9,877
MFS/Sun Life Money Market Series S Class	04	2003	9.9507	9.7785	34,008
MFS/Sun Life Money Market Series S Class	04	2002	10.0000	9.9507	5,818

MFS/Sun Life Money Market Series S Class	05	2007	9.8436	10.0727	0
MFS/Sun Life Money Market Series S Class	05	2006	9.6415	9.8436	0
MFS/Sun Life Money Market Series S Class	05	2005	9.6158	9.6415	0
MFS/Sun Life Money Market Series S Class	05	2004	9.7716	9.6158	0
MFS/Sun Life Money Market Series S Class	05	2003	9.9486	9.7716	0
MFS/Sun Life Money Market Series S Class	05	2002	10.0000	9.9486	0

MFS/Sun Life Money Market Series S Class	06	2007	9.7772	9.9893	1,085
MFS/Sun Life Money Market Series S Class	06	2006	9.5911	9.7772	1,191
MFS/Sun Life Money Market Series S Class	06	2005	9.5803	9.5911	808
MFS/Sun Life Money Market Series S Class	06	2004	9.7505	9.5803	653
MFS/Sun Life Money Market Series S Class	06	2003	9.9425	9.7505	0
MFS/Sun Life Money Market Series S Class	06	2002	10.0000	9.9425	0

MFS/Sun Life New Discovery Series S Class	01	2007	16.4696	16.5567	22,954
MFS/Sun Life New Discovery Series S Class	01	2006	14.8399	16.4696	27,752
MFS/Sun Life New Discovery Series S Class	01	2005	14.3829	14.8399	24,170
MFS/Sun Life New Discovery Series S Class	01	2004	13.6474	14.3829	14,335
MFS/Sun Life New Discovery Series S Class	01	2003	10.2829	13.6474	6,783
MFS/Sun Life New Discovery Series S Class	01	2002	10.0000	10.2829	377

MFS/Sun Life New Discovery Series S Class	02	2007	16.3226	16.3754	71,372
MFS/Sun Life New Discovery Series S Class	02	2006	14.7374	16.3226	73,400
MFS/Sun Life New Discovery Series S Class	02	2005	14.3126	14.7374	63,637
MFS/Sun Life New Discovery Series S Class	02	2004	13.6085	14.3126	31,491
MFS/Sun Life New Discovery Series S Class	02	2003	10.2744	13.6085	4,144
MFS/Sun Life New Discovery Series S Class	02	2002	10.0000	10.2744	305

MFS/Sun Life New Discovery Series S Class	03	2007	16.2860	16.3302	0
MFS/Sun Life New Discovery Series S Class	03	2006	14.7118	16.2860	0
MFS/Sun Life New Discovery Series S Class	03	2005	14.2950	14.7118	161
MFS/Sun Life New Discovery Series S Class	03	2004	13.5987	14.2950	764
MFS/Sun Life New Discovery Series S Class	03	2003	10.2723	13.5987	161
MFS/Sun Life New Discovery Series S Class	03	2002	10.0000	10.2723	0

MFS/Sun Life New Discovery Series S Class	04	2007	16.1764	16.1954	13,526
MFS/Sun Life New Discovery Series S Class	04	2006	14.6352	16.1764	13,811
MFS/Sun Life New Discovery Series S Class	04	2005	14.2423	14.6352	18,321
MFS/Sun Life New Discovery Series S Class	04	2004	13.5695	14.2423	8,813
MFS/Sun Life New Discovery Series S Class	04	2003	10.2659	13.5695	1,342
MFS/Sun Life New Discovery Series S Class	04	2002	10.0000	10.2659	0

MFS/Sun Life New Discovery Series S Class	05	2007	16.1403	16.1510	0
MFS/Sun Life New Discovery Series S Class	05	2006	14.6099	16.1403	0
MFS/Sun Life New Discovery Series S Class	05	2005	14.2249	14.6099	738
MFS/Sun Life New Discovery Series S Class	05	2004	13.5598	14.2249	738
MFS/Sun Life New Discovery Series S Class	05	2003	10.2638	13.5598	738
MFS/Sun Life New Discovery Series S Class	05	2002	10.0000	10.2638	0

MFS/Sun Life New Discovery Series S Class	06	2007	16.0315	16.0173	557
MFS/Sun Life New Discovery Series S Class	06	2006	14.5337	16.0315	1,439
MFS/Sun Life New Discovery Series S Class	06	2005	14.1724	14.5337	243
MFS/Sun Life New Discovery Series S Class	06	2004	13.5306	14.1724	232
MFS/Sun Life New Discovery Series S Class	06	2003	10.2574	13.5306	0
MFS/Sun Life New Discovery Series S Class	06	2002	10.0000	10.2574	0

MFS/Sun Life Research International Series S Class	01	2007	22.5258	24.9766	49,478
MFS/Sun Life Research International Series S Class	01	2006	18.0067	22.5258	43,746
MFS/Sun Life Research International Series S Class	01	2005	15.7645	18.0067	33,687
MFS/Sun Life Research International Series S Class	01	2004	13.2587	15.7645	33,061
MFS/Sun Life Research International Series S Class	01	2003	10.1103	13.2587	27,518
MFS/Sun Life Research International Series S Class	01	2002	10.0000	10.1103	49,179

MFS/Sun Life Research International Series S Class	02	2007	22.3248	24.7032	47,543
MFS/Sun Life Research International Series S Class	02	2006	17.8823	22.3248	50,892
MFS/Sun Life Research International Series S Class	02	2005	15.6874	17.8823	45,265
MFS/Sun Life Research International Series S Class	02	2004	13.2208	15.6874	24,730
MFS/Sun Life Research International Series S Class	02	2003	10.1020	13.2208	11,220
MFS/Sun Life Research International Series S Class	02	2002	10.0000	10.1020	329

MFS/Sun Life Research International Series S Class	03	2007	22.2746	24.6350	8,388
MFS/Sun Life Research International Series S Class	03	2006	17.8512	22.2746	8,748
MFS/Sun Life Research International Series S Class	03	2005	15.6681	17.8512	7,304
MFS/Sun Life Research International Series S Class	03	2004	13.2113	15.6681	4,546
MFS/Sun Life Research International Series S Class	03	2003	10.0999	13.2113	2,670
MFS/Sun Life Research International Series S Class	03	2002	10.0000	10.0999	0

MFS/Sun Life Research International Series S Class	04	2007	22.1248	24.4317	36,430
MFS/Sun Life Research International Series S Class	04	2006	17.7583	22.1248	41,447
MFS/Sun Life Research International Series S Class	04	2005	15.6104	17.7583	40,584
MFS/Sun Life Research International Series S Class	04	2004	13.1829	15.6104	33,639
MFS/Sun Life Research International Series S Class	04	2003	10.0936	13.1829	18,443
MFS/Sun Life Research International Series S Class	04	2002	10.0000	10.0936	1,968

MFS/Sun Life Research International Series S Class	05	2007	22.0755	24.3647	2,087
MFS/Sun Life Research International Series S Class	05	2006	17.7276	22.0755	2,087
MFS/Sun Life Research International Series S Class	05	2005	15.5913	17.7276	941
MFS/Sun Life Research International Series S Class	05	2004	13.1735	15.5913	941
MFS/Sun Life Research International Series S Class	05	2003	10.0915	13.1735	0
MFS/Sun Life Research International Series S Class	05	2002	10.0000	10.0915	0

MFS/Sun Life Research International Series S Class	06	2007	21.9267	24.1632	3,638
MFS/Sun Life Research International Series S Class	06	2006	17.6352	21.9267	2,758
MFS/Sun Life Research International Series S Class	06	2005	15.5338	17.6352	0
MFS/Sun Life Research International Series S Class	06	2004	13.1451	15.5338	0
MFS/Sun Life Research International Series S Class	06	2003	10.0852	13.1451	0
MFS/Sun Life Research International Series S Class	06	2002	10.0000	10.0852	0

MFS/Sun Life Research Series S Class	01	2007	16.6822	18.5234	10,315
MFS/Sun Life Research Series S Class	01	2006	15.3824	16.6822	11,037
MFS/Sun Life Research Series S Class	01	2005	14.5277	15.3824	11,226
MFS/Sun Life Research Series S Class	01	2004	12.7919	14.5277	9,552
MFS/Sun Life Research Series S Class	01	2003	10.4093	12.7919	7,237
MFS/Sun Life Research Series S Class	01	2002	10.0000	10.4093	0

MFS/Sun Life Research Series S Class	02	2007	16.5333	18.3206	9,301
MFS/Sun Life Research Series S Class	02	2006	15.2762	16.5333	11,674
MFS/Sun Life Research Series S Class	02	2005	14.4567	15.2762	12,489
MFS/Sun Life Research Series S Class	02	2004	12.7553	14.4567	10,214
MFS/Sun Life Research Series S Class	02	2003	10.4007	12.7553	3,475
MFS/Sun Life Research Series S Class	02	2002	10.0000	10.4007	0

MFS/Sun Life Research Series S Class	03	2007	16.4961	18.2700	0
MFS/Sun Life Research Series S Class	03	2006	15.2496	16.4961	0
MFS/Sun Life Research Series S Class	03	2005	14.4389	15.2496	265
MFS/Sun Life Research Series S Class	03	2004	12.7462	14.4389	265
MFS/Sun Life Research Series S Class	03	2003	10.3986	12.7462	266
MFS/Sun Life Research Series S Class	03	2002	10.0000	10.3986	0

MFS/Sun Life Research Series S Class	04	2007	16.3852	18.1192	7,051
MFS/Sun Life Research Series S Class	04	2006	15.1702	16.3852	9,430
MFS/Sun Life Research Series S Class	04	2005	14.3857	15.1702	14,227
MFS/Sun Life Research Series S Class	04	2004	12.7188	14.3857	9,226
MFS/Sun Life Research Series S Class	04	2003	10.3921	12.7188	10,236
MFS/Sun Life Research Series S Class	04	2002	10.0000	10.3921	0

MFS/Sun Life Research Series S Class	05	2007	16.3487	18.0696	4,921
MFS/Sun Life Research Series S Class	05	2006	15.1441	16.3487	1,225
MFS/Sun Life Research Series S Class	05	2005	14.3682	15.1441	4,638
MFS/Sun Life Research Series S Class	05	2004	12.7097	14.3682	4,638
MFS/Sun Life Research Series S Class	05	2003	10.3899	12.7097	4,724
MFS/Sun Life Research Series S Class	05	2002	10.0000	10.3899	0

MFS/Sun Life Research Series S Class	06	2007	16.2384	17.9201	0
MFS/Sun Life Research Series S Class	06	2006	15.0650	16.2384	0
MFS/Sun Life Research Series S Class	06	2005	14.3151	15.0650	0
MFS/Sun Life Research Series S Class	06	2004	12.6823	14.3151	0
MFS/Sun Life Research Series S Class	06	2003	10.3835	12.6823	0
MFS/Sun Life Research Series S Class	06	2002	10.0000	10.3835	0

MFS/Sun Life Strategic Growth Series S Class	01	2007	15.1283	10.0000	0
MFS/Sun Life Strategic Growth Series S Class	01	2006	14.4674	15.1283	9,902
MFS/Sun Life Strategic Growth Series S Class	01	2005	14.5464	14.4674	13,906
MFS/Sun Life Strategic Growth Series S Class	01	2004	13.8847	14.5464	12,622
MFS/Sun Life Strategic Growth Series S Class	01	2003	11.1176	13.8847	11,395
MFS/Sun Life Strategic Growth Series S Class	01	2002	10.0000	11.1176	1,091

MFS/Sun Life Strategic Growth Series S Class	02	2007	14.9933	10.0000	0
MFS/Sun Life Strategic Growth Series S Class	02	2006	14.3674	14.9933	46,108
MFS/Sun Life Strategic Growth Series S Class	02	2005	14.4752	14.3674	40,800
MFS/Sun Life Strategic Growth Series S Class	02	2004	13.8450	14.4752	34,060
MFS/Sun Life Strategic Growth Series S Class	02	2003	11.1084	13.8450	26,490
MFS/Sun Life Strategic Growth Series S Class	02	2002	10.0000	11.1084	0

MFS/Sun Life Strategic Growth Series S Class	03	2007	14.9596	10.0000	0
MFS/Sun Life Strategic Growth Series S Class	03	2006	14.3425	14.9596	0
MFS/Sun Life Strategic Growth Series S Class	03	2005	14.4575	14.3425	0
MFS/Sun Life Strategic Growth Series S Class	03	2004	13.8351	14.4575	2,762
MFS/Sun Life Strategic Growth Series S Class	03	2003	11.1061	13.8351	57
MFS/Sun Life Strategic Growth Series S Class	03	2002	10.0000	11.1061	0

MFS/Sun Life Strategic Growth Series S Class	04	2007	14.8590	10.0000	0
MFS/Sun Life Strategic Growth Series S Class	04	2006	14.2678	14.8590	4,960
MFS/Sun Life Strategic Growth Series S Class	04	2005	14.4042	14.2678	14,052
MFS/Sun Life Strategic Growth Series S Class	04	2004	13.8053	14.4042	17,148
MFS/Sun Life Strategic Growth Series S Class	04	2003	11.0991	13.8053	11,159
MFS/Sun Life Strategic Growth Series S Class	04	2002	10.0000	11.0991	0

MFS/Sun Life Strategic Growth Series S Class	05	2007	14.8259	10.0000	0
MFS/Sun Life Strategic Growth Series S Class	05	2006	14.2432	14.8259	0
MFS/Sun Life Strategic Growth Series S Class	05	2005	14.3866	14.2432	0
MFS/Sun Life Strategic Growth Series S Class	05	2004	13.7955	14.3866	0
MFS/Sun Life Strategic Growth Series S Class	05	2003	11.0969	13.7955	0
MFS/Sun Life Strategic Growth Series S Class	05	2002	10.0000	11.0969	0

MFS/Sun Life Strategic Growth Series S Class	06	2007	14.7259	10.0000	0
MFS/Sun Life Strategic Growth Series S Class	06	2006	14.1689	14.7259	0
MFS/Sun Life Strategic Growth Series S Class	06	2005	14.3335	14.1689	0
MFS/Sun Life Strategic Growth Series S Class	06	2004	13.7657	14.3335	0
MFS/Sun Life Strategic Growth Series S Class	06	2003	11.0899	13.7657	0
MFS/Sun Life Strategic Growth Series S Class	06	2002	10.0000	11.0899	0

MFS/Sun Life Strategic Income Series S Class	01	2007	12.7865	12.9746	4,429
MFS/Sun Life Strategic Income Series S Class	01	2006	12.2188	12.7865	10,217
MFS/Sun Life Strategic Income Series S Class	01	2005	12.2328	12.2188	12,424
MFS/Sun Life Strategic Income Series S Class	01	2004	11.5413	12.2328	20,037
MFS/Sun Life Strategic Income Series S Class	01	2003	10.4384	11.5413	37,633
MFS/Sun Life Strategic Income Series S Class	01	2002	10.0000	10.4384	0

MFS/Sun Life Strategic Income Series S Class	02	2007	12.6724	12.8325	2,943
MFS/Sun Life Strategic Income Series S Class	02	2006	12.1344	12.6724	2,114
MFS/Sun Life Strategic Income Series S Class	02	2005	12.1730	12.1344	2,077
MFS/Sun Life Strategic Income Series S Class	02	2004	11.5083	12.1730	31,294
MFS/Sun Life Strategic Income Series S Class	02	2003	10.4298	11.5083	22,435
MFS/Sun Life Strategic Income Series S Class	02	2002	10.0000	10.4298	2,939

MFS/Sun Life Strategic Income Series S Class	03	2007	12.6439	12.7971	0
MFS/Sun Life Strategic Income Series S Class	03	2006	12.1133	12.6439	0
MFS/Sun Life Strategic Income Series S Class	03	2005	12.1580	12.1133	0
MFS/Sun Life Strategic Income Series S Class	03	2004	11.5001	12.1580	0
MFS/Sun Life Strategic Income Series S Class	03	2003	10.4277	11.5001	0
MFS/Sun Life Strategic Income Series S Class	03	2002	10.0000	10.4277	0

MFS/Sun Life Strategic Income Series S Class	04	2007	12.5588	12.6915	1,738
MFS/Sun Life Strategic Income Series S Class	04	2006	12.0502	12.5588	1,898
MFS/Sun Life Strategic Income Series S Class	04	2005	12.1132	12.0502	1,900
MFS/Sun Life Strategic Income Series S Class	04	2004	11.4753	12.1132	2,271
MFS/Sun Life Strategic Income Series S Class	04	2003	10.4212	11.4753	3,185
MFS/Sun Life Strategic Income Series S Class	04	2002	10.0000	10.4212	0

MFS/Sun Life Strategic Income Series S Class	05	2007	12.5308	12.6567	0
MFS/Sun Life Strategic Income Series S Class	05	2006	12.0294	12.5308	0
MFS/Sun Life Strategic Income Series S Class	05	2005	12.0984	12.0294	0
MFS/Sun Life Strategic Income Series S Class	05	2004	11.4672	12.0984	0
MFS/Sun Life Strategic Income Series S Class	05	2003	10.4190	11.4672	0
MFS/Sun Life Strategic Income Series S Class	05	2002	10.0000	10.4190	0

MFS/Sun Life Strategic Income Series S Class	06	2007	12.4464	12.5520	486
MFS/Sun Life Strategic Income Series S Class	06	2006	11.9666	12.4464	487
MFS/Sun Life Strategic Income Series S Class	06	2005	12.0538	11.9666	487
MFS/Sun Life Strategic Income Series S Class	06	2004	11.4424	12.0538	488
MFS/Sun Life Strategic Income Series S Class	06	2003	10.4126	11.4424	0
MFS/Sun Life Strategic Income Series S Class	06	2002	10.0000	10.4126	0

MFS/Sun Life Strategic Value Series S Class	01	2007	17.1663	16.4304	0
MFS/Sun Life Strategic Value Series S Class	01	2006	15.3280	17.1663	572
MFS/Sun Life Strategic Value Series S Class	01	2005	15.7055	15.3280	574
MFS/Sun Life Strategic Value Series S Class	01	2004	13.5669	15.7055	575
MFS/Sun Life Strategic Value Series S Class	01	2003	10.8659	13.5669	0
MFS/Sun Life Strategic Value Series S Class	01	2002	10.0000	10.8659	0

MFS/Sun Life Strategic Value Series S Class	02	2007	17.0131	16.2504	5,973
MFS/Sun Life Strategic Value Series S Class	02	2006	15.2221	17.0131	6,473
MFS/Sun Life Strategic Value Series S Class	02	2005	15.6286	15.2221	19,003
MFS/Sun Life Strategic Value Series S Class	02	2004	13.5282	15.6286	20,851
MFS/Sun Life Strategic Value Series S Class	02	2003	10.8570	13.5282	15,722
MFS/Sun Life Strategic Value Series S Class	02	2002	10.0000	10.8570	1,242

MFS/Sun Life Strategic Value Series S Class	03	2007	16.9748	16.2056	3,200
MFS/Sun Life Strategic Value Series S Class	03	2006	15.1956	16.9748	2,806
MFS/Sun Life Strategic Value Series S Class	03	2005	15.6094	15.1956	2,559
MFS/Sun Life Strategic Value Series S Class	03	2004	13.5185	15.6094	1,961
MFS/Sun Life Strategic Value Series S Class	03	2003	10.8547	13.5185	1,679
MFS/Sun Life Strategic Value Series S Class	03	2002	10.0000	10.8547	0

MFS/Sun Life Strategic Value Series S Class	04	2007	16.8607	16.0718	3,849
MFS/Sun Life Strategic Value Series S Class	04	2006	15.1165	16.8607	5,151
MFS/Sun Life Strategic Value Series S Class	04	2005	15.5519	15.1165	8,940
MFS/Sun Life Strategic Value Series S Class	04	2004	13.4894	15.5519	12,935
MFS/Sun Life Strategic Value Series S Class	04	2003	10.8480	13.4894	13,935
MFS/Sun Life Strategic Value Series S Class	04	2002	10.0000	10.8480	4,142

MFS/Sun Life Strategic Value Series S Class	05	2007	16.8231	16.0278	0
MFS/Sun Life Strategic Value Series S Class	05	2006	15.0904	16.8231	0
MFS/Sun Life Strategic Value Series S Class	05	2005	15.5330	15.0904	627
MFS/Sun Life Strategic Value Series S Class	05	2004	13.4798	15.5330	627
MFS/Sun Life Strategic Value Series S Class	05	2003	10.8457	13.4798	3,605
MFS/Sun Life Strategic Value Series S Class	05	2002	10.0000	10.8457	0

MFS/Sun Life Strategic Value Series S Class	06	2007	16.7097	15.8952	0
MFS/Sun Life Strategic Value Series S Class	06	2006	15.0117	16.7097	0
MFS/Sun Life Strategic Value Series S Class	06	2005	15.4756	15.0117	244
MFS/Sun Life Strategic Value Series S Class	06	2004	13.4507	15.4756	244
MFS/Sun Life Strategic Value Series S Class	06	2003	10.8390	13.4507	244
MFS/Sun Life Strategic Value Series S Class	06	2002	10.0000	10.8390	0

MFS/Sun Life Total Return Series S Class	01	2007	14.6684	15.0051	469,959
MFS/Sun Life Total Return Series S Class	01	2006	13.3335	14.6684	396,067
MFS/Sun Life Total Return Series S Class	01	2005	13.1925	13.3335	472,908
MFS/Sun Life Total Return Series S Class	01	2004	12.0755	13.1925	377,859
MFS/Sun Life Total Return Series S Class	01	2003	10.5144	12.0755	118,679
MFS/Sun Life Total Return Series S Class	01	2002	10.0000	10.5144	17,815

MFS/Sun Life Total Return Series S Class	02	2007	14.5375	14.8408	678,438
MFS/Sun Life Total Return Series S Class	02	2006	13.2414	14.5375	785,153
MFS/Sun Life Total Return Series S Class	02	2005	13.1280	13.2414	615,097
MFS/Sun Life Total Return Series S Class	02	2004	12.0410	13.1280	422,263
MFS/Sun Life Total Return Series S Class	02	2003	10.5058	12.0410	166,941
MFS/Sun Life Total Return Series S Class	02	2002	10.0000	10.5058	3,901

MFS/Sun Life Total Return Series S Class	03	2007	14.5048	14.7999	6,772
MFS/Sun Life Total Return Series S Class	03	2006	13.2184	14.5048	4,849
MFS/Sun Life Total Return Series S Class	03	2005	13.1118	13.2184	2,058
MFS/Sun Life Total Return Series S Class	03	2004	12.0323	13.1118	6,535
MFS/Sun Life Total Return Series S Class	03	2003	10.5036	12.0323	3,437
MFS/Sun Life Total Return Series S Class	03	2002	10.0000	10.5036	0

MFS/Sun Life Total Return Series S Class	04	2007	14.4073	14.6777	212,525
MFS/Sun Life Total Return Series S Class	04	2006	13.1496	14.4073	206,073
MFS/Sun Life Total Return Series S Class	04	2005	13.0635	13.1496	178,375
MFS/Sun Life Total Return Series S Class	04	2004	12.0065	13.0635	114,522
MFS/Sun Life Total Return Series S Class	04	2003	10.4971	12.0065	32,114
MFS/Sun Life Total Return Series S Class	04	2002	10.0000	10.4971	7,446

MFS/Sun Life Total Return Series S Class	05	2007	14.3751	14.6375	1,293
MFS/Sun Life Total Return Series S Class	05	2006	13.1269	14.3751	1,293
MFS/Sun Life Total Return Series S Class	05	2005	13.0476	13.1269	1,875
MFS/Sun Life Total Return Series S Class	05	2004	11.9979	13.0476	1,875
MFS/Sun Life Total Return Series S Class	05	2003	10.4949	11.9979	1,926
MFS/Sun Life Total Return Series S Class	05	2002	10.0000	10.4949	0

MFS/Sun Life Total Return Series S Class	06	2007	14.2782	14.5164	29,859
MFS/Sun Life Total Return Series S Class	06	2006	13.0584	14.2782	18,073
MFS/Sun Life Total Return Series S Class	06	2005	12.9994	13.0584	15,047
MFS/Sun Life Total Return Series S Class	06	2004	11.9720	12.9994	12,429
MFS/Sun Life Total Return Series S Class	06	2003	10.4884	11.9720	10,420
MFS/Sun Life Total Return Series S Class	06	2002	10.0000	10.4884	561

MFS/Sun Life Utilities Series S Class	01	2007	28.2168	35.5791	46,321
MFS/Sun Life Utilities Series S Class	01	2006	21.7512	28.2168	33,212
MFS/Sun Life Utilities Series S Class	01	2005	18.9157	21.7512	25,453
MFS/Sun Life Utilities Series S Class	01	2004	14.8010	18.9157	8,515
MFS/Sun Life Utilities Series S Class	01	2003	11.0687	14.8010	3,166
MFS/Sun Life Utilities Series S Class	01	2002	10.0000	11.0687	0

MFS/Sun Life Utilities Series S Class	02	2007	27.9651	35.1897	20,807
MFS/Sun Life Utilities Series S Class	02	2006	21.6010	27.9651	21,374
MFS/Sun Life Utilities Series S Class	02	2005	18.8233	21.6010	13,330
MFS/Sun Life Utilities Series S Class	02	2004	14.7588	18.8233	8,211
MFS/Sun Life Utilities Series S Class	02	2003	11.0596	14.7588	5,452
MFS/Sun Life Utilities Series S Class	02	2002	10.0000	11.0596	0

MFS/Sun Life Utilities Series S Class	03	2007	27.9023	35.0927	1,716
MFS/Sun Life Utilities Series S Class	03	2006	21.5635	27.9023	1,219
MFS/Sun Life Utilities Series S Class	03	2005	18.8002	21.5635	1,026
MFS/Sun Life Utilities Series S Class	03	2004	14.7482	18.8002	0
MFS/Sun Life Utilities Series S Class	03	2003	11.0573	14.7482	0
MFS/Sun Life Utilities Series S Class	03	2002	10.0000	11.0573	0

MFS/Sun Life Utilities Series S Class	04	2007	27.7148	34.8032	7,398
MFS/Sun Life Utilities Series S Class	04	2006	21.4513	27.7148	11,111
MFS/Sun Life Utilities Series S Class	04	2005	18.7309	21.4513	6,985
MFS/Sun Life Utilities Series S Class	04	2004	14.7165	18.7309	1,207
MFS/Sun Life Utilities Series S Class	04	2003	11.0505	14.7165	1,707
MFS/Sun Life Utilities Series S Class	04	2002	10.0000	11.0505	0

MFS/Sun Life Utilities Series S Class	05	2007	27.6530	34.7078	560
MFS/Sun Life Utilities Series S Class	05	2006	21.4143	27.6530	0
MFS/Sun Life Utilities Series S Class	05	2005	18.7081	21.4143	0
MFS/Sun Life Utilities Series S Class	05	2004	14.7060	18.7081	0
MFS/Sun Life Utilities Series S Class	05	2003	11.0482	14.7060	0
MFS/Sun Life Utilities Series S Class	05	2002	10.0000	11.0482	0

MFS/Sun Life Utilities Series S Class	06	2007	27.4667	34.4208	117
MFS/Sun Life Utilities Series S Class	06	2006	21.3026	27.4667	497
MFS/Sun Life Utilities Series S Class	06	2005	18.6390	21.3026	55
MFS/Sun Life Utilities Series S Class	06	2004	14.6743	18.6390	0
MFS/Sun Life Utilities Series S Class	06	2003	11.0413	14.6743	0
MFS/Sun Life Utilities Series S Class	06	2002	10.0000	11.0413	0

MFS/Sun Life Value Series S Class	01	2007	18.0616	19.1150	57,395
MFS/Sun Life Value Series S Class	01	2006	15.2271	18.0616	44,909
MFS/Sun Life Value Series S Class	01	2005	14.5659	15.2271	51,348
MFS/Sun Life Value Series S Class	01	2004	12.8653	14.5659	39,154
MFS/Sun Life Value Series S Class	01	2003	10.4628	12.8653	19,225
MFS/Sun Life Value Series S Class	01	2002	10.0000	10.4628	281

MFS/Sun Life Value Series S Class	02	2007	17.9004	18.9057	41,103
MFS/Sun Life Value Series S Class	02	2006	15.1219	17.9004	59,241
MFS/Sun Life Value Series S Class	02	2005	14.4946	15.1219	43,102
MFS/Sun Life Value Series S Class	02	2004	12.8285	14.4946	26,787
MFS/Sun Life Value Series S Class	02	2003	10.4542	12.8285	14,312
MFS/Sun Life Value Series S Class	02	2002	10.0000	10.4542	259

MFS/Sun Life Value Series S Class	03	2007	17.8602	18.8535	0
MFS/Sun Life Value Series S Class	03	2006	15.0956	17.8602	1,317
MFS/Sun Life Value Series S Class	03	2005	14.4768	15.0956	1,520
MFS/Sun Life Value Series S Class	03	2004	12.8193	14.4768	2,122
MFS/Sun Life Value Series S Class	03	2003	10.4520	12.8193	1,117
MFS/Sun Life Value Series S Class	03	2002	10.0000	10.4520	0

MFS/Sun Life Value Series S Class	04	2007	17.7401	18.6979	47,071
MFS/Sun Life Value Series S Class	04	2006	15.0170	17.7401	55,404
MFS/Sun Life Value Series S Class	04	2005	14.4235	15.0170	53,803
MFS/Sun Life Value Series S Class	04	2004	12.7917	14.4235	50,432
MFS/Sun Life Value Series S Class	04	2003	10.4455	12.7917	32,084
MFS/Sun Life Value Series S Class	04	2002	10.0000	10.4455	4,334

MFS/Sun Life Value Series S Class	05	2007	17.7005	18.6467	589
MFS/Sun Life Value Series S Class	05	2006	14.9911	17.7005	589
MFS/Sun Life Value Series S Class	05	2005	14.4059	14.9911	0
MFS/Sun Life Value Series S Class	05	2004	12.7826	14.4059	0
MFS/Sun Life Value Series S Class	05	2003	10.4433	12.7826	3,611
MFS/Sun Life Value Series S Class	05	2002	10.0000	10.4433	0

MFS/Sun Life Value Series S Class	06	2007	17.5812	18.4924	2,783
MFS/Sun Life Value Series S Class	06	2006	14.9129	17.5812	3,586
MFS/Sun Life Value Series S Class	06	2005	14.3527	14.9129	2,320
MFS/Sun Life Value Series S Class	06	2004	12.7550	14.3527	2,241
MFS/Sun Life Value Series S Class	06	2003	10.4368	12.7550	2,241
MFS/Sun Life Value Series S Class	06	2002	10.0000	10.4368	0

MFS/Sun Life - Blended Research Core Equity Series S Class	01	2007	16.1953	16.8243	47,320
MFS/Sun Life - Blended Research Core Equity Series S Class	01	2006	14.5741	16.1953	55,406
MFS/Sun Life - Blended Research Core Equity Series S Class	01	2005	13.8014	14.5741	46,620
MFS/Sun Life - Blended Research Core Equity Series S Class	01	2004	12.5656	13.8014	18,919
MFS/Sun Life - Blended Research Core Equity Series S Class	01	2003	10.4391	12.5656	22,859
MFS/Sun Life - Blended Research Core Equity Series S Class	01	2002	10.0000	10.4391	12,683

MFS/Sun Life - Blended Research Core Equity Series S Class	02	2007	16.0507	16.6400	143,182
MFS/Sun Life - Blended Research Core Equity Series S Class	02	2006	14.4734	16.0507	160,342
MFS/Sun Life - Blended Research Core Equity Series S Class	02	2005	13.7339	14.4734	129,407
MFS/Sun Life - Blended Research Core Equity Series S Class	02	2004	12.5297	13.7339	24,113
MFS/Sun Life - Blended Research Core Equity Series S Class	02	2003	10.4305	12.5297	20,367
MFS/Sun Life - Blended Research Core Equity Series S Class	02	2002	10.0000	10.4305	600

MFS/Sun Life - Blended Research Core Equity Series S Class	03	2007	16.0146	16.5941	1,730
MFS/Sun Life - Blended Research Core Equity Series S Class	03	2006	14.4482	16.0146	1,734
MFS/Sun Life - Blended Research Core Equity Series S Class	03	2005	13.7170	14.4482	1,865
MFS/Sun Life - Blended Research Core Equity Series S Class	03	2004	12.5207	13.7170	132
MFS/Sun Life - Blended Research Core Equity Series S Class	03	2003	10.4283	12.5207	132
MFS/Sun Life - Blended Research Core Equity Series S Class	03	2002	10.0000	10.4283	0

MFS/Sun Life - Blended Research Core Equity Series S Class	04	2007	15.9069	16.4571	25,756
MFS/Sun Life - Blended Research Core Equity Series S Class	04	2006	14.3730	15.9069	33,691
MFS/Sun Life - Blended Research Core Equity Series S Class	04	2005	13.6665	14.3730	35,677
MFS/Sun Life - Blended Research Core Equity Series S Class	04	2004	12.4937	13.6665	11,814
MFS/Sun Life - Blended Research Core Equity Series S Class	04	2003	10.4218	12.4937	16,075
MFS/Sun Life - Blended Research Core Equity Series S Class	04	2002	10.0000	10.4218	7,502

MFS/Sun Life - Blended Research Core Equity Series S Class	05	2007	15.8715	16.4120	0
MFS/Sun Life - Blended Research Core Equity Series S Class	05	2006	14.3482	15.8715	0
MFS/Sun Life - Blended Research Core Equity Series S Class	05	2005	13.6498	14.3482	605
MFS/Sun Life - Blended Research Core Equity Series S Class	05	2004	12.4848	13.6498	605
MFS/Sun Life - Blended Research Core Equity Series S Class	05	2003	10.4197	12.4848	605
MFS/Sun Life - Blended Research Core Equity Series S Class	05	2002	10.0000	10.4197	0

MFS/Sun Life - Blended Research Core Equity Series S Class	06	2007	15.7645	16.2762	398
MFS/Sun Life - Blended Research Core Equity Series S Class	06	2006	14.2733	15.7645	518
MFS/Sun Life - Blended Research Core Equity Series S Class	06	2005	13.5994	14.2733	547
MFS/Sun Life - Blended Research Core Equity Series S Class	06	2004	12.4579	13.5994	0
MFS/Sun Life - Blended Research Core Equity Series S Class	06	2003	10.4132	12.4579	5,012
MFS/Sun Life - Blended Research Core Equity Series S Class	06	2002	10.0000	10.4132	0

Mutual Shares Securities Fund	01	2007	17.4553	17.7539	127,535
Mutual Shares Securities Fund	01	2006	14.9993	17.4553	72,449
Mutual Shares Securities Fund	01	2005	13.8012	14.9993	100,866
Mutual Shares Securities Fund	01	2004	12.4658	13.8012	81,910
Mutual Shares Securities Fund	01	2003	10.1330	12.4658	8,458
Mutual Shares Securities Fund	01	2002	10.0000	10.1330	2,060

Mutual Shares Securities Fund	02	2007	17.2995	17.5595	113,422
Mutual Shares Securities Fund	02	2006	14.8957	17.2995	157,804
Mutual Shares Securities Fund	02	2005	13.7337	14.8957	130,704
Mutual Shares Securities Fund	02	2004	12.4302	13.7337	85,179
Mutual Shares Securities Fund	02	2003	10.1246	12.4302	23,499
Mutual Shares Securities Fund	02	2002	10.0000	10.1246	0

Mutual Shares Securities Fund	03	2007	17.2607	17.5111	2,698
Mutual Shares Securities Fund	03	2006	14.8698	17.2607	2,704
Mutual Shares Securities Fund	03	2005	13.7168	14.8698	2,704
Mutual Shares Securities Fund	03	2004	12.4213	13.7168	0
Mutual Shares Securities Fund	03	2003	10.1225	12.4213	0
Mutual Shares Securities Fund	03	2002	10.0000	10.1225	0

Mutual Shares Securities Fund	04	2007	17.1446	17.3665	120,044
Mutual Shares Securities Fund	04	2006	14.7924	17.1446	126,615
Mutual Shares Securities Fund	04	2005	13.6663	14.7924	93,831
Mutual Shares Securities Fund	04	2004	12.3946	13.6663	42,750
Mutual Shares Securities Fund	04	2003	10.1162	12.3946	14,403
Mutual Shares Securities Fund	04	2002	10.0000	10.1162	1,833

Mutual Shares Securities Fund	05	2007	17.1064	17.3190	2,375
Mutual Shares Securities Fund	05	2006	14.7668	17.1064	2,375
Mutual Shares Securities Fund	05	2005	13.6496	14.7668	2,375
Mutual Shares Securities Fund	05	2004	12.3857	13.6496	2,375
Mutual Shares Securities Fund	05	2003	10.1141	12.3857	2,418
Mutual Shares Securities Fund	05	2002	10.0000	10.1141	0

Mutual Shares Securities Fund	06	2007	16.9910	17.1757	16,952
Mutual Shares Securities Fund	06	2006	14.6898	16.9910	9,611
Mutual Shares Securities Fund	06	2005	13.5992	14.6898	7,164
Mutual Shares Securities Fund	06	2004	12.3590	13.5992	4,769
Mutual Shares Securities Fund	06	2003	10.1078	12.3590	0
Mutual Shares Securities Fund	06	2002	10.0000	10.1078	0

Oppenheimer Balanced/VA Svc	01	2007	10.0000	10.2794	55,510

Oppenheimer Balanced/VA Svc	02	2007	10.0000	10.2621	10,145

Oppenheimer Balanced/VA Svc	03	2007	10.0000	10.2578	0

Oppenheimer Balanced/VA Svc	04	2007	10.0000	10.2448	0

Oppenheimer Balanced/VA Svc	05	2007	10.0000	10.2405	0

Oppenheimer Balanced/VA Svc	06	2007	10.0000	10.2276	0

Oppenheimer Capital Appreciation Fund/VA	01	2007	15.9022	17.7967	37,482
Oppenheimer Capital Appreciation Fund/VA	01	2006	15.0225	15.9022	42,784
Oppenheimer Capital Appreciation Fund/VA	01	2005	14.5729	15.0225	34,941
Oppenheimer Capital Appreciation Fund/VA	01	2004	13.9056	14.5729	43,121
Oppenheimer Capital Appreciation Fund/VA	01	2003	10.8241	13.9056	24,378
Oppenheimer Capital Appreciation Fund/VA	01	2002	10.0000	10.8241	0

Oppenheimer Capital Appreciation Fund/VA	02	2007	15.7603	17.6018	56,921
Oppenheimer Capital Appreciation Fund/VA	02	2006	14.9187	15.7603	118,276
Oppenheimer Capital Appreciation Fund/VA	02	2005	14.5017	14.9187	70,337
Oppenheimer Capital Appreciation Fund/VA	02	2004	13.8659	14.5017	65,098
Oppenheimer Capital Appreciation Fund/VA	02	2003	10.8152	13.8659	32,421
Oppenheimer Capital Appreciation Fund/VA	02	2002	10.0000	10.8152	619

Oppenheimer Capital Appreciation Fund/VA	03	2007	15.7249	17.5533	4,810
Oppenheimer Capital Appreciation Fund/VA	03	2006	14.8928	15.7249	2,353
Oppenheimer Capital Appreciation Fund/VA	03	2005	14.4838	14.8928	2,407
Oppenheimer Capital Appreciation Fund/VA	03	2004	13.8560	14.4838	2,626
Oppenheimer Capital Appreciation Fund/VA	03	2003	10.8129	13.8560	38
Oppenheimer Capital Appreciation Fund/VA	03	2002	10.0000	10.8129	0

Oppenheimer Capital Appreciation Fund/VA	04	2007	15.6191	17.4083	22,236
Oppenheimer Capital Appreciation Fund/VA	04	2006	14.8153	15.6191	25,744
Oppenheimer Capital Appreciation Fund/VA	04	2005	14.4305	14.8153	26,718
Oppenheimer Capital Appreciation Fund/VA	04	2004	13.8261	14.4305	20,131
Oppenheimer Capital Appreciation Fund/VA	04	2003	10.8062	13.8261	3,866
Oppenheimer Capital Appreciation Fund/VA	04	2002	10.0000	10.8062	0

Oppenheimer Capital Appreciation Fund/VA	05	2007	15.5843	17.3607	0
Oppenheimer Capital Appreciation Fund/VA	05	2006	14.7897	15.5843	0
Oppenheimer Capital Appreciation Fund/VA	05	2005	14.4129	14.7897	0
Oppenheimer Capital Appreciation Fund/VA	05	2004	13.8163	14.4129	0
Oppenheimer Capital Appreciation Fund/VA	05	2003	10.8040	13.8163	0
Oppenheimer Capital Appreciation Fund/VA	05	2002	10.0000	10.8040	0

Oppenheimer Capital Appreciation Fund/VA	06	2007	15.4793	17.2170	2,522
Oppenheimer Capital Appreciation Fund/VA	06	2006	14.7125	15.4793	3,129
Oppenheimer Capital Appreciation Fund/VA	06	2005	14.3597	14.7125	2,291
Oppenheimer Capital Appreciation Fund/VA	06	2004	13.7865	14.3597	2,293
Oppenheimer Capital Appreciation Fund/VA	06	2003	10.7973	13.7865	0
Oppenheimer Capital Appreciation Fund/VA	06	2002	10.0000	10.7973	0

Oppenheimer Global Securities Fund	01	2007	15.8564	16.5332	50,255
Oppenheimer Global Securities Fund	01	2006	13.7435	15.8564	38,033
Oppenheimer Global Securities Fund	01	2005	12.2570	13.7435	24,123
Oppenheimer Global Securities Fund	01	2004	10.4893	12.2570	6,316
Oppenheimer Global Securities Fund	01	2003	10.0000	10.4893	0

Oppenheimer Global Securities Fund	02	2007	15.7579	16.3969	38,986
Oppenheimer Global Securities Fund	02	2006	13.6859	15.7579	70,081
Oppenheimer Global Securities Fund	02	2005	12.2305	13.6859	44,834
Oppenheimer Global Securities Fund	02	2004	10.4879	12.2305	9,872
Oppenheimer Global Securities Fund	02	2003	10.0000	10.4879	0

Oppenheimer Global Securities Fund	03	2007	15.7333	16.3629	534
Oppenheimer Global Securities Fund	03	2006	13.6715	15.7333	0
Oppenheimer Global Securities Fund	03	2005	12.2238	13.6715	0
Oppenheimer Global Securities Fund	03	2004	10.4876	12.2238	0
Oppenheimer Global Securities Fund	03	2003	10.0000	10.4876	0

Oppenheimer Global Securities Fund	04	2007	15.6597	16.2613	34,520
Oppenheimer Global Securities Fund	04	2006	13.6283	15.6597	34,840
Oppenheimer Global Securities Fund	04	2005	12.2039	13.6283	14,686
Oppenheimer Global Securities Fund	04	2004	10.4866	12.2039	11,586
Oppenheimer Global Securities Fund	04	2003	10.0000	10.4866	0

Oppenheimer Global Securities Fund	05	2007	15.6355	16.2278	0
Oppenheimer Global Securities Fund	05	2006	13.6141	15.6355	0
Oppenheimer Global Securities Fund	05	2005	12.1973	13.6141	0
Oppenheimer Global Securities Fund	05	2004	10.4863	12.1973	0
Oppenheimer Global Securities Fund	05	2003	10.0000	10.4863	0

Oppenheimer Global Securities Fund	06	2007	15.5621	16.1267	1,508
Oppenheimer Global Securities Fund	06	2006	13.5710	15.5621	3,276
Oppenheimer Global Securities Fund	06	2005	12.1773	13.5710	784
Oppenheimer Global Securities Fund	06	2004	10.4853	12.1773	664
Oppenheimer Global Securities Fund	06	2003	10.0000	10.4853	0

Oppenheimer Main St. Fund/VA	01	2007	15.8506	16.2265	190,810
Oppenheimer Main St. Fund/VA	01	2006	14.0503	15.8506	107,269
Oppenheimer Main St. Fund/VA	01	2005	13.5166	14.0503	94,763
Oppenheimer Main St. Fund/VA	01	2004	12.5987	13.5166	55,706
Oppenheimer Main St. Fund/VA	01	2003	10.1365	12.5987	10,585
Oppenheimer Main St. Fund/VA	01	2002	10.0000	10.1365	0

Oppenheimer Main St. Fund/VA	02	2007	15.7091	16.0488	328,216
Oppenheimer Main St. Fund/VA	02	2006	13.9532	15.7091	332,959
Oppenheimer Main St. Fund/VA	02	2005	13.4505	13.9532	261,446
Oppenheimer Main St. Fund/VA	02	2004	12.5627	13.4505	124,534
Oppenheimer Main St. Fund/VA	02	2003	10.1282	12.5627	21,636
Oppenheimer Main St. Fund/VA	02	2002	10.0000	10.1282	263

Oppenheimer Main St. Fund/VA	03	2007	15.6738	16.0045	0
Oppenheimer Main St. Fund/VA	03	2006	13.9290	15.6738	0
Oppenheimer Main St. Fund/VA	03	2005	13.4339	13.9290	0
Oppenheimer Main St. Fund/VA	03	2004	12.5537	13.4339	2,248
Oppenheimer Main St. Fund/VA	03	2003	10.1261	12.5537	0
Oppenheimer Main St. Fund/VA	03	2002	10.0000	10.1261	0

Oppenheimer Main St. Fund/VA	04	2007	15.5684	15.8724	111,557
Oppenheimer Main St. Fund/VA	04	2006	13.8565	15.5684	62,086
Oppenheimer Main St. Fund/VA	04	2005	13.3845	13.8565	63,687
Oppenheimer Main St. Fund/VA	04	2004	12.5267	13.3845	17,991
Oppenheimer Main St. Fund/VA	04	2003	10.1198	12.5267	850
Oppenheimer Main St. Fund/VA	04	2002	10.0000	10.1198	0

Oppenheimer Main St. Fund/VA	05	2007	15.5337	15.8289	0
Oppenheimer Main St. Fund/VA	05	2006	13.8326	15.5337	0
Oppenheimer Main St. Fund/VA	05	2005	13.3681	13.8326	0
Oppenheimer Main St. Fund/VA	05	2004	12.5178	13.3681	0
Oppenheimer Main St. Fund/VA	05	2003	10.1177	12.5178	0
Oppenheimer Main St. Fund/VA	05	2002	10.0000	10.1177	0

Oppenheimer Main St. Fund/VA	06	2007	15.4290	15.6980	1,411
Oppenheimer Main St. Fund/VA	06	2006	13.7604	15.4290	2,870
Oppenheimer Main St. Fund/VA	06	2005	13.3188	13.7604	1,237
Oppenheimer Main St. Fund/VA	06	2004	12.4908	13.3188	1,265
Oppenheimer Main St. Fund/VA	06	2003	10.1114	12.4908	0
Oppenheimer Main St. Fund/VA	06	2002	10.0000	10.1114	0

Oppenheimer Main St. Small Cap Fund/VA	01	2007	20.4276	19.7989	12,991
Oppenheimer Main St. Small Cap Fund/VA	01	2006	18.1233	20.4276	18,837
Oppenheimer Main St. Small Cap Fund/VA	01	2005	16.8033	18.1233	16,837
Oppenheimer Main St. Small Cap Fund/VA	01	2004	14.3435	16.8033	20,181
Oppenheimer Main St. Small Cap Fund/VA	01	2003	10.1157	14.3435	10,139
Oppenheimer Main St. Small Cap Fund/VA	01	2002	10.0000	10.1157	0

Oppenheimer Main St. Small Cap Fund/VA	02	2007	20.2453	19.5821	20,645
Oppenheimer Main St. Small Cap Fund/VA	02	2006	17.9981	20.2453	43,802
Oppenheimer Main St. Small Cap Fund/VA	02	2005	16.7211	17.9981	21,898
Oppenheimer Main St. Small Cap Fund/VA	02	2004	14.3026	16.7211	16,558
Oppenheimer Main St. Small Cap Fund/VA	02	2003	10.1074	14.3026	8,366
Oppenheimer Main St. Small Cap Fund/VA	02	2002	10.0000	10.1074	506

Oppenheimer Main St. Small Cap Fund/VA	03	2007	20.1998	19.5281	0
Oppenheimer Main St. Small Cap Fund/VA	03	2006	17.9669	20.1998	0
Oppenheimer Main St. Small Cap Fund/VA	03	2005	16.7006	17.9669	4
Oppenheimer Main St. Small Cap Fund/VA	03	2004	14.2923	16.7006	1,387
Oppenheimer Main St. Small Cap Fund/VA	03	2003	10.1053	14.2923	0
Oppenheimer Main St. Small Cap Fund/VA	03	2002	10.0000	10.1053	0

Oppenheimer Main St. Small Cap Fund/VA	04	2007	20.0641	19.3669	11,018
Oppenheimer Main St. Small Cap Fund/VA	04	2006	17.8734	20.0641	19,282
Oppenheimer Main St. Small Cap Fund/VA	04	2005	16.6391	17.8734	30,809
Oppenheimer Main St. Small Cap Fund/VA	04	2004	14.2616	16.6391	30,297
Oppenheimer Main St. Small Cap Fund/VA	04	2003	10.0990	14.2616	18,695
Oppenheimer Main St. Small Cap Fund/VA	04	2002	10.0000	10.0990	4,603

Oppenheimer Main St. Small Cap Fund/VA	05	2007	20.0193	19.3139	2,437
Oppenheimer Main St. Small Cap Fund/VA	05	2006	17.8425	20.0193	2,437
Oppenheimer Main St. Small Cap Fund/VA	05	2005	16.6188	17.8425	2,437
Oppenheimer Main St. Small Cap Fund/VA	05	2004	14.2514	16.6188	2,437
Oppenheimer Main St. Small Cap Fund/VA	05	2003	10.0969	14.2514	4,156
Oppenheimer Main St. Small Cap Fund/VA	05	2002	10.0000	10.0969	0

Oppenheimer Main St. Small Cap Fund/VA	06	2007	19.8844	19.1541	1,611
Oppenheimer Main St. Small Cap Fund/VA	06	2006	17.7495	19.8844	646
Oppenheimer Main St. Small Cap Fund/VA	06	2005	16.5575	17.7495	646
Oppenheimer Main St. Small Cap Fund/VA	06	2004	14.2207	16.5575	646
Oppenheimer Main St. Small Cap Fund/VA	06	2003	10.0906	14.2207	0
Oppenheimer Main St. Small Cap Fund/VA	06	2002	10.0000	10.0906	0

PIMCO Emerging Markets Bond Portfolio	01	2007	19.3950	20.1734	18,055
PIMCO Emerging Markets Bond Portfolio	01	2006	18.0546	19.3950	16,372
PIMCO Emerging Markets Bond Portfolio	01	2005	16.5782	18.0546	15,843
PIMCO Emerging Markets Bond Portfolio	01	2004	15.0421	16.5782	3,677
PIMCO Emerging Markets Bond Portfolio	01	2003	10.0000	15.0421	0

PIMCO Emerging Markets Bond Portfolio	02	2007	19.2279	19.9588	7,520
PIMCO Emerging Markets Bond Portfolio	02	2006	17.9355	19.2279	13,398
PIMCO Emerging Markets Bond Portfolio	02	2005	16.5023	17.9355	6,638
PIMCO Emerging Markets Bond Portfolio	02	2004	15.0039	16.5023	1,167
PIMCO Emerging Markets Bond Portfolio	02	2003	10.0000	15.0039	0

PIMCO Emerging Markets Bond Portfolio	03	2007	19.1862	19.9053	2,332
PIMCO Emerging Markets Bond Portfolio	03	2006	17.9058	19.1862	2,348
PIMCO Emerging Markets Bond Portfolio	03	2005	16.4833	17.9058	1,904
PIMCO Emerging Markets Bond Portfolio	03	2004	14.9943	16.4833	0
PIMCO Emerging Markets Bond Portfolio	03	2003	10.0000	14.9943	0

PIMCO Emerging Markets Bond Portfolio	04	2007	19.0617	19.7456	21,615
PIMCO Emerging Markets Bond Portfolio	04	2006	17.8168	19.0617	26,745
PIMCO Emerging Markets Bond Portfolio	04	2005	16.4265	17.8168	12,930
PIMCO Emerging Markets Bond Portfolio	04	2004	14.9656	16.4265	3,954
PIMCO Emerging Markets Bond Portfolio	04	2003	10.0000	14.9656	0

PIMCO Emerging Markets Bond Portfolio	05	2007	19.0207	19.6931	0
PIMCO Emerging Markets Bond Portfolio	05	2006	17.7874	19.0207	0
PIMCO Emerging Markets Bond Portfolio	05	2005	16.4077	17.7874	0
PIMCO Emerging Markets Bond Portfolio	05	2004	14.9561	16.4077	0
PIMCO Emerging Markets Bond Portfolio	05	2003	10.0000	14.9561	0

PIMCO Emerging Markets Bond Portfolio	06	2007	18.8969	19.5347	0
PIMCO Emerging Markets Bond Portfolio	06	2006	17.6988	18.8969	0
PIMCO Emerging Markets Bond Portfolio	06	2005	16.3510	17.6988	0
PIMCO Emerging Markets Bond Portfolio	06	2004	14.9273	16.3510	0
PIMCO Emerging Markets Bond Portfolio	06	2003	10.0000	14.9273	0

PIMCO Low Duration Portfolio	01	2007	10.1687	10.7321	630,854
PIMCO Low Duration Portfolio	01	2006	9.9483	10.1687	242,732
PIMCO Low Duration Portfolio	01	2005	10.0184	9.9483	258,763
PIMCO Low Duration Portfolio	01	2004	10.0070	10.0184	179,010
PIMCO Low Duration Portfolio	01	2003	10.0000	10.0070	0

PIMCO Low Duration Portfolio	02	2007	10.1055	10.6436	679,126
PIMCO Low Duration Portfolio	02	2006	9.9066	10.1055	649,472
PIMCO Low Duration Portfolio	02	2005	9.9967	9.9066	439,272
PIMCO Low Duration Portfolio	02	2004	10.0057	9.9967	289,746
PIMCO Low Duration Portfolio	02	2003	10.0000	10.0057	0

PIMCO Low Duration Portfolio	03	2007	10.0897	10.6216	4,089
PIMCO Low Duration Portfolio	03	2006	9.8962	10.0897	4,181
PIMCO Low Duration Portfolio	03	2005	9.9912	9.8962	4,273
PIMCO Low Duration Portfolio	03	2004	10.0054	9.9912	1,412
PIMCO Low Duration Portfolio	03	2003	10.0000	10.0054	0

PIMCO Low Duration Portfolio	04	2007	10.0425	10.5555	195,432
PIMCO Low Duration Portfolio	04	2006	9.8649	10.0425	94,823
PIMCO Low Duration Portfolio	04	2005	9.9749	9.8649	109,806
PIMCO Low Duration Portfolio	04	2004	10.0044	9.9749	46,420
PIMCO Low Duration Portfolio	04	2003	10.0000	10.0044	0

PIMCO Low Duration Portfolio	05	2007	10.0269	10.5338	0
PIMCO Low Duration Portfolio	05	2006	9.8546	10.0269	0
PIMCO Low Duration Portfolio	05	2005	9.9695	9.8546	0
PIMCO Low Duration Portfolio	05	2004	10.0041	9.9695	0
PIMCO Low Duration Portfolio	05	2003	10.0000	10.0041	0

PIMCO Low Duration Portfolio	06	2007	9.9799	10.4682	11,444
PIMCO Low Duration Portfolio	06	2006	9.8234	9.9799	11,355
PIMCO Low Duration Portfolio	06	2005	9.9532	9.8234	9,913
PIMCO Low Duration Portfolio	06	2004	10.0031	9.9532	9,752
PIMCO Low Duration Portfolio	06	2003	10.0000	10.0031	0

PIMCO Real Return Portfolio	01	2007	11.9926	13.0452	72,084
PIMCO Real Return Portfolio	01	2006	12.1128	11.9926	90,822
PIMCO Real Return Portfolio	01	2005	12.0685	12.1128	127,874
PIMCO Real Return Portfolio	01	2004	11.2723	12.0685	65,798
PIMCO Real Return Portfolio	01	2003	10.5345	11.2723	22,479
PIMCO Real Return Portfolio	01	2002	10.0000	10.5345	63

PIMCO Real Return Portfolio	02	2007	11.8855	12.9023	107,178
PIMCO Real Return Portfolio	02	2006	12.0291	11.8855	161,217
PIMCO Real Return Portfolio	02	2005	12.0094	12.0291	150,407
PIMCO Real Return Portfolio	02	2004	11.2401	12.0094	95,540
PIMCO Real Return Portfolio	02	2003	10.5258	11.2401	69,927
PIMCO Real Return Portfolio	02	2002	10.0000	10.5258	8,541

PIMCO Real Return Portfolio	03	2007	11.8588	12.8667	1,101
PIMCO Real Return Portfolio	03	2006	12.0081	11.8588	1,136
PIMCO Real Return Portfolio	03	2005	11.9947	12.0081	2,419
PIMCO Real Return Portfolio	03	2004	11.2320	11.9947	6,998
PIMCO Real Return Portfolio	03	2003	10.5236	11.2320	306
PIMCO Real Return Portfolio	03	2002	10.0000	10.5236	0

PIMCO Real Return Portfolio	04	2007	11.7790	12.7605	194,590
PIMCO Real Return Portfolio	04	2006	11.9456	11.7790	200,820
PIMCO Real Return Portfolio	04	2005	11.9505	11.9456	187,202
PIMCO Real Return Portfolio	04	2004	11.2079	11.9505	123,730
PIMCO Real Return Portfolio	04	2003	10.5171	11.2079	40,013
PIMCO Real Return Portfolio	04	2002	10.0000	10.5171	4,358

PIMCO Real Return Portfolio	05	2007	11.7528	12.7255	48
PIMCO Real Return Portfolio	05	2006	11.9250	11.7528	2,052
PIMCO Real Return Portfolio	05	2005	11.9359	11.9250	2,678
PIMCO Real Return Portfolio	05	2004	11.1999	11.9359	3,334
PIMCO Real Return Portfolio	05	2003	10.5149	11.1999	3,998
PIMCO Real Return Portfolio	05	2002	10.0000	10.5149	0

PIMCO Real Return Portfolio	06	2007	11.6735	12.6202	32,927
PIMCO Real Return Portfolio	06	2006	11.8628	11.6735	17,638
PIMCO Real Return Portfolio	06	2005	11.8918	11.8628	12,148
PIMCO Real Return Portfolio	06	2004	11.1757	11.8918	11,934
PIMCO Real Return Portfolio	06	2003	10.5084	11.1757	2,281
PIMCO Real Return Portfolio	06	2002	10.0000	10.5084	0

PIMCO Total Return Portfolio	01	2007	11.3650	12.1496	306,882
PIMCO Total Return Portfolio	01	2006	11.1322	11.3650	126,350
PIMCO Total Return Portfolio	01	2005	11.0530	11.1322	147,843
PIMCO Total Return Portfolio	01	2004	10.7203	11.0530	109,848
PIMCO Total Return Portfolio	01	2003	10.3819	10.7203	60,384
PIMCO Total Return Portfolio	01	2002	10.0000	10.3819	1,286

PIMCO Total Return Portfolio	02	2007	11.2636	12.0165	265,814
PIMCO Total Return Portfolio	02	2006	11.0553	11.2636	281,141
PIMCO Total Return Portfolio	02	2005	10.9989	11.0553	269,419
PIMCO Total Return Portfolio	02	2004	10.6896	10.9989	173,903
PIMCO Total Return Portfolio	02	2003	10.3734	10.6896	112,824
PIMCO Total Return Portfolio	02	2002	10.0000	10.3734	7,458

PIMCO Total Return Portfolio	03	2007	11.2382	11.9833	3,862
PIMCO Total Return Portfolio	03	2006	11.0360	11.2382	3,964
PIMCO Total Return Portfolio	03	2005	10.9854	11.0360	3,451
PIMCO Total Return Portfolio	03	2004	10.6820	10.9854	7,074
PIMCO Total Return Portfolio	03	2003	10.3712	10.6820	2,442
PIMCO Total Return Portfolio	03	2002	10.0000	10.3712	0

PIMCO Total Return Portfolio	04	2007	11.1627	11.8844	103,375
PIMCO Total Return Portfolio	04	2006	10.9786	11.1627	78,314
PIMCO Total Return Portfolio	04	2005	10.9449	10.9786	96,638
PIMCO Total Return Portfolio	04	2004	10.6590	10.9449	93,884
PIMCO Total Return Portfolio	04	2003	10.3648	10.6590	53,676
PIMCO Total Return Portfolio	04	2002	10.0000	10.3648	15,866

PIMCO Total Return Portfolio	05	2007	11.1377	11.8518	22
PIMCO Total Return Portfolio	05	2006	10.9596	11.1377	2,118
PIMCO Total Return Portfolio	05	2005	10.9316	10.9596	1,928
PIMCO Total Return Portfolio	05	2004	10.6514	10.9316	3,882
PIMCO Total Return Portfolio	05	2003	10.3626	10.6514	11,388
PIMCO Total Return Portfolio	05	2002	10.0000	10.3626	0

PIMCO Total Return Portfolio	06	2007	11.0626	11.7537	4,164
PIMCO Total Return Portfolio	06	2006	10.9024	11.0626	4,922
PIMCO Total Return Portfolio	06	2005	10.8912	10.9024	5,485
PIMCO Total Return Portfolio	06	2004	10.6284	10.8912	9,356
PIMCO Total Return Portfolio	06	2003	10.3562	10.6284	4,435
PIMCO Total Return Portfolio	06	2002	10.0000	10.3562	0

PIMCO VIT All Asset Portfolio	01	2007	10.5123	11.1932	28,490
PIMCO VIT All Asset Portfolio	01	2006	10.2176	10.5123	5,544
PIMCO VIT All Asset Portfolio	01	2005	10.0000	10.2176	0

PIMCO VIT All Asset Portfolio	02	2007	10.4875	11.1439	22,175
PIMCO VIT All Asset Portfolio	02	2006	10.2141	10.4875	7,644
PIMCO VIT All Asset Portfolio	02	2005	10.0000	10.2141	0

PIMCO VIT All Asset Portfolio	03	2007	10.4813	11.1315	0
PIMCO VIT All Asset Portfolio	03	2006	10.2133	10.4813	0
PIMCO VIT All Asset Portfolio	03	2005	10.0000	10.2133	0

PIMCO VIT All Asset Portfolio	04	2007	10.4626	11.0946	0
PIMCO VIT All Asset Portfolio	04	2006	10.2107	10.4626	0
PIMCO VIT All Asset Portfolio	04	2005	10.0000	10.2107	0

PIMCO VIT All Asset Portfolio	05	2007	10.4564	11.0824	0
PIMCO VIT All Asset Portfolio	05	2006	10.2099	10.4564	0
PIMCO VIT All Asset Portfolio	05	2005	10.0000	10.2099	0

PIMCO VIT All Asset Portfolio	06	2007	10.4378	11.0456	0
PIMCO VIT All Asset Portfolio	06	2006	10.2073	10.4378	0
PIMCO VIT All Asset Portfolio	06	2005	10.0000	10.2073	0

PIMCO VIT Commodity RealReturn Strategy Portfolio	01	2007	9.8077	11.8804	23,965
PIMCO VIT Commodity RealReturn Strategy Portfolio	01	2006	10.2959	9.8077	19,284
PIMCO VIT Commodity RealReturn Strategy Portfolio	01	2005	10.0000	10.2959	0

PIMCO VIT Commodity RealReturn Strategy Portfolio	02	2007	9.7845	11.8281	13,337
PIMCO VIT Commodity RealReturn Strategy Portfolio	02	2006	10.2924	9.7845	20,508
PIMCO VIT Commodity RealReturn Strategy Portfolio	02	2005	10.0000	10.2924	0

PIMCO VIT Commodity RealReturn Strategy Portfolio	03	2007	9.7787	11.8150	1,917
PIMCO VIT Commodity RealReturn Strategy Portfolio	03	2006	10.2916	9.7787	1,921
PIMCO VIT Commodity RealReturn Strategy Portfolio	03	2005	10.0000	10.2916	1,921

PIMCO VIT Commodity RealReturn Strategy Portfolio	04	2007	9.7612	11.7758	98
PIMCO VIT Commodity RealReturn Strategy Portfolio	04	2006	10.2890	9.7612	0
PIMCO VIT Commodity RealReturn Strategy Portfolio	04	2005	10.0000	10.2890	0

PIMCO VIT Commodity RealReturn Strategy Portfolio	05	2007	9.7555	11.7628	0
PIMCO VIT Commodity RealReturn Strategy Portfolio	05	2006	10.2881	9.7555	0
PIMCO VIT Commodity RealReturn Strategy Portfolio	05	2005	10.0000	10.2881	0

PIMCO VIT Commodity RealReturn Strategy Portfolio	06	2007	9.7381	11.7237	0
PIMCO VIT Commodity RealReturn Strategy Portfolio	06	2006	10.2855	9.7381	0
PIMCO VIT Commodity RealReturn Strategy Portfolio	06	2005	10.0000	10.2855	0

SC Davis Venture Value S Class	01	2007	10.0000	10.5668	41,466

SC Davis Venture Value S Class	02	2007	10.0000	10.5491	21,446

SC Davis Venture Value S Class	03	2007	10.0000	10.5446	0

SC Davis Venture Value S Class	04	2007	10.0000	10.5313	0

SC Davis Venture Value S Class	05	2007	10.0000	10.5269	0

SC Davis Venture Value S Class	06	2007	10.0000	10.5136	0

SC FI Large Cap Growth Fund	01	2007	9.8671	10.3562	1,787
SC FI Large Cap Growth Fund	01	2006	10.0000	9.8671	0

SC FI Large Cap Growth Fund	02	2007	9.8538	10.3210	3,111
SC FI Large Cap Growth Fund	02	2006	10.0000	9.8538	2,305

SC FI Large Cap Growth Fund	03	2007	9.8504	10.3122	0
SC FI Large Cap Growth Fund	03	2006	10.0000	9.8504	0

SC FI Large Cap Growth Fund	04	2007	9.8404	10.2859	1,221
SC FI Large Cap Growth Fund	04	2006	10.0000	9.8404	0

SC FI Large Cap Growth Fund	05	2007	9.8371	10.2772	0
SC FI Large Cap Growth Fund	05	2006	10.0000	9.8371	0

SC FI Large Cap Growth Fund	06	2007	9.8271	10.2509	0
SC FI Large Cap Growth Fund	06	2006	10.0000	9.8271	0

SC Oppenheimer Main Street Small Cap S Class	01	2007	10.0000	9.8081	79,804

SC Oppenheimer Main Street Small Cap S Class	02	2007	10.0000	9.7917	19,469

SC Oppenheimer Main Street Small Cap S Class	03	2007	10.0000	9.7875	0

SC Oppenheimer Main Street Small Cap S Class	04	2007	10.0000	9.7752	47,875

SC Oppenheimer Main Street Small Cap S Class	05	2007	10.0000	9.7711	0

SC Oppenheimer Main Street Small Cap S Class	06	2007	10.0000	9.7587	0

Sun Capital All Cap S Class	01	2007	12.7629	11.7834	4,140
Sun Capital All Cap S Class	01	2006	10.8394	12.7629	3,768
Sun Capital All Cap S Class	01	2005	11.1350	10.8394	191
Sun Capital All Cap S Class	01	2004	10.0000	11.1350	3,094
Sun Capital All Cap S Class	01	2003	10.0000	10.0000	0

Sun Capital All Cap S Class	02	2007	12.6875	11.6899	18,391
Sun Capital All Cap S Class	02	2006	10.7973	12.6875	20,489
Sun Capital All Cap S Class	02	2005	11.1143	10.7973	8,616
Sun Capital All Cap S Class	02	2004	10.0000	11.1143	2,441
Sun Capital All Cap S Class	02	2003	10.0000	10.0000	0

Sun Capital All Cap S Class	03	2007	12.6687	11.6665	834
Sun Capital All Cap S Class	03	2006	10.7868	12.6687	836
Sun Capital All Cap S Class	03	2005	11.1091	10.7868	322
Sun Capital All Cap S Class	03	2004	10.0000	11.1091	4,190
Sun Capital All Cap S Class	03	2003	10.0000	10.0000	0

Sun Capital All Cap S Class	04	2007	12.6124	11.5968	5,221
Sun Capital All Cap S Class	04	2006	10.7552	12.6124	10,212
Sun Capital All Cap S Class	04	2005	11.0936	10.7552	19,786
Sun Capital All Cap S Class	04	2004	10.0000	11.0936	26,543
Sun Capital All Cap S Class	04	2003	10.0000	10.0000	0

Sun Capital All Cap S Class	05	2007	12.5938	11.5738	0
Sun Capital All Cap S Class	05	2006	10.7448	12.5938	0
Sun Capital All Cap S Class	05	2005	11.0885	10.7448	0
Sun Capital All Cap S Class	05	2004	10.0000	11.0885	0
Sun Capital All Cap S Class	05	2003	10.0000	10.0000	0

Sun Capital All Cap S Class	06	2007	12.5377	11.5044	6,217
Sun Capital All Cap S Class	06	2006	10.7133	12.5377	6,217
Sun Capital All Cap S Class	06	2005	11.0729	10.7133	6,217
Sun Capital All Cap S Class	06	2004	10.0000	11.0729	6,217
Sun Capital All Cap S Class	06	2003	10.0000	10.0000	0

Sun Capital Investment Grade Bond S Class	01	2007	10.6853	10.8715	57,301
Sun Capital Investment Grade Bond S Class	01	2006	10.3379	10.6853	12,186
Sun Capital Investment Grade Bond S Class	01	2005	10.3369	10.3379	76,423
Sun Capital Investment Grade Bond S Class	01	2004	10.0000	10.3369	6,304
Sun Capital Investment Grade Bond S Class	01	2003	10.0000	10.0000	0

Sun Capital Investment Grade Bond S Class	02	2007	10.6222	10.7852	45,264
Sun Capital Investment Grade Bond S Class	02	2006	10.2978	10.6222	36,412
Sun Capital Investment Grade Bond S Class	02	2005	10.3177	10.2978	41,786
Sun Capital Investment Grade Bond S Class	02	2004	10.0000	10.3177	9,756
Sun Capital Investment Grade Bond S Class	02	2003	10.0000	10.0000	0

Sun Capital Investment Grade Bond S Class	03	2007	10.6065	10.7637	0
Sun Capital Investment Grade Bond S Class	03	2006	10.2877	10.6065	0
Sun Capital Investment Grade Bond S Class	03	2005	10.3129	10.2877	0
Sun Capital Investment Grade Bond S Class	03	2004	10.0000	10.3129	0
Sun Capital Investment Grade Bond S Class	03	2003	10.0000	10.0000	0

Sun Capital Investment Grade Bond S Class	04	2007	10.5593	10.6993	9,509
Sun Capital Investment Grade Bond S Class	04	2006	10.2576	10.5593	9,479
Sun Capital Investment Grade Bond S Class	04	2005	10.2985	10.2576	1,158
Sun Capital Investment Grade Bond S Class	04	2004	10.0000	10.2985	0
Sun Capital Investment Grade Bond S Class	04	2003	10.0000	10.0000	0

Sun Capital Investment Grade Bond S Class	05	2007	10.5437	10.6781	0
Sun Capital Investment Grade Bond S Class	05	2006	10.2477	10.5437	0
Sun Capital Investment Grade Bond S Class	05	2005	10.2938	10.2477	0
Sun Capital Investment Grade Bond S Class	05	2004	10.0000	10.2938	0
Sun Capital Investment Grade Bond S Class	05	2003	10.0000	10.0000	0

Sun Capital Investment Grade Bond S Class	06	2007	10.4967	10.6141	0
Sun Capital Investment Grade Bond S Class	06	2006	10.2177	10.4967	0
Sun Capital Investment Grade Bond S Class	06	2005	10.2793	10.2177	0
Sun Capital Investment Grade Bond S Class	06	2004	10.0000	10.2793	0
Sun Capital Investment Grade Bond S Class	06	2003	10.0000	10.0000	0

Sun Capital Real Estate Fund	01	2007	25.9919	22.1924	8,689
Sun Capital Real Estate Fund	01	2006	19.0262	25.9919	9,907
Sun Capital Real Estate Fund	01	2005	17.6477	19.0262	14,714
Sun Capital Real Estate Fund	01	2004	13.4666	17.6477	17,263
Sun Capital Real Estate Fund	01	2003	10.0768	13.4666	14,414
Sun Capital Real Estate Fund	01	2002	10.0000	10.0768	0

Sun Capital Real Estate Fund	02	2007	25.7601	21.9495	4,986
Sun Capital Real Estate Fund	02	2006	18.8948	25.7601	16,558
Sun Capital Real Estate Fund	02	2005	17.5614	18.8948	20,889
Sun Capital Real Estate Fund	02	2004	13.4281	17.5614	29,928
Sun Capital Real Estate Fund	02	2003	10.0685	13.4281	33,166
Sun Capital Real Estate Fund	02	2002	10.0000	10.0685	281

Sun Capital Real Estate Fund	03	2007	25.7022	21.8889	0
Sun Capital Real Estate Fund	03	2006	18.8620	25.7022	0
Sun Capital Real Estate Fund	03	2005	17.5398	18.8620	0
Sun Capital Real Estate Fund	03	2004	13.4185	17.5398	33
Sun Capital Real Estate Fund	03	2003	10.0664	13.4185	20
Sun Capital Real Estate Fund	03	2002	10.0000	10.0664	0

Sun Capital Real Estate Fund	04	2007	25.5295	21.7083	5,853
Sun Capital Real Estate Fund	04	2006	18.7638	25.5295	8,607
Sun Capital Real Estate Fund	04	2005	17.4753	18.7638	10,384
Sun Capital Real Estate Fund	04	2004	13.3896	17.4753	8,694
Sun Capital Real Estate Fund	04	2003	10.0602	13.3896	7,699
Sun Capital Real Estate Fund	04	2002	10.0000	10.0602	708

Sun Capital Real Estate Fund	05	2007	25.4725	21.6488	0
Sun Capital Real Estate Fund	05	2006	18.7314	25.4725	0
Sun Capital Real Estate Fund	05	2005	17.4539	18.7314	0
Sun Capital Real Estate Fund	05	2004	13.3801	17.4539	0
Sun Capital Real Estate Fund	05	2003	10.0581	13.3801	0
Sun Capital Real Estate Fund	05	2002	10.0000	10.0581	0

Sun Capital Real Estate Fund	06	2007	25.3009	21.4697	0
Sun Capital Real Estate Fund	06	2006	18.6337	25.3009	0
Sun Capital Real Estate Fund	06	2005	17.3895	18.6337	0
Sun Capital Real Estate Fund	06	2004	13.3513	17.3895	0
Sun Capital Real Estate Fund	06	2003	10.0519	13.3513	0
Sun Capital Real Estate Fund	06	2002	10.0000	10.0519	0

Sun Capital Real Estate Fund S Class	01	2007	18.1956	15.4994	74,517
Sun Capital Real Estate Fund S Class	01	2006	13.3501	18.1956	46,591
Sun Capital Real Estate Fund S Class	01	2005	12.4174	13.3501	42,388
Sun Capital Real Estate Fund S Class	01	2004	10.0000	12.4174	24,720
Sun Capital Real Estate Fund S Class	01	2003	10.0000	10.0000	0

Sun Capital Real Estate Fund S Class	02	2007	18.0883	15.3764	69,308
Sun Capital Real Estate Fund S Class	02	2006	13.2983	18.0883	71,811
Sun Capital Real Estate Fund S Class	02	2005	12.3943	13.2983	45,042
Sun Capital Real Estate Fund S Class	02	2004	10.0000	12.3943	28,102
Sun Capital Real Estate Fund S Class	02	2003	10.0000	10.0000	0

Sun Capital Real Estate Fund S Class	03	2007	18.0614	15.3457	0
Sun Capital Real Estate Fund S Class	03	2006	13.2853	18.0614	0
Sun Capital Real Estate Fund S Class	03	2005	12.3885	13.2853	0
Sun Capital Real Estate Fund S Class	03	2004	10.0000	12.3885	0
Sun Capital Real Estate Fund S Class	03	2003	10.0000	10.0000	0

Sun Capital Real Estate Fund S Class	04	2007	17.9812	15.2540	116,101
Sun Capital Real Estate Fund S Class	04	2006	13.2465	17.9812	85,374
Sun Capital Real Estate Fund S Class	04	2005	12.3712	13.2465	88,778
Sun Capital Real Estate Fund S Class	04	2004	10.0000	12.3712	34,111
Sun Capital Real Estate Fund S Class	04	2003	10.0000	10.0000	0

Sun Capital Real Estate Fund S Class	05	2007	17.9547	15.2238	0
Sun Capital Real Estate Fund S Class	05	2006	13.2337	17.9547	0
Sun Capital Real Estate Fund S Class	05	2005	12.3655	13.2337	0
Sun Capital Real Estate Fund S Class	05	2004	10.0000	12.3655	0
Sun Capital Real Estate Fund S Class	05	2003	10.0000	10.0000	0

Sun Capital Real Estate Fund S Class	06	2007	17.8748	15.1326	16,075
Sun Capital Real Estate Fund S Class	06	2006	13.1949	17.8748	7,400
Sun Capital Real Estate Fund S Class	06	2005	12.3482	13.1949	4,985
Sun Capital Real Estate Fund S Class	06	2004	10.0000	12.3482	2,277
Sun Capital Real Estate Fund S Class	06	2003	10.0000	10.0000	0

Templeton Developing Markets Securities Fund, Class 2	01	2007	14.1098	17.8610	51,055
Templeton Developing Markets Securities Fund, Class 2	01	2006	11.2055	14.1098	9,072
Templeton Developing Markets Securities Fund, Class 2	01	2005	10.0000	11.2055	0

Templeton Developing Markets Securities Fund, Class 2	02	2007	14.0765	17.7824	11,094
Templeton Developing Markets Securities Fund, Class 2	02	2006	11.2018	14.0765	4,982
Templeton Developing Markets Securities Fund, Class 2	02	2005	10.0000	11.2018	1,791

Templeton Developing Markets Securities Fund, Class 2	03	2007	14.0682	17.7627	4,664
Templeton Developing Markets Securities Fund, Class 2	03	2006	11.2009	14.0682	4,674
Templeton Developing Markets Securities Fund, Class 2	03	2005	10.0000	11.2009	3,826

Templeton Developing Markets Securities Fund, Class 2	04	2007	14.0432	17.7038	22,434
Templeton Developing Markets Securities Fund, Class 2	04	2006	11.1980	14.0432	7,634
Templeton Developing Markets Securities Fund, Class 2	04	2005	10.0000	11.1980	0

Templeton Developing Markets Securities Fund, Class 2	05	2007	14.0349	17.6843	0
Templeton Developing Markets Securities Fund, Class 2	05	2006	11.1971	14.0349	0
Templeton Developing Markets Securities Fund, Class 2	05	2005	10.0000	11.1971	0

Templeton Developing Markets Securities Fund, Class 2	06	2007	14.0099	17.6256	1,668
Templeton Developing Markets Securities Fund, Class 2	06	2006	11.1943	14.0099	1,668
Templeton Developing Markets Securities Fund, Class 2	06	2005	10.0000	11.1943	0

Templeton Foreign Securities Fund	01	2007	18.8234	21.3617	124,663
Templeton Foreign Securities Fund	01	2006	15.7667	18.8234	130,499
Templeton Foreign Securities Fund	01	2005	14.5582	15.7667	139,751
Templeton Foreign Securities Fund	01	2004	12.4953	14.5582	100,504
Templeton Foreign Securities Fund	01	2003	9.6142	12.4953	42,960
Templeton Foreign Securities Fund	01	2002	10.0000	9.6142	53,262

Templeton Foreign Securities Fund	02	2007	18.6555	21.1278	254,740
Templeton Foreign Securities Fund	02	2006	15.6578	18.6555	302,793
Templeton Foreign Securities Fund	02	2005	14.4870	15.6578	281,734
Templeton Foreign Securities Fund	02	2004	12.4596	14.4870	146,239
Templeton Foreign Securities Fund	02	2003	9.6062	12.4596	51,810
Templeton Foreign Securities Fund	02	2002	10.0000	9.6062	0

Templeton Foreign Securities Fund	03	2007	18.6135	21.0695	2,920
Templeton Foreign Securities Fund	03	2006	15.6306	18.6135	2,955
Templeton Foreign Securities Fund	03	2005	14.4692	15.6306	1,294
Templeton Foreign Securities Fund	03	2004	12.4507	14.4692	2,543
Templeton Foreign Securities Fund	03	2003	9.6042	12.4507	270
Templeton Foreign Securities Fund	03	2002	10.0000	9.6042	0

Templeton Foreign Securities Fund	04	2007	18.4884	20.8956	124,000
Templeton Foreign Securities Fund	04	2006	15.5493	18.4884	114,159
Templeton Foreign Securities Fund	04	2005	14.4159	15.5493	80,483
Templeton Foreign Securities Fund	04	2004	12.4239	14.4159	40,074
Templeton Foreign Securities Fund	04	2003	9.5983	12.4239	17,600
Templeton Foreign Securities Fund	04	2002	10.0000	9.5983	1,615

Templeton Foreign Securities Fund	05	2007	18.4472	20.8383	3,637
Templeton Foreign Securities Fund	05	2006	15.5224	18.4472	3,637
Templeton Foreign Securities Fund	05	2005	14.3983	15.5224	4,674
Templeton Foreign Securities Fund	05	2004	12.4150	14.3983	4,674
Templeton Foreign Securities Fund	05	2003	9.5963	12.4150	3,731
Templeton Foreign Securities Fund	05	2002	10.0000	9.5963	0

Templeton Foreign Securities Fund	06	2007	18.3228	20.6659	12,798
Templeton Foreign Securities Fund	06	2006	15.4414	18.3228	5,611
Templeton Foreign Securities Fund	06	2005	14.3451	15.4414	2,678
Templeton Foreign Securities Fund	06	2004	12.3882	14.3451	4,241
Templeton Foreign Securities Fund	06	2003	9.5903	12.3882	1,466
Templeton Foreign Securities Fund	06	2002	10.0000	9.5903	0

Templeton Growth Securities Fund Class 2	01	2007	20.0936	20.2138	91,180
Templeton Growth Securities Fund Class 2	01	2006	16.7805	20.0936	30,149
Templeton Growth Securities Fund Class 2	01	2005	15.6800	16.7805	19,544
Templeton Growth Securities Fund Class 2	01	2004	13.7485	15.6800	3,162
Templeton Growth Securities Fund Class 2	01	2003	10.0000	13.7485	0

Templeton Growth Securities Fund Class 2	02	2007	19.9206	19.9987	27,608
Templeton Growth Securities Fund Class 2	02	2006	16.6698	19.9206	39,078
Templeton Growth Securities Fund Class 2	02	2005	15.6082	16.6698	35,232
Templeton Growth Securities Fund Class 2	02	2004	13.7135	15.6082	10,287
Templeton Growth Securities Fund Class 2	02	2003	10.0000	13.7135	0

Templeton Growth Securities Fund Class 2	03	2007	19.8774	19.9451	0
Templeton Growth Securities Fund Class 2	03	2006	16.6421	19.8774	0
Templeton Growth Securities Fund Class 2	03	2005	15.5903	16.6421	0
Templeton Growth Securities Fund Class 2	03	2004	13.7047	15.5903	0
Templeton Growth Securities Fund Class 2	03	2003	10.0000	13.7047	0

Templeton Growth Securities Fund Class 2	04	2007	19.7484	19.7851	20,767
Templeton Growth Securities Fund Class 2	04	2006	16.5594	19.7484	20,633
Templeton Growth Securities Fund Class 2	04	2005	15.5365	16.5594	20,829
Templeton Growth Securities Fund Class 2	04	2004	13.6785	15.5365	17,018
Templeton Growth Securities Fund Class 2	04	2003	10.0000	13.6785	0

Templeton Growth Securities Fund Class 2	05	2007	19.7059	19.7325	0
Templeton Growth Securities Fund Class 2	05	2006	16.5321	19.7059	0
Templeton Growth Securities Fund Class 2	05	2005	15.5188	16.5321	0
Templeton Growth Securities Fund Class 2	05	2004	13.6698	15.5188	0
Templeton Growth Securities Fund Class 2	05	2003	10.0000	13.6698	0

Templeton Growth Securities Fund Class 2	06	2007	19.5777	19.5739	3,917
Templeton Growth Securities Fund Class 2	06	2006	16.4498	19.5777	3,918
Templeton Growth Securities Fund Class 2	06	2005	15.4651	16.4498	3,918
Templeton Growth Securities Fund Class 2	06	2004	13.6435	15.4651	3,919
Templeton Growth Securities Fund Class 2	06	2003	10.0000	13.6435	0

Van Kampen LIT Comstock II	01	2007	10.0000	9.8718	82,292

Van Kampen LIT Comstock II	02	2007	10.0000	9.8552	1,362

Van Kampen LIT Comstock II	03	2007	10.0000	9.8511	0

Van Kampen LIT Comstock II	04	2007	10.0000	9.8386	0

Van Kampen LIT Comstock II	05	2007	10.0000	9.8345	0

Van Kampen LIT Comstock II	06	2007	10.0000	9.8220	0

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
P.O. Box 9133
Wellesley Hills, Massachusetts 02481

Telephone:
Toll Free (800) 752-7215

General Distributor
Clarendon Insurance Agency, Inc.
One Sun Life Executive Park
Wellesley Hills, Massachusetts 02481